  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 25, 1997.
                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            COMPUTER PRODUCTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                FLORIDA                                     3679                                   59-1205269
      (STATE OR OTHER JURISDICTION              (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)              CLASSIFICATION CODE NO.)                    IDENTIFICATION NO.)

                            ------------------------

                          7900 GLADES ROAD, SUITE 500
                         BOCA RATON, FLORIDA 33434-4105
                                 (561) 451-1000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                         ------------------------------

                              JOSEPH M. O'DONNELL
                            COMPUTER PRODUCTS, INC.
                          7900 GLADES ROAD, SUITE 500
                         BOCA RATON, FLORIDA 33434-4105
                                 (561) 451-1000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                         ------------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

       STEPHEN A. OLLENDORFF, ESQ.                    SHERMAN WINTHROP, ESQ.
       Hertzog, Calamari & Gleason                  Winthrop & Weinstine, P.A.
             100 Park Avenue                    3200 Minnesota World Trade Center
         New York, New York 10017                     30 East Seventh Street
        (212) 481-9500 (Telephone)                  St. Paul, Minnesota 55101
        (212) 213-1199 (Facsimile)                  (612) 290-8400 (Telephone)
                                                    (612) 292-9347 (Facsimile)

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and the other conditions under the Merger Agreement are met or waived.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

              TITLE OF EACH CLASS                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
              OF SECURITIES TO BE                     AMOUNT TO BE      OFFERING PRICE PER      AGGREGATE          REGISTRATION
                   REGISTERED                        REGISTERED(1)           SHARE(2)       OFFERING PRICE(2)         FEE(3)
Common Stock, $.01 par value....................   14,476,983 Shares         $38.8438          $422,812,821          $128,125

(1) Represents the estimated maximum number of shares of Common Stock issuable in connection with the Merger described herein.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the "Securities Act").

(3) The registration fee for the Computer Products, Inc. Common Stock registered hereby of $128,125 has been calculated pursuant to Section 6(b) of the Securities Act and Rule 457(f)(1) thereunder by multiplying (x) 1/33 of 1% by the proposed maximum aggregate offering price, which is based upon a per share market value of $38.8438, the average of the high and low prices of Zytec Corporation ("Zytec") Common Stock as reported by The Nasdaq National Market on September 19, 1997, and (y) 10,884,950 shares, the estimated maximum number of Zytec shares to be exchanged in the Merger. No registration or filing fee is otherwise required to be paid pursuant to Rule 14a-6(i) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the filing of the Preliminary Joint Proxy Statement/ Prospectus (which forms a part of this Registration Statement) in accordance with Rule 14a-6(j) under the Exchange Act.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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                      [COMPUTER PRODUCTS, INC. LETTERHEAD]

                                                                October   , 1997

Dear Shareholder:

    You are cordially invited to attend a special meeting (the "CPI Special Meeting") of the shareholders of Computer Products, Inc. ("CPI") to be held at
10:00 a.m. (local time) on November   , 1997, at             .

    At the CPI Special Meeting, you will be asked to consider and vote upon a proposal to approve the issuance of shares of CPI common stock pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 2, 1997, between CPI, CPI Acquisition Corp., a wholly-owned subsidiary of CPI ("Merger Sub"), and Zytec Corporation ("Zytec"), including shares of CPI common stock issuable upon the exercise of outstanding options to purchase Zytec common stock and upon the conversion of a promissory note convertible into Zytec common stock.

    Pursuant to the Merger Agreement, Merger Sub will be merged with and into Zytec, and Zytec will become a wholly-owned subsidiary of CPI (the "Merger"). As a result of the Merger, each outstanding share of Zytec common stock will be converted into the right to receive 1.33 shares of CPI common stock (the "Ratio"), and all outstanding options to purchase Zytec common stock will be automatically converted into options to purchase CPI common stock based on the Ratio. Details of the Merger and other important information are set forth in the accompanying Joint Proxy Statement/Prospectus, which you are urged to read carefully. The Merger is subject to the satisfaction of certain conditions, including, among others, approval of the Merger Agreement by the holders of a majority of the outstanding shares of Zytec common stock.

    Your Board of Directors believes that the combination of CPI and Zytec will create a world leader in the power supply industry resulting in a unique platform for growth and significant long-term shareholder value. As you may know, Zytec is a leading designer and manufacturer of custom electronic power supplies for original equipment manufacturers in the networking and computing markets. Zytec and CPI share the same passion for customer service, product quality and innovative design. Together, we expect that these values will fuel the growth of your company for years to come.

    Additionally, when evaluating this unique opportunity, we have identified other potential benefits of the Merger that we believe will contribute to the success of the combined company. These potential benefits include the following:

    - By combining the complementary product lines and the financial, manufacturing and technological resources of CPI and Zytec, the merged company will be competitively positioned to meet growing demand from our global customers.

    - CPI and Zytec sales channels are highly complementary and should allow the merged company to expand distribution of each company's products through each of the other's sales channels.

    - The merged company will be better able to meet customers' needs by creating new and innovative products as a result of the combination of the proprietary technology and the integration of the engineering expertise of each company.

    - The merged company will have the necessary financial resources to compete effectively in the face of increasing customer needs for global communications solutions and anticipated continuing industry consolidation.

    Your Board of Directors has reviewed the terms and conditions of the Merger Agreement and, after careful consideration, has approved the Merger Agreement and related transactions and unanimously recommends that you vote FOR the issuance of shares of CPI common stock pursuant to the Merger Agreement.

    All shareholders are cordially invited to attend the CPI Special Meeting in person. Your vote is important regardless of how many shares you own. Whether or not you plan to attend the CPI Special Meeting, you are urged to take the time now to review the Joint Proxy Statement/Prospectus and complete, sign and date the accompanying proxy card and return it in the postage pre-paid envelope provided. If you attend the CPI Special Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the CPI Special Meeting, you may still revoke such proxy at any time prior to the CPI Special Meeting by providing written notice of such revocation to Richard J. Thompson, Secretary of CPI. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          Joseph M. O'Donnell
                                          CHAIRMAN, PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER

                      [COMPUTER PRODUCTS, INC. LETTERHEAD]

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD NOVEMBER   , 1997

To the Shareholders:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "CPI Special Meeting") of Computer Products, Inc., a Florida corporation ("CPI"),
will be held at 10:00 a.m. (local time) on November   , 1997, at             .

    The meeting is called for the following purposes:

        1. To consider and vote upon a proposal to approve the issuance of shares of CPI common stock, $.01 par value per share ("CPI Common Stock"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 2, 1997, between CPI, CPI Acquisition Corp., a Minnesota corporation and a wholly-owned subsidiary of CPI, and Zytec Corporation, a Minnesota corporation ("Zytec"), including the shares of CPI Common Stock issuable upon the exercise of outstanding options to purchase Zytec common stock and upon the conversion of a promissory note convertible into Zytec common stock. A copy of the Merger Agreement is attached as Annex A to the Joint Proxy Statement/Prospectus accompanying this Notice.

        2. To transact such other business as may properly come before the CPI Special Meeting or any adjournment(s) or postponement(s) thereof.

    The proposed merger and other related matters are more fully described in the attached Joint Proxy Statement/Prospectus and the Annexes thereto.

    The Board of Directors has fixed the close of business on October   , 1997
as the record date for the determination of the CPI shareholders entitled to notice of and to vote at the CPI Special Meeting and any adjournment(s) or postponement(s) thereof. Only holders of record of CPI Common Stock on the record date are entitled to vote at the CPI Special Meeting.

    If you would like to attend the CPI Special Meeting and your shares are held by a broker, bank or other nominee, you must bring to the CPI Special Meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the CPI Special Meeting, you must obtain from the nominee a proxy issued in your name.

    You can ensure that your shares are voted at the CPI Special Meeting by signing and dating the enclosed proxy and returning it in the postage pre-paid envelope provided. Sending in a signed proxy will not affect your right to attend the CPI Special Meeting and to vote in person. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of CPI at CPI's headquarters, 7900 Glades Road, Suite 500, Boca Raton, Florida 33434, by signing and returning a later dated proxy or by voting in person at the CPI Special Meeting.

    Whether or not you expect to attend, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE POSTAGE PRE-PAID ENVELOPE PROVIDED.

                                          By Order of the Board of Directors

                                          Richard J. Thompson

                                          SECRETARY

Boca Raton, Florida
October   , 1997

                         [ZYTEC CORPORATION LETTERHEAD]

                                                                October   , 1997

Dear Shareholder:

    As you may be are aware, Zytec Corporation ("Zytec") has entered into an agreement to combine with Computer Products, Inc. ("CPI") in a strategic business combination (the "Merger"). At a Special Meeting of Shareholders (the
"Zytec Special Meeting") to be held on November   , 1997, at         , you will
be asked to consider and approve the Agreement and Plan of Merger, dated as of September 2, 1997, between Zytec, CPI and CPI Acquisition Corp., a wholly-owned subsidiary of CPI (the "Merger Agreement"). The accompanying Joint Proxy Statement/Prospectus describes the details of the Merger.

    Approval of this important matter will require the affirmative vote of the holders of a majority of common stock, no par value, of Zytec ("Zytec Common
Stock") outstanding on October       , 1997, the record date for the Zytec
Special Meeting. After careful consideration, the Board of Directors of Zytec has unanimously approved the Merger Agreement and recommends that you vote FOR the approval and adoption of the Merger Agreement. The Board of Directors of Zytec believes that the combination of the two companies' complementary products and technologies, manufacturing capabilities and geographic presence, and research and development capabilities will create a world leader in the power supply industry.

    In the Merger, each issued and outstanding share of Zytec Common Stock will be converted into the right to receive 1.33 shares of common stock, $.01 par value per share, of CPI ("CPI Common Stock"). CPI also will assume all outstanding, but unexercised, options to purchase Zytec Common Stock, and each outstanding option to acquire one share of Zytec Common Stock will be converted into an option to acquire 1.33 shares of CPI Common Stock and otherwise will remain in full force and effect under the same terms and conditions.

    It is expected that the Merger will be a tax-free reorganization for Federal income tax purposes and, accordingly, that no gain or loss will be recognized for Federal income tax purposes by Zytec shareholders upon the conversion of Zytec Common Stock into CPI Common Stock in the Merger (except with respect to any cash received by a shareholder in lieu of a fractional share of CPI Common Stock).

    CPI designs, develops, manufactures and markets standard and custom designed power conversion products and subsystems for the communications industry and high-performance single board computers, systems and subsystems for real-time applications.

    CPI's success in the European marketplace, its Far East manufacturing facilities, its Far East material sourcing capabilities, and its significant success in the telecommunications and wireless marketplaces complement Zytec's operations and capabilities.

    Zytec's Board of Directors believes that the Merger will offer a number of potential benefits to Zytec and its shareholders and that by combining the complementary product lines and financial, manufacturing and technological resources of the two companies, the merged company will have the resources necessary to enable it to compete effectively in the face of increasing customer needs for global communications solutions and anticipated continuing industry consolidation.

    THE ZYTEC BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, ZYTEC AND ITS SHAREHOLDERS. THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    You are urged to review carefully the information contained in the accompanying Joint Proxy Statement/Prospectus including, in particular, the information under the captions "Risk Factors," "The Merger--Background of the Merger," "--Recommendation of the Board of Directors of Zytec; Reasons for the Merger" and "--Opinion of Zytec's Financial Advisor" prior to making a decision with respect to voting your Zytec Common Stock.

    All Zytec shareholders are cordially invited to attend the Zytec Special Meeting in person. However, whether or not you plan to attend the Zytec Special Meeting, please complete, sign and date the accompanying proxy card and return it promptly in the enclosed postage pre-paid envelope to assure that your shares will be represented at the Zytec Special Meeting. You may revoke your proxy at any time before it has been voted, and if you attend the Zytec Special Meeting, you may vote your shares in person even if you have previously returned your proxy card. It is very important that your shares be represented and voted at the Zytec Special Meeting. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          Ronald D. Schmidt
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                  YOUR PROXY IS IMPORTANT-PLEASE VOTE PROMPTLY

ZYTEC SHAREHOLDERS SHOULD NOT SURRENDER OR OTHERWISE ATTEMPT TO EXCHANGE THEIR ZYTEC STOCK CERTIFICATES FOR CPI STOCK CERTIFICATES UNLESS AND UNTIL THEY HAVE RECEIVED APPROPRIATE NOTICE AND INSTRUCTIONS FOR EXCHANGE.

                         [ZYTEC CORPORATION LETTERHEAD]

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD NOVEMBER   , 1997

To the Shareholders of Zytec Corporation:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Zytec Special Meeting") of Zytec Corporation, a Minnesota corporation ("Zytec"), will
be held at 9:00 a.m. (local time) on November   , 1997, at       .

    The Zytec Special Meeting is called for the following purposes:

        1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 2, 1997, between Computer Products, Inc., a Florida corporation ("CPI"), CPI Acquisition Corp., a Minnesota corporation and a wholly-owned subsidiary of CPI ("Merger Sub"), and Zytec, pursuant to which, among other things, (a) Merger Sub will be merged with and into Zytec, and Zytec will become a wholly-owned subsidiary of CPI (the "Merger"), and (b) each outstanding share of common stock, no par value per share, of Zytec ("Zytec Common Stock") will be converted into the right to receive 1.33 shares of common stock, $.01 par value per share, of CPI ("CPI Common Stock"), and each outstanding option to purchase a share of Zytec Common Stock will be converted into an option to purchase 1.33 shares of CPI Common Stock.

        2. To transact such other business as may properly come before the Zytec Special Meeting or any adjournment(s) or postponement(s) thereof.

    The proposed Merger and other related matters are more fully described in the attached Joint Proxy Statement/Prospectus and the Annexes thereto.

    The Board of Directors has fixed the close of business on October       ,
1997 as the record date for the determination of the Zytec shareholders entitled to notice of and to vote at the Zytec Special Meeting and any adjournment(s) or postponement(s) thereof. Only holders of record of Zytec Common Stock on the record date are entitled to vote at the Zytec Special Meeting.

    UNDER SECTIONS 302A.471 AND 302A.473 OF THE MINNESOTA BUSINESS CORPORATION ACT ("MBCA"), HOLDERS OF ZYTEC COMMON STOCK HAVE THE RIGHT TO DISSENT FROM THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND, IF SUCH TRANSACTIONS ARE CONSUMMATED, TO OBTAIN PAYMENT OF THE FAIR VALUE OF THEIR SHARES IN LIEU OF THE CONSIDERATION PROVIDED FOR IN THE MERGER AGREEMENT. SECTIONS 302A.471 AND 302A.473 OF THE MBCA ARE ATTACHED IN FULL AS ANNEX D TO THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS, WHICH ALSO INCLUDES A GENERAL DESCRIPTION OF THE PROCEDURES TO BE FOLLOWED UNDER THOSE SECTIONS BY A SHAREHOLDER WISHING TO DISSENT. SEE "THE MERGER--APPRAISAL AND DISSENTERS' RIGHTS" AND ANNEX D IN THE ACCOMPANYING JOINT PROXY STATEMENT/ PROSPECTUS.

    If you would like to attend the Zytec Special Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Zytec Special Meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the Zytec Special Meeting, you must obtain from the nominee a proxy issued in your name.

    You can ensure that your shares are voted at the Zytec Special Meeting by signing and dating the enclosed proxy and returning it in the postage pre-paid envelope provided. Sending in a signed proxy will not affect your right to attend the Zytec Special Meeting and to vote in person. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of Zytec at Zytec's headquarters, 7575 Market Place Drive, Eden Prairie, Minnesota 55344, by signing and returning a later dated proxy or by voting in person at the Zytec Special Meeting.

    Whether or not you expect to attend, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE POSTAGE PRE-PAID ENVELOPE PROVIDED.

                                          By Order of the Board of Directors

                                          Sherman Winthrop
                                          SECRETARY

Eden Prairie, Minnesota

October   , 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 25, 1997

                             JOINT PROXY STATEMENT

           COMPUTER PRODUCTS, INC.                           ZYTEC CORPORATION
             SPECIAL MEETING OF                             SPECIAL MEETING OF
           SHAREHOLDERS TO BE HELD                        SHAREHOLDERS TO BE HELD
            ON NOVEMBER   , 1997                           ON NOVEMBER   , 1997

                            COMPUTER PRODUCTS, INC.
                                   PROSPECTUS

    This Joint Proxy Statement and Prospectus ("Joint Proxy Statement/Prospectus") relates to up to 14,476,983 shares of common stock, $.01 par value per share ("CPI Common Stock"), of Computer Products, Inc., a Florida corporation ("CPI"), offered hereby to securityholders of Zytec Corporation, a Minnesota corporation ("Zytec"), upon consummation of a proposed merger (the "Merger") of CPI Acquisition Corp., a Minnesota corporation and wholly-owned subsidiary of CPI ("Merger Sub"), with and into Zytec pursuant to an Agreement and Plan of Merger, dated as of September 2, 1997, between CPI, Merger Sub and Zytec (the "Merger Agreement"). This Joint Proxy Statement/Prospectus also serves as the Joint Proxy Statement of CPI and Zytec for use in connection with the solicitation of proxies by the Board of Directors of CPI for use at a special meeting of shareholders of CPI (the "CPI Special Meeting") called to approve the issuance of shares of CPI Common Stock pursuant to the Merger Agreement and by the Board of Directors of Zytec for use at a special meeting of shareholders of Zytec (the "Zytec Special Meeting") called to approve and adopt the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this Joint Proxy Statement/Prospectus.

    Upon consummation of the Merger, each share of Zytec common stock, no par value per share ("Zytec Common Stock"), will be automatically converted into the right to receive 1.33 (the "Exchange Ratio") shares of CPI Common Stock (with cash in lieu of fractional shares). The Exchange Ratio will be proportionately adjusted in the event of any recapitalization, reclassification, stock dividend, stock split or other similar change in capitalization of CPI or Zytec prior to the Merger. Each option to acquire one share of Zytec Common Stock which is outstanding at the effective time of the Merger will be converted automatically in the Merger into a stock option to purchase 1.33 shares of CPI Common Stock. See "The Merger--Effect on Stock Options." Pursuant to an irrevocable election to convert, dated September 22, 1997, by BMO Nesbitt Burns Capital (U.S.), Inc., the holder of a convertible subordinated promissory note of Zytec, dated December 23, 1996, in the principal amount of $12,000,000 due 2001 (the "Convertible Note"), the principal amount of the Convertible Note will, upon consummation of the Merger, be automatically converted into 1,166,666 shares of CPI Common Stock.

    The Merger is subject to the approval of the holders of a majority of the outstanding shares of Zytec Common Stock and to the satisfaction of certain other conditions, including obtaining certain regulatory approvals. Under the rules of The Nasdaq National Market ("NNM"), CPI shareholder approval of the issuance of shares by CPI pursuant to the Merger Agreement is required. Such approval requires the affirmative vote of a majority of the votes cast by CPI shareholders on the proposal at the CPI Special Meeting.

    For a more complete description of the Merger and the Merger Agreement, see "The Merger" and "The Merger Agreement."

    CPI Common Stock is quoted on the NNM under the symbol "CPRD." The last
reported sales price of CPI Common Stock on the NNM on October   , 1997 was
$         and, on September 2, 1997, the last trading day preceding the public announcement of the proposed Merger, the last reported sales price of CPI Common Stock on the NNM was $31.69.

    Zytec Common Stock is quoted on the NNM under the symbol "ZTEC." The last
reported sales price of Zytec Common Stock on the NNM on October   , 1997 was
$         and, on September 2, 1997, the last trading day preceding the public announcement of the proposed Merger, the last reported sales price of Zytec Common Stock on the NNM was $29.00.

    As of August 29, 1997, there were 24,292,059 shares of CPI Common Stock and 9,546,154 shares of Zytec Common Stock outstanding.

    All information contained in this Joint Proxy Statement/Prospectus about CPI and Merger Sub has been provided by CPI. All information contained in this Joint Proxy Statement/Prospectus about Zytec has been provided by Zytec.

    THIS JOINT PROXY STATEMENT/PROSPECTUS AND FORMS OF PROXY ARE FIRST BEING
MAILED TO CPI AND ZYTEC SHAREHOLDERS ON OR ABOUT OCTOBER   , 1997.

    SEE "RISK FACTORS" BEGINNING ON PAGE 22 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY SHAREHOLDERS OF CPI AND ZYTEC IN CONNECTION WITH THEIR CONSIDERATION OF THE MERGER AND RELATED TRANSACTIONS.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION
THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR INCORPORATED BY REFERENCE SINCE THE DATE HEREOF.

     The date of this Joint Proxy Statement/Prospectus is October       , 1997.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
FORWARD-LOOKING STATEMENTS.................................................................................           1

AVAILABLE INFORMATION......................................................................................           1

INCORPORATION OF DOCUMENTS BY REFERENCE....................................................................           2

SUMMARY....................................................................................................           3
  General..................................................................................................           3
  The Companies............................................................................................           3
    Computer Products, Inc.................................................................................           3
    Zytec Corporation......................................................................................           4
  The Meetings.............................................................................................           5
    Time, Place and Date...................................................................................           5
    Purposes of the Meetings...............................................................................           5
    Votes Required; Record Date............................................................................           6
    Change of Vote.........................................................................................           6
  The Merger...............................................................................................           7
    The Merger.............................................................................................           7
    Background.............................................................................................           7
    Reasons for the Merger.................................................................................           7
    Merger Consideration...................................................................................           7
    Exchange of Certificates...............................................................................           7
    Conditions to the Merger; Termination; Termination Fees................................................           8
    Dividends..............................................................................................           8
    Appraisal and Dissenters' Rights.......................................................................           9
    Governmental Approvals Required........................................................................           9
    Anticipated Accounting Treatment.......................................................................           9
    Listing of CPI Common Stock............................................................................           9
    Stock Options; Convertible Note........................................................................           9
  Opinions of Financial Advisors...........................................................................          10
  Interests of Certain Persons in the Merger...............................................................          10
  Management of Zytec Following the Merger.................................................................          11
  CPI Board of Directors Following the Merger..............................................................          11
  Certain United States Federal Income Tax Consequences....................................................          11
  Comparative Rights of Shareholders.......................................................................          11
  Restrictions on Resale of Securities Issued in the Merger................................................          12
  Comparative Per Share Prices.............................................................................          12

SELECTED HISTORICAL AND PRO FORMA DATA.....................................................................          13
  Selected Historical Financial Data.......................................................................          13
  Selected Unaudited Pro Forma Condensed Combined Financial Data...........................................          15

COMPARATIVE PER SHARE DATA.................................................................................          17

MARKET PRICE INFORMATION...................................................................................          20

DIVIDEND POLICY--CPI.......................................................................................          21

RISK FACTORS...............................................................................................          22
  Risks Relating to the Merger.............................................................................          22

                                                                                                                PAGE
                                                                                                                -----
    Integration of Operations..............................................................................          22
    Nonrealization of Beneficial Synergies.................................................................          22
    Customers..............................................................................................          22
    Retention of Employees.................................................................................          23
    Volatility of Stock Price..............................................................................          23
    Fixed Exchange Ratio Despite Potential Changes in Stock Prices.........................................          23
    Incurrence of Significant Operating Charge and Significant Transaction Expense.........................          23
  Risks Relating to CPI, Zytec and the Combined Company....................................................          24
    Fluctuations in Quarterly Operating Results............................................................          24
    Competition; Industry Consolidation....................................................................          24
    New Product Development and Timely Introduction of New and Enhanced Products...........................          25
    Proprietary Technologies and Intellectual Property Rights..............................................          25
    Risks Related to Acquisitions..........................................................................          25
    Risks Related to International Sales and Foreign Manufacturing Operations..............................          26

GENERAL....................................................................................................          27

CPI SPECIAL MEETING........................................................................................          27
  Record Date..............................................................................................          27
  Quorum...................................................................................................          27
  Required Vote............................................................................................          27
  Voting Rights; Proxies...................................................................................          27
  Solicitation of Proxies..................................................................................          28

ZYTEC SPECIAL MEETING......................................................................................          29
  Purpose of the Special Meeting...........................................................................          29
  Record Date..............................................................................................          29
  Quorum...................................................................................................          29
  Required Vote............................................................................................          29
  Voting Rights; Proxies...................................................................................          29
  Solicitation of Proxies..................................................................................          30

THE MERGER.................................................................................................          31
  General..................................................................................................          31
  Effective Time...........................................................................................          31
  Conversion of Shares; Procedures for Exchange of Certificates............................................          31
  Background of the Merger.................................................................................          32
  Recommendation of the Board of Directors of CPI; Reasons for the Merger..................................          35
  Recommendation of the Board of Directors of Zytec; Reasons for the Merger................................          36
  Opinion of CPI's Financial Advisor.......................................................................          38
    Stock Trading History..................................................................................          39
    Analysis of Selected Public Company Trading and Financial Information..................................          39
    Analysis of Selected Merger Transactions...............................................................          39
    Discounted Cash Flow Analysis..........................................................................          40
    Earnings Per Share Impact Analysis.....................................................................          40
    Contribution Analysis..................................................................................          40
  Opinion of Zytec's Financial Advisor.....................................................................          41
    Contribution Analysis..................................................................................          42
    Comparable Company Analysis............................................................................          42
    Comparable Transaction Analysis........................................................................          43
    Stock Trading History..................................................................................          44

                                                                                                                PAGE
                                                                                                                -----
    Accretion/Dilution Analysis............................................................................          44
    Discounted Cash Flow Analysis..........................................................................          44
  Interests of Certain Persons in the Merger...............................................................          45
  Management of Zytec Following the Merger.................................................................          46
    Directors of Zytec.....................................................................................          46
    Officers of Zytec......................................................................................          46
  CPI Board of Directors Following the Merger..............................................................          46
  Certain Federal Income Tax Consequences..................................................................          46
  Anticipated Accounting Treatment.........................................................................          48
  Listing of CPI Common Stock..............................................................................          48
  Effect on Stock Options..................................................................................          48
    Stock Option and Other Stock Plans.....................................................................          48
    CPI Action with Respect to Zytec Stock Plans...........................................................          49
  Certain Legal Matters....................................................................................          49
  Federal Securities Law Consequences......................................................................          50
  Dividends................................................................................................          50
  Appraisal and Dissenters' Rights.........................................................................          50
  Fees and Expenses........................................................................................          53

THE MERGER AGREEMENT.......................................................................................          54
  Terms of the Merger......................................................................................          54
    The Merger.............................................................................................          54
    Effective Time.........................................................................................          54
    Certificate of Incorporation and Bylaws................................................................          54
    Directors..............................................................................................          54
    Officers...............................................................................................          54
    Conversion of Zytec Common Stock in the Merger.........................................................          54
    Conversion of Capital Stock of Merger Sub in the Merger................................................          55
    Adjustments to Exchange Ratio..........................................................................          55
    Fractional Shares......................................................................................          55
    Dissenters' Shares.....................................................................................          55
    Stock Option and Other Stock Plans.....................................................................          55
  Exchange of Certificates.................................................................................          56
    Exchange Agent.........................................................................................          56
    Exchange Procedures....................................................................................          56
    Distributions with Respect to Unexchanged Zytec Common Stock...........................................          56
    Book Entry.............................................................................................          56
    No Liability...........................................................................................          57
    Withholding Rights.....................................................................................          57
    Lost, Stolen or Destroyed Certificates.................................................................          57
  Representations and Warranties...........................................................................          57
  Conduct of Business Pending the Merger; Certain Covenants................................................          58
  Additional Agreements....................................................................................          59
    Access to Information; Confidentiality.................................................................          59
    Joint Proxy Statement/Prospectus; Registration Statement...............................................          60
    HSR Act; Other Regulatory Approvals....................................................................          60
    Shareholders Meetings and Approvals....................................................................          60
    Indemnification and Insurance..........................................................................          60
    Public Announcements...................................................................................          61
    Agreements with Respect to Affiliates..................................................................          61

                                                                                                                PAGE
                                                                                                                -----
    Employee Service Credit................................................................................          61
    CPI Action with Respect to Zytec Stock Plans...........................................................          62
    Participation in Employee Stock Purchase Plan of CPI...................................................          62
    No Solicitation of Transactions........................................................................          62
    CPI Board of Directors.................................................................................          63
    Expenses...............................................................................................          63
    Best Efforts...........................................................................................          63
  Conditions to the Merger.................................................................................          64
    Conditions to Obligation of Each Party to Effect the Merger............................................          64
    Additional Conditions to Obligations of CPI and Merger Sub.............................................          64
    Additional Conditions to Obligation of Zytec...........................................................          65
  Termination..............................................................................................          66
    Conditions to Termination..............................................................................          66
    Effect of Termination..................................................................................          68
    Termination Fee Upon Breach............................................................................          68
    Termination Fee Upon Superior Proposal or Consummation of Business Combination Proposal................          68

OTHER AGREEMENTS...........................................................................................          69
  Voting Agreement.........................................................................................          69
  Non-Solicitation Agreements..............................................................................          69
  Non-Competition Agreement................................................................................          69
  Benefit and Severance Arrangements.......................................................................          69

BUSINESS...................................................................................................          70
  Computer Products, Inc...................................................................................          70
  Zytec Corporation........................................................................................          71

DIRECTORS OF CPI...........................................................................................          72
  Compensation Committee Interlocks and Insider Participation..............................................          73
  Zytec Personnel to be Included on CPI Board of Directors.................................................          74
  Information Regarding Zytec Executive Officers and Directors to be Included on CPI Board of Directors....          74

COMPENSATION OF CPI........................................................................................          75
  Compensation of Directors................................................................................          75
  Summary Executive Compensation Table.....................................................................          75
  Stock Option Grants in Last Fiscal Year..................................................................          77
  Options Exercised in Last Fiscal Year and Fiscal Year-End Option Values Table............................          77
  Employment and Termination Arrangements..................................................................          78
  Compensation of Other Executive Officers.................................................................          79
  Compensation of the Chief Executive Officer..............................................................          80

SECURITY OWNERSHIP OF CPI..................................................................................          81
  Security Ownership of Certain Beneficial Owners..........................................................          81
  Ownership by Management..................................................................................          82

CERTAIN TRANSACTIONS.......................................................................................          82

COMPENSATION OF ZYTEC......................................................................................          83
  Summary Executive Compensation Table.....................................................................          83
  Stock Options............................................................................................          83

                                                                                                                PAGE
                                                                                                                -----
  Compensation Committee Interlocks and Insider Participation..............................................          84
  Compensation of Directors................................................................................          84

SECURITY OWNERSHIP OF ZYTEC................................................................................          85

DESCRIPTION OF CPI CAPITAL STOCK...........................................................................          86
  Common Stock.............................................................................................          86
  Preferred Stock..........................................................................................          86
  Rights Agreement.........................................................................................          87
  Transfer Agent and Registrar.............................................................................          87

COMPARISON OF RIGHTS OF SHAREHOLDERS OF CPI AND ZYTEC......................................................          87
  Special Meetings of Shareholders.........................................................................          87
  Required Vote for Authorization of Certain Actions.......................................................          87
  Actions by Shareholders Without a Meeting................................................................          88
  Business Conducted at Shareholder Meetings...............................................................          88
  Inspection Rights........................................................................................          89
  Amendment of Bylaws......................................................................................          89
  Amendment of Articles of Incorporation...................................................................          89
  Voluntary Dissolution....................................................................................          89
  Number of Directors......................................................................................          89
  Board Vacancies..........................................................................................          90
  Action by Written Consent of Directors...................................................................          90
  Removal of Directors.....................................................................................          90
  Conflict of Interest Transactions........................................................................          90
  Liability of Directors...................................................................................          90
  Indemnification..........................................................................................          91
  Duties of Directors......................................................................................          91
  Affiliated Business Combinations.........................................................................          92
  Control Share Acquisitions...............................................................................          92
  Dividends and Other Distributions........................................................................          93
  Rights of Dissenting Shareholders........................................................................          93
  Preemptive Rights........................................................................................          94
  Shareholder Rights Plans.................................................................................          94

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA......................................................          95
  Introduction to Unaudited Pro Forma Condensed Combined Financial Data....................................          95

EXPERTS....................................................................................................         102

LEGAL MATTERS..............................................................................................         102

REPRESENTATIVES OF INDEPENDENT ACCOUNTANTS.................................................................         102

SHAREHOLDER PROPOSALS......................................................................................         102

Annex A--Agreement and Plan of Merger......................................................................         A-1

Annex B--Opinion of BT Alex. Brown Incorporated............................................................         B-1

Annex C--Opinion of Needham & Company, Inc.................................................................         C-1

Annex D--Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act..........................         D-1

                           FORWARD-LOOKING STATEMENTS

    Certain statements in this Joint Proxy Statement/Prospectus and in the documents incorporated by reference herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21B of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For this purpose, statements about the anticipated impact of the Merger on CPI's earnings per share, business, financial condition and operations and the extent of the charges related to the Merger, among others, are forward-looking statements. Further, any statements contained herein or incorporated herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the operations, business or financial conditions of CPI or Zytec, or the combined company after the Merger, to differ materially from those indicated by such forward-looking statements, specifically including, among others, those set forth in previously filed reports under the Exchange Act and in this Joint Proxy Statement/Prospectus under the caption "Risk Factors." Neither CPI nor Zytec undertakes any obligation to update any forward-looking statements.

                             AVAILABLE INFORMATION

    CPI and Zytec are each subject to the informational requirements of the Exchange Act and, accordingly, file reports, proxy and information statements and other information with the Commission. This information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549 and may be available at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Each of CPI and Zytec makes filings pursuant to the Exchange Act with the Commission electronically, and such materials may be inspected and copied at the Commission's web site (http://www.sec.gov). Material filed by CPI and Zytec can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, DC 20006.

    This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement on Form S-4 and exhibits relating thereto, including any amendments (the "Registration Statement"), of which this Joint Proxy Statement/Prospectus is a part, and which CPI has filed with the Commission under the Securities Act. Reference is made to such Registration Statement for further information with respect to CPI, Zytec and the CPI Common Stock offered hereby. The Registration Statement is available for inspection and copying as set forth above. Statements contained herein concerning the provisions of documents are summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission or attached as an Annex hereto.

    THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON, INCLUDING ANY BENEFICIAL OWNER TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, IN THE CASE OF DOCUMENTS RELATING TO CPI TO: COMPUTER PRODUCTS, INC., 7900 GLADES ROAD, SUITE 500, BOCA RATON, FLORIDA 33434 (TELEPHONE NO.: (561) 451-1000), ATTENTION: SECRETARY, AND IN THE CASE OF DOCUMENTS RELATING TO ZYTEC TO: ZYTEC CORPORATION, 7575 MARKET PLACE DRIVE, EDEN PRAIRIE, MINNESOTA 55344 (TELEPHONE NO.: (612) 941-1100), ATTENTION:
SECRETARY.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents, previously filed with the Commission by CPI (File No. 0-4466) or by Zytec (File No. 0-22428) pursuant to the Exchange Act, are hereby incorporated by reference:

        1. CPI's Annual Report on Form 10-K for the fiscal year ended January 3, 1997;

        2. CPI's Quarterly Reports on Form 10-Q for the periods ended April 4, 1997 and July 4, 1997;

        3. CPI's Current Report on Form 8-K, dated July 22, 1997, as amended by Form 8-K/A, dated September 22, 1997, and CPI's Current Report on Form 8-K, dated September 2, 1997;

        4. Zytec's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

        5. Zytec's Quarterly Reports on Form 10-Q for the periods ended March 30, 1997 and June 29, 1997;

        6. Zytec's Current Report on Form 8-K, dated September 2, 1997;

        7. The description of CPI's Common Stock contained in CPI's Registration Statement on Form 10 filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description;

        8. The description of Zytec's Common Stock contained in Zytec's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

        9. All other reports, statements and other documents filed pursuant to Sections 13(a) or 15(d) of the Exchange Act by CPI or Zytec since December 31, 1996.

    In addition, all reports and other documents filed by CPI and/or Zytec pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the date the offering covered hereunder is terminated shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

    Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/ Prospectus to the extent that a statement contained herein (or in the case of any statement in such an incorporated document), or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

    The information relating to CPI and Zytec contained in this Joint Proxy Statement/Prospectus does not purport to be comprehensive and should be read together with the information in the documents incorporated by reference herein.

                                    SUMMARY

    The following is a brief summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus and the Annexes hereto. This summary does not contain a complete statement of all material information relating to the Merger Agreement and the Merger and is subject to, and is qualified in its entirety by, the more detailed information and financial statements and data contained or incorporated by reference in this Joint Proxy Statement/Prospectus. Shareholders of CPI and Zytec should read this Joint Proxy Statement/Prospectus carefully in its entirety.

GENERAL

    This Joint Proxy Statement/Prospectus, Notice of CPI Special Meeting to be
held on November       , 1997, Notice of Zytec Special Meeting to be held on
November       , 1997, and forms of proxy solicited in connection therewith are first being mailed to holders of CPI Common Stock and to holders of Zytec Common
Stock on or about October       , 1997.

    At the CPI Special Meeting, CPI shareholders will consider and vote on (i) whether to approve the issuance of shares of CPI Common Stock pursuant to the Merger Agreement and (ii) such other matters as may properly be submitted to a vote at the CPI Special Meeting.

    At the Zytec Special Meeting, Zytec shareholders will consider and vote on
(i) whether to approve and adopt the Merger Agreement and (ii) such other matters as may properly be submitted to a vote at the Zytec Special Meeting.

    A copy of the Merger Agreement is attached as Annex A to this Joint Proxy Statement/Prospectus and incorporated herein by reference.

THE COMPANIES

    COMPUTER PRODUCTS, INC.

    CPI designs, develops, manufactures and markets power conversion products for electronic equipment used in commercial and industrial applications requiring a precise and constant voltage level for proper operation (which accounted for approximately 91% of CPI's fiscal year 1996 sales from continuing operations) and high performance single-board computers, systems and subsystems for real-time applications (which accounted for approximately 9% of CPI's fiscal year 1996 sales from continuing operations). Below is a summary of each of CPI's two lines of business.

    POWER CONVERSION. CPI is one of the leading suppliers of power supplies, power converters and distributed power systems to the communications industry. Product offerings include over 200 standard product families, in addition to certain custom-designed products, distributed through multiple sales channels.

    CPI's power conversion products include AC-to-DC power supplies and modular DC-to-DC converters that focus on the worldwide communications market including networking, data communications, telecommunications, and wireless infrastructure. Computer, industrial and instrumentation markets are also served. AC-to-DC power supplies are used to convert alternating electric current (the form in which virtually all electric current is delivered by utility companies) to a precisely controlled direct current. Direct current is required to operate virtually all solid state electronic equipment. DC-to-DC converters are used to convert a particular direct current voltage into another (higher or lower) direct current voltage that is required by the electronic device to which it is connected.

    CPI currently offers standard power products in over 1,000 configurations and accommodates a wide variety of customer applications. The products can be configured as open frames, enclosed or encapsuled. CPI's products are tested by regulatory agencies for safety and are also tested for compliance with a variety of international emissions standards.

    COMPUTER SYSTEMS. CPI's computer systems division designs and manufactures high performance board-level computers and communications controllers, integrating them with real-time operating system and protocol software to form complete subsystems for communications and other real-time applications.

    These products are designed around and incorporate industry standards which permit easy portability to a variety of applications. The primary product line combines both the worldwide industry standard VMEbus, which defines physical board size and signal characteristics for the interconnection of microprocessors. Application requirements for these products usually include environments requiring rapid computer response time with high-quality processing capabilities, such as telecommunications or data communications.

    CPI's computer systems customers are primarily original equipment manufacturers ("OEMs"), which use the products for high speed telecommunications applications. These products are also used in other application areas such as medical instrumentation, airplane and weapons training simulators, process control, industrial automation and traffic control systems.

    RECENT DEVELOPMENTS. On July 22, 1997, CPI acquired for a purchase price of 52,000,000 Deutsche Marks (approximately $28,500,000) all the outstanding capital stock of the following commonly controlled, privately-held entities:
Elba Electric GmbH, Elba Modul GmbH, Elba Elektronik - Bauelmente AG, Elba Electronics Ltd., Elba Electric-Produktion s.r.o., Elba Electronique S.A.R.L., and KRP Power Source B.V. (collectively, the "Elba Group"), European designers, manufacturers and marketers of power conversion products. The Elba Group's fastest growing product line is its medium power AC-to-DC converters (150 to 750 watts) sold to OEM communications customers under the Elba and KRP Power Service labels. The purchase price paid by CPI for the Elba Group capital stock is subject to reduction based upon a post-closing audit. Such acquisition has been accounted for as a purchase transaction.

    On July 5, 1997, CPI sold substantially all the assets of its industrial automation division, RTP Corp. ("RTP"), to RT Acquisition Florida Corp. The sale price, which is subject to adjustment, included $2,000,000 in cash, a subordinated unsecured five-year promissory note in the aggregate principal amount of $2,480,000 bearing interest at the prime rate and the assumption of certain of RTP's liabilities.

    The principal executive offices of CPI are located at 7900 Glades Road, Suite 500, Boca Raton, Florida 33434, and its telephone number is (561) 451-1000. CPI, a Florida corporation, was incorporated on March 18, 1968.

    Additional information concerning CPI and its subsidiaries is included in the CPI documents filed with the Commission which are incorporated herein by reference. See "Incorporation of Documents by Reference."

    ZYTEC CORPORATION

    Zytec conducts business in two main segments: power conversion, which provides power supply design, manufacture and repair and accounted for approximately 90% of Zytec's fiscal year 1996 sales, and services and logistics, which provides repair services and logistics for a variety of products primarily for a significant customer and accounted for approximately 10% of fiscal year 1996 sales.

    In the power conversion segment, Zytec is a leading designer and manufacturer of custom electronic power supplies for OEMs in the communications, networking, computer and other electronic equipment markets. Recently, Zytec has experienced significant sales growth because it has been the sole-source provider of power supplies to many of the OEMs that provide hardware for the Internet and the data communications marketplace. Zytec also repairs power supplies and related products. Zytec's power supply components are sold in North America and Europe, and its products are used worldwide. In 1996, Zytec manufactured and delivered over 900,000 power supplies representing over 173 different products.

    The service and logistics segment of Zytec's business provides repair services and logistics for a variety of products primarily manufactured by Hewlett-Packard Company. These products include laser and inkjet printers, facsimile machines, computers, monitors and other equipment.

    The principal executive offices of Zytec are located at 7575 Market Place Drive, Eden Prairie, Minnesota 55344, and its telephone number is (612) 941-1100. Zytec, a Minnesota corporation, was incorporated on August 26, 1983.

    Additional information concerning Zytec and its subsidiaries is included in the Zytec documents filed with the Commission which are incorporated herein by reference. See "Incorporation of Documents by Reference."

THE MEETINGS

    TIME, PLACE AND DATE

    The CPI Special Meeting will be held at                on November   , 1997,
at 10:00 a.m., local time.

    The Zytec Special Meeting will be held at                on November   ,
1997, at 9:00 a.m., local time.

    PURPOSES OF THE MEETINGS

    CPI SPECIAL MEETING. At the CPI Special Meeting, holders of CPI Common Stock will consider and vote upon the issuance of CPI Common Stock pursuant to the Merger Agreement, including shares issuable upon exercise of outstanding Zytec options (the "CPI Share Proposal"). Pursuant to the Merger Agreement, CPI is obligated to issue up to 17,824,000 shares of CPI Common Stock, which amount includes shares issuable in respect of all shares of Zytec Common Stock outstanding at the closing of the Merger, upon the conversion of the Convertible Note and upon the exercise of all Zytec stock options outstanding at the closing of the Merger. The Registration Statement, of which this Joint Proxy Statement/ Prospectus forms a part, covers 14,476,983 shares of CPI Common Stock, which amount includes shares issuable in respect of all outstanding shares of Zytec Common Stock, upon the conversion of the Convertible Note and upon the exercise of outstanding Zytec stock options exercisable on or prior to December 31, 1997, which aggregate number of shares would represent approximately 38% of the CPI Common Stock to be outstanding immediately following consummation of the Merger. Holders of CPI Common Stock may also consider and vote upon such other matters as may be properly brought before the CPI Special Meeting or any postponement(s) or adjournment(s) thereof.

    THE BOARD OF DIRECTORS OF CPI HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE CPI SHARE PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF CPI VOTE FOR THE APPROVAL OF THE CPI SHARE PROPOSAL. SEE "THE MERGER--BACKGROUND OF THE MERGER," AND "--RECOMMENDATION OF THE BOARD OF DIRECTORS OF CPI; REASONS FOR THE MERGER."

    ZYTEC SPECIAL MEETING. At the Zytec Special Meeting, holders of Zytec Common Stock will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement (the "Merger Proposal") and (ii) such other matters as may be properly brought before the Zytec Special Meeting or any postponement(s) or adjournment(s) thereof.

    THE BOARD OF DIRECTORS OF ZYTEC HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT ZYTEC SHAREHOLDERS VOTE FOR THE MERGER PROPOSAL. SEE "THE MERGER--BACKGROUND OF THE MERGER," "--RECOMMENDATION OF THE BOARD OF DIRECTORS OF

ZYTEC; REASONS FOR THE MERGER" AND "--INTERESTS OF CERTAIN PERSONS IN THE
MERGER."

    VOTES REQUIRED; RECORD DATE

    CPI. Approval of the CPI Share Proposal requires the affirmative vote of a majority of the votes cast on the proposal at the CPI Special Meeting. Holders of CPI Common Stock are entitled to one vote per share on this matter. Only
holders of CPI Common Stock at the close of business on October       , 1997
(the "CPI Record Date") will be entitled to notice of and to vote at the CPI Special Meeting. See "CPI Special Meeting." On the CPI Record Date, there were
outstanding       shares of CPI Common Stock. As of the CPI Record Date, the directors and executive officers of CPI beneficially owned as a group approximately 6.7% of the outstanding shares of CPI Common Stock. Such directors and executive officers have indicated that they presently intend to vote all such shares in favor of the CPI Share Proposal.

    ZYTEC. Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Zytec Common Stock. Holders of Zytec Common Stock are entitled to one vote per share on this matter. Only
holders of Zytec Common Stock at the close of business on October       , 1997
(the "Zytec Record Date") will be entitled to notice of and to vote at the Zytec Special Meeting. See "Zytec Special Meeting." On the Zytec Record Date, there
were outstanding       shares of Zytec Common Stock. As of the Zytec Record
Date, the directors and executive officers of Zytec beneficially owned as a group approximately 33% of the outstanding shares of Zytec Common Stock. Such directors and executive officers have indicated that they presently intend to vote all such shares in favor of the Merger Proposal.

    Three shareholders who own in the aggregate approximately 26% (included within the 33% described above) of the outstanding shares of Zytec Common Stock have entered into a voting agreement, dated as of September 2, 1997 (the "Voting Agreement"), with CPI pursuant to which such holders have agreed to vote in favor of the Merger Proposal and have granted each of Joseph M. O'Donnell and Richard J. Thompson, in their capacities as officers of CPI, an irrevocable proxy to vote their shares of Zytec Common Stock in favor of the Merger Proposal. See "Other Agreements--Voting Agreement."

    CHANGE OF VOTE

    CPI shareholders who have executed a proxy may revoke their proxy at any time prior to its exercise at the CPI Special Meeting by giving written notice to the Secretary of CPI at CPI's headquarters, 7900 Glades Road, Suite 500, Boca Raton, Florida 33434, by signing and returning a later dated proxy or by voting in person at the CPI Special Meeting. ACCORDINGLY, SHAREHOLDERS OF CPI WHO HAVE EXECUTED AND RETURNED PROXY CARDS IN ADVANCE OF THE CPI SPECIAL MEETING MAY CHANGE THEIR VOTE AT ANY TIME PRIOR TO OR AT THE CPI SPECIAL MEETING.

    Zytec shareholders who have executed a proxy may revoke their proxy at any time prior to its exercise at the Zytec Special Meeting by giving written notice to the Secretary of Zytec at Zytec's headquarters, 7575 Market Place Drive, Eden Prairie, Minnesota 55344, by signing and returning a later dated proxy or by voting in person at the Zytec Special Meeting. ACCORDINGLY, SHAREHOLDERS OF ZYTEC WHO HAVE EXECUTED AND RETURNED PROXY CARDS IN ADVANCE OF THE ZYTEC SPECIAL MEETING MAY CHANGE THEIR VOTE AT ANY TIME PRIOR TO OR AT THE ZYTEC SPECIAL MEETING.

THE MERGER

    THE MERGER

    Pursuant to the Merger Agreement, Merger Sub will be merged with and into Zytec, with Zytec remaining as the surviving corporation in the Merger (the "Surviving Corporation"). Upon consummation of the Merger, Zytec will become a wholly-owned subsidiary of CPI. See "The Merger."

    BACKGROUND

    For a description of the background of the Merger, see "The
Merger--Background of the Merger."

    REASONS FOR THE MERGER

    CPI and Zytec believe that the Merger offers significant benefits to each company and to their respective shareholders. These benefits include:

    - The synergies, operating efficiencies and cost reductions created by combining the two companies;

    - Greater resources available to the combined company;

    - The ability to sell complementary products to customers of the separate companies;

    - Increased ability to compete with larger competitors; and

    - Advantages as a result of the higher market capitalization of the combined company.

    See "The Merger--Recommendation of the Board of Directors of CPI; Reasons for the Merger" and "--Recommendation of the Board of Directors of Zytec; Reasons for the Merger."

    MERGER CONSIDERATION

    Pursuant to the Merger Agreement, each outstanding share of Zytec Common Stock (other than (i) any shares owned by Zytec, CPI or their respective subsidiaries, all of which shall be cancelled and (ii) any shares held by a Zytec shareholder who has duly exercised rights as a dissenting shareholder ("Dissenting Shares") under Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (the "MBCA")) will be converted into the right to receive 1.33 shares of CPI Common Stock. Zytec shareholders will receive cash in lieu of any fractional shares of CPI Common Stock to which such Zytec shareholders would otherwise have been entitled. See "The Merger--Appraisal and Dissenters' Rights" and "The Merger Agreement--Terms of the Merger--Fractional Shares."

    EXCHANGE OF CERTIFICATES

    As soon as practicable after the filing of articles of merger ("Articles of Merger") with the Secretary of State of the State of Minnesota (the time of the effectiveness of such filing being the "Effective Time"), The Bank of New York (the "Exchange Agent") will send a transmittal letter to each Zytec shareholder. The transmittal letter will contain instructions with respect to the surrender of certificates representing Zytec Common Stock to be exchanged for certificates representing CPI Common Stock and a cash payment in lieu of fractional shares, if any. After the Effective Time, holders of certificates, which prior to the Effective Time represented shares of Zytec Common Stock, will not be entitled to receive any payment of dividends or other distributions on or payment for any fractional share with respect to their Zytec Common Stock certificate until such certificate has been exchanged for certificates representing shares of CPI Common Stock. See "The Merger Agreement--Exchange of Certificates."

    ZYTEC SHAREHOLDERS SHOULD NOT FORWARD CERTIFICATES OF ZYTEC COMMON STOCK TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL

LETTERS. IN ADDITION, ZYTEC SHAREHOLDERS SHOULD NOT RETURN CERTIFICATES OF ZYTEC COMMON STOCK WITH THE ENCLOSED PROXY.

    Shareholders of CPI will not be receiving new certificates pursuant to the Merger and therefore need not exchange their CPI certificates for new stock certificates.

    CONDITIONS TO THE MERGER; TERMINATION; TERMINATION FEES

    The obligations of CPI, on the one hand, and Zytec, on the other hand, to consummate the Merger are subject to the satisfaction of certain conditions, including the approval of the CPI Share Proposal by the shareholders of CPI and the approval of the Merger Proposal by the shareholders of Zytec, the receipt of all necessary governmental approvals, the absence of any injunction that prevents the consummation of the Merger, the qualification of the Merger as a pooling-of-interests transaction for accounting purposes, the accuracy of the representations and warranties of the other party set forth in the Merger Agreement as of the date of the closing of the Merger (the "Closing Date") (except for inaccuracies which would not have a material adverse effect on such other party), the performance by the other party in all material respects of all obligations required to be performed under the Merger Agreement, there having been no material adverse effect on the other party, the receipt of tax opinions that the Merger will qualify as a tax-free reorganization for United States Federal income tax purposes, the receipt of certain material third-party consents, the effectiveness under the Securities Act of the Registration Statement (of which this Joint Proxy Statement/Prospectus forms a part), and the number of shares of Zytec Common Stock which are Dissenting Shares not constituting more than 7.5% of the number of issued and outstanding shares of Zytec Common Stock on the Closing Date. At any time prior to the Effective Time, to the extent permitted by applicable law, certain of the conditions to CPI's or Zytec's obligations to consummate the Merger may be waived by the other party. Any determination to waive a condition would depend upon the facts and circumstances existing at the time of such waiver and would be made by the waiving party's Board of Directors, exercising its fiduciary duties to such party and its shareholders. See "The Merger Agreement-- Conditions to the Merger."

    The Merger may be terminated under certain circumstances, including: by mutual consent of CPI and Zytec; by either party if the Merger is not consummated by January 31, 1998 (other than by the party who is the cause of the consummation of the Merger not occurring by such date); by either party if the requisite shareholder approvals are not obtained or if any state or Federal law or court order prohibits consummation of the Merger; by a non-breaching party if there occurs a material breach of the Merger Agreement which is not cured within a specified period of time; or by either party, under certain limited circumstances, as a result of a more favorable third-party business combination proposal with respect to such party. The Merger Agreement requires that termination fees be paid under certain circumstances by the terminating party or by the breaching party. The aggregate termination fees under these provisions may not exceed $20,000,000 plus the expenses of the non-terminating or non-breaching party. See "The Merger Agreement--Termination."

    DIVIDENDS

    Under the terms of the Merger Agreement, neither Zytec nor CPI is permitted to declare or pay any dividend or make any other distribution in respect of its capital stock or split, combine, reclassify, redeem or otherwise acquire any shares of its capital stock from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement or the Effective Time, without the prior written consent of the other party. See "The Merger Agreement--Conduct of Business Pending the Merger; Certain Covenants."

    APPRAISAL AND DISSENTERS' RIGHTS

    Under Sections 302A.471 and 302A.473 of the MBCA, holders of record of Zytec Common Stock who do not wish to accept shares of CPI Common Stock in the Merger have the right to have the fair value of their shares appraised by judicial determination and paid to them in cash. In order to perfect such dissenters' rights, holders of Zytec Common Stock must properly comply with all of the procedural requirements of the MBCA, including, without limitation, filing written notice with Zytec prior to the Zytec Special Meeting of such shareholder's intention to dissent and demand payment of the fair value of his or her shares, not voting in favor of the Merger Agreement, and, within 30 days after notice is given by Zytec of the results of the vote at the Zytec Special Meeting, making a written demand for payment and depositing with Zytec the certificates representing such shares. See "The Merger--Appraisal and Dissenters' Rights" and Annex D hereto.

    GOVERNMENTAL APPROVALS REQUIRED

    The consummation of the Merger is subject to certain regulatory approvals, including compliance with applicable Federal and state securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). On September 11, 1997, CPI and Zytec each separately filed a Notification and Report Form, together with a request for early termination of the waiting period, under the HSR Act with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division"). The waiting period under the HSR Act with respect to such filings is presently expected to expire on October 10, 1997. See "The Merger--Certain Legal Matters."

    ANTICIPATED ACCOUNTING TREATMENT

    The Merger is intended to be treated as a pooling-of-interests for accounting purposes. See "The Merger--Anticipated Accounting Treatment." Moreover, the receipt by each of CPI and Zytec of a letter from their respective independent certified public accountants, stating that such entity qualifies for pooling-of-interests accounting treatment under United States generally accepted accounting principles ("GAAP") and applicable Commission regulations, and the receipt by CPI of a letter from its independent certified public accountants that the transactions effected under the Merger Agreement will qualify for pooling-of-interests accounting treatment under GAAP and applicable Commission regulations, are conditions precedent to consummation of the Merger. See "The Merger Agreement--Conditions to the Merger--Conditions to Obligation of Each Party to Effect the Merger."

    LISTING OF CPI COMMON STOCK

    Application will be made for the listing on the NNM of the shares of CPI Common Stock to be issued pursuant to the terms of the Merger Agreement. The listing on the NNM of such shares, subject to notice of issuance, is a condition precedent to the consummation of the Merger. So long as CPI and Zytec continue to meet the requirements of the NNM, CPI Common Stock, and Zytec Common Stock, as the case may be, will continue to be listed on the NNM. However, after the Effective Time, the Zytec Common Stock will be delisted.

    STOCK OPTIONS; CONVERTIBLE NOTE

    At the Effective Time, each outstanding option to purchase one share of Zytec Common Stock granted under any Zytec stock option plan will be deemed to constitute an option to acquire 1.33 shares of CPI Common Stock. As of October
      , 1997, there were outstanding options to acquire an aggregate of shares of Zytec Common Stock under all of Zytec's stock option plans. See
"The Merger--Effect on Stock Options" and "The Merger Agreement--Terms of the Merger--Stock Option and Other Stock Plans." In addition, pursuant to an irrevocable election to convert, dated September 22, 1997, by the holder thereof, the principal amount of the Convertible Note will, upon consummation of the Merger, be automatically converted into 1,166,666 shares of CPI Common Stock.

OPINIONS OF FINANCIAL ADVISORS

    BT Alex. Brown Incorporated, financial advisor to CPI ("BT Alex. Brown"), delivered to the Board of Directors of CPI a written opinion, dated September 2, 1997, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to CPI. The full text of the written opinion of BT Alex. Brown, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B to this Joint Proxy Statement/Prospectus and should be read carefully in its entirety. The opinion of BT Alex. Brown is directed to the CPI Board of Directors, addresses only the fairness of the Exchange Ratio from a financial point of view to CPI, and does not constitute a recommendation to any CPI shareholder as to how such shareholder should vote at the CPI Special Meeting. See "The Merger--Opinion of CPI's Financial Advisor."

    Needham & Company, Inc., financial advisor to Zytec ("Needham"), delivered to the Board of Directors of Zytec a written opinion, dated September 2, 1997, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair to the Zytec shareholders from a financial point of view. The full text of the written opinion of Needham, which sets forth the assumptions made, matters considered, limitations on and scope of the review undertaken, is attached as Annex C to this Joint Proxy Statement/Prospectus and should be read carefully in its entirety. The opinion of Needham is directed to the Zytec Board of Directors, addresses only the fairness of the Exchange Ratio from a financial point of view, and does not constitute a recommendation to any Zytec shareholder as to how such shareholder should vote at the Zytec Special Meeting. See "The Merger-- Opinion of Zytec's Financial Advisor."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Zytec Board of Directors with respect to the Merger Agreement and the transactions contemplated thereby, Zytec shareholders should be aware that certain members of Zytec management and the Zytec Board of Directors have interests in the Merger that are in addition to their interests as Zytec shareholders generally.

    After consummation of the Merger, certain current members of the Zytec Board of Directors are to be included on the CPI Board of Directors. See "The Merger--CPI Board of Directors Following the Merger" and "The Merger Agreement--Additional Agreements--CPI Board of Directors."

    Ronald D. Schmidt, President, Chief Executive Officer and Chairman of the Board of Directors of Zytec, John M. Steel, Vice President-Marketing and Sales and a Director of Zytec, and Lawrence J. Matthews, a director of Zytec, have entered into the Voting Agreement pursuant to which they have agreed to vote in favor of the Merger Proposal and have granted to each of Joseph M. O'Donnell, the President, Chief Executive Officer and Chairman of the Board of Directors of CPI, and Richard J. Thompson, Vice President-Finance, Chief Financial Officer, Secretary and Treasurer of CPI, in their capacities as officers of CPI, an irrevocable proxy to vote their shares in favor of the Merger Proposal. See "Other Agreements--Voting Agreement."

    The parties have agreed in the Merger Agreement that CPI and the Surviving Corporation will indemnify, to the fullest extent permitted by applicable law, the present and former officers, directors and employees of Zytec or any of its subsidiaries against certain liabilities (i) arising out of actions or omissions occurring at or prior to the Effective Time that arise from or are based on such person's service as an officer, director or employee or (ii) that are based on or arise out of the transactions contemplated by the Merger Agreement, and that they will maintain policies of directors' and officers' liability insurance for a period of not less than six years after the Effective Time. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification existing in favor of the employees, agents, directors or officers of Zytec and its subsidiaries with respect to their activities as such prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time. See "The Merger--Interests of Certain Persons in the Merger" and "The Merger Agreement--Additional Agreements--Indemnification and Insurance."

    As of October       , 1997, the directors and executive officers of Zytec
owned in the aggregate options to purchase       shares of Zytec Common Stock
which, pursuant to the Merger Agreement, will be converted into options to
purchase in the aggregate       shares of CPI Common Stock upon consummation of
the Merger. See "The Merger Agreement--Terms of the Merger--Stock Option and Other Stock Plans."

MANAGEMENT OF ZYTEC FOLLOWING THE MERGER

    As provided in the Merger Agreement, at the Effective Time (i) the current directors of Zytec will resign, (ii) the directors of Merger Sub (currently, Joseph M. O'Donnell and Richard J. Thompson, executive officers of CPI) immediately prior to the Effective Time will become the directors of the Surviving Corporation and (iii) the officers of the Surviving Corporation will consist of Joseph M. O'Donnell as President, Richard J. Thompson as Chief Financial Officer and Secretary, John M. Steel as Vice President and David Libow as Assistant Secretary. See "The Merger--Management of Zytec Following the Merger."

CPI BOARD OF DIRECTORS FOLLOWING THE MERGER

    As provided in the Merger Agreement, following the Effective Time, the CPI Board of Directors will be increased from seven to 11 seats. As of the Effective Time, the additional four seats will be held by Ronald D. Schmidt, John M. Steel, Dr. Fred C. Lee and Lawrence J. Matthews, all of whom are currently members of the Board of Directors of Zytec, and Mr. Schmidt will serve as Co-Chairman of the CPI Board of Directors with Joseph M. O'Donnell. See "The Merger Agreement--Additional Agreements--CPI Board of Directors."

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    It is expected that the Merger will constitute a tax-free reorganization for Federal income tax purposes and, accordingly, that (i) no gain or loss will be recognized for Federal income taxes by CPI, Merger Sub or Zytec pursuant to the Merger and (ii) no gain or loss will be recognized for Federal income tax purposes by holders of Zytec Common Stock upon the conversion of Zytec Common Stock into CPI Common Stock in the Merger (except with respect to any cash received in lieu of a fractional share interest in CPI Common Stock). The obligation of CPI to consummate the Merger is conditioned on the receipt by CPI of an opinion of Hertzog, Calamari & Gleason, its counsel, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the obligation of Zytec to consummate the Merger is conditioned on the receipt by Zytec of an opinion of Winthrop & Weinstine, P.A., its counsel, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. See "The Merger--Certain Federal Income Tax Consequences." ZYTEC SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER UNDER FEDERAL, STATE, LOCAL OR OTHER APPLICABLE LAW.

COMPARATIVE RIGHTS OF SHAREHOLDERS

    The rights of Zytec's shareholders currently are governed by Zytec's articles of incorporation, as amended (the "Zytec Articles"), and bylaws, as amended (the "Zytec Bylaws"), and also by the laws of the State of Minnesota, including the MBCA. Upon consummation of the Merger, shareholders of Zytec will become shareholders of CPI, which is a Florida corporation, and their rights as shareholders of CPI will be governed by the laws of the State of Florida, including the Florida Business Corporation Act (the "FBCA"), and by CPI's articles of incorporation, as amended (the "CPI Articles"), and bylaws, as amended (the "CPI Bylaws"). For a discussion of various differences between the rights of shareholders of Zytec and the rights of shareholders of CPI, see "Description of CPI Capital Stock" and "Comparison of Rights of Shareholders of CPI and Zytec."

RESTRICTIONS ON RESALE OF SECURITIES ISSUED IN THE MERGER

    Shares of CPI Common Stock issued in the Merger will be freely transferable, except for shares issued to persons who may be deemed "affiliates" of CPI or Zytec, which shares will be subject to certain restrictions on resale under Rule 145 promulgated under the Securities Act, in addition to the restrictions on transfer agreed to by such affiliates in connection with the pooling-of-interests requirements. See "The Merger--Federal Securities Law Consequences." This Joint Proxy Statement/Prospectus does not cover the resale of any shares of CPI Common Stock offered hereby.

COMPARATIVE PER SHARE PRICES

    CPI Common Stock is quoted on the NNM under the symbol "CPRD" and Zytec Common Stock is quoted on the NNM under the symbol "ZTEC." The following table sets forth the closing sales prices of CPI Common Stock and Zytec Common Stock on September 2, 1997, the last full trading day before the execution and
announcement of the Merger Agreement, and on October       , 1997, the most
recent practicable date for which prices were available prior to printing this Joint Proxy Statement/Prospectus, and the pro forma equivalent per share value of Zytec Common Stock based on CPI Common Stock closing sales prices as of such dates.

                                                                           CPI             ZYTEC           ZYTEC
                                                                      COMMON STOCK     COMMON STOCK      PRO FORMA
                                                                          PRICE            PRICE       EQUIVALENT(1)
                                                                     ---------------  ---------------  -------------
September 2, 1997..................................................     $   31.69        $   29.00       $   42.15
October       , 1997...............................................     $                $               $

------------------------

(1) Determined by multiplying the closing sales price of CPI Common Stock on the dates listed above by the Exchange Ratio. See "Comparative Per Share Data."

                     SELECTED HISTORICAL AND PRO FORMA DATA

    The summary below sets forth certain selected historical financial and unaudited pro forma financial data. The financial data should be read in conjunction with the historical consolidated financial statements and related notes thereto of CPI and Zytec, incorporated herein by reference, and in conjunction with the unaudited pro forma combined condensed financial statements and related notes thereto of the combined company after giving effect to the Merger included elsewhere in this Joint Proxy Statement/Prospectus. See "Unaudited Pro Forma Condensed Combined Financial Data." Results of operations for interim periods, which include all adjustments that management of the respective companies considered necessary for a fair presentation thereof, are not necessarily indicative of the results for a full year.

SELECTED HISTORICAL FINANCIAL DATA

    CPI. The following tables set forth selected historical consolidated financial data for CPI for each of the five 52- or 53- week fiscal years ending on the Friday nearest December 31 for the period ended January 3, 1997 and for each of the 26-week periods ended July 4, 1997 and June 28, 1996. Such data have been derived from, and should be read in conjunction with, the audited consolidated financial statements, including the notes thereto, contained in CPI's reports filed with the Commission pursuant to the Exchange Act and incorporated by reference herein. See "Available Information" and "Incorporation of Documents by Reference."

                            COMPUTER PRODUCTS, INC.
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                TWENTY-SIX WEEKS             FOR THE YEARS ENDED ON THE FRIDAY NEAREST
                                                    ENDED(1)                              DECEMBER 31,(1)
                                              ---------------------  ---------------------------------------------------------
                                               JULY 4,    JUNE 28,
                                                 1997       1996      1996(3)       1995        1994      1993(2)      1992
                                              ----------  ---------  ----------  ----------  ----------  ----------  ---------

                                                   (UNAUDITED)
CONSOLIDATED STATEMENT OF OPERATIONS
  DATA(4):
Sales.......................................  $  116,409  $  95,432  $  207,563  $  174,451  $  136,193  $  110,554  $  94,768
Income (loss) from continuing operations....      10,201      8,396      19,074      12,605       4,294         965       (523)
  Per share--Primary........................        0.41       0.34        0.78        0.55        0.21        0.05      (0.02)
  Per share--Assuming full dilution(5)......        0.40       0.33        0.76        0.55        0.21        0.05      (0.02)
Net income..................................       8,139      8,294      19,578      13,720       6,059       2,867      2,676
  Per share--Primary........................        0.33       0.34        0.80        0.59        0.29        0.14       0.13
  Per share--Assuming full dilution(5)......        0.32       0.33        0.78        0.59        0.29        0.14       0.13
Common and common equivalent shares
  outstanding
  Primary...................................      24,776     24,331      24,517      23,078      20,929      20,774     21,003
  Fully diluted.............................      25,146     24,760      25,026      24,552      28,584      28,147     28,355
Cash dividends declared.....................      --         --          --          --          --          --         --

                                                                        AS OF THE FRIDAY NEAREST DECEMBER 31,(1)
                                                    JULY 4,    ----------------------------------------------------------
                                                    1997(1)     1996(3)       1995        1994      1993(2)       1992
                                                  -----------  ----------  ----------  ----------  ----------  ----------
                                                  (UNAUDITED)
CONSOLIDATED BALANCE SHEET DATA:
Working capital.................................   $  67,353   $   61,085  $   51,992  $   40,346  $   31,122  $   29,524
Total assets....................................     169,574      153,841     136,491     114,396     101,436     102,662
Long-term obligations...........................      27,050       29,402      36,050      47,172      45,214      46,491
Shareholders' equity............................      93,491       84,019      61,522      39,958      32,802      30,806
Book value per common share.....................        3.89         3.52        2.67        1.97        1.63        1.54

------------------------

(1) Effective July 5, 1997, CPI sold substantially all of the assets of its industrial automation division, RTP, to RT Acquisition Florida Corp. which assumed certain liabilities of RTP. All periods have been restated to give effect to such discontinued operations. RTP's financial position and results of operations were not significant to CPI.

(2) In 1993, CPI recorded a net positive adjustment of $2,300,000 for the cumulative effect of adopting Statements of Financial Accounting Standards
    (SFAS) No. 109, "Accounting for Income Taxes," and SFAS No. 112, "Employers' Accounting for Postemployment Benefits."

(3) In August 1996, CPI acquired the capital stock of Jeta Power Systems Inc. ("Jeta") not then held by it in a transaction accounted for under the purchase method of accounting. The above financial information includes the results of Jeta since its acquisition date.

(4) Per share amounts are calculated using the weighted average number of common shares outstanding during each period, adjusted for the impact of dilutive common stock equivalents.

(5) In 1992, 1993 and 1994, the fully diluted earnings per share calculations produced anti-dilutive results; therefore, amounts shown are the same as those under primary.

    ZYTEC. The following tables set forth selected historical consolidated financial data for Zytec for each of the five fiscal years for the period ended December 31, 1996 and for each of the six-month periods ended June 29, 1997 and June 30, 1996. Such data have been derived from, and should be read in conjunction with, the audited consolidated financial statements, including the notes thereto, contained in Zytec's reports filed with the Commission pursuant to the Exchange Act and incorporated by reference herein. See "Available Information" and "Incorporation of Documents by Reference."

                               ZYTEC CORPORATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               SIX-MONTHS ENDED(1)
                                              ----------------------            FOR THE YEARS ENDED DECEMBER 31,(1)
                                               JUNE 29,    JUNE 30,   --------------------------------------------------------
                                                 1997      1996(2)     1996(2)       1995        1994       1993       1992
                                              ----------  ----------  ----------  ----------  ----------  ---------  ---------
                                                   (UNAUDITED)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Sales.......................................  $  128,932  $  121,796  $  228,168  $  170,518  $  128,141  $  90,614  $  89,639
Income (loss) from continuing operations....       7,312       6,997      10,481       3,878       3,364      2,671     (3,287)
  Per share--Primary........................        0.68        0.70        1.04        0.42        0.36       0.37      (0.55)
  Per share--Assuming full dilution.........        0.66        0.69        1.04        0.41        0.36       0.35      (0.55)
Net income (loss)...........................       7,312       6,997      10,481       3,878       3,364      2,671     (3,287)
  Per share--Primary........................        0.68        0.70        1.04        0.42        0.36       0.37      (0.55)
  Per share--Assuming full dilution.........        0.66        0.69        1.04        0.41        0.36       0.35      (0.55)
Common and common equivalent shares
  outstanding:
  Primary...................................      11,105       9,999      10,040       9,268       9,324      7,299      6,011
  Fully diluted.............................      11,440      10,204      10,040       9,389       9,324      7,555      6,011
Cash dividends declared.....................      --          --          --          --          --         --         --

                                                                              AS OF THE YEARS ENDED DECEMBER 31,
                                                         JUNE 29,    -----------------------------------------------------
                                                           1997        1996       1995       1994       1993       1992
                                                        -----------  ---------  ---------  ---------  ---------  ---------
                                                        (UNAUDITED)
CONSOLIDATED BALANCE SHEET DATA:
Working capital.......................................   $  34,396   $  30,944  $  14,457  $  14,180  $  10,475  $    (927)
Total assets..........................................     101,042      83,477     66,367     45,475     32,867     24,793
Long-term obligations.................................      19,947      20,861      4,050      4,764      3,902      5,262
Shareholders' equity..................................      40,129      32,987     21,367     17,113     13,331      1,148
Book value per common share...........................        4.26        3.60       2.46       2.02       1.65       0.20

------------------------

(1) All prior years' per share amounts have been restated to reflect the two-for-one stock split in the form of a 100% stock dividend distributed on June 3, 1996.

(2) The second quarter of 1996 includes the net income tax benefit related to the recognition of the net operating loss carryforwards of Zytec's Austrian subsidiary of $2,626,000, or $.26 per share.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

    The following tables set forth selected unaudited pro forma condensed combined financial data for CPI for each of the three 52- or 53- week fiscal years ending on the Friday nearest December 31 for the period ended January 3, 1997 and for the 26-week period ended July 4, 1997 after giving effect to the Merger, as if it had been consummated, with respect to the statement of operations data, at the beginning of the periods presented, or, with respect to balance sheet data, as of the date presented. The following tables present such information as if the Merger had been accounted for as a pooling-of-interests. In connection with the Merger, CPI anticipates a one-time pre-tax charge, currently estimated to be in the range of $12,000,000 to $15,000,000 ($8,000,000 to $10,000,000 after tax), in the period in which the
Merger is consummated. This charge will include the direct costs of the Merger, certain restructuring costs and other unusual and nonrecurring items. The estimated charge and the nature of the costs included therein are subject to change, as CPI's integration plan is developed. The unaudited pro forma condensed combined financial data do not reflect any cost savings or other synergies nor direct costs, certain restructuring costs and other unusual or non-recurring items anticipated by CPI's and Zytec's management as a result of the Merger and are not necessarily indicative of the results of operations or the financial position which would have occurred had the Merger been consummated at the beginning of the earliest period presented or as of the date indicated, nor are they necessarily indicative of future results of operations or financial position. The selected unaudited pro forma condensed combined financial data should be read in conjunction with the historical consolidated financial statements of CPI and Zytec and the unaudited pro forma condensed combined financial data, including the notes thereto, incorporated by reference herein or appearing elsewhere in this Joint Proxy Statement/Prospectus. See "Incorporation of Documents by Reference" and "Unaudited Pro Forma Condensed Combined Financial Data."

    For ease of reference, all column headings used in the following table refer to the period-ended dates of CPI.

         SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  TWENTY-SIX   FOR THE YEARS ENDED ON THE FRIDAY
                                                                 WEEKS ENDED        NEAREST DECEMBER 31,(1)
                                                                   JULY 4,     ----------------------------------
                                                                  1997(1)(2)   1996(2)(6)     1995        1994
                                                                 ------------  ----------  ----------  ----------
COMBINED STATEMENT OF OPERATIONS DATA:
Sales..........................................................   $  257,515   $  462,366  $  344,969  $  264,334
Income from continuing operations..............................       17,919       31,312      16,483       7,658
  Per share--Primary(3)........................................         0.44         0.78        0.42        0.21
  Per share--Assuming full dilution(3)(4)......................         0.44         0.77        0.42        0.21
Net income.....................................................       15,857       31,816      17,598       9,423
  Per share--Primary(3)........................................         0.39         0.79        0.45        0.26
  Per share--Assuming full dilution(3)(4)......................         0.39         0.78        0.45        0.26
Weighted shares--Primary(3)....................................       40,724       40,465      39,026      36,877
Weighted shares--Fully diluted(3)..............................       41,094       40,974      40,500      44,532
Cash dividends declared........................................       --           --          --          --

                                                                                                         JULY 4,
                                                                                                        1997(1)(2)
                                                                                                        ----------
COMBINED BALANCE SHEET DATA:
Working capital.......................................................................................  $  104,801
Total assets..........................................................................................     304,719
Long-term obligations.................................................................................      63,498
Shareholders' equity..................................................................................     145,620
Book value per common share(5)........................................................................        3.84

------------------------

(1) Effective July 5, 1997, CPI sold substantially all of the assets of its industrial automation division, RTP, to RT Acquisition Florida Corp. which assumed certain liabilities of RTP. All periods have been restated to give effect to such discontinued operations. RTP's financial position and results of operations were not significant to CPI; therefore, pro forma financial disclosures have not been presented.

(2) On July 22, 1997, CPI acquired the capital stock of the Elba Group in a transaction accounted for under the purchase method of accounting. Financial information for fiscal year 1996 and the interim period includes the pro forma effects of the Elba Group acquisition.

(3) This calculation assumes the issuance of approximately 15,948,000 shares of CPI Common Stock, including shares to be issued upon conversion of the Convertible Note and shares to be issued for assumed exercise of Zytec's outstanding options. Such calculation is based on the Exchange Ratio of 1.33 shares of CPI Common Stock for each share of Zytec Common Stock. The actual number of shares of CPI Common Stock issuable in the Merger may vary in accordance with the terms of the Merger Agreement.

(4) In fiscal year 1994, the fully diluted earnings per share calculation produced anti-dilutive results; therefore, amounts shown are the same as those under primary.

(5) Pro forma combined book value per common share was computed by adding 13,863,000 shares of CPI Common Stock to be issued in the Merger to holders of outstanding shares of Zytec Common Stock and the holder of the Convertible Note to the actual number of shares of CPI Common Stock outstanding at July 4, 1997, for a pro forma aggregate number of shares outstanding of 37,899,000 at July 4, 1997. The actual number of shares of CPI Common Stock issued in the Merger may vary in accordance with the terms of the Merger Agreement.

(6) The second quarter of 1996 includes the net income tax benefit related to the recognition of the net operating loss carryforwards of Zytec's Austrian subsidiary of $2,626,000, or $.26 per share.

                           COMPARATIVE PER SHARE DATA

    The following table sets forth certain unaudited financial information for CPI and Zytec on historical and pro forma combined bases. The pro forma operating income data are derived from the unaudited pro forma condensed combined statements of operations appearing elsewhere herein, which give effect to the Merger as a pooling-of-interests as if the Merger had been consummated at the beginning of the earliest period presented. The information set forth below should be read in conjunction with the historical consolidated financial statements of CPI and Zytec and the unaudited pro forma condensed combined financial information, including the notes thereto, incorporated by reference or appearing elsewhere in this Joint Proxy Statement/Prospectus. See "Incorporation of Documents by Reference" and "Unaudited Pro Forma Condensed Combined Financial Data." The pro forma financial data are not necessarily indicative of the results of operations or the financial position which would have occurred had the Merger actually been consummated at the beginning of the earliest period presented or as of the date indicated, nor are they necessarily indicative of CPI's future results of operations or financial position. The pro forma data do not reflect any cost savings or other synergies anticipated by CPI's management as a result of the Merger nor direct costs, certain restructuring costs and other unusual or non-recurring items related thereto.

              COMPARISON OF HISTORICAL AND EQUIVALENT STOCK VALUES
                 COMPUTER PRODUCTS, INC. AND ZYTEC CORPORATION
                                  (UNAUDITED)

                                                                                                AT OR FOR THE YEARS ENDED
                                                                             TWENTY-SIX           ON THE FRIDAY NEAREST
                                                                             WEEKS ENDED             DECEMBER 31,(1)
                                                                               JULY 4,      ---------------------------------
                                                                             1997(1)(2)       1996(2)      1995       1994
                                                                           ---------------  -----------  ---------  ---------
COMPUTER PRODUCTS, INC.:(3)
Historical income from continuing operations per common share, primary...     $    0.41      $    0.78   $    0.55  $    0.21
Historical income from continuing operations per common share, assuming
  full dilution(4).......................................................          0.40           0.76        0.55       0.21
Pro forma combined income from continuing operations per common share,
  primary(5).............................................................          0.44           0.78        0.42       0.21
Pro forma combined income from continuing operations per common share,
  assuming full dilution(4)(5)...........................................          0.44           0.77        0.42       0.21
Historical book value per common share...................................          3.89           3.52        2.67       1.97
Pro forma combined book value per common share(6)........................          3.84           3.10

                                                                              SIX-MONTHS    AT OR FOR THE YEAR ENDED DECEMBER
                                                                                 ENDED                     31,
                                                                               JUNE 29,     ---------------------------------
                                                                                 1997        1996(9)      1995        1994
                                                                             -------------  ---------  -----------  ---------
ZYTEC CORPORATION:(3)
Historical income from continuing operations per common share,
  primary(7)...............................................................    $    0.68    $    1.04   $    0.42   $    0.36
Historical income from continuing operations per common share, assuming
  full dilution(7).........................................................         0.66         1.04        0.41        0.36
Equivalent pro forma income from continuing operations per common share,
  primary(8)...............................................................         0.59         1.04        0.56        0.28
Equivalent pro forma income from continuing operations per common share,
  assuming full dilution(8)................................................         0.59         1.02        0.56        0.28
Historical book value per common share(7)..................................         4.26         3.60        2.46        2.02
Equivalent pro forma book value per common share(8)........................         5.11         4.12

------------------------

(1) Effective July 5, 1997, CPI sold substantially all of the assets of its industrial automation division, RTP, to RT Acquisition Florida Corp. which assumed certain liabilities of RTP. All periods have been restated to give effect to such discontinued operations. RTP's financial position and results of operations were not significant to CPI; therefore, pro forma financial disclosures have not been presented.

(2) On July 22, 1997, CPI acquired the capital stock of the Elba Group in a transaction accounted for under the purchase method of accounting. Fiscal year 1996 and interim period pro forma financial information includes the pro forma effects of the Elba Group acquisition.

(3) CPI and Zytec have not paid any cash dividends on their respective capital stock.

(4) In fiscal year 1994, the fully diluted earnings per share calculation produced anti-dilutive results; therefore, amounts shown are the same as those included under primary.

(5) This calculation assumes the issuance of approximately 15,948,000 shares of CPI Common Stock including shares to be issued upon conversion of the Convertible Note and shares to be issued for assumed exercise of Zytec's outstanding options. Such calculation is based on the Exchange Ratio of

    1.33 shares of CPI Common Stock for each share of Zytec Common Stock. The actual number of shares of CPI Common Stock issuable in the Merger may vary in accordance with the terms of the Merger Agreement.

(6) Pro forma combined book value per common share was computed by adding 13,863,000 shares of CPI Common Stock to be issued in the Merger to holders of outstanding shares of Zytec Common Stock and the holder of the Convertible Note to the actual number of shares of CPI Common Stock outstanding at July 4, 1997, for a pro forma aggregate number of shares outstanding of 37,899,000 at July 4, 1997. The actual number of shares of CPI Common Stock issuable in the Merger may vary in accordance with the terms of the Merger Agreement.

(7) All Zytec's prior year amounts have been restated to reflect the two-for-one stock split in the form of a 100% stock dividend distributed on June 3, 1996.

(8) Equivalent pro forma data for Zytec were computed by multiplying the pro forma combined per share data of CPI by the Exchange Ratio of 1.33 shares of CPI Common Stock for each share of Zytec Common Stock.

(9) The second quarter of 1996 includes the net income tax benefit related to the recognition of the net operating loss carryforwards of Zytec's Austrian subsidiary of $2,626,000, or $.26 per share.

                            MARKET PRICE INFORMATION

    CPI Common Stock is listed for quotation on the NNM under the symbol "CPRD." Zytec Common Stock is listed for quotation on the NNM under the symbol "ZTEC."

    The following table sets forth, for the fiscal quarters indicated, the reported high and low per share sales prices of CPI Common Stock and Zytec Common Stock, respectively, as reported on the NNM.

                                                                                                       ZYTEC COMMON
                                                                               CPI COMMON STOCK
                                                                                                         STOCK(1)
                                                                             --------------------  --------------------
                                                                               HIGH        LOW       HIGH        LOW
                                                                             ---------  ---------  ---------  ---------
1995
  First Quarter............................................................  $    5.00  $    3.13  $    4.38  $    2.75
  Second Quarter...........................................................       6.25       4.81       4.06       3.00
  Third Quarter............................................................       8.94       5.88       4.63       3.00
  Fourth Quarter...........................................................      13.25       7.50       6.13       4.19
1996
  First Quarter............................................................  $   14.50  $    9.25  $   10.00  $    5.13
  Second Quarter...........................................................      23.00      13.25      23.50       9.19
  Third Quarter............................................................      21.75      12.81      20.88       9.00
  Fourth Quarter...........................................................      21.88      17.88      15.00      10.00
1997
  First Quarter............................................................  $   18.13  $   14.00  $   15.88  $   10.13
  Second Quarter...........................................................      25.00      13.75      20.13      10.25
  Third Quarter............................................................
  Fourth Quarter (through October   , 1997)................................

------------------------

(1) All prior data for Zytec have been restated to reflect a two-for-one stock split in the form of a 100% stock dividend distributed on June 3, 1996.

    On September 2, 1997, the last full trading day prior to the execution and delivery of the Merger Agreement and the public announcement thereof, the high, low and closing sales prices of CPI Common Stock on the NNM were $32.00 , $30.25 and $31.69, respectively, and the high, low and closing sales prices of Zytec Common Stock on the NNM were $29.50, $28.50 and $29.00, respectively. The pro forma equivalent closing sales price of Zytec Common Stock on September 2, 1997, determined by multiplying the closing sales price of CPI Common Stock on such date by the Exchange Ratio, was $42.15.

    On October   , 1997, the most recent practicable date to obtain market price data prior to printing this Joint Proxy Statement/Prospectus, the high, low and
closing sales prices of CPI Common Stock on the NNM were $         , $
and $         , respectively, and the high, low and closing sales prices of
Zytec Common Stock on the NNM were $         , $         and $         ,
respectively. Accordingly, if the Merger had been consummated on that date, the pro forma equivalent closing sales price of Zytec Common Stock on such date, determined by multiplying the closing sales price of CPI Common Stock on such
date by the Exchange Ratio, would have been $         .

    Because the market price of CPI Common Stock is subject to fluctuation, the market value of the shares of CPI Common Stock that holders of Zytec Common Stock will receive in the Merger may increase or decrease prior to the Effective Time. See "Risk Factors--Risks Relating to the Merger--Fixed Exchange Ratio Despite Potential Changes in Stock Prices."

    CPI AND ZYTEC SHAREHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR CPI COMMON STOCK AND ZYTEC COMMON STOCK.

                              DIVIDEND POLICY--CPI

    CPI has not paid cash dividends in the past, and no change in such policy is anticipated. Future dividends, if any, will be determined by CPI's Board of Directors in light of the circumstances then existing, including CPI's earnings and financial requirements and general business conditions. CPI currently intends to retain any future earnings to fund the development and growth of its business and does not anticipate paying any cash dividends on CPI Common Stock in the reasonably foreseeable future.

                                  RISK FACTORS

    SHAREHOLDERS OF CPI, IN CONSIDERING WHETHER TO APPROVE THE CPI SHARE PROPOSAL, AND SHAREHOLDERS OF ZYTEC, IN CONSIDERING WHETHER TO APPROVE AND ADOPT THE MERGER PROPOSAL, SHOULD CONSIDER THE FOLLOWING MATTERS. THESE MATTERS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

RISKS RELATING TO THE MERGER

    INTEGRATION OF OPERATIONS

    The success of the Merger will depend in large part upon whether CPI's and Zytec's respective businesses are integrated in an efficient and effective manner, and there can be no assurance as to the extent that this will occur. Failure to successfully integrate the operations of CPI and Zytec could have a material adverse effect on the business, results of operations and financial condition of the combined company, including, without limitation, product development cycles and marketing efforts. The combination of the two companies will require, among other things, integration of the companies' respective product offerings, technologies, management information systems, sales channels and employees, and the coordination of their sales and marketing and research and development efforts. CPI and Zytec have a large number of employees in widely dispersed operations, which may increase the difficulty of integrating their operations. In addition, the integration of CPI and Zytec will require the dedication of management resources, which may temporarily divert attention from the day-to-day business of the combined company, the development or acquisition of new technologies, and the pursuit of other business acquisition opportunities. If significant difficulties, delays or costs are encountered in the integration of the existing products or technologies or the development of new products and technologies, resources could be diverted from new product development, and delays in new product introductions could occur. Successful integration of the two companies' sales and marketing organizations will require the sales and marketing personnel of each company to learn about the often technically-complex products, services and technologies of the other company. There can be no assurance that the combined company will be able to take full advantage of the combined sales forces' efforts. In addition, during the pre-Merger and integration phases, competitors may undertake initiatives to attract customers and to recruit key employees through various incentives, which could have a material adverse effect on the business, results of operations and financial condition of CPI, Zytec and/or the combined company.

    NONREALIZATION OF BENEFICIAL SYNERGIES

    The managements of CPI and Zytec have entered into the Merger Agreement with the expectation that the Merger will result in beneficial synergies, including cost reductions from purchasing efficiencies and improved market penetration. Achieving these anticipated synergies may be limited by a number of factors including, without limitation, problems and delays in the integration of CPI's and Zytec's operations and general and industry-specific economic factors. No assurance can be given that the benefits expected from such integration will be realized. Even if CPI and Zytec were able to integrate their operations and economic conditions remain stable, there can be no assurance that the anticipated synergies will be achieved. The failure to achieve such synergies could have a material adverse effect on the business, results of operations and financial condition of the combined company.

    CUSTOMERS

    There can be no assurance that customers of CPI and Zytec will continue their current and/or historical buying patterns in light of the announced Merger or following its consummation. Certain customers may defer purchasing decisions as they evaluate the combined company's future product strategy and consider the product offerings of competitors. If substantial numbers of customers determine to defer such purchases or purchase products from competitors, such deferrals and purchases could have a material adverse effect on the business, results of operations and financial condition of CPI, Zytec and/or the combined company. In addition, Zytec and, to a lesser extent, CPI have each historically depended upon a limited number of customers for a significant portion of its business. Consequently, decisions by a relatively small number of these customers to defer their purchasing decisions or to purchase products elsewhere could have a material adverse effect on the business, results of operations and financial condition of CPI, Zytec and/or the combined company.

    RETENTION OF EMPLOYEES

    The success of the combined company after the Merger will depend in part upon the efforts of its employees and the retention of key employees of CPI and Zytec. Competition for qualified personnel in the power supply industry is very intense. While each of CPI and Zytec is engaged in ongoing efforts to retain key employees, it may be more difficult to retain such employees after the Merger. The loss of services of any of the key employees of CPI or Zytec could materially and adversely affect the combined company's business, financial condition and results of operations.

    VOLATILITY OF STOCK PRICE

    The market prices of CPI Common Stock and Zytec Common Stock have been, and, after the Effective Time, the market price of CPI Common Stock may continue to be, relatively volatile. Factors such as new product announcements by CPI, Zytec, the combined company, their customers or their respective competitors, quarterly fluctuations in operating results, challenges associated with integration of businesses and general conditions in the markets in which CPI, Zytec and the combined company compete, such as a decline in industry growth rates, may have a significant impact on the market price of CPI Common Stock. These conditions, as well as factors which generally affect the market for stocks of technology companies, could cause the price of CPI Common Stock to significantly fluctuate over relatively short periods.

    FIXED EXCHANGE RATIO DESPITE POTENTIAL CHANGES IN STOCK PRICES

    The Exchange Ratio is fixed and will not be adjusted due to any increases or decreases in the market price of either CPI Common Stock or Zytec Common Stock. The specific dollar value of the consideration to be received by Zytec shareholders in the Merger will depend on the market price of CPI Common Stock at the Effective Time. Variations in the market price of Zytec Common Stock or CPI Common Stock could result from changes in the business, operations or prospects of CPI or Zytec, market assessments of the likelihood that the Merger will be consummated, the timing thereof and the prospects of the Merger and post-Merger operations, regulatory considerations, general market and economic conditions and other factors. Because the Merger Agreement provides that the closing of the Merger will occur after the CPI and Zytec Special Meetings, there can be no assurance that the price of CPI Common Stock on the date of the CPI and Zytec Special Meetings will be indicative of its price at the closing. Shareholders of CPI and Zytec are urged to obtain current market quotations for CPI Common Stock and Zytec Common Stock. CPI Common Stock and Zytec Common Stock historically have both been subject to significant price volatility. No assurance can be given as to the market prices of CPI Common Stock or Zytec Common Stock at any time before the Effective Time or as to the market price of CPI Common Stock at any time thereafter. See "Market Price Information."

    INCURRENCE OF SIGNIFICANT OPERATING CHARGE AND SIGNIFICANT TRANSACTION
     EXPENSE

    CPI expects to incur pre-tax charges to operations currently estimated to be between $12,000,000 and $15,000,000 for the period ending January 2, 1998, which is the period in which the Merger is expected to be consummated, to reflect costs associated with combining the operations of the two companies. This amount is a preliminary estimate and is therefore subject to change. Additional unanticipated costs may be incurred relating to the integration of the operations of CPI and Zytec. Although CPI expects that the elimination of duplicative expenses as well as other efficiencies related to the integration of the operations of CPI and Zytec may offset additional expenses over time, there can be no assurance that such net benefits will be achieved in the near term, or at all. The charges to operations described above include approximately $3,000,000, consisting primarily of regulatory filing costs and the fees of financial advisors, attorneys, accountants, financial printers and proxy solicitors.

RISKS RELATING TO CPI, ZYTEC AND THE COMBINED COMPANY

    FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

    CPI and Zytec have experienced recent quarterly growth in sales principally due to increased sales in the communications and internet markets, increased market acceptance of their products and the expansion of their product lines and sales channels. Due to the rapidly changing nature of the markets for CPI's and Zytec's products, as well as the likelihood of increased competition, there can be no assurance that CPI's or Zytec's rates of growth in sales and positive operating results will continue. A significant portion of Zytec's sales and, to a lesser extent, CPI's sales in prior periods have been derived from relatively large sales to a limited number of customers, and therefore the failure of the combined company to secure expected large sales may have a material adverse effect on the results of operations of the combined company. Also, if CPI, Zytec or the combined company is in production on a limited number of projects at any given time, the cancellation or curtailment of any such project could have a material adverse effect on the results of operations and financial condition of CPI, Zytec and/or the combined company. The future sales of CPI, Zytec and the combined company will depend on their ability to successfully develop, manufacture, market and deliver products for customers world-wide. Quarterly sales and operating results of CPI, Zytec and the combined company will generally depend on the volume and timing of and ability to fulfill orders received within the quarter, which are difficult to forecast. Significant portions of CPI's and Zytec's expense levels are relatively fixed in advance based in large part on their respective forecasts of future sales. If sales are below expectations in any given quarter, the adverse impact of any shortfall on the operating results of CPI, Zytec or the combined company may be magnified to the extent the respective company is unable to adjust spending to compensate for the shortfall. CPI, Zytec or the combined company may also increase spending in response to competition or to pursue new market opportunities. Accordingly, there can be no assurance that any of them will be able to sustain profitability in the future, particularly on a quarter-to-quarter basis.

    COMPETITION; INDUSTRY CONSOLIDATION

    The industries in which CPI and Zytec compete are highly competitive and characterized by increasing customer demands for product performance, shorter manufacturing cycles and lower prices. These trends result in frequent introductions of new products with added capabilities and features and continuous improvements in the relative price/performance of the products. Increased competition could result in price reductions, reduced profit margins and loss of market share, each of which could adversely affect the results of operations and financial condition of CPI, Zytec and the combined company. CPI's, Zytec's and the combined company's principal competitors include Lucent Technologies, Delta Products and Astec (BSR) plc. Competitive factors in the markets in which CPI, Zytec and the combined company compete or will compete include core technology, breadth of product features, product quality and functionality, reliability, pricing, marketing and distribution resources, international certifications, technical service and customer support. Certain of CPI's and Zytec's major competitors have also been engaged in merger and acquisition transactions. Such consolidations by competitors are likely to create entities with increased market share, customer bases, technology and marketing expertise, sales force size, and/or proprietary technology in product markets in which CPI, Zytec and the combined company will compete. These developments may adversely affect the ability of CPI, Zytec and the combined company to compete in such markets.

    NEW PRODUCT DEVELOPMENT AND TIMELY INTRODUCTION OF NEW AND ENHANCED PRODUCTS

    The markets for CPI's and Zytec's products are, and the markets for the combined company's products will be, characterized by rapidly changing technologies, increasing customer demands, evolving industry standards, frequent new product introductions and, in some cases, short product life cycles. The development of new, technologically advanced products is a complex and uncertain process requiring high levels of innovation, as well as the accurate anticipation of technological and market trends. There can be no assurance that CPI, Zytec and/or the combined company will successfully develop, introduce or manage the transition of new products. The failure of or delay by CPI, Zytec or the combined company in anticipating technological advances or developing and marketing product enhancements or new products that respond to any significant technological change could have a material adverse effect on the business, operating results and financial condition of CPI, Zytec and/or the combined company. In addition, the inability of products to gain market acceptance could adversely affect CPI's, Zytec's or the combined company's results of operations, particularly on a quarterly basis.

    PROPRIETARY TECHNOLOGIES AND INTELLECTUAL PROPERTY RIGHTS

    Both CPI and Zytec operate in industries in which the ability to compete depends in part on the development or acquisition of proprietary technologies which must be protected to preserve the benefits of exclusive use of such technologies. Both companies rely on a combination of trade secret and other intellectual property law, copyrights, and other measures to protect their intellectual property rights, including holding patents and evaluating the benefits of obtaining patents. Such protection, however, may not preclude competitors from independently developing products similar or superior to the products of CPI, Zytec and the combined company or prevent misappropriation of such intellectual property. In addition, the laws of certain foreign countries may not protect CPI's, Zytec's or the combined company's intellectual property rights to the same extent as do the laws of the United States. Although both CPI and Zytec continue to evaluate and implement protective measures, there can be no assurance that these efforts will be successful or that third parties will not assert intellectual property infringement claims against CPI, Zytec and/or the combined company. No such claims or litigation related to any such matter are currently pending against CPI or Zytec. However, there can be no assurance that none will be initiated, that CPI, Zytec and/or the combined company would prevail in any such litigation seeking damages or an injunction against the sale of the products of CPI, Zytec or the combined company, or that CPI, Zytec or the combined company would be able to obtain any necessary licenses on reasonable terms or at all. In addition, Zytec has a license pursuant to a license agreement with Galaxy Power, Inc. ("Galaxy") for certain DC-to-DC power supply technology that gives Zytec rights to designs used by Zytec in a series of power convertors developed by Galaxy for Zytec. The loss of this license may require significant changes in, or otherwise disrupt or delay the distribution of, products manufactured by Zytec and could have a material adverse effect on the business and operations of CPI, Zytec or the combined company.

    RISKS RELATED TO ACQUISITIONS

    Acquisitions of complementary businesses and technologies, including technologies and products under development, have been an important part of CPI's business strategy. Acquisitions require significant financial and management resources both at the time of the transaction and during the process of integrating the newly acquired businesses or technologies into CPI's operations. The operating results and financial condition of CPI, Zytec and/or the combined company could be adversely affected if CPI is unable to successfully integrate such new businesses and technologies into its operations. In addition, certain acquisitions or strategic transactions may be subject to approval by the other party's board of directors and/or shareholders, domestic or foreign governmental agencies, or other third parties, and all required approvals may be not obtained as needed. Therefore, there is a risk that important acquisitions or transactions could fail to be consummated as planned. Future acquisitions by CPI, Zytec or the combined company could also result in issuances of equity securities or rights associated with equity securities, which could potentially dilute earnings per share. In addition, such future acquisitions could result in the incurrence of additional debt, taxes or contingent liabilities or the amortization of goodwill and other intangible assets, which could adversely affect CPI's, Zytec's and/or the combined company's future results of operations and financial condition.

    RISKS RELATED TO INTERNATIONAL SALES AND FOREIGN MANUFACTURING OPERATIONS

    International sales have been, and are expected to continue to be, an increasingly important contributor to sales of CPI, Zytec and the combined company. International sales are subject to certain inherent risks, including unexpected changes in regulatory requirements and tariffs, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable and potentially adverse tax consequences. Other risks of international sales include changes in economic conditions in the international markets in which the products are sold, political and economic instability, fluctuations in currency exchange rates, import and export controls, and the burden and expense of complying with foreign laws. In addition, sales in developing nations may fluctuate to a greater extent than sales to customers in developed nations, as those markets are only beginning to adopt new technologies and establish purchasing practices. These risks may adversely affect the operating results and financial condition of CPI, Zytec and/or the combined company.

    CPI and, to a lesser extent, Zytec manufacture their products in foreign locations. Approximately 80% of CPI's products in fiscal year 1996 were manufactured in foreign locations. Specifically, 58% of CPI's fiscal year 1996 sales were from products manufactured in Hong Kong and China, 22% were from products manufactured in the Republic of Ireland and the remaining 20% were from domestic operations. Approximately 30% of Zytec's products in fiscal year 1996 were manufactured in foreign locations. The supply and cost of these products can be adversely affected, among other reasons, by changes in foreign currency exchange rates, increased import duties, imposition of tariffs, imposition of import quotas, interruptions in sea or air transportation and political or economic changes. In the event of confiscation, expropriation, nationalization or governmental restrictions in the above-mentioned foreign or other locations, CPI's, Zytec's and the combined company's results of operations and financial condition could be adversely affected from business disruption resulting in delays in production and delivery of products.

                                    GENERAL

    This Joint Proxy Statement/Prospectus is being furnished to the shareholders of CPI in connection with the solicitation of proxies by the Board of Directors
of CPI for use at the CPI Special Meeting to be held at       on November   ,
1997, at 10:00 a.m., local time, and at any adjournment(s) or postponement(s) thereof. This Joint Proxy Statement/Prospectus also constitutes the Prospectus of CPI with respect to the issuance of up to 14,476,983 shares of CPI Common Stock to be issued by CPI in connection with the Merger, as described below.

    This Joint Proxy Statement/Prospectus is also being furnished to the shareholders of Zytec in connection with the solicitation of proxies by the Board of Directors of Zytec for use at the Zytec Special Meeting to be held at
      on November   , 1997, at 9:00 a.m., local time, and at any adjournment(s)
or postponement(s) thereof.

                              CPI SPECIAL MEETING

    At the CPI Special Meeting, holders of CPI Common Stock will consider and vote upon (i) the CPI Share Proposal, and (ii) such other matters as may properly come before the CPI Special Meeting or any adjournment(s) or postponement(s) thereof. Although neither the FBCA, CPI Articles nor CPI Bylaws require CPI to obtain the approval of its shareholders of the Merger or the Merger Agreement, the rules of the NNM require CPI to obtain shareholder approval of the CPI Share Proposal. Management of CPI does not expect any other matter to come before the CPI Special Meeting.

    THE BOARD OF DIRECTORS OF CPI HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND ALL RELATED TRANSACTIONS AND UNANIMOUSLY RECOMMENDS THAT CPI SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE CPI SHARE PROPOSAL. SEE "THE MERGER--BACKGROUND OF THE MERGER" AND "--RECOMMENDATION OF THE BOARD OF DIRECTORS OF CPI; REASONS FOR THE MERGER."

RECORD DATE

    The CPI Board of Directors has fixed the close of business on October   ,
1997 as the CPI Record Date for determining holders entitled to notice of and to vote at the CPI Special Meeting.

QUORUM

    The presence, in person or by properly executed proxy, of holders of a majority of the issued and outstanding shares of CPI Common Stock shall constitute a quorum at the CPI Special Meeting. Abstentions will be considered present for purposes of establishing a quorum.

REQUIRED VOTE

    Under NNM rules, approval of the CPI Share Proposal requires the affirmative vote of a majority of the votes cast on the proposal at the CPI Special Meeting. Accordingly, abstentions will have no effect on the outcome of the proposal. As of the CPI Record Date, the directors and executive officers of CPI beneficially owned as a group approximately 6.7% of the outstanding shares of CPI Common Stock and have indicated their intention to vote in favor of the CPI Share Proposal. Approval of the CPI Share Proposal is a condition to consummation of the Merger.

VOTING RIGHTS; PROXIES

    As of the CPI Record Date, there were      shares of CPI Common Stock issued
and outstanding, each of which entitles the holder thereof to one vote. All shares of CPI Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH

SHARES OF CPI COMMON STOCK WILL BE VOTED IN FAVOR OF THE CPI SHARE PROPOSAL. CPI does not know of any matters other than the CPI Share Proposal that are to come before the CPI Special Meeting. If any other matter or matters are properly presented for action at the CPI Special Meeting, including, among other things, consideration of a motion to adjourn the CPI Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their judgment. A CPI shareholder giving a proxy pursuant to this proxy solicitation may revoke it at any time before it is exercised by giving a subsequently dated proxy, delivering to the Secretary of CPI a written notice of revocation prior to the voting of the proxy at the CPI Special Meeting, or attending the CPI Special Meeting and informing the Secretary of CPI in writing that such shareholder wishes to vote his or her shares in person. Mere attendance at the CPI Special Meeting will not in and of itself have the effect of revoking a previously delivered proxy.

SOLICITATION OF PROXIES

    Under the terms of the Merger Agreement, expenses of CPI's solicitation of proxies, including the cost of printing and mailing this Joint Proxy Statement/Prospectus to CPI shareholders, will be borne equally by CPI and Zytec. In addition to solicitation by use of the mails, proxies may be solicited from CPI shareholders by directors, officers and employees of CPI in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitations. CPI and Zytec have retained D.F. King & Co., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the CPI Special Meeting and Zytec Special Meeting at a total cost of approximately $10,000 plus reimbursement of reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and CPI will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

    THE MATTER TO BE CONSIDERED AT THE CPI SPECIAL MEETING IS OF GREAT IMPORTANCE TO SHAREHOLDERS OF CPI. ACCORDINGLY, CPI SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

                             ZYTEC SPECIAL MEETING

PURPOSE OF THE SPECIAL MEETING

    At the Zytec Special Meeting, holders of Zytec Common Stock will consider and vote upon (i) the Merger Proposal and (ii) such other matters as may properly come before the Zytec Special Meeting or any adjournment(s) or postponement(s) thereof. The MBCA requires that the Merger Proposal be presented to and approved by Zytec's shareholders. Management of Zytec does not expect any other matter to come before the Zytec Special Meeting.

    THE BOARD OF DIRECTORS OF ZYTEC HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND ALL RELATED TRANSACTIONS AND UNANIMOUSLY RECOMMENDS THAT ZYTEC SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER PROPOSAL. SEE "THE MERGER--BACKGROUND OF THE MERGER" AND "-- RECOMMENDATION OF THE BOARD OF DIRECTORS OF ZYTEC; REASONS FOR THE MERGER."

RECORD DATE

    The Zytec Board of Directors has fixed the close of business on October   ,
1997 as the Zytec Record Date for determining holders entitled to notice of and to vote at the Zytec Special Meeting.

QUORUM

    The presence, in person or by properly executed proxy, of holders of a majority of the issued and outstanding shares of Zytec Common Stock shall constitute a quorum at the Zytec Special Meeting. Abstentions will be considered present for purposes of establishing a quorum.

REQUIRED VOTE

    Under the MBCA, the approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Zytec Common Stock. Accordingly, abstentions will have the effect of votes against approval of the Merger Proposal. Three shareholders who own in the aggregate approximately 26% of the Zytec Common Stock outstanding as of the date hereof have entered into the Voting Agreement with CPI pursuant to which such holders have agreed to vote in favor of the Merger Proposal and have granted an irrevocable proxy to each of Joseph M. O'Donnell and Richard J. Thompson, in their capacities as officers of CPI, to vote all such shares in such manner. See "Other Agreements--Voting Agreement." As of the Zytec Record Date, the directors and executive officers of Zytec beneficially owned as a group approximately 33% of the outstanding shares of Zytec Common Stock (including the 26% covered by the Voting Agreement) and have indicated their intention to vote in favor of the Merger Proposal. Approval of the Merger Proposal is a condition to consummation of the Merger.

VOTING RIGHTS; PROXIES

    As of the Zytec Record Date, there were       shares of Zytec Common Stock
issued and outstanding, each of which entitles the holder thereof to one vote. All shares of Zytec Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF ZYTEC COMMON STOCK WILL BE VOTED IN FAVOR OF THE MERGER PROPOSAL. Zytec does not know of any matters other than the Merger Proposal that are to come before the Zytec Special Meeting. If any other matter or matters are properly presented for action at the Zytec Special Meeting, including, among other things, consideration of a motion to adjourn the Zytec Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their judgment. A Zytec shareholder giving a proxy pursuant to this proxy solicitation may revoke it at any time before it is exercised by giving a subsequently dated proxy, delivering to the Secretary of Zytec a written notice of revocation prior to the voting of the proxy at the Zytec Special Meeting, or attending the Zytec Special Meeting and informing the Secretary of Zytec in writing that such shareholder wishes to vote his or her shares in person. Mere attendance at the Zytec Special Meeting will not in and of itself have the effect of revoking a previously delivered proxy.

SOLICITATION OF PROXIES

    Under the terms of the Merger Agreement, expenses of Zytec's solicitation of proxies, including the cost of printing and mailing this Joint Proxy Statement/Prospectus to Zytec shareholders, will be borne equally by Zytec and CPI. In addition to solicitation by use of the mails, proxies may be solicited from Zytec shareholders by directors, officers and employees of Zytec in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitations. CPI and Zytec have retained D.F. King & Co. for assistance in connection with the solicitation of proxies for the Zytec Special Meeting and CPI Special Meeting at a total cost of approximately $10,000, plus reimbursement of reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Zytec will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

    THE MATTER TO BE CONSIDERED AT THE ZYTEC SPECIAL MEETING IS OF GREAT IMPORTANCE TO SHAREHOLDERS OF ZYTEC. ACCORDINGLY, ZYTEC SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. ZYTEC SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXIES.

                                   THE MERGER

    This section of the Joint Proxy Statement/Prospectus, as well as the next two sections of the Joint Proxy Statement/Prospectus entitled "The Merger Agreement" and "Other Agreements," describe certain significant aspects of the proposed Merger and related transactions. To the extent that it relates to the Merger Agreement, or the other agreements or arrangements described under "Other Agreements," the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Annex A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference, and to such other agreements which are filed as exhibits to the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part and are incorporated herein by reference. All shareholders are urged to read the Merger Agreement and such other exhibits in their entireties.

GENERAL

    The Merger Agreement provides that the Merger will be consummated if the required approvals of the Zytec shareholders and CPI shareholders are obtained and all other conditions to the Merger are satisfied or waived. Upon consummation of the Merger, Merger Sub will be merged with and into Zytec, and Zytec will become a wholly-owned subsidiary of CPI. Pursuant to the Merger, each outstanding share of Zytec Common Stock (other than any shares owned by Zytec, CPI or their subsidiaries, all of which shall be cancelled, and other than Dissenting Shares) will be converted into the right to receive 1.33 shares of CPI Common Stock.

    Based upon the outstanding shares of CPI and Zytec as of October   , 1997,
the shareholders of Zytec immediately prior to the consummation of the Merger (including the holder of the Convertible Note) would own approximately 38% of the outstanding CPI Common Stock immediately following consummation of the Merger. This percentage could change depending upon whether outstanding exercisable options to acquire shares of CPI Common Stock and/or Zytec Common Stock issuable upon exercise of outstanding stock options are in fact exercised prior to the consummation of the Merger.

EFFECTIVE TIME

    Consummation of the Merger will occur upon the filing of the Articles of Merger with the Secretary of State of the State of Minnesota or such later date or time as may be specified in the Articles of Merger. The filing of the Articles of Merger will occur as soon as practicable after the satisfaction or waiver of all conditions to the closing of the transactions contemplated by the Merger Agreement. The Merger Agreement may be terminated, under certain circumstances, by either party if the Merger shall not have been consummated on or before January 31, 1998. The Merger Agreement may also be terminated by one or both parties under certain other circumstances. See "The Merger Agreement--Conditions to the Merger" and "--Termination."

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

    The conversion of Zytec Common Stock into the right to receive CPI Common Stock will occur automatically at the Effective Time. As soon as practicable after the Effective Time, the Exchange Agent will mail a transmittal letter and instructions to each Zytec shareholder describing the procedures to follow in forwarding stock certificates representing Zytec Common Stock to the Exchange Agent. Upon receipt of such Zytec stock certificates and a duly executed letter of transmittal, the Exchange Agent will deliver whole shares of CPI Common Stock to such shareholder and cash in lieu of fractional shares pursuant to the terms of the Merger Agreement and in accordance with the transmittal letter, together with any dividends or other distributions to which such shareholder may be entitled.

    If any issuance of shares of CPI Common Stock in exchange for shares of Zytec Common Stock is to be made to a person who is not the registered owner in the transfer records of Zytec as of the Effective Time, the CPI Common Stock and other consideration may be issued and paid to such transferee if the certificate evidencing such shares of Zytec Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer, and by evidencing that any applicable stock transfer taxes have been paid.

    After the Effective Time, the stock transfer books of Zytec will be irrevocably closed, and there will be no further transfers of Zytec Common Stock on the stock transfer books of Zytec. If a certificate formerly representing Zytec Common Stock is presented for transfer after the Effective Time, it will be cancelled and exchanged for a certificate representing the appropriate number of whole shares of CPI Common Stock and cash in lieu of fractional shares and any dividends and distributions to which such certificate shall be entitled.

    After the Effective Time and until surrendered, shares of Zytec Common Stock will be deemed for all corporate purposes, other than the payment of any dividends and distributions, to represent the right to receive upon surrender the number of whole shares of CPI Common Stock into which the cancelled shares of Zytec Common Stock were converted on the Effective Time and any cash amount payable in lieu of fractional shares. No dividends or other distributions, if any, payable to holders of CPI Common Stock will be paid to the holders of any certificates for shares of Zytec Common Stock until such certificates are surrendered. Upon surrender of such certificates, the amount of any cash payable in lieu of fractional shares and any such declared dividends and distributions which shall have become payable with respect to CPI Common Stock in respect of a record date after the Effective Time will be paid to the holder of record of the shares of CPI Common Stock represented by the certificate issued in exchange therefor, without interest. See "The Merger Agreement--Exchange of Certificates."

    ZYTEC SHAREHOLDERS SHOULD NOT FORWARD STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. ZYTEC SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

BACKGROUND OF THE MERGER

    The Board of Directors of CPI has, from time to time, considered various alternatives to improve its financial position and to enhance shareholder value. To further these goals, CPI, through internal analysis and periodic employment of financial advisors to assist it, explores on an on-going basis potential strategic acquisition opportunities and the marketing of non-core CPI businesses for disposition. Zytec came to the attention of CPI management in the course of exploring business expansion strategies.

    In August 1995, senior management of CPI identified Zytec as the target of a possible business combination with CPI. On August 21, 1995, Edward S. Croft, III, a director of CPI and, at that time, a Managing Director of The Robinson-Humphrey Company, Inc. ("Robinson-Humphrey"), which had been engaged as financial advisor to CPI, met with Ronald D. Schmidt, Chairman, President and Chief Executive Officer of Zytec, at Zytec's headquarters in Eden Prairie, Minnesota, generally to discuss possible business combination options and to assess Zytec's interest in further discussions.

    Also in August 1995, Joseph M. O'Donnell, Chairman, Chief Executive Officer and President of CPI, contacted Mr. Schmidt of Zytec to hold preliminary discussions regarding the possibility of a business combination between the two companies. During August 1995, Mr. Croft presented CPI's senior management with a preliminary assessment of the two companies at CPI's headquarters in Boca Raton, Florida.

    On August 29, 1995, Mr. Croft and senior management of CPI, consisting of Mr. O'Donnell and Richard J. Thompson, CPI's Chief Financial Officer, Vice President-Finance, Secretary and Treasurer, met with the senior management of Zytec, including Mr. Schmidt, John B. Rogers, Zytec's Vice President-Finance, Treasurer and Chief Financial Officer, and John M. Steel, Zytec's Vice President-Sales and Marketing and a director, at Zytec's corporate headquarters in Eden Prairie, Minnesota, to further discuss a possible business combination between the two companies. A confidentiality and non-disclosure agreement between CPI and Zytec was executed on that date, as both companies desired to further explore a possible business combination. In the weeks following this meeting, representatives from both companies exchanged additional information and made visits to certain CPI and Zytec facilities.

    On October 20, 1995, senior management members of CPI met with its Board of Directors in Boca Raton, Florida, to further evaluate the merits of a business combination with Zytec. The participants in this meeting had further discussions via a teleconference meeting held on October 24, 1995.

    On October 27, 1995, Zytec's senior management met with its Board of Directors regarding whether to proceed with discussions relating to a possible business combination with CPI. After extensive consideration and discussion, no further negotiations were deemed warranted due to the business judgment of Zytec's Board of Directors that it could then more effectively increase shareholder value by Zytec remaining independent.

    On October 31, 1995, Mr. Schmidt of Zytec communicated to Mr. O'Donnell of CPI that Zytec was no longer interested in a business combination.

    During the period from October 31, 1995 through June 1997, the senior management of both companies maintained general communications. CPI expressed continuing interest in Zytec, but no serious discussions regarding a combination were had between the companies until July 1997. On July 1, 1997, Mr. O'Donnell contacted Mr. Schmidt by telephone to determine if Zytec would again consider the possibility of a business combination. Mr. Schmidt communicated Zytec's interest in a possible business combination in a telephone conversation with Mr. O'Donnell on July 18, 1997.

    On August 8, 1997, Mr. O'Donnell and Mr. Thompson of CPI along with Mr. Croft, then a Managing Director of the investment banking firm of Croft & Bender LLC, which had been retained as financial advisor to CPI, met with Zytec's senior management including Mr. Schmidt, then Chairman and Chief Executive Officer of Zytec, Ervin F. Kamm, Jr., then President and Chief Operating Officer of Zytec, John B. Rogers and John M. Steel. Each of CPI and Zytec presented respective company overviews which were followed by a general discussion of potential business combination terms.

    On August 12, 1997, the two companies entered into a letter agreement agreeing to (i) provide the other company with confidential information about itself in connection with the business combination being discussed between the two companies, (ii) not disclose or use such information for any purpose not in connection with the business combination being discussed and (iii) not solicit or entertain any other business combination proposals from any third parties. Also on such date, John B. Rogers met with certain financial and accounting personnel of CPI in Boca Raton, Florida, regarding certain financial reporting matters relating to the proposed business combination.

    On August 13, 1997, Mr. O'Donnell of CPI, Mr. Croft of Croft & Bender LLC, Mr. Schmidt of Zytec and Sherman Winthrop, Secretary and a director of Zytec, met in Eden Prairie, Minnesota, to discuss proposed material economic terms of a business combination. At such meeting, the parties discussed a transaction involving a merger between the two companies. In particular, the parties discussed the benefits and synergies expected to be derived from such a transaction, the integration of the two companies' respective corporate cultures, Zytec's request for representation on CPI's Board of Directors and the role of Zytec's current management in the combined company. In addition, general economic terms were discussed, including the range of the premium to be included in the exchange ratio. The discussions also addressed the requirements for pooling-of-interests accounting treatment and treatment of the proposed merger as a tax-free reorganization under the Code, and provisions requiring the payment of fees if a merger agreement were entered into and terminated by Zytec in connection with a competing transaction or upon the occurrence of certain other events.

    On August 22, 1997, CPI formally retained BT Alex. Brown to render an opinion as to the fairness, from a financial point of view, of the consideration to be paid by CPI in the Merger.

    On August 22, 1997, the Zytec Board of Directors met in Broomfield, Colorado to discuss the terms of the proposed transaction. Joseph M. O'Donnell of CPI, at the invitation of the Zytec Board of Directors, attended parts of such meeting and addressed the Zytec Board of Directors regarding possible synergies and benefits of the proposed combination. At such August 22, 1997 meeting, the Board of Directors discussed the benefits and risks of the proposed transaction and the proposed material terms of a merger agreement, including the range of the proposed exchange ratio to be paid, the instances in which such merger agreement could be terminated and the amount of fees that would be required to be paid upon such termination. At such meeting, the Zytec Board of Directors authorized the senior management of Zytec to negotiate the terms of a merger agreement between the two companies.

    On August 22 and 25, 1997, Mr. Schmidt of Zytec conferred with Vincent E. Gallagher, Managing Director of Needham, regarding a possible retention of Needham as the financial advisor to Zytec in connection with the proposed merger. Effective August 29, 1997, Zytec formally retained Needham to act as its financial advisor with regard to the proposed merger being discussed between the two companies.

    Between August 23 and 25, 1997, the senior management of each of the companies continued direct and telephonic discussions and negotiations. In the course of these conversations, various proposals and counterproposals were advanced by each party regarding the economic terms of the merger, including the range of the exchange ratio, representation on CPI's Board of Directors by Zytec management, fees payable upon termination of a merger agreement and the form of a voting agreement to be entered into by certain principal shareholders of Zytec. In addition, the effects of a merger on the two companies and the synergies anticipated to be realized therefrom were extensively discussed.

    On August 25, 1997, during a telephone conversation between Mr. O'Donnell of CPI and Mr. Schmidt of Zytec, a general understanding regarding economic terms of the transaction was reached. Such understanding included the determination of the exchange ratio, the mutual intention that the transactions be treated as a pooling-of-interests for accounting purposes and as a tax-free reorganization under the Code and that Zytec directors have representation on the CPI Board of Directors. Such understanding was, however, subject to satisfactory negotiation of a definitive merger agreement, a draft of which CPI authorized its counsel to prepare and circulate for review and discussion to Zytec and its counsel, and the resolution of certain issues, including the amount of the termination fee payable upon the termination of the merger agreement, the detailed provisions of which were left open to further negotiation. In addition, it was tentatively agreed that Zytec would have representation on the CPI Board of Directors of four out of 11 seats.

    Between August 21 and September 1, 1997, attorneys from Hertzog, Calamari & Gleason, counsel for CPI, conducted legal due diligence regarding Zytec. Between August 25 and September 1, 1997, attorneys from Winthrop & Weinstine, P.A., counsel for Zytec, conducted legal due diligence regarding CPI.

    On August 27, 1997, members of senior management of each company and a representative of each of BT Alex. Brown and Needham met in Chicago, Illinois, to conduct a business and financial due diligence review of the two companies.

    On August 28, 1997, Mr. Thompson of CPI and attorneys from the law firm of Hertzog, Calamari & Gleason met in Minneapolis, Minnesota with John B. Rogers of Zytec and attorneys from the law firm of Winthrop & Weinstine, P.A. to negotiate the merger agreement. At such meeting, the conditions under which the proposed merger agreement would be terminable and the amount of termination fees to be paid under different circumstances were negotiated. In addition, the terms of proposed non-solicitation and non-competition agreements were negotiated, and issues regarding employee benefits and maintenance by CPI of Zytec's facilities were discussed.

    On August 28 and 29, and September 2, 1997, representatives of CPI's independent certified public accountants and Zytec's independent accountants reviewed publicly filed reports of Zytec and CPI, respectively, and the other firm's audit working papers.

    From August 29 through September 2, 1997, the attorneys for each of the companies negotiated and revised the draft merger agreement. The principal areas of discussion and negotiation included Zytec's representation on the CPI Board of Directors, transition of employee benefit plans, terms of non-competition and non-solicitation agreements, and the maintenance by CPI of Zytec's facilities.

    On September 1, 1997, in a telephone conference between Ronald D. Schmidt, John B. Rogers and Sherman Winthrop of Zytec and representatives of Needham, Needham discussed with the Zytec representatives its preliminary analysis of the proposed merger, from a financial point of view.

    On September 2, 1997, the Board of Directors of CPI met to consider the proposed merger. Members of CPI's senior management and financial advisors made a presentation and reviewed the matters set forth below under "--Recommendation of the Board of Directors of CPI; Reasons for the Merger." The terms of the draft merger agreement and other ancillary agreements were reviewed with the directors. BT Alex. Brown rendered its oral opinion (subsequently confirmed by delivery of a written opinion, dated September 2, 1997) to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair from a financial point of view to CPI, and reviewed with the CPI Board of Directors certain financial analyses performed by BT Alex. Brown in connection with such opinion. See "--Opinion of CPI's Financial Advisor". After discussion and consideration, the CPI Board of Directors voted unanimously to approve the Merger Agreement and related documents for the transaction and the CPI Share Proposal.

    On September 2, 1997, the Board of Directors of Zytec met to consider the proposed merger. Representatives of Zytec's senior management, its legal advisors and financial advisors made presentations and reviewed the matters set forth below under "--Recommendation of the Board of Directors of Zytec; Reasons for the Merger." The terms of the Merger Agreement and the related agreements were reviewed with the directors. Needham rendered its oral opinion (subsequently confirmed by delivery of a written opinion, dated September 2, 1997) to the effect that, as of such date, the Exchange Ratio was fair to the shareholders of Zytec from a financial point of view. After discussion and consideration, the Zytec Board voted unanimously to approve the Merger Agreement and the related transactions.

    After the close of business on September 2, 1997, the parties executed the Merger Agreement and related documents. On September 3, 1997, the parties issued a joint press release announcing the execution of the Merger Agreement.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF CPI; REASONS FOR THE MERGER

    At its September 2, 1997 meeting, the CPI Board of Directors determined that the consideration to be paid to Zytec's shareholders in the Merger was fair to CPI from a financial point of view and in the best interests of its shareholders. The determination of the CPI Board of Directors was based upon consideration of a number of factors. The following list includes the material factors the CPI Board of Directors considered in its evaluation of the Merger:

        1. Its conclusion that the Merger would combine the two companies, thereby creating certain synergies, operating efficiencies and cost reductions, including reductions through volume purchases and the reduction of duplicative research and development and certain general administrative expenses.

        2. Its conclusion that the combined company would have greater resources and be better able to service customers by creating new and innovative products as a result of the combining of the proprietary information and technology of each company and the integration of the expertise of each company.

        3. Its conclusion that the Merger would enable the combined companies to sell complementary products to customers of the separate companies which prior to the Merger purchased products from one of the companies and, in particular, its conclusion that CPI could offer more standardized products to Zytec's existing customers.

        4. Its conclusion that the combined businesses would have significantly greater financial resources and industry presence, domestically and internationally.

        5. Its receipt of the oral opinion of BT Alex. Brown (subsequently confirmed by delivery of a written opinion, dated September 2, 1997) to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair to CPI from a financial point of view.

        6. Its knowledge of the management, business, properties, financial condition, operating results and prospects of Zytec.

        7.  The current industry, economic and market conditions.

        8. Its conclusion that the combined company would be better able to compete with larger competitors and to address supplier reduction programs by large customers.

        9. The presentations by CPI's management with respect to the acquisition of Zytec, including the anticipation that the combination would be moderately accretive to CPI's earnings in fiscal year 1998.

        10. The terms of the Merger Agreement and the Voting Agreement, including the circumstances under which CPI and Zytec could terminate the Merger Agreement and the termination fees payable by Zytec under certain circumstances.

        11. Its conclusion that the higher market capitalization of the combined company could expand its investor base, reduce trading price volatility, increase liquidity for its shareholders and result in greater coverage of its Common Stock by analysts.

        12. The historical trading prices and trading activity for Zytec Common Stock and CPI Common Stock.

        13. The intended accounting treatment of the transaction as a pooling-of-interests and the expected tax-free nature of the transaction.

        14. The expected positive effect of the Merger on CPI's employees, suppliers and customers.

    The foregoing discussion of the information and factors considered by the CPI Board of Directors is not intended to be exhaustive but is believed to include the material factors considered by the CPI Board of Directors. In view of the wide variety of information and factors considered, the CPI Board of Directors did not find it practical to, and did not, quantify or otherwise assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. The CPI Board of Directors also considered certain collateral risks relating to the Merger, as more fully discussed before under "Risk Factors--Risks Relating to the Merger."

    THE BOARD OF DIRECTORS OF CPI HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE CPI SHARE PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF CPI VOTE FOR THE APPROVAL OF THE CPI SHARE PROPOSAL.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF ZYTEC; REASONS FOR THE MERGER

    At its September 2, 1997 meeting, the Zytec Board of Directors determined that the Exchange Ratio was fair to the shareholders of Zytec from a financial point of view. The determination of the Zytec Board of Directors was based upon consideration of a number of factors. The following list includes the material factors the Zytec Board of Directors considered in its evaluation of the Merger.

        1. Its conclusion that the Merger would result in the creation of a combined company with significantly greater resources, a more integrated and cohesive multi-technology product offering, greater world-wide manufacturing presence and capability, and greater sales and marketing capability than those of Zytec alone, and that it would enable the combined company to compete more effectively with competitors having greater resources and broader product offerings than Zytec alone.

        2. Its conclusion that Zytec and CPI principally have complementary rather than competing product offerings in the power supply markets and that the combined company is expected to provide a broader product offering for Zytec's customers.

        3. Its conclusion that the combination of CPI and Zytec will significantly improve the purchasing power of the combined company as compared to either company standing alone, which the Zytec Board of Directors believes will result in reduced costs.

        4. Its conclusion that the management team of the combined company will have greater depth of knowledge of the power supply industry and more business experience than that of either company standing alone.

        5. Its conclusion that the Merger will provide Zytec with the potential to expand the market presence of Zytec's products globally through a larger combined sales force and geographically more extensive sales and distribution channels.

        6. Its conclusion that the Zytec shareholders will have the opportunity to participate in the potential growth of the combined company after the Merger.

    In arriving at its unanimous decision to approve the Merger Agreement, the Zytec Board of Directors considered a number of additional factors, including
(i) information concerning Zytec's and CPI's respective businesses, technologies, operations and products, including possible future product releases, competitive positions and business prospects, (ii) the complementary nature of Zytec's and CPI's product lines and technologies, (iii) the complementary locations of Zytec's and CPI's respective manufacturing facilities, (iv) an analysis of the relative contributions that Zytec's and CPI's respective products and technologies could make to the future business prospects of the combined company, (v) reports from management and legal and accounting advisors on the specific terms of the relevant agreements, including the Merger Agreement, and other matters (including the fact that the Merger is expected to be accounted for as a pooling-of-interests), (vi) Zytec's and CPI's historical financial information and the results of operations and estimated future results, as well as current financial market conditions and historical market prices, trading information for Zytec Common Stock and CPI Common Stock, the consideration to be received by Zytec shareholders in the Merger, and the percentage of the combined company to be owned by Zytec shareholders following the Merger, (vii) the technical and marketing knowledge of CPI's management and
(viii) the ability of Zytec shareholders to participate, through continued ownership of CPI Common Stock, in the enhanced prospects of the combined companies. The Zytec Board of Directors also considered the financial and other analyses presented by Needham, including the oral opinion of Needham, subsequently confirmed in writing, that the Exchange Ratio was fair to Zytec's shareholders from a financial point of view as of the date of such opinion. See "--Opinion of Zytec's Financial Advisor."

    The Zytec Board of Directors over a period of time evaluated the likelihood of realizing superior benefits through alternative business strategies, which included evaluations of the business and financial prospects of Zytec if it were to continue as an independent company. In this connection, the Zytec Board of Directors considered a number of factors, including market growth, ongoing industry consolidation, the anticipated emergence of new products and technologies, Zytec's internal product development strategies, the cost to Zytec of establishing a manufacturing presence in the Far East, the ability of Zytec to access new customers and markets, and the fit of Zytec's technologies and product lines with those of CPI. The Zytec Board of Directors believes that the technologies, product lines and fundamental business and operating strategies of Zytec and CPI are complementary and consistent, that Zytec and CPI together can provide a greater range of products and superior market coverage compared to Zytec standing alone, and that a combination of the two companies provides a greater potential for enhanced shareholder value than does the continuation of Zytec's operations in their present form. Because the consideration to be received in the Merger consists of common stock and not cash or other non-equity consideration, the Merger will offer the shareholders of Zytec the opportunity to continue to participate in the growth and appreciation of the business conducted by the combined company.

    The Zytec Board of Directors also considered (i) the risk that the benefits sought in the Merger would not be obtained, (ii) the risk that the Merger would not be consummated, (iii) the effect of the public announcement of the Merger on Zytec's sales, customer relations, operating results and ability to retain employees and on the trading price of Zytec Common Stock, (iv) the substantial management time and effort that will be required to consummate the Merger and integrate the operations of the two companies, (v) the impact of the Merger on Zytec and CPI personnel, and (vi) other risks, including those described herein under "Risk Factors." In the judgment of the Zytec Board of Directors, the potential benefits of the Merger clearly outweighed the risks inherent in the transaction.

    The foregoing discussion of the information and factors considered by the Zytec Board of Directors is not intended to be exhaustive but is believed to include the material factors considered by the Zytec Board of Directors. In view of the wide variety of information and factors considered, the Zytec Board of Directors did not find it practical to, and did not, quantify or otherwise assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

    THE BOARD OF DIRECTORS OF ZYTEC HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT ZYTEC SHAREHOLDERS VOTE FOR THE MERGER PROPOSAL.

OPINION OF CPI'S FINANCIAL ADVISOR

    CPI engaged BT Alex. Brown to render an opinion as to the fairness, from a financial point of view, of the consideration to be paid by CPI in the Merger. On September 2, 1997, at a meeting of the CPI Board of Directors held to evaluate the proposed Merger, BT Alex. Brown rendered to the CPI Board of Directors an oral opinion (which opinion was subsequently confirmed by delivery of a written opinion dated September 2, 1997) to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair to CPI from a financial point of view.

    THE FULL TEXT OF THE WRITTEN OPINION OF BT ALEX. BROWN, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. BT ALEX. BROWN'S OPINION IS DIRECTED TO THE BOARD OF DIRECTORS OF CPI, ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO CPI AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE CPI SPECIAL MEETING. THE SUMMARY OF THE OPINION OF BT ALEX. BROWN IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    In connection with its opinion, BT Alex. Brown reviewed certain publicly available financial information and other information concerning CPI and Zytec and certain internal analyses and other information furnished to BT Alex. Brown by CPI and Zytec. BT Alex. Brown also held discussions with members of the senior managements of CPI and Zytec regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, BT Alex. Brown (i) reviewed the reported prices and trading activity for CPI Common Stock and Zytec Common Stock, (ii) compared certain financial and stock market information for CPI and Zytec with similar information of certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which BT Alex. Brown deemed comparable in whole or in part, (iv) reviewed the terms of the Merger Agreement, and (v) performed such other studies and analyses and considered such other factors as BT Alex. Brown deemed appropriate.

    As described in its opinion, BT Alex. Brown assumed and relied upon, without independent verification, the accuracy, completeness and fairness of the information furnished to or otherwise reviewed by or discussed with BT Alex. Brown for purposes of its opinion. With respect to the information relating to the prospects of CPI and Zytec, BT Alex. Brown assumed that such information reflected the best currently available judgments and estimates of the managements of CPI and Zytec as to the likely future financial performances of their respective companies and of the combined company. BT Alex. Brown did not make nor was it provided with an independent evaluation or appraisal of the assets or liabilities of CPI or Zytec.

BT Alex. Brown's opinion was based on market, economic and other conditions as they existed and could be evaluated as of the date of its opinion. Although BT Alex. Brown evaluated the Exchange Ratio from a financial point of view, the type and amount of consideration payable in the Merger was determined through negotiation between CPI and Zytec. BT Alex. Brown's opinion does not constitute an opinion as to the price at which the CPI Common Stock will actually trade at any time.

    Set forth below is a summary of the material analyses presented by BT Alex. Brown to CPI's Board of Directors on September 2, 1997 in connection with its opinion of such date:

    STOCK TRADING HISTORY

    BT Alex. Brown reviewed the historical trading volumes and market prices for CPI Common Stock and Zytec Common Stock and the implied historical exchange ratio of CPI Common Stock and Zytec Common Stock (the closing price of Zytec Common Stock divided by the closing price of CPI Common Stock) based on such market prices over the one-year period preceding September 2, 1997. This analysis indicated exchange ratios for CPI Common Stock and Zytec Common Stock for the one day, 10 days, 30 days and 90 days preceding September 2, 1997, of 0.97, 0.89, 0.96 and 0.78, respectively.

    ANALYSIS OF SELECTED PUBLIC COMPANY TRADING AND FINANCIAL INFORMATION

    BT Alex. Brown compared certain financial and stock market information for CPI and Zytec with similar information for certain other publicly held companies, including: ACT Manufacturing, Inc., C&D Technologies, Inc., Jabil Circuit, Inc., MagneTek, Inc., Plexus Corp., Sanmina Corp., Solectron Corp., and Vicor Corp. (the "Selected Companies"). BT Alex. Brown calculated market values based on each company's closing stock price on August 29, 1997, relative to each company's estimated earnings per share ("EPS") for calendar years 1997 and 1998 as reported in I/B/E/S/, a market research database. This analysis indicated price to earnings ("P/E") ratios for the Selected Companies of 14.2x to 41.2x (with a mean of 28.1x) estimated calendar 1997 EPS and 12.2x to 30.3x (with a mean of 20.0x) estimated calendar 1998 EPS. These multiples compare with indicated multiples for the Merger of 30.4x and 24.9x Zytec's estimated calendar 1997 and 1998 EPS, respectively, based on internal estimates of the management of Zytec. Additionally, BT Alex. Brown reviewed (i) movements in the CPI Common Stock, Zytec Common Stock, the Nasdaq Composite and the common stock of the Selected Companies and (ii) historical P/E ratios for CPI, Zytec and the Selected Companies.

    ANALYSIS OF SELECTED MERGER TRANSACTIONS

    BT Alex. Brown reviewed certain merger transactions which it deemed comparable in whole or in part to the Merger, based on, among other things, relative market values, business of the target company and historical stock price movements. Specifically, BT Alex. Brown reviewed the following transactions (target/ acquiror): Reliance Electric Co./Rockwell International Corp., Control Techniques/ Emerson Electric Co., Force Computers/Solectron Corp., Unitech plc/Siebe plc, Elexsys International, Inc./Sanmina Corp., and Elba Group/CPI (the "Selected Transactions"). BT Alex. Brown calculated the percentage premium or discount of the acquisition prices in the Selected Transactions one day, one week and one month prior to public announcement of the Selected Transactions, and compared the average premiums paid in the Selected Transactions with the implied premium payable in the Merger. This analysis indicated a range of premiums in the Selected Transactions of 3% to 56% over the target's stock price one day prior, 15% to 55% over the target's stock price one week prior, and 25% to 51% over the target's stock price one month prior to public announcement of the Selected Transactions, as compared to premiums of approximately 35%, 61% and 81%, respectively, to Zytec's stock price one day, one week and one month prior to September 2, 1997.

    DISCOUNTED CASH FLOW ANALYSIS

    BT Alex. Brown performed a discounted cash flow analysis of Zytec to estimate the present value of the stand-alone, unlevered, after-tax free cash flows that Zytec could generate over the five- and one-quarter year period ending December 2002, based on internal estimates of the management of Zytec. After-tax cash flows were calculated as the after-tax earnings before interest and taxes ("EBIT") of Zytec, plus depreciation and amortization, less net investment of non-cash working capital and capital expenditures. The terminal value for Zytec was calculated by applying multiples ranging from 20.0x to 24.0x to the projected unlevered net income of Zytec in fiscal year 2002. The cash flow streams and terminal value were then discounted to present value utilizing discount rates ranging from 15.0% to 17.0%. This analysis yielded an equity reference range for Zytec of approximately $43.38 to $56.48 per share.

    EARNINGS PER SHARE IMPACT ANALYSIS

    BT Alex. Brown analyzed the pro forma effect of the Merger on the EPS of CPI in fiscal year 1998, based on internal estimates of the managements of CPI and Zytec. This analysis indicated that the Merger could be accretive to CPI's EPS in fiscal year 1998, both before and after giving effect to certain cost savings and other potential synergies anticipated by the management of CPI to result from the Merger. The actual operating or financial results achieved by the combined entity may vary from projected results and variations may be material.

    CONTRIBUTION ANALYSIS

    BT Alex. Brown analyzed the relative contributions of CPI and Zytec to the estimated revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA"), EBIT and net income of the combined entity for the latest 12 months ended July 4, 1997 for CPI and June 29, 1997 for Zytec, and the estimated net income of the combined entity for calendar years 1997 and 1998, based on internal estimates of the managements of CPI and Zytec, and compared such contributions to the pro forma ownership of the combined entity by the holders of CPI Common Stock. This analysis indicated that (i) for the latest 12 months ended July 4, 1997 for CPI and June 29, 1997 for Zytec, CPI would have contributed approximately 51% of the revenues, 61% of EBITDA, 61% of EBIT and 62% of the net income of the combined entity, and (ii) in calendar years 1997 and 1998, CPI would contribute approximately 60% and 61%, respectively, of the net income of the combined entity. Based on the Exchange Ratio, current holders of CPI Common Stock would own approximately 61% of the combined entity, on a fully diluted basis, upon consummation of the Merger.

    The summary set forth above does not purport to be a complete description of the opinion of BT Alex. Brown to the CPI Board of Directors or the financial analyses performed and factors considered by BT Alex. Brown in connection with its opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. BT Alex. Brown believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or selecting portions of the above summary, without considering all factors and analyses, could create a misleading or incomplete view of the processes underlying such analyses and opinion. In performing its analyses, BT Alex. Brown made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of CPI and Zytec. No company, transaction or business used in such analyses as a comparison is identical to CPI, Zytec, or the proposed Merger, nor is an evaluation of the results of such analyses entirely mathematical; rather, such analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. BT Alex. Brown's opinion and financial analyses were only one of many factors considered by the CPI Board of Directors in its evaluation of the proposed Merger and should not be viewed as determinative of the views of CPI's Board of Directors or management with respect to the Exchange Ratio or the Merger.

    BT Alex. Brown is a nationally recognized investment banking firm and, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. CPI selected BT Alex. Brown to serve as its financial advisor based on various factors, including BT Alex. Brown's reputation and expertise. In the ordinary course of business, BT Alex. Brown may actively trade the securities of both CPI and Zytec for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in securities of CPI and Zytec.

    Pursuant to the terms of BT Alex. Brown's engagement, CPI has agreed to pay BT Alex. Brown an opinion fee of $500,000, which fee was payable upon delivery of BT Alex. Brown's opinion. In addition, CPI has agreed to reimburse BT Alex. Brown for its reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, and to indemnify BT Alex. Brown and certain related parties against certain liabilities, including certain liabilities under the Federal securities laws, relating to, or arising out of, its engagement.

OPINION OF ZYTEC'S FINANCIAL ADVISOR

    Pursuant to an engagement letter dated August 29, 1997 (the "Engagement Letter"), Zytec retained Needham to act as exclusive financial advisor to Zytec in connection with the proposed transaction with CPI and, in this regard, render an opinion as to whether or not the consideration to be received by the shareholders of Zytec in the Merger was fair to the shareholders of Zytec from a financial point of view. Needham was not requested to, and did not, make a recommendation to the Zytec Board of Directors as to the Exchange Ratio to be provided for in the Merger, which Exchange Ratio was determined through arm's-length negotiations between Zytec and CPI.

    At a meeting of the Board of Directors of Zytec on September 2, 1997, Needham rendered to the Zytec Board of Directors an oral opinion (which was subsequently confirmed by delivery of a written opinion, dated September 2,
1997), that, as of such date, and based upon and subject to certain assumptions and other matters described in its written opinion, the Exchange Ratio was fair to the Zytec shareholders from a financial point of view. NEEDHAM'S OPINION IS ADDRESSED TO THE ZYTEC BOARD OF DIRECTORS, IS DIRECTED ONLY TO THE FINANCIAL TERMS OF THE MERGER AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF ZYTEC AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE ZYTEC SPECIAL MEETING.

    Needham is not expressing any opinion as to what the value of CPI Common Stock will be when issued to the shareholders of Zytec pursuant to the Merger or the prices at which CPI Common Stock will actually trade at any time. The complete text of the September 2, 1997 opinion (the "Needham Opinion"), which sets forth the assumptions made, matters considered, limitations on and scope of the review undertaken by Needham, is attached to this Joint Proxy Statement/Prospectus as Annex C, and the summary of the Needham Opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the Needham Opinion. ZYTEC SHAREHOLDERS ARE URGED TO READ THE NEEDHAM OPINION CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED, AND THE ASSUMPTIONS MADE BY NEEDHAM.

    In arriving at its opinion, Needham, among other things, (i) reviewed a draft of the Merger Agreement, dated August 29, 1997; (ii) reviewed certain other documents relating to the Merger; (iii) reviewed certain publicly available information concerning CPI and Zytec and certain other relevant financial and operating data of CPI and Zytec made available from the internal records of CPI and Zytec; (iv) reviewed the historical stock prices and trading volumes of CPI's and Zytec's Common Stock; (v) held discussions with members of senior management of CPI and Zytec concerning their current and future business prospects; (vi) reviewed certain financial forecasts and projections prepared by the respective managements of CPI and Zytec; (vii) compared certain publicly available financial data of companies whose securities are in the public markets, which Needham deemed generally comparable to the business of Zytec, to similar data for Zytec; (viii) reviewed the financial terms of certain other business combinations that Needham deemed generally relevant; and (ix) performed and/or considered such other studies, analyses, inquiries and investigations as Needham deemed appropriate. Needham assumed and relied upon, without independent verification, the accuracy and completeness of the information it reviewed for purposes of its opinion. With respect to CPI's and Zytec's financial forecasts provided to Needham by their respective managements, Needham assumed that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements, at the time of preparation, of the future operating and financial performance of CPI and Zytec. Needham did not assume any responsibility for or make or obtain any independent evaluation, appraisal or physical inspection of the assets or liabilities of Zytec or CPI. Needham's opinion states that it was based on economic, monetary and market conditions existing as of the date of such opinion. Furthermore, Needham expresses no opinion as to what the value of CPI Common Stock will be when issued to the shareholders of Zytec pursuant to the Merger or the prices at which CPI Common Stock will actually trade at any time.

    Based on this information, Needham performed a variety of financial analyses of the Merger and the consideration to be received by the Zytec shareholders. The following paragraphs summarize the significant financial analyses performed by Needham in arriving at its opinion presented to the Zytec Board of Directors.

    CONTRIBUTION ANALYSIS

    Needham performed and analyzed the pro forma contribution of each of CPI and Zytec to pro forma combined operational and financial information, as of June 29, 1997, and for the twelve months ended June 29, 1996 ("LTM"), projected fiscal year 1997 operating results, and projected fiscal year 1998 operating results. Needham reviewed, among other things, the pro forma contributions to revenues, net income, assets and shareholders' equity. This analysis did not take into account any transaction adjustments or proposed synergies. Based on this analysis, Zytec contributed 49.1% of the LTM pro forma combined revenues, 49.1% of the projected fiscal year 1997 pro forma combined revenues, 47.3% of the projected fiscal year 1998 pro forma combined revenues, 27.6% of the LTM pro forma combined net income, 37.5% of the projected fiscal year 1997 pro forma combined net income, and 37.4% of the projected fiscal year 1998 pro forma combined net income. In addition, Zytec contributed 33.1% of the pro forma combined assets as of June 29, 1997, and 30.0% of the pro forma combined shareholders' equity as of June 29, 1997. Based on the Exchange Ratio, Zytec's shareholders will own approximately 40.0% of CPI after the Merger (on a fully diluted basis). The results of the contribution analysis are not necessarily indicative of the contributions that the respective businesses may have in the future.

    COMPARABLE COMPANY ANALYSIS

    To provide contextual data and comparative market information, Needham compared selected historical and projected operating and stock market data and operating and financial ratios for Zytec to the corresponding data and ratios of certain publicly traded power supply companies which it deemed generally comparable to Zytec. Such data and ratios included total market capitalization to historical and projected revenue, price per share to historical and projected earnings per share and market value to historical book value.

    Companies deemed to be generally comparable to Zytec included Astec (BSR) plc, C&D Technologies, Inc., Computer Products, Inc. and Vicor Corporation (collectively, the "Power Supply Manufacturers").

    Needham calculated multiples for Zytec based on the closing price of CPI Common Stock on August 29, 1997, of $30.38 and the resulting equivalent price per share for the Zytec Common Stock of $40.40 based upon the Exchange Ratio. For the Power Supply Manufacturers, the multiples of total market capitalization to LTM revenues ranged from 0.9 to 6.6 with a mean of 2.9 and a median of 2.0; the multiples of market capitalization to projected calendar year 1997 revenues ranged from 0.8 to 6.3 with a mean of 2.7 and a median of 1.9; the multiples of market capitalization to projected calendar year 1998 revenues ranged from 0.7 to 5.4 with a mean of 2.3 and a median of 1.6; the LTM price-earnings multiples ranged from 14.2 to 44.1 with a mean of 27.2 and a median of 25.2; the projected calendar year 1997 price-earnings multiples ranged from 13.5 to 36.4 with a mean of 23.5 and a median of 22.0; the projected calendar year 1998 price-earnings multiples ranged from 11.9 to 31.4 with a mean of 20.0 and a median of 18.3; and the multiples of market value to historical book value ranged from 2.6 to 7.9 with a mean of 4.8 and a median of 4.4.

    These ratios compared with the following ratios for Zytec: total market capitalization to LTM revenues of 2.1; total market capitalization to projected calendar year 1997 revenues of 1.9; total market capitalization to projected calendar year 1998 revenues of 1.6; LTM price-earnings multiple of 52.4; projected calendar year 1997 price-earnings multiple of 30.4; projected calendar year 1998 price-earnings multiple of 26.1; and market value to historical book value multiple of 7.7.

    COMPARABLE TRANSACTION ANALYSIS

    Needham also analyzed publicly available financial information for 16 selected technology industry mergers and acquisitions which were accounted for as a pooling-of-interests. In examining these transactions, Needham analyzed certain income statement and balance sheet parameters of the acquired companies relative to the consideration offered, such as one-day, one-week and four-week premiums of the consideration offered to the target's stock price; aggregate transaction value as multiples of LTM revenues, EBIT and EBITDA; and multiples of market value to LTM net income and historical book value.

    Completed technology transactions analyzed by Needham included: Ontrak Systems, Inc./Lam Research Corporation; Compression Labs, Inc./VTEL Corporation; Orbit Semiconductor, Inc./DII Group, Inc.; Network Express, Inc./Cabletron Systems, Inc.; CIS Technologies, Inc./ National Data Corporation; Convex Computer Corporation/ Hewlett-Packard Company; Xylogies, Inc./Bay Networks, Inc.; Megatest Corporation/Teradyne, Inc.; Recognition International, Inc./ BancTec, Inc.; Data Switch Corporation/ General Signal Corporation; M/A-COM, Inc./AMP, Inc.; Anthem Electronics, Inc./Arrow Electronics, Inc.; Network Systems Corporation/Storage Technology Corporation; Sunward Technologies, Inc./Read-Rite Corporation; SuperMac Technology, Inc./Radius, Inc.; and Radiation Systems, Inc./COMSAT.

    For these transactions the one-day stock price premium ranged from (10.6)% to 52.0% with a mean of 27.0% and a median of 35.7%; the one-week stock price premium ranged from (5.8)% to 57.6% with a mean of 32.6% and a median of 34.5%; and the four-week stock price premium ranged from (3.4)% to 70.2% with a mean of 38.8% and a median of 43.4%. The multiples of transaction value to LTM sales ranged from 0.2 to 5.5 with a mean of 1.9 and a median of 1.2; the LTM EBIT multiples ranged from 3.9 to 63.5 with a mean of 22.7 and a median of 13.5; and the LTM EBITDA multiples ranged from 3.6 to 25.2 with a mean of 14.0 and a median of 13.1. The multiples of market value to LTM net income ranged from 6.9 to 79.6 with a mean of 35.4 and a median of 27.5; and the multiples of market price value to book value ranged from 0.7 to 13.5 with a mean of 3.4 and a median of 2.5.

    These premiums and ratios compared with the following for Zytec, calculated based on the closing price of CPI Common Stock on August 29, 1997, and the Exchange Ratio: one-day stock price premium of 37.3%, one-week stock price premium of 56.5%, four-week stock price premium of 78.0%, LTM sales multiple of 2.1, LTM EBIT multiple of 32.0, LTM EBITDA multiple of 20.8, market value to LTM net income multiple of 52.5, and market to book value multiple of 7.7.

    No company or transaction used in any comparable analysis as a comparison is identical to Zytec, CPI or the Merger. Accordingly, these analyses are not simply mathematical; rather, they involve complex considerations and judgments concerning differences in the financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies and transactions to which they are being compared.

    STOCK TRADING HISTORY

    Needham examined, for the period beginning on January 1, 1995 and ending on August 29, 1997, the history of trading prices and volumes for Zytec Common Stock and CPI Common Stock and the relationship between movements of Zytec Common Stock and CPI Common Stock and movements of a composite index composed of the common stocks of the comparable Power Supply Manufacturers. This analysis showed that the Zytec Common Stock outperformed the composite index at all times during the period and that the CPI Common Stock outperformed the composite index at almost all times during the period and at all times since April 1997. Needham also noted that the average trading volumes of the CPI Common Stock were significantly higher than those of the Zytec Common Stock.

    ACCRETION/DILUTION ANALYSIS

    Needham reviewed certain pro forma financial impacts of the Merger on the holders of Zytec and CPI Common Stock based on the Exchange Ratio, Zytec's and CPI's respective managements' calendar year 1998 projected financial results, and assumed post-Merger savings consisting of purchasing savings on combined cost of goods sold, administrative cost savings due to the elimination of certain expenses associated with Zytec being a public company, and interest expense savings due to the conversion of the Convertible Note. Based upon these projections and assumptions, Needham noted that the Merger would result in accretion of the equivalent projected earnings per share of Zytec Common Stock and CPI Common Stock of 13.1% and 4.8%, respectively, in fiscal year 1998.

    DISCOUNTED CASH FLOW ANALYSIS

    Needham analyzed Zytec based on an unlevered discounted cash flow analysis of the projected performance of Zytec. Needham used three-year projected financial statements for Zytec provided by Zytec's management. The discounted cash flow analysis determined the unlevered after-tax cash flows generated over the three-year period commencing with calendar year 1998 and then added a terminal value based upon a range of EBITDA multiples from 8.0x to 12.0x. The unlevered after-tax cash flows and terminal values were discounted using a range of discount rates from 12.5% to 17.5%. This analysis resulted in a range of discounted cash flow values for Zytec from $325,800,000 to $552,100,000, or $26.09 per share to $44.22 per share, based upon the number of Zytec shares outstanding as of August 1, 1997, assuming the conversion of the Convertible Note and the exercise of options outstanding using the treasury stock method at an implied share price calculated by using the Exchange Ratio.

    The summary set forth above does not purport to be a complete description of the analyses performed by Needham in connection with the rendering of its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Needham believes that its analyses must be considered as a whole and that considering any portions of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analysis, Needham made numerous assumptions with respect to industry performance, general business and economic and other matters, many of which are beyond the control of Zytec or CPI. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable as set forth therein. Additionally, analyses relating to the values of business or assets do not purport to be appraisals or necessarily reflect the prices at which businesses or assets may actually be sold.

    Pursuant to the terms of the Engagement Letter, Zytec has agreed to pay Needham a fee of $250,000. None of Needham's fee is contingent on consummation of the Merger. Zytec has also agreed to reimburse Needham for certain of its reasonable out-of-pocket expenses and to indemnify it against certain liabilities relating to or arising out of services performed by Needham as financial advisor to Zytec.

    Needham is a nationally recognized investment banking firm. As part of its investment banking services, Needham is frequently engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. Needham was retained by the Zytec Board of Directors to act as Zytec's financial advisor in connection with the Merger based on Needham's experience as a financial advisor in mergers and acquisitions as well as Needham's familiarity with Zytec and the power supply manufacturing industry. In the normal course of its business, Needham may actively trade the equity securities of Zytec or CPI for its own account or for the account of its customers and, therefore, may at any time hold a long or short position in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Zytec Board of Directors with respect to the Merger Agreement and the transactions contemplated thereby, Zytec shareholders should be aware that certain members of Zytec management and the Zytec Board of Directors have interests in the Merger that are in addition to their interests as Zytec shareholders generally.

    After consummation of the Merger, four current members of the Zytec Board of Directors are to be included on the CPI Board of Directors. See "--CPI Board of Directors Following the Merger" and "The Merger Agreement--Additional Agreements--CPI Board of Directors."

    The Merger Agreement provides that CPI and the Surviving Corporation will indemnify, to the fullest extent permitted by applicable law, the present and former officers, directors and employees of Zytec or any of its subsidiaries against certain liabilities (i) arising out of actions or omissions occurring at or prior to the Effective Time that arise from or are based on such person's service as an officer, director or employee or (ii) that are based on or arise out of the transactions contemplated by the Merger Agreement, and they are to maintain policies of directors' and officers' liability insurance for a period of not less than six years after the Effective Time. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification existing in favor of the employees, agents, directors or officers of Zytec and its subsidiaries with respect to their activities as such prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time. See "The Merger Agreement--Additional Agreements--Indemnification and Insurance."

    As of October   , 1997, the directors and executive officers of Zytec owned
in the aggregate options to purchase       shares of Zytec Common Stock which,
pursuant to the Merger Agreement, will be converted into options to purchase in
the aggregate       shares of CPI Common Stock upon consummation of the Merger.
See "The Merger Agreement--Terms of the Merger--Stock Option and Other Stock Plans."

MANAGEMENT OF ZYTEC FOLLOWING THE MERGER

    DIRECTORS OF ZYTEC

    At or prior to the Effective Time, the current directors of Zytec will resign. The directors of Merger Sub (currently, Joseph M. O'Donnell and Richard
J. Thompson) immediately prior to the Effective Time shall be the directors of the Surviving Corporation following the Merger until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

    OFFICERS OF ZYTEC

    The officers of the Surviving Corporation following the Merger shall be Joseph M. O'Donnell, the current President, Chief Executive Officer and Chairman of the Board of Directors of CPI, who shall serve as President, Richard J. Thompson, the current Vice President-Finance, Chief Financial Officer, Secretary and Treasurer of CPI, who shall serve as Chief Financial Officer and Secretary, John M. Steel, the current Vice President-Marketing and Sales and a director of Zytec, who shall serve as Vice President, and David Libow, the current Director of Corporation Taxation of CPI, who shall serve as Assistant Secretary. All of the above officers shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

CPI BOARD OF DIRECTORS FOLLOWING THE MERGER

    As provided in the Merger Agreement, following the Effective Time, the CPI Board of Directors will be increased from seven to 11 seats. As of the Effective Time, the additional four seats will be held by Ronald D. Schmidt, John M. Steel, Dr. Fred C. Lee and Lawrence J. Matthews, all of whom are currently members of the Board of Directors of Zytec, and Mr. Schmidt will also serve as Co-Chairman of the CPI Board of Directors with Joseph M. O'Donnell. See "The Merger Agreement--Additional Agreements-- CPI Board of Directors."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The obligations of CPI and Zytec to consummate the Merger are conditioned on the receipt by CPI of an opinion from Hertzog, Calamari & Gleason, its counsel, and the receipt by Zytec of an opinion from Winthrop & Weinstine, P.A., its counsel, that the Merger constitutes a reorganization under Section 368(a) of the Code. The forms of such opinions of Hertzog, Calamari & Gleason and Winthrop & Weinstine, P.A. are attached as Exhibits 8.1 and 8.2, respectively, to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part. No ruling has been sought from the Internal Revenue Service as to the Federal income tax consequences of the Merger, and the opinions of counsel will not be binding upon the Internal Revenue Service or any court. The opinions referred to above will be based in part upon representations, made as of the Effective Time, by Zytec and CPI, which counsel will assume to be true, correct and complete as of the Effective Time, as well as other standard assumptions. If the representations made by Zytec or CPI or the assumptions relied upon by counsel are inaccurate, the opinions of such counsel could be adversely affected.

    The opinion of Hertzog, Calamari & Gleason will state that the material United States Federal income tax consequence of the Merger to CPI is that no gain or loss will be recognized by Zytec, CPI or Merger Sub as a result of the Merger.

    The opinion of Winthrop & Weinstine, P.A. will state that the material United States Federal income tax consequences of the Merger are as follows:

         1. The Merger will constitute a reorganization within the meaning of
    Section 368(a) of the Code;

         2. No gain or loss will be recognized by CPI, Merger Sub, or Zytec as a result of the Merger;

         3. No gain or loss will be recognized by the shareholders of Zytec upon the exchange of Zytec Common Stock solely for shares of CPI Common Stock in the Merger;

         4. Any cash received by the shareholders of Zytec in lieu of fractional shares of CPI Common Stock will be treated as received as a distribution in redemption of such fractional shares, subject to the provisions of Section 302 of the Code, as if such fractional shares had been issued in the Merger and then redeemed by CPI for cash;

         5. The aggregate tax basis of the shares of CPI Common Stock received by the shareholders of Zytec in the Merger will be equal to the tax basis of the shares of Zytec Common Stock exchanged therefor in the Merger, reduced by any basis allocable to a fractional share of CPI Common Stock treated as sold or exchanged under Section 302 of the Code;

         6. The holding period for the shares of CPI Common Stock received by the shareholders of Zytec will include the holding period for the shares of Zytec Common Stock exchanged therefor in the Merger, provided that the shares of Zytec Common Stock are held as capital assets at the Effective Time; and

         7. A Zytec shareholder who exercises dissenters' rights with respect to such shareholder's Zytec Common Stock and receives payment for such shares in cash will generally recognize gain or loss measured by the difference between the shareholder's basis in such shares and the amount of cash received if, as a result of such exercise, the shareholder exercising dissenters' rights owns no shares of CPI Common Stock (either actually or constructively within the meaning of Section 318 of the Code).

    Certain non-corporate Zytec shareholders may be subject to backup withholding at a rate of 31% on cash payments received in lieu of a fractional share interest in CPI Common Stock. Backup withholding will not apply, however, to a shareholder who furnishes a correct taxpayer identification number ("TIN") and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the Transmittal Letter, who provides a certificate of foreign status on Form W-8, or who is otherwise exempt from backup withholding. A shareholder who fails to provide the correct TIN on Form W-9 may be subject to a $50 penalty imposed by the Internal Revenue Service.

    Each Zytec shareholder will be required to retain records and file with such holder's United States Federal income tax return a statement setting forth certain facts relating to the Merger.

    A successful Internal Revenue Service challenge to the status of the Merger as a reorganization under Section 368(a) of the Code would result in each Zytec shareholder recognizing gain or loss with respect to each share of Zytec Common Stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the Effective Time, of the CPI Common Stock and the amount of any cash (for fractional shares) received in exchange therefor. In such event, a shareholder's aggregate basis in the CPI Common Stock so received would equal its fair market value, and the shareholder's holding period for the CPI Common Stock would begin on the day after the Merger.

    THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER PROPOSAL. THE ABOVE DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PARTICULAR ZYTEC SHAREHOLDER SUBJECT TO SPECIAL TREATMENT UNDER CERTAIN FEDERAL INCOME TAX LAWS, SUCH AS DEALERS IN SECURITIES, BANKS, INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, NON-UNITED STATES PERSONS AND SHAREHOLDERS WHO ACQUIRED ZYTEC COMMON STOCK PURSUANT TO THE EXERCISE OF ZYTEC OPTIONS OR OTHERWISE AS COMPENSATION, AND DOES NOT ADDRESS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION. MOREOVER, THE TAX

CONSEQUENCES TO HOLDERS OF ZYTEC OPTIONS TO PURCHASE ZYTEC COMMON STOCK ARE NOT DISCUSSED. THE DISCUSSION IS BASED UPON THE CODE, TREASURY REGULATIONS THEREUNDER AND ADMINISTRATIVE RULINGS AND COURT DECISIONS AS OF THE DATE HEREOF. THE INTERNAL REVENUE SERVICE IS NOT PRECLUDED FROM ADOPTING A CONTRARY POSITION. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE, AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY AND ACCURACY OF THIS DISCUSSION. ZYTEC SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM.

ANTICIPATED ACCOUNTING TREATMENT

    The Merger is intended to be treated as a pooling-of-interests for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of CPI and Zytec will be carried forward to the combined corporation following the Merger at their recorded amounts, subject to any adjustments required to conform the accounting policies of the two corporations; operations of the combined corporation will include operations of CPI and Zytec for the entire fiscal year in which the Merger occurs; and the reported operations of the separate corporations for prior periods will be combined and restated as operations of the combined corporations.

    The Merger Agreement provides that a condition to the consummation of the Merger is the receipt of letters by each of CPI and Zytec as to the qualification of such entity for pooling-of-interests accounting treatment from the independent certified public accountants of each of CPI and Zytec under GAAP and applicable Commission regulations and the receipt by CPI of a letter from its independent certified public accountants that the transactions effected under the Merger Agreement will qualify for pooling-of-interests accounting treatment under GAAP and applicable Commission regulations.

    Each of the "affiliates" (as such term is used in Rule 145 under the Securities Act or under any applicable Commission releases with respect to pooling-of-interests accounting treatment) of CPI and Zytec has executed a written agreement to the effect that such person will not transfer shares of common stock of either CPI or Zytec during the period beginning 30 days prior to the Effective Time and ending on the date that CPI publishes financial statements which reflect 30 days of operations of the combined corporation following the Merger (which agreements relate to the ability of CPI to account for the Merger as a pooling-of-interests).

LISTING OF CPI COMMON STOCK

    Application will be made for the listing on the NNM of the shares of CPI Common Stock to be issued pursuant to the terms of the Merger Agreement, including those offered hereby. The listing on the NNM of such shares, subject to notice of issuance, is a condition precedent to the consummation of the Merger. So long as CPI and Zytec continue to meet the requirements of the NNM, CPI Common Stock and Zytec Common Stock, as the case may be, will continue to be listed on the NNM. However, after the Effective Time, the Zytec Common Stock will be delisted.

EFFECT ON STOCK OPTIONS

    STOCK OPTION AND OTHER STOCK PLANS

    The Merger Agreement provides that, at the Effective Time, each outstanding option to purchase shares of Zytec Common Stock (each, a "Zytec Option") will constitute an option to acquire shares of CPI Common Stock, on the same terms and conditions as were applicable under such Zytec Option, based on the same number of shares of CPI Common Stock as the holder of such Zytec Option would have been entitled to receive pursuant to the Merger had such holder exercised such Zytec Option in full immediately prior to the Effective Time. The Merger Agreement also provides that any other outstanding award under an existing Zytec stock option plan ("Zytec Stock Awards") shall constitute an award based upon the same number of shares of CPI Common Stock as the holder of such Zytec Stock Award would have been entitled to receive pursuant to the Merger had such holder been the absolute owner, immediately before the Effective Time, of the shares of Zytec Common Stock on which such Zytec Stock Award is based, and otherwise on the same terms and conditions as governed such Zytec Stock Award immediately before the Effective Time. See "The Merger Agreement--Terms of the Merger--Stock Option and Other Stock Plans."

    CPI ACTION WITH RESPECT TO ZYTEC STOCK PLANS

    With respect to any Zytec plan under which the delivery of Zytec Common Stock would otherwise be required upon payment of benefits, grant of awards, or exercise of options (collectively, the "Stock Plans"), CPI has agreed, pursuant to the Merger Agreement, to take all corporate action necessary to (i) obtain shareholder approval with respect to such Stock Plan to the extent such approval is required for purposes of the Code or other applicable law, (ii) reserve for issuance under such Stock Plan or otherwise provide a sufficient number of shares of CPI Common Stock for delivery upon payment of benefits, grant of awards or exercise of options under such Stock Plan, (iii) ensure, to the extent required by, and subject to the provisions of such Stock Plan, that Zytec Options which qualify as incentive stock options under Section 422 of the Code prior to the Effective Time will continue to qualify as incentive stock options after the Effective Time, and (iv) as soon as practicable after the Effective Time (but in no event later than 20 business days after the Effective Time), file registration statements on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of CPI Common Stock subject to such Stock Plan, to the extent such registration statement is required under applicable law. CPI further agrees to use its commercially reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options remain outstanding. See "The Merger Agreement-- Additional Agreements--CPI Action with Respect to Zytec Stock Plans."

CERTAIN LEGAL MATTERS

    Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and specified waiting periods have been satisfied. Pursuant to the requirements of the HSR Act, CPI and Zytec have filed Notification and Report Forms for review under the HSR Act with the FTC and the Antitrust Division, together with a request for early termination of the applicable 30-day waiting period. The waiting period under the HSR Act with respect to such filings is expected to expire on October 10, 1997.

    At any time before or after the Effective Time, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of CPI or Zytec. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has expired, any state could take such action under the antitrust laws of such state as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of Zytec or businesses of CPI or Zytec. In addition, private parties (including competitors) may seek to take legal action under the antitrust laws under certain circumstances. Consummation of the Merger is conditioned upon, among other things, the expiration of the waiting period under the HSR Act, and the absence of any temporary restraining order, preliminary or permanent injunction, or other order issued by any Federal or state court in the United States which prevents the consummation of the Merger.

    CPI and Zytec do not believe that any material additional governmental filings in the United States are required with respect to the Merger, other than the filing of the Articles of Merger with the Secretary of State of the State of Minnesota and the filing of the Registration Statement (including any amendment thereto), of which this Joint Proxy
Statement/Prospectus forms a part, with the Commission.

FEDERAL SECURITIES LAW CONSEQUENCES

    All of the CPI Common Stock issued in connection with the Merger will be freely transferable, except that any CPI Common Stock received by persons who are deemed to be "affiliates" (as such term is defined in Rule 145 under the Securities Act) of Zytec or CPI prior to the Merger may be sold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act with respect to affiliates of Zytec, or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Zytec or CPI generally include individuals or entities that control, are controlled by, or are under common control with, such corporation and may include certain officers and directors of such corporation as well as principal shareholders of such corporation. Affiliates of Zytec or CPI may not sell their shares of CPI Common Stock acquired in connection with the Merger except pursuant to an effective registration under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for one year following the Effective Time, an affiliate of CPI or Zytec (together with certain related persons) would be entitled to sell shares of CPI Common Stock only through unsolicited "brokers' transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act. Additionally, the number of shares to be sold by an affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of (i) 1% of the outstanding shares of CPI Common Stock or (ii) the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would remain available, however, to affiliates only if CPI remained current with its informational filings under the Exchange Act. One year after the Effective Time, an affiliate of Zytec (but not of CPI) would be able to sell CPI Common Stock without such manner of sale or volume limitations but only if CPI was current with its Exchange Act informational filings and such affiliate was not then an affiliate of CPI. Two years after the Effective Time, an affiliate of CPI would be able to sell such shares of CPI Common Stock without any restrictions so long as such affiliate had not been an affiliate of CPI for at least three months prior thereto. The Registration Statement does not cover the resale of any securities offered hereby. The Merger Agreement requires Zytec to use its reasonable best efforts to cause each of its affiliates to execute a written agreement to the effect that such person will sell the CPI Common Stock received by them in the Merger only in compliance with Rule 145 under the Securities Act. See "The Merger Agreement-- Conditions to the Merger--Additional Conditions to Obligations of CPI and Merger Sub."

DIVIDENDS

    Under the terms of the Merger Agreement, neither CPI nor Zytec is permitted to declare, set aside, make or pay any dividend or other distribution in respect of its capital stock from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement or the Effective Time.

APPRAISAL AND DISSENTERS' RIGHTS

    Shareholders of Zytec are entitled to exercise dissenters' rights pursuant to the provisions of Sections 302A.471 and 302A.473 of the MBCA. In accordance with these sections, Zytec shareholders have the right to dissent to the Merger and to be paid in cash the "fair value" of their shares of Zytec Common Stock in lieu of receiving the consideration provided under the Merger Agreement. In this context, the term "fair value" means the value of the Zytec shares immediately before the Effective Time as determined by a court taking into account any and all factors the court finds relevant and computed by any method that the court in its discretion sees fit to use. Under Section 302A.473, where a merger is to be submitted for approval at a meeting of shareholders, the corporation must notify each of its shareholders of the right to dissent, include in such notice a copy of Sections 302A.471 and 302A.473 and provide a brief description of the procedures to be followed under these sections. This Joint Proxy Statement/Prospectus constitutes such notice to the shareholders of Zytec, and the following discussion generally describes the procedures to be followed by a dissenting shareholder.

    The following discussion is not a complete statement of the law pertaining to a dissenting shareholder's rights under Minnesota law and is qualified in its entirety by the full text of Sections 302A.471 and 302A.473 of the MBCA attached hereto as Annex D and incorporated herein by reference. Any Zytec shareholder who wishes to exercise the right to dissent and demand the fair value of his or her shares, or who wishes to preserve the right to do so, should carefully review the following discussion and Annex D, because failure to timely and properly comply with the procedures will result in the loss of a shareholder's right to dissent under Minnesota law.

    If a shareholder of Zytec wishes to exercise the right to demand the fair value of his or her shares, such shareholder must take the following actions:

    - BEFORE THE VOTE OF SHAREHOLDERS IS TAKEN AT THE ZYTEC SPECIAL MEETING, THE SHAREHOLDER MUST FILE A WRITTEN NOTICE OF INTENT TO DEMAND THE FAIR VALUE OF HIS OR HER SHARES AND, IN ADDITION, HE OR SHE MUST NOT VOTE IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT. Because a proxy that does not contain voting instructions will, unless properly revoked, be voted FOR approval of the Merger Agreement, a Zytec shareholder who votes by proxy and who wishes to exercise dissenters' rights must (x) vote AGAINST the approval of the Merger Agreement or (y) ABSTAIN from voting on the approval of the Merger Agreement. A vote against the Merger Agreement, in person or by proxy, will not in and of itself constitute a written notice of intent to demand the fair value of a holder's shares of Zytec Common Stock satisfying the requirements of the MBCA.

    - A DEMAND FOR FAIR VALUE MUST BE EXECUTED BY OR FOR THE SHAREHOLDER OF RECORD, FULLY AND CORRECTLY, AS SUCH SHAREHOLDER'S NAME APPEARS ON HIS OR HER ZYTEC COMMON STOCK CERTIFICATE OR CERTIFICATES. If Zytec Common Stock is owned of record in a fiduciary capacity such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If the Common Stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he or she is acting as agent for the record owner.

    - A record owner who holds shares of Zytec Common Stock as a nominee for others, such as a broker, may demand fair value of the shares held for all, or fewer than all, of the beneficial owners of such shares. In such a case, the written demand should set forth the number of shares to which it relates. When no number of shares is expressly mentioned, the demand will be presumed to cover all shares of Zytec Common Stock held in the name of the record owner. BENEFICIAL OWNERS OF ZYTEC SHARES WHO ARE NOT RECORD OWNERS AND WHO INTEND TO EXERCISE DISSENTERS' RIGHTS SHOULD INSTRUCT THE RECORD OWNER TO COMPLY WITH ALL OF THE STATUTORY REQUIREMENTS WITH RESPECT TO THE EXERCISE OF DISSENTERS' RIGHTS BEFORE THE DATE OF THE ZYTEC SPECIAL MEETING.

    - Zytec shareholders who elect to exercise dissenters' rights and demand fair value, in order to properly assert their dissenters' rights, must mail or deliver their written demand to: Secretary, at Zytec Corporation, 7575 Market Place Drive, Eden Prairie, Minnesota 55344. The written demand must specify the shareholder's name and mailing address, the number of shares owned, and that the shareholder is thereby demanding the fair value of his or her shares.

    - After the Effective Time, Zytec, as the Surviving Corporation, will cause to be mailed to each shareholder of Zytec who has properly asserted dissenters' rights, a notice that contains (i) the address to which a demand for payment and stock certificates must be sent in order to receive payment and the date by which such demand and stock certificates must be received; (ii) a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired his or her Zytec shares or an interest in them and to demand payment; and (iii) another copy of Sections 302A.471 and 302A.473 of the MBCA, together with a brief description of these sections. TO RECEIVE THE FAIR VALUE OF HIS OR HER ZYTEC SHARES, A DISSENTING SHAREHOLDER MUST DEMAND PAYMENT AND DEPOSIT HIS OR HER CERTIFICATES WITHIN 30 DAYS AFTER THE ABOVE-REFERENCED NOTICE IS GIVEN.

    - After the Effective Time, or after Zytec, as the Surviving Corporation, receives a valid demand for payment, whichever is later, Zytec must remit to each dissenting shareholder who has complied with the dissenters' rights provisions the amount Zytec estimates to be the fair value of the shares, plus interest, along with (i) Zytec's, as the Surviving Corporation, balance sheet and statement of income for a fiscal year ending not more than 16 months before the Effective Time, together with its latest available interim financial statement; (ii) an estimate by Zytec of the fair value of the shares and a brief description of the method used to reach the estimate; and (iii) another copy of Sections 302A.471 and 302A.473 of the MBCA and a brief description of the procedure to be followed in demanding supplemental payment. If Zytec fails to remit payment within 60 days of the deposit of certificates, Zytec must return all deposited certificates. However, Zytec may again give notice and require deposit of such certificates at a later time.

    - IF A DISSENTING ZYTEC SHAREHOLDER BELIEVES THAT THE AMOUNT REMITTED BY ZYTEC IS LESS THAN THE FAIR VALUE OF HIS OR HER SHARES, PLUS INTEREST, SUCH DISSENTING SHAREHOLDER MAY GIVE WRITTEN NOTICE TO ZYTEC OF HIS OR HER OWN ESTIMATE OF THE FAIR VALUE FOR THE SHARES PLUS INTEREST AND DEMAND A SUPPLEMENTAL PAYMENT FOR THE DIFFERENCE. Any written demand for supplemental payment must be made within 30 days after Zytec mailed its original remittance. Otherwise, a dissenter is entitled only to the amount remitted by Zytec.

    - Within 60 days after receiving a demand for supplemental payment, Zytec, as the Surviving Corporation, must either pay the amount of the supplemental payment demanded (or agreed to between the dissenting shareholder and CPI) or file a petition in the appropriate state court of Minnesota requesting that the court determine the fair value of the shares plus interest. Any petition so filed must name as parties all dissenting shareholders who have demanded supplemental payments and who have been unable to reach an agreement with CPI concerning the fair value of their shares. The court may appoint appraisers, with such power and authority as the court deems proper, to receive evidence on and recommend the amount of fair value of the shares. The jurisdiction of the court is plenary and exclusive, and the fair value as determined by the court is binding on all shareholders, wherever located. A dissenting shareholder, if successful, is entitled to a judgment for the amount by which the fair value of his or her shares as determined by the court exceeds the amount originally remitted by Zytec.

    Generally, the costs and expenses associated with a court proceeding to determine the fair value of the Zytec shares will be borne by Zytec, as the Surviving Corporation, and/or CPI, unless the court finds that a dissenting shareholder has demanded supplemental payment in a manner that is arbitrary, vexatious or not in good faith. Similar costs and expenses may also be assessed in instances where Zytec has failed to comply with the procedures specified in
Section 302A.473 of the MBCA discussed above. The court may, in its discretion, award attorneys' fees to an attorney representing dissenting shareholders out of any amount awarded to such dissenters.

    FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 302A.473 OF THE MBCA FOR ASSERTING DISSENTERS' RIGHTS WILL RESULT IN THE LOSS OF A SHAREHOLDER'S RIGHTS TO DEMAND THE FAIR VALUE OF HIS OR HER ZYTEC SHARES. Shareholders considering seeking appraisal should realize that the fair value of their shares, as determined under Section 302A.473 of the MBCA in the manner outlined above, could be more than, the same as or less than the amount of value of the shares of CPI Common Stock such shareholders would be entitled to receive as a result of the Merger if they did not seek appraisal of their shares.

    Under Subdivision 4 of Section 302A.471 of the MBCA, a Zytec shareholder has no right, at law or in equity, to set aside the approval of the Merger Agreement or the consummation of the Merger except if such adoption or consummation was fraudulent with respect to such shareholder or Zytec.

    The obligation of CPI to effect the Merger is subject to the condition, which may be waived by CPI, that Zytec shall not have received, prior to the Zytec Special Meeting, notices of intent to demand fair value of their shares from Zytec shareholders with respect to an aggregate number of shares of Zytec Common Stock which (assuming perfection of the dissenters' rights by such shareholders) would exceed 7.5% of the outstanding shares of Zytec Common Stock. In addition, if a significant number (which number is greater than 7.5%) of Zytec shareholders exercise their dissenters' rights, pooling-of-interests accounting treatment would not be available, and either party would have the right to not effect the Merger. See "The Merger--Anticipated Accounting Treatment" and "The Merger Agreement--Conditions to the Merger."

    The holders of CPI Common Stock are not entitled to any appraisal rights with respect to the Merger because CPI is not a constituent corporation in the Merger.

FEES AND EXPENSES

    Each of CPI and Zytec will pay its own expenses in connection with the Merger; provided, however, that CPI and Zytec will share equally those filing fees incurred in connection with filing their notifications under the HSR Act and all fees and expenses other than accountants' and attorneys' fees incurred in connection with the printing, filing and mailing of this Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

                              THE MERGER AGREEMENT

    The description of the Merger Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Joint Proxy Statement/Prospectus as Annex A and incorporated herein by reference. All shareholders are urged to read the Merger Agreement in its entirety.

TERMS OF THE MERGER

    THE MERGER

    At the Effective Time, and subject to and upon the terms and conditions of the Merger Agreement and the MBCA, Merger Sub will be merged with and into Zytec, the separate corporate existence of Merger Sub will cease, and Zytec will continue as the Surviving Corporation and a wholly-owned subsidiary of CPI.

    EFFECTIVE TIME

    As promptly as practicable after the Closing Date, the Merger will be consummated by filing Articles of Merger, together with any required related certificates, with the Secretary of State of the State of Minnesota in accordance with the provisions of the MBCA. The time of such filing, or such later time or date specified in the Articles of Merger as CPI and Zytec shall have agreed, is referred to as the "Effective Time."

    CERTIFICATE OF INCORPORATION AND BYLAWS

    The Merger Agreement provides that the articles of incorporation and bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will be the articles of incorporation and bylaws of the Surviving Corporation until such articles of incorporation and/or bylaws may be thereafter amended.

    DIRECTORS

    The directors of Merger Sub immediately prior to the Effective Time (currently, Joseph M. O'Donnell and Richard J. Thompson) shall be the initial directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

    OFFICERS

    The officers of the Surviving Corporation following the Effective Time shall be Joseph M. O'Donnell, the current President, Chief Executive Officer and Chairman of the Board of Directors of CPI, who shall serve as President, Richard
J. Thompson, the current Vice President-Finance, Chief Financial Officer, Secretary and Treasurer of CPI, who shall serve as Chief Financial Officer and secretary, John M. Steel, the current Vice President-Marketing and Sales and a director of Zytec, who shall serve as Vice President, and David Libow, the current Director of Corporate Taxation of CPI, who shall serve as Assistant Secretary. All of the above officers shall serve until the earlier of their resignation or removal or until the respective successors are duly elected and qualified.

    CONVERSION OF ZYTEC COMMON STOCK IN THE MERGER

    At the Effective Time, each share of Zytec Common Stock (a "Zytec Share") issued and outstanding immediately prior to the Effective Time (excluding any shares owned by Zytec, CPI or their subsidiaries, all of which shall be cancelled, and Dissenting Shares) will be converted into the right to receive
1.33 shares of validly issued, fully paid and nonassessable shares of CPI Common Stock. Cash will be paid to the Zytec shareholders in lieu of fractional shares of CPI Common Stock. See "--Fractional Shares" and "The Merger Agreement--Exchange of Certificates."

    CONVERSION OF CAPITAL STOCK OF MERGER SUB IN THE MERGER

    Each share of common stock, $.001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock, $.001 par value per share, of the Surviving Corporation.

    ADJUSTMENTS TO EXCHANGE RATIO

    The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend or similar event with respect to CPI Common Stock or Zytec Common Stock occurring after the date of the Merger Agreement and prior to the Effective Time.

    FRACTIONAL SHARES

    No certificates or scrip representing less than one share of CPI Common Stock shall be issued in connection with the Merger. In lieu of any such fractional share, each holder of a certificate for shares of Zytec Common Stock who would otherwise have been entitled to a fraction of a share of CPI Common Stock upon surrender of such certificates for exchange shall be paid upon such surrender cash equal to the product of (i) such fraction and (ii) the average closing price per share of CPI Common Stock as reported on the NNM for the 10 trading days ending on the day prior to the date on which the Effective Time occurs. No interest will be paid or will accrue on the cash payable with respect to such fractional shares.

    DISSENTERS' SHARES

    Holders of shares of Zytec Common Stock who exercise rights as dissenting shareholders and properly comply with Sections 302A.471 and 302A.473 of the MBCA shall not have their shares of Zytec Common Stock converted as of the Effective Time into rights to receive shares of CPI Common Stock. Such shares of Zytec Common Stock shall instead be cancelled, and such shareholders shall receive such consideration as may be determined to be due with respect to such shares of Zytec Common Stock pursuant to the applicable provisions of the MBCA. If a Zytec shareholder who attempts to exercise dissenters' rights loses his or her status as a dissenting shareholder for any reason, CPI will issue and deliver to such shareholder the number of shares of CPI Common Stock and any cash payment in lieu of fractional shares (in each case without interest thereon) to which such shareholder is entitled under the Merger Agreement, but only upon the surrender by such shareholder of his or her certificate(s) representing Zytec Common Stock. In that case, the shares of CPI Common Stock shall be delivered to the shareholder on the later of the Effective Time or the date on which the shareholder loses his or her dissenters' rights. See "The Merger-- Appraisal and Dissenters' Rights."

    STOCK OPTION AND OTHER STOCK PLANS

    The Merger Agreement provides that at the Effective Time, each outstanding Zytec Option will constitute an option to acquire shares of CPI Common Stock, on the same terms and conditions as were applicable under such Zytec Option, based on the same number of shares of CPI Common Stock as the holder of such Zytec Option would have been entitled to receive pursuant to the Merger had such holder exercised such Zytec Option in full immediately prior to the Effective Time. The Merger Agreement also provides that any other outstanding Zytec Stock Awards shall constitute an award based upon the same number of shares of CPI Common Stock as the holder of such Zytec Stock Award would have been entitled to receive pursuant to the Merger had such holder been the absolute owner, immediately before the Effective Time, of the shares of Zytec Common Stock on which such Zytec Stock Award is based, and otherwise on the same terms and conditions as governed such Zytec Stock Award immediately before the Effective Time.

EXCHANGE OF CERTIFICATES

    EXCHANGE AGENT

    As soon as practicable after the Effective Time, CPI shall deposit with the Exchange Agent, for the benefit of the holders of shares of Zytec Common Stock, for exchange in accordance with the Merger Agreement, certificates evidencing shares of CPI Common Stock issuable in exchange for outstanding shares of Zytec Common Stock together with cash payable in respect of any fractional shares.

    EXCHANGE PROCEDURES

    As soon as practicable after the Effective Time, the Exchange Agent will mail to each holder of record of shares of Zytec Common Stock which immediately prior to the Effective Time represented outstanding shares of Zytec Common Stock that were cancelled and became instead the right to receive shares of CPI Common Stock a letter of transmittal and instructions for use in effecting the surrender of the Zytec share certificates in exchange for certificates representing shares of CPI Common Stock. Upon surrender to the Exchange Agent of a certificate representing shares of Zytec Common Stock for cancellation together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such certificate will be entitled to receive in exchange therefor (i) certificates evidencing that number of whole shares of CPI Common Stock which such holder has the right to receive in the Merger, (ii) any dividends or other distributions on the shares of CPI Common Stock which such holder is entitled to receive, and (iii) cash in respect of fractional shares of CPI Common Stock (the CPI shares, distributions and cash described in clauses (i), (ii) and (iii) being, collectively, the "Merger Consideration"), and the certificate representing shares of Zytec Common Stock so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Zytec Shares which is not registered in the transfer records of Zytec as of the Effective Time, the Merger Consideration may be issued and paid to a transferee if the certificate evidencing such shares of Zytec Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding certificate that, prior to the Effective Time, represented shares of Zytec Common Stock will be deemed from and after the Effective Time, for all corporate purposes (other than payment of dividends or as described below under "Withholding Rights"), to evidence the ownership of the number of whole shares of CPI Common Stock into which such shares of Zytec Common Stock shall have been so converted.

    DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED ZYTEC COMMON STOCK

    No dividends or other distributions declared or made after the Effective Time with respect to CPI Common Stock with a record date after the Effective Time will be paid to the holder of an unsurrendered certificate representing shares of Zytec Common Stock with respect to the shares of CPI Common Stock they are entitled to receive, and no cash payment in lieu of fractional shares shall be paid to any such holder until the holder of such certificate surrenders such certificate. Subject to applicable law, following surrender of any certificate representing shares of Zytec Common Stock, there shall be paid to the record holder of the certificate representing whole shares of CPI Common Stock issued in exchange therefor, without interest, at the time of surrender, (i) the amount of any cash payable in lieu of a fractional share of CPI Common Stock and (ii) the amount of any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of CPI Common Stock.

    BOOK ENTRY

    The letter of transmittal from the Exchange Agent may, at the option of CPI, provide for the ability of a holder of shares of Zytec Common Stock to elect that the shares of CPI Common Stock to be received in exchange for the shares of Zytec Common Stock formerly represented by such surrendered shares be issued in uncertificated form.

    NO LIABILITY

    At any time following one year after the Effective Time, CPI shall be entitled to require the Exchange Agent to deliver to CPI any Merger Consideration which had been made available to the Exchange Agent by or on behalf of CPI and which has not been disbursed to holders of certificates of Zytec Common Stock, and thereafter such holders shall be entitled to look to CPI only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their certificates of shares of Zytec Common Stock. Neither CPI, Merger Sub nor Zytec will be liable to any holder of Zytec Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    WITHHOLDING RIGHTS

    CPI or the Exchange Agent will be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to the Merger Agreement to any Zytec shareholder such amounts as CPI or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under any provision of Federal, state, local or foreign tax law. To the extent that amounts are so withheld by CPI or the Exchange Agent, such withheld amounts shall be treated for purposes of the Merger Agreement as having been paid to the holder of the shares of Zytec Common Stock in respect of which such deduction and withholding was made by CPI or the Exchange Agent.

    LOST, STOLEN OR DESTROYED CERTIFICATES

    In the event any certificates representing shares of Zytec Common Stock have been lost, stolen or destroyed, the Exchange Agent will issue shares of CPI Common Stock in exchange for such lost, stolen or destroyed certificates upon the making of an affidavit of that fact by the owner of such certificates and, at the request of CPI, upon delivery of a bond in such a sum as CPI may reasonably direct as indemnity against any claim that may be made against CPI or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed and payment of a nominal transaction fee.

    DETAILED INSTRUCTIONS, INCLUDING A TRANSMITTAL LETTER, WILL BE MAILED TO ZYTEC SHAREHOLDERS PROMPTLY FOLLOWING THE EFFECTIVE TIME AS TO THE METHOD OF EXCHANGING CERTIFICATES FORMERLY REPRESENTING SHARES OF ZYTEC COMMON STOCK. ZYTEC SHAREHOLDERS SHOULD NOT SEND CERTIFICATES REPRESENTING THEIR SHARES TO THE EXCHANGE AGENT PRIOR TO RECEIPT OF THE TRANSMITTAL LETTER.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains various customary representations and warranties made by Zytec, in respect of itself and its subsidiaries, in favor of CPI and Merger Sub, and made by CPI, in respect of itself and its subsidiaries, in favor of Zytec, relating, among other things, to the following matters: (i) corporate organization, standing, qualification, approvals and similar matters and force and effect of articles of incorporation and bylaws; (ii) subsidiaries and interest in other entities; (iii) the capital structure of each company;
(iv) the authorization, execution, delivery and enforceability of the Merger Agreement; (v) no breach or default of certain material agreements; (vi) the absence of conflict of the execution, delivery and performance of the Merger Agreement with charter documents, laws or agreements; (vii) government filings and approvals; (viii) the absence of conflict with, default under or violation of agreements and laws, and the holding of permits necessary for the conduct of business; (ix) reports and other documents filed with the Commission and the fair presentation of the financial statements contained therein in accordance with GAAP; (x) conduct of business in the ordinary course and the absence of certain changes; (xi) the absence of pending or threatened litigation and undisclosed liabilities; (xii) the accuracy of information supplied by each of Zytec and CPI for use in the Registration Statement of which this Joint Proxy

Statement/Prospectus forms a part; (xiii) employee benefit matters and stock options; (xiv) labor matters and claims or threatened claims; (xv) payment of taxes and certain other tax matters; (xvi) compliance with environmental laws, possession of all material environmental permits and other environmental issues;
(xvii) the shareholder vote required in connection with the Merger Agreement and the transactions contemplated thereby being the only vote required; (xviii) that neither CPI nor Zytec or any of their respective affiliates have taken or agreed to take any action that would prevent CPI from accounting for the Merger as a pooling-of-interests; (xix) the non-applicability of certain provisions of the MBCA relating to changes in control (made by Zytec); (xx) the opinions of Zytec's and CPI's respective financial advisors as to fairness; (xxi) maintenance of insurance and other insurance matters; (xxii) the absence of ownership of each other party's stock; (xxiii) matters with respect to material contracts; (xxiv) ownership or rights to use and absence of violations or claims with respect to intellectual property; (xxv) absence of broker's or finder's fees except for fees stated therein; (xxvi) absence of knowledge of planned material reduction or termination of business by top five customers; and (xxvii) absence of any pending discussions or negotiations with regard to an alternative business combination transaction other than the Merger.

CONDUCT OF BUSINESS PENDING THE MERGER; CERTAIN COVENANTS

    Pursuant to the Merger Agreement, each of CPI and Zytec have agreed that, during the period from the date of the Merger Agreement until the Effective Time or the earlier termination of the Merger Agreement, except as permitted by the Merger Agreement or as otherwise consented to in writing by the other party, it will:

    (i) carry on its business in the ordinary course consistent with past practice;

    (ii) not amend or propose to amend its articles of incorporation or bylaws;

    (iii) not acquire, agree to acquire or propose to acquire (by merger, consolidation or other acquisition) a substantial equity interest or substantial portion of the assets or business of any person or entity other than in the ordinary course of business consistent with past practice;

    (iv) not change its methods or practices of accounting (except as required by law, rule or GAAP);

    (v) not take any action which would prevent CPI from accounting for the Merger as a pooling-of-interests;

    (vi) not take any action that would adversely affect the status of the Merger as a tax-free transaction;

    (vii) not enter into agreements with affiliates (other than wholly-owned subsidiaries) other than on an arm's length basis;

    (viii) cooperate with the other party, confer with the other party regarding material operational matters and ongoing operations, notify the other party of any significant changes or material adverse events and provide the other party with copies of all filings with any governmental agency or authority;

    (ix) use all commercially reasonable efforts to obtain third-party consents required in connection with the Merger;

    (x) not take any action that would result in a breach of the Merger
Agreement;

    (xi) maintain adequate insurance with financially responsible insurance companies;

    (xii) use reasonable efforts to maintain all existing governmental permits;

    (xiii) not declare or pay any dividends on or make other distributions in respect of any of its capital stock, or split, combine or reclassify any of its capital stock, or redeem, repurchase or otherwise acquire any shares of its capital stock;

    (xiv) not issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock of any class or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock other than (a) issuances by Zytec in connection with the conversion of the Convertible Note,
(b) issuances by Zytec of up to 600,000 shares of Zytec Common Stock issued pursuant to employee benefit plans, incentive and stock option plans and director stock plans and (c) issuances by CPI of up to 1,000,000 shares of CPI Common Stock issued for general corporate purposes, employee benefit plans, and incentive and stock option plans;

    (xv) not make capital expenditures (except as otherwise expressly disclosed in the Merger Agreement) in excess of $500,000 for Zytec and $2,000,000 for CPI;

    (xvi) not incur indebtedness (or guarantees thereof) other than (a) short-term indebtedness in the ordinary course of business consistent with prior practice, (b) long-term indebtedness not aggregating more than $3,500,000 for Zytec and $5,000,000 for CPI and (c) in connection with the refunding of existing indebtedness at a lower cost of funds;

    (xvii) not enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under any employee benefit plan or other agreement, commitment, arrangement, plan or policy, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits;

    (xviii) not sell, lease, license, encumber or otherwise dispose of any asset other than in the ordinary course of business consistent with prior practice;

    (xix) not make or rescind any prior material tax election, settle or compromise any material tax proceedings or change its method of reporting income or deductions from those employed in the preparation of its last tax returns;

    (xx) not pay, discharge or satisfy any claims, liabilities or obligations material to either party or its subsidiaries taken as a whole, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in such party's most recent financial statements contained in certain reports previously filed with the Commission or incurred in the ordinary course of business and consistent with past practice; and

    (xxi) not, except in the ordinary course of business, change the status of any of its material contracts or agreements or waive or release or assign any material rights or claims.

ADDITIONAL AGREEMENTS

    The following additional agreements between CPI and Zytec are also included in the Merger Agreement:

    ACCESS TO INFORMATION; CONFIDENTIALITY

    Upon reasonable notice, Zytec and CPI shall each (and shall cause each of their subsidiaries to) afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives (collectively, "Representatives") of the other, reasonable access, during the period from the date of the Merger Agreement to the Effective Time, to all of its properties, books, contracts, commitments and records to make such investigation as such party may request and, during such period, Zytec and CPI each shall (and shall cause each of their subsidiaries to) furnish promptly to the other (i) access to each report, schedule or document filed or received by either party from any Federal, state or foreign regulatory agency or commission and (ii) access to all information concerning themselves, their personnel and such other matters requested by either party in connection with any applications or approvals required or contemplated by the Merger Agreement. Each party shall keep such information confidential in accordance with the terms of that certain Confidentiality Agreement between CPI and Zytec, dated August 12, 1997.

    JOINT PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT

    The Merger Agreement provides that, as soon as reasonably practicable after the execution of the Merger Agreement, Zytec and CPI shall prepare and file with the Commission preliminary proxy materials which shall constitute the Joint Proxy Statement/Prospectus and the Registration Statement on Form S-4 of CPI with respect to CPI Common Stock to be issued in connection with the Merger, to use all commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act, and to take such action as may be reasonably required to cause the CPI Common Stock received in the Merger to be registered under all applicable laws. The parties further agree to use reasonable efforts to cause the CPI Common Stock received in the Merger to be approved for quotation on the NNM.

    HSR ACT; OTHER REGULATORY APPROVALS

    The Merger Agreement provides that Zytec and CPI shall file notifications under and in accordance with the HSR Act in connection with the Merger and the transactions contemplated thereby. Zytec and CPI shall respond promptly to any requests received in connection with such filings for additional information or documentation. CPI and Zytec additionally agree to cooperate and use their best efforts to promptly prepare and file all notices and filings and to use commercially reasonable efforts to obtain all governmental approvals necessary to consummate the transaction contemplated by the Merger Agreement and discussed in this Joint Proxy Statement/Prospectus.

    SHAREHOLDERS MEETINGS AND APPROVALS

    CPI and Zytec each agree to take all required action to duly call, give notice of and convene the CPI Special Meeting and the Zytec Special Meeting, as applicable, distribute to their shareholders this Joint Proxy Statement/Prospectus in accordance with applicable law and their respective articles of incorporation and bylaws, and recommend to their shareholders to approve the Merger Proposal, in the case of Zytec, and the CPI Share Proposal, in the case of CPI.

    INDEMNIFICATION AND INSURANCE

    The Merger Agreement provides that, to the fullest extent permitted by applicable law, the Surviving Corporation and CPI shall indemnify, defend and hold harmless each person who was at, or who had been at any time prior to, September 2, 1997, or who becomes prior to the Effective Time, an officer, director or employee of any of Zytec or any of its subsidiaries (the "Indemnified Parties") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of such party, or to the extent they are based on or arise out of the transactions contemplated by the Merger Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time) (i) the Surviving Corporation and CPI shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to CPI, and otherwise advance to such Indemnified Party (upon such Indemnified Party's undertaking to repay such advances if such Indemnified Party is ultimately determined not to be entitled to such indemnification as a matter of law) upon request, reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by Minnesota law, (ii) the Surviving Corporation and CPI will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Minnesota law and the articles of incorporation and bylaws of the Surviving Corporation shall be made by independent counsel mutually acceptable to CPI and the Indemnified Party; provided, however, that neither CPI nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Merger Agreement further provides that the Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between the positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

    In addition, the Merger Agreement requires that for a period of six years after the Effective Time, the Surviving Corporation and CPI shall cause to be maintained in effect policies of directors' and officers' liability insurance maintained by Zytec for the benefit of those persons who were covered by such policies at September 2, 1997, on terms no less favorable than the terms of such insurance coverage; provided, that the Surviving Corporation and CPI shall not be required to expend in any year an amount in excess of 200% of the annual aggregate premiums currently paid by Zytec for such insurance (currently approximately $46,000 per year) and, if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation and CPI shall be obligated only to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of CPI, for a cost not exceeding such amount. The Merger Agreement also provides that to the fullest extent not prohibited by law, from and after the Effective Time, all rights to indemnification existing in favor of the employees, agents, directors and officers of Zytec and its subsidiaries with respect to their activities as such prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

    PUBLIC ANNOUNCEMENTS

    Subject to disclosure requirements imposed by law and securities association listing applications, CPI and Zytec have agreed to consult and cooperate with each other in the development and distribution of all news releases and other public information with respect to the Merger or the Merger Agreement and not to issue any public announcement or statement without the consent of the other party, which consent will not be unreasonably withheld.

    AGREEMENTS WITH RESPECT TO AFFILIATES

    Zytec has identified to CPI all persons who are, and are expected to be, "affiliates" of Zytec or CPI for purposes of Rule 145 under the Securities Act (or otherwise under applicable Commission releases with respect to pooling-of-interests accounting treatment). Zytec shall use its reasonable best efforts to cause each person who is identified as an "affiliate" to deliver, prior to the Effective Time, a written agreement in connection with the pooling-of-interests accounting treatment and other restrictions on affiliates under Rule 145.

    EMPLOYEE SERVICE CREDIT

    The Merger Agreement provides that for purposes of any CPI employee benefit plan in which Zytec employees participate from and after the Effective Time and under which an employee's benefit depends on length of service, credit will be given to Zytec employees for service previously credited with Zytec.

    CPI ACTION WITH RESPECT TO ZYTEC STOCK PLANS

    With respect to any Zytec Stock Plan, CPI agrees to take all corporate action necessary to (i) obtain shareholder approval with respect to such Stock Plan to the extent such approval is required for purposes of the Code or other applicable law, (ii) reserve for issuance under such Stock Plan or otherwise provide a sufficient number of shares of CPI Common Stock for delivery upon payment of benefits, grant of awards, or exercise of options under such Stock Plan, (iii) ensure, to the extent required by, and subject to the provisions of such Stock Plan, that Zytec Options which qualified as incentive stock options under Section 422 of the Code prior to the Effective Time will continue to qualify as incentive stock options after the Effective Time, and (iv) as soon as practicable after the Effective Time (but in no event later than 20 business days after the Effective Time), file registration statements on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of CPI Common Stock subject to such Stock Plan, to the extent such registration statement is required under applicable law. CPI further agrees to use its commercially reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options remain outstanding.

    PARTICIPATION IN EMPLOYEE STOCK PURCHASE PLAN OF CPI

    The Merger Agreement provides that employees of Zytec as of the Effective Time shall be permitted to participate in the CPI Employee Stock Purchase Plan commencing as soon as they are permitted thereunder to participate after the Effective Time.

    NO SOLICITATION OF TRANSACTIONS

    The Merger Agreement provides that no party thereto will, and each such party will cause its subsidiaries not to, and each such party will not permit any of its Representatives to, directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to, any Business Combination Proposal (as defined below), or, in the event of an unsolicited Business Combination Proposal, except to the extent required by their fiduciary duties under applicable law as so advised in a written opinion of outside counsel, engage in negotiations or provide any non-pubic information to any person relating to any Business Combination Proposal. As used above, "Business Combination Proposal" shall mean any proposal or offer from any person relating to any direct or indirect acquisition or purchase of 20% or more of the assets or 20% or more of any class of outstanding equity securities of CPI or Zytec, as the case may be, any tender offer or exchange offer which, if consummated, would result in any person beneficially owning 20% or more of any class of equity securities of CPI or Zytec, as the case may be, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving CPI or Zytec, as the case may be.

    The Merger Agreement also provides that neither the Board of Directors of Zytec or CPI nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify in a manner adverse to the other party, the approval or recommendation by such Board of Directors or such committee of the Merger or the Merger Agreement, (ii) approve or recommend, or propose to approve or recommend, any Business Combination Proposal or (iii) cause Zytec or CPI, as the case may be, to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to any Business Combination Proposal, unless the Board of Directors of Zytec or CPI, as the case may be, shall have terminated the Merger Agreement in accordance with the termination provisions set forth in the Merger Agreement. See "--Termination."

    The parties further agree to immediately advise the other party hereto orally and in writing (within 24 hours after the receipt thereof) of any request for confidential information or of any Business Combination Proposal or any inquiry regarding the making of a Business Combination Proposal and the material terms and the conditions of such request, Business Combination Proposal or inquiry and agree to keep the other party fully informed of the status and details (including amendments or proposed amendments) of any such request, Business Combination Proposal, or inquiry.

    CPI BOARD OF DIRECTORS

    The Merger Agreement provides that CPI's Board of Directors will take such action as may be necessary to increase the number of directors comprising the Board of Directors of CPI at the Effective Time to 11 persons, four of whom shall be designated by Ronald D. Schmidt, John M. Steel and Lawrence J. Matthews, who are principal Zytec shareholders (the "Principal Shareholders"), prior to the Effective Time. The Merger Agreement further provides that so long as the aggregate percentage of shares of CPI Common Stock received by the Principal Shareholders pursuant to the Merger (the "Total Shares Received") and held by them is at least 70% of the total amount of shares of CPI Common Stock being issued to such Principal Shareholders pursuant to the Merger (the "Total Amount"), such Principal Shareholders shall be entitled to designate four persons to serve on the CPI Board of Directors. The Merger Agreement further provides that if at any subsequent record date for the annual election of directors of CPI (i) the percentage of Total Shares Received and then held by the Principal Shareholders is less than 70% of the Total Amount but at least 50% of the Total Amount, then such Principal Shareholders shall be entitled to designate only three persons to serve on the CPI Board of Directors, (ii) the percentage of Total Shares Received and then held by the Principal Shareholders is less than 50% of the Total Amount but at least 25% of the Total Amount, then such Principal Shareholders shall be entitled to designate only two directors to serve on the CPI Board of Directors and (iii) the percentage of Total Shares Received and then held by the Principal Shareholders is less than 25% of the Total Amount, then such Principal Shareholders shall be entitled to designate only Ronald D. Schmidt to serve on the CPI Board of Directors. CPI has agreed to use its best efforts to cause any person(s) reasonably designated by the Principal Shareholders to be elected to the CPI Board of Directors. CPI and Zytec have agreed that the initial designees shall consist of Ronald D. Schmidt, John M. Steel, Dr. Fred C. Lee and Lawrence J. Matthews, presently Zytec directors. In addition, CPI has agreed that if during the two-year period commencing from the Effective Time, the Principal Shareholders are entitled to designate directors and such Principal Shareholders designate Ronald D. Schmidt who shall ultimately be elected as a director of CPI by the shareholders of CPI, then Ronald D. Schmidt shall serve for such two-year period as the Co-Chairman of the CPI Board of Directors with Joseph M. O'Donnell or his successor. After such two year period, if Ronald D. Schmidt is elected to the CPI Board of Directors, the CPI Board of Directors shall review and consider appointing him as Co-Chairman of the CPI Board of Directors.

    EXPENSES

    The Merger Agreement provides that all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, except filing fees incurred in connection with filing notifications under the HSR Act and printing and mailing expenses incurred in connection with the preparation, filing and distribution of this Joint Proxy Statement/Prospectus and registration fees relating thereto, which shall be shared equally by Zytec and CPI.

    BEST EFFORTS

    The Merger Agreement provides that each of Zytec and CPI agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable law to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

CONDITIONS TO THE MERGER

    CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER

    The Merger Agreement provides that the respective obligations of each party to effect the Merger are subject to the satisfaction or, if permitted by applicable law, the waiver, at or prior to the Closing Date of the following conditions:

        (i) SHAREHOLDER APPROVALS. The Merger Proposal shall have been approved by the requisite vote of the shareholders of Zytec and the CPI Share Proposal shall have been approved by the requisite vote of the shareholders of CPI.

        (ii) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction or other order by any Federal, state or foreign court or other legal or regulatory restraint or prohibition preventing consummation of the Merger shall have been issued and be continuing in effect, nor shall any proceeding brought by a governmental authority seeking any of the foregoing be pending, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal, and the Merger and the other transactions contemplated thereby shall not have been prohibited under any applicable Federal or state law or regulation.

        (iii) REGISTRATION STATEMENT. The Registration Statement (of which this Joint Proxy Statement/ Prospectus forms a part) shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceedings for such a stop order shall have been initiated.

        (iv) STATUTORY APPROVALS. All required statutory approvals shall have been obtained.

        (v) POOLING. Each of Zytec and CPI shall have received a letter from its respective independent certified public accountants stating that it qualifies for pooling-of-interests accounting treatment under GAAP and applicable Commission regulations. In addition, CPI shall have received a letter from its independent certified public accountants stating that the transactions to be effected under the Merger Agreement will qualify for pooling-of-interests accounting treatment under GAAP and applicable Commission regulations.

        (vi) HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        (vii) THE NASDAQ NATIONAL MARKET. The shares of CPI Common Stock to be issued pursuant to the Merger Agreement shall have been approved for quotation on the NNM.

    ADDITIONAL CONDITIONS TO OBLIGATIONS OF CPI AND MERGER SUB

    The obligations of CPI and Merger Sub to effect the Merger are subject to the satisfaction or waiver, on or prior to the Closing Date, of the following additional conditions:

        (i) PERFORMANCE OF OBLIGATIONS OF ZYTEC. Zytec (and/or the appropriate Zytec subsidiary) shall have performed in all material respects its agreements and covenants contained in or contemplated by the Merger Agreement required to be performed by it at or prior to the Effective Time.

        (ii) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Zytec set forth in the Merger Agreement (without giving effect to any materiality or similar qualifications contained therein) shall be true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time, which need only be true and correct as of such date or time) except for (x) changes expressly contemplated by the Merger Agreement, and (y) such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (as defined below) for Zytec.

        (iii) ZYTEC MATERIAL ADVERSE EFFECT. No Material Adverse Effect shall have occurred with regard to Zytec, and there shall exist no fact or circumstance which is reasonably likely to result in a Material Adverse Effect with regard to Zytec.

        (iv) TAX OPINION. CPI shall have received an opinion of Hertzog, Calamari & Gleason, reasonably satisfactory in form and substance to CPI, to the effect that the Merger should be treated as a tax-free reorganization under Section 368(a) of the Code.

        (v) ZYTEC REQUIRED CONSENTS. All material consents of third parties required to be obtained by Zytec shall have been obtained.

        (vi) AFFILIATE AGREEMENTS. CPI shall have received the letters duly executed by each "affiliate" of Zytec with regard to certain resale restrictions pursuant to Rule 145 under the Securities Act and pursuant to Commission regulations relating to pooling-of-interests accounting.

        (vii) BOARD RESIGNATIONS. CPI shall have received resignations effective as of the Effective Time from each of the members of the Board of Directors of Zytec.

        (viii) OPINION OF COUNSEL. CPI shall have received the legal opinion of Winthrop & Weinstine, P.A., counsel to Zytec, reasonably satisfactory in form and substance to CPI, as to certain matters regarding Zytec.

        (ix) DISSENTERS' RIGHTS. The number of Dissenting Shares shall not constitute more than 7.5% of the number of issued and outstanding shares of Zytec Common Stock.

        (x) OPINION OF FINANCIAL ADVISOR. Neither the fairness opinion of BT Alex. Brown delivered to CPI nor the fairness opinion of Needham delivered to Zytec shall have been withdrawn.

    ADDITIONAL CONDITIONS TO OBLIGATION OF ZYTEC

    The obligation of Zytec to effect the Merger is subject to the satisfaction or waiver, on or prior to the Closing Date, of the following additional conditions:

        (i) PERFORMANCE OF OBLIGATIONS OF CPI. CPI (and/or the appropriate CPI subsidiary) shall have performed in all material respects its agreements and covenants contained in or contemplated by the Merger Agreement required to be performed at or prior to the Effective Time.

        (ii) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CPI set forth in the Merger Agreement (without giving effect to any materiality or similar qualifications contained therein) shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time) except for (x) changes expressly contemplated by the Merger Agreement and (y) such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect for CPI.

        (iii) CPI MATERIAL ADVERSE EFFECT. No Material Adverse Effect shall have occurred with regard to CPI, and there shall exist no fact or circumstance which is reasonably likely to result in a Material Adverse Effect with regard to CPI.

        (iv) TAX OPINION. Zytec shall have received an opinion of Winthrop & Weinstine, P.A., reasonably satisfactory in form and substance to Zytec, to the effect that the Merger should be treated as a tax-free reorganization under Section 368(a) of the Code.

        (v) CPI REQUIRED CONSENTS. All consents of third parties required to be obtained by CPI, the failure of which to obtain could not reasonably be expected to result in a Material Adverse Effect with regard to CPI, shall have been obtained.

        (vi) OPINION OF COUNSEL. Zytec shall have received the legal opinion of Hertzog, Calamari & Gleason, counsel to CPI, reasonably satisfactory in form and substance to Zytec.

        (vii) OPINION OF FINANCIAL ADVISOR. The fairness opinion of Needham delivered to Zytec shall not have been withdrawn.

    "Material Adverse Effect" when used herein means a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of Zytec or CPI, as applicable.

TERMINATION

    CONDITIONS TO TERMINATION

    The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval thereof by the shareholders of Zytec or CPI at the CPI Special Meeting or the Zytec Special Meeting, as applicable:

    (a) by mutual written consent of the Boards of Directors of Zytec and CPI;

    (b) by either Zytec or CPI, by written notice to the other party, if the Effective Time shall not have occurred on or before January 31, 1998; provided, however, that such right to terminate shall not be available to any party whose failure to fulfill any obligation or condition under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

    (c) by either Zytec or CPI, by written notice to the other party, if any required shareholder approval shall not have been obtained at the CPI Special Meeting or the Zytec Special Meeting, including any adjournment thereof;

    (d) by either Zytec or CPI, if any foreign, state or Federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or if any court of competent jurisdiction or any governmental authority in the United States or any State shall have issued an order, judgment, decree or ruling or taken any action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment, decree or ruling shall have become final and nonappealable;

    (e) by either Zytec or CPI, if an unsolicited Business Combination Proposal is made in respect of such party, the Board of Directors of such party reasonably determines that such Business Combination Proposal constitutes a Superior Business Combination Proposal (as defined below), and the Board of Directors of such party reasonably determines that it is required by its fiduciary duties to such party's shareholders under applicable law (as so advised in a written opinion of such party's outside counsel) to pursue the Superior Business Combination Proposal notwithstanding the binding nature of the Merger Agreement and notwithstanding all concessions or modifications which may be offered by the other party in negotiations referred to in the immediately succeeding proviso; provided, however, that such party may not terminate the Merger Agreement as a result of such Superior Business Combination Proposal unless and until five business days have elapsed following delivery to the other party of a written notice of such determination by the Board of Directors of such party (accompanied by a copy of the aforesaid legal opinion) and during such five business day period such party (i) shall inform the other party of the terms and conditions of the Superior Business Combination Proposal and shall, and shall cause its Representatives to, negotiate in good faith with the other party to make such mutually agreeable modifications to the terms and conditions of the Merger Agreement as would enable the parties to proceed with the transactions contemplated hereby on such modified terms and conditions; provided, further, that such party may not terminate this Agreement unless at the end of such five business day period the Board of

Directors of such party continues to believe that such unsolicited Business Combination Proposal constitutes a Superior Business Combination Proposal and, as a condition subsequent, no later than two business days following termination, such terminating party pays the other party the amount set forth below under "Termination Fee upon Superior Proposal or Consummation of Business Combination Proposal."

    As used above, "Superior Business Combination Proposal" means a bona fide proposal made by any person (other than the parties to the Merger Agreement) to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the outstanding securities of, or all or substantially all of the assets of, Zytec or CPI, as the case may be, that is (i) on terms and conditions which the Board of Directors of Zytec or CPI, as the case may be, determines in its good faith judgment (based on the written advice of a financial adviser of nationally recognized reputation) to be more favorable to Zytec's or CPI's shareholders, as the case may be, than the terms of the Merger Agreement, (ii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Zytec or CPI, as the case may be, is reasonably capable of being obtained by such third party and (iii) for which, in the good faith judgment of the Board of Directors of Zytec or CPI, as the case may be, no regulatory approvals would be required, including antitrust approvals, that could not reasonably be expected to be obtained;

    (f) by Zytec, by written notice to CPI, if (i) there exist breaches of the representations and warranties of CPI made in the Merger Agreement as of the date thereof which breaches individually or in the aggregate would or would reasonably be expected to result in a Material Adverse Effect for CPI, and which breaches shall not have been remedied within 20 days after receipt by CPI of notice in writing from Zytec, specifying the nature of such breaches and requesting that they be remedied, (ii) any representations or warranties of CPI shall have become untrue prior to the Closing Date which breaches individually or in the aggregate would or would reasonably be expected to result in a Material Adverse Effect for CPI, and any such representation or warranty remains untrue 10 days after receipt of notice in writing from Zytec, or (iii) CPI (and/or its subsidiaries) shall not have performed and complied in all respects with certain agreements and covenants, relating to actions which could adversely affect the tax-free status of the transaction, the accounting for the transaction as a pooling-of-interests and solicitation of Business Combination Proposals, or shall have failed to perform and comply with, in all material respects, its other agreements and covenants under the Merger Agreement and such failure to perform or comply shall not have been remedied within 20 days after receipt by CPI of notice in writing from Zytec, specifying the nature of such failure and requesting that it be remedied; or

    (g) by CPI, by written notice to Zytec, if (i) there exist breaches of the representations and warranties of Zytec made in the Merger Agreement as of the date thereof which breaches individually or in the aggregate would or would reasonably be expected to result in a Material Adverse Effect for Zytec and which breaches shall not have been remedied within 20 days after receipt by Zytec of notice in writing from CPI, specifying the nature of such breaches and requesting that they be remedied, (ii) any representations or warranties of Zytec shall have become untrue prior to the Closing Date which breaches individually or in the aggregate would or would necessarily be expected to result in a Material Adverse Effect for Zytec and any such representation or warranty remains untrue 10 days after receipt of notice in writing from CPI, or
(iii) Zytec (and/or its subsidiaries) shall not have performed and complied in all respects with certain agreements and covenants, relating to actions which could adversely affect the tax-free status of the transaction, the accounting for the transaction as a pooling-of-interests, absence of changes in capitalization or issuance of securities and solicitation of Business Combination Proposals, or shall have failed to perform and comply with, in all material respects, its other agreements and covenants under the Merger Agreement and such failure to perform or comply shall not have been remedied within 10 days after receipt by Zytec of notice in writing from CPI, specifying the nature of such failure and requesting that it be remedied.

    EFFECT OF TERMINATION

    In the event of termination of the Merger Agreement by either Zytec or CPI, the Merger Agreement shall forthwith become void, and there shall be no liability or obligation on the part of either Zytec, CPI or Merger Sub or their respective officers or directors hereunder, except as otherwise set forth in the Merger Agreement; provided, that no party to the Merger Agreement shall be relieved of liability for any breach of the provisions thereof.

    TERMINATION FEE UPON BREACH

    The Merger Agreement provides that if the Merger Agreement is terminated pursuant to breaches of any representations or warranties or breaches of agreements and covenants contained in the Merger Agreement and described in paragraphs (f) and (g) under "--Conditions to Termination" immediately above, then: (i) the breaching party shall promptly (but not later than five business days after receipt of notice from the non-breaching party) pay to the non-breaching party in cash an amount equal to all reasonable out-of-pocket expenses and fees incurred by the non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by the Merger Agreement) (collectively, "Expenses") plus an amount equal to $10,000,000 (the "Breach Payment"); and (ii) if (x) there shall have been a Business Combination Proposal in respect of the breaching party (or any of its affiliates) either made to or known by the breaching party (or any of its affiliates) as of the termination date, and (y) prior to September 28, 1998, the breaching party or an affiliate thereof accepts an offer to consummate or consummates a transaction involving a Business Combination Proposal with any person or entity, then such breaching party (jointly and severally with its affiliates), upon the execution of an agreement relating to such a Business Combination Proposal, or, if no such agreement is executed, then at the closing (and as an express condition to the closing) of the transaction in respect of such Business Combination Proposal, will pay to the non-breaching party an additional amount equal to $20,000,000 in cash (the "Termination Fee"). The Breach Payment, to the extent paid, shall be applied to payment of the Termination Fee.

    TERMINATION FEE UPON SUPERIOR PROPOSAL OR CONSUMMATION OF BUSINESS
     COMBINATION PROPOSAL

    The Merger Agreement also provides that the Termination Fee and Expenses shall also be payable by Zytec to CPI upon (i) a termination of the Merger Agreement by Zytec on account of a Superior Business Combination Proposal with respect to Zytec or (ii) the termination of the Merger Agreement by either Zytec or CPI if the Effective Time shall not have occurred by January 31, 1998 or any required shareholder approval shall not have been obtained hereof if (a) there shall have been a Business Combination Proposal in respect of Zytec (or any of its affiliates) either made to or known by Zytec (or any of its affiliates) as of the termination date and (b) prior to September 28, 1998, Zytec or an affiliate thereof accepts an offer to consummate or consummates a transaction involving a Business Combination Proposal with any person or entity.

    The Merger Agreement also provides that the Termination Fee and Expenses shall also be payable by CPI to Zytec upon (i) a termination by CPI on account of a Superior Business Combination Proposal with respect to CPI or (ii) the termination of the Merger Agreement by either CPI or Zytec if the Effective Time shall not have occurred by January 31, 1998 or any required shareholder approval shall not have been obtained hereof if (a) there shall have been a Business Combination Proposal in respect of CPI (or any of its affiliates) either made to or known by CPI (or any of its affiliates) as of the termination date and (b) prior to September 28, 1998, CPI or an affiliate thereof accepts an offer to consummate or consummates a transaction involving a Business Combination Proposal with any person or entity.

                                OTHER AGREEMENTS

    The descriptions of the Voting Agreement, Non-Solicitation Agreements and Non-Competition Agreement set forth below do not purport to be complete and are qualified in their entirety by reference to such agreements, forms of which are filed as exhibits to the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part.

VOTING AGREEMENT

    Concurrently with the execution of the Merger Agreement, CPI entered into the Voting Agreement with the Principal Shareholders. Pursuant to the Voting Agreement, the Principal Shareholders have agreed to vote all of the shares of Zytec Common Stock they own of record and beneficially ("Zytec Subject Securities") in favor of the approval of the Merger Proposal. The Principal Shareholders have each granted each of Joseph M. O'Donnell and Richard J. Thompson, in their capacities as officers of CPI, an irrevocable proxy with respect to the Zytec Subject Shares. The Principal Shareholders collectively own approximately 26% of the Zytec Common Stock outstanding as of the date hereof.

    In addition, the Voting Agreement provides that the Principal Shareholders shall not, directly or indirectly, solicit or respond to any inquiries or the making of any proposal by any person or entity (other than CPI or any of its affiliates) with respect to Zytec that constitutes or could reasonably be expected to lead to a Business Combination Proposal. Each Principal Shareholder has also agreed not to sell, tender, transfer or otherwise dispose of any shares of Zytec Common Stock, other than pursuant to the terms of the Merger Agreement.

    The Voting Agreement shall terminate upon the earlier of the termination of the Merger Agreement pursuant to its terms and the Effective Time.

NON-SOLICITATION AGREEMENTS

    Simultaneously with entering into the Merger Agreement, CPI entered into Non-Solicitation Agreements with Lawrence J. Matthews and Ronald D. Schmidt. Under these agreements, each of Mr. Matthews and Mr. Schmidt has agreed to not, for two years following the termination of their relationships with CPI, Zytec or any of their respective subsidiaries, solicit or disrupt certain specified relationships of CPI, Zytec or any of their respective subsidiaries. In addition, they have each agreed to keep certain information relating to CPI, Zytec or any of their respective subsidiaries confidential.

NON-COMPETITION AGREEMENT

    Simultaneously with entering into the Merger Agreement, CPI entered into a Non-Competition, Non-Solicitation and Confidentiality Agreement with John M. Steel. Under this agreement, Mr. Steel has agreed to not, during and for two years following the termination of his relationship with CPI, Zytec or any of their respective subsidiaries, (i) engage in certain activities relating to CPI, Zytec or any of their respective subsidiaries or CPI's or Zytec's or any of their respective subsidiaries' business or (ii) solicit or disrupt certain specified relationships of CPI, Zytec or any of their respective subsidiaries. In addition, Mr. Steel has agreed to keep certain information relating to CPI, Zytec or any of their respective subsidiaries confidential.

BENEFIT AND SEVERANCE ARRANGEMENTS

    CPI has addressed a letter to Zytec in which it has stated its intention to come to a mutual understanding following the Merger regarding the altering of compensation and benefit arrangements for the companies' employees who are retained following the Merger. CPI has indicated its intention to adhere to the severance arrangements that currently exists at each company for any employee terminated as a direct result of the Merger.

                                    BUSINESS

COMPUTER PRODUCTS, INC.

    CPI designs, develops, manufactures and markets power conversion products for electronic equipment used in commercial and industrial applications requiring a precise and constant voltage level for proper operation (which accounted for approximately 91% of CPI's fiscal year 1996 sales from continuing operations) and high performance single-board computers, systems and subsystems for real-time applications (which accounted for approximately 9% of CPI's fiscal year 1996 sales from continuing operations). Below is a summary of each of CPI's two lines of business.

    POWER CONVERSION. CPI is one of the leading suppliers of power supplies, power converters and distributed power systems to the communications industry. Product offerings include over 200 standard product families, in addition to certain custom-designed products, distributed through multiple sale channels.

    CPI's power conversion products include AC-to-DC power supplies and modular DC-to-DC converters that focus on the worldwide communications market including networking, data communications, telecommunications, and wireless infrastructure. Computer, industrial and instrumentation markets are also served. AC-to-DC power supplies are used to convert alternating electric current (the form in which virtually all electric current is delivered by utility companies) to a precisely controlled direct current. Direct current is required to operate virtually all solid state electronic equipment. DC-to-DC converters are used to convert a particular direct current voltage into another (higher or lower) direct current voltage that is required by the electronic device to which it is connected.

    CPI currently offers standard power products in over 1,000 configurations and accommodates a wide variety of customer applications. The products can be configured as open frames, enclosed or encapsuled. CPI's products are tested by regulatory agencies for safety and are also tested for compliance with a variety of international emissions standards.

    COMPUTER SYSTEMS. CPI's computer systems division designs and manufactures high performance board-level computers and communications controllers, integrating them with real-time operating system and protocol software to form complete subsystems for communications and other real-time applications.

    These products are designed around and incorporate industry standards which permit easy portability to a variety of applications. The primary product line combines both the worldwide industry standard VMEbus, which defines physical board size and signal characteristics for the interconnection of microprocessors. Application requirements for these products usually include environments requiring rapid computer response time with high-quality processing capabilities, such as telecommunications or data communications.

    CPI's computer customers are primarily OEMs, which use the products for high speed telecommunications applications. These products are also used in other application areas such as medical instrumentation, airplane and weapons training simulators, process control, industrial automation and traffic control systems.

    RECENT DEVELOPMENTS. On July 22, 1997, CPI acquired for 52,000,000 Deutsche Marks (approximately $28,500,000) all the outstanding capital stock of the commonly controlled, privately-held Elba Group. The Elba Group's fastest growing product line is its medium power AC-to-DC converters (150 to 750 watts) sold to OEM communications customers under the Elba and KRP Power Service labels. The purchase price paid by CPI for the Elba Group capital stock is subject to reduction based upon a post-closing audit. Such acquisition has been accounted for as a purchase transaction.

    On July 5, 1997, CPI sold substantially all the assets of its industrial automation division, RTP, to RT Acquisition Florida Corp. The sale price, which is subject to adjustment, included $2,000,000 cash, a subordinated unsecured five-year promissory note in the aggregate principal amount of $2,480,000 bearing interest at the prime rate and the assumption of certain of RTP's liabilities.

    The principal executive offices of CPI are located at 7900 Glades Road, Suite 500, Boca Raton, Florida 33434, and its telephone number is (561) 451-1000. CPI, a Florida corporation, was incorporated on March 18, 1968.

    Additional information concerning CPI and its subsidiaries is included in the CPI documents filed with the Commission which are incorporated herein by reference. See "Incorporation of Documents by Reference."

ZYTEC CORPORATION

    Zytec conducts business in two main segments: power conversion, which provides power supply design, manufacture and repair and accounted for approximately 90% of Zytec's fiscal year 1996 net sales, and services and logistics, which provides repair services and logistics for a variety of products primarily for a significant customer and accounted for approximately 10% of fiscal year 1996 net sales.

    In the power conversion segment, Zytec is a leading designer and manufacturer of custom electronic power supplies for OEMs in the communications, networking, computer and other electronic equipment markets. Recently, Zytec has experienced significant sales growth because it has been the sole-source provider of power supplies to many of the OEMs that provide hardware for the Internet and the data communications marketplace. Zytec also repairs power supplies and related products. Zytec's power supply components are sold in North America and Europe, and its products are used worldwide. In 1996, Zytec manufactured and delivered over 900,000 power supplies representing over 173 different products.

    The service and logistics segment of Zytec's business provides repair services and logistics for a variety of products primarily manufactured by Hewlett-Packard Company. These products include laser and inkjet printers, facsimile machines, computers, monitors and other equipment.

    The principal executive offices of Zytec are located at 7575 Market Place Drive, Eden Prairie, Minnesota 55344, and its telephone number is (612) 941-1100. Zytec, a Minnesota corporation, was incorporated on August 26, 1983.

    Additional information concerning Zytec and its subsidiaries is included in the Zytec documents filed with the Commission which are incorporated herein by reference. See "Incorporation of Documents by Reference."

                                DIRECTORS OF CPI

    The following sets forth certain information regarding the directors of CPI, who will continue to serve as directors of CPI after the Effective Time until their earlier resignation or removal or until their successors have been duly qualified and elected:

                                                   AGE       YEAR OF FIRST               PRINCIPAL OCCUPATIONS
                                                 (AS OF       ELECTION AS               DURING PAST FIVE YEARS;
NAME                                             9/2/97)      A DIRECTOR                  OTHER DIRECTORSHIPS
---------------------------------------------  -----------  ---------------  ---------------------------------------------

Joseph M. O'Donnell..........................          50           1994     Since February 1997, Chairman and since July
                                                                             1994, Chief Executive Officer and President;
                                                                             from March 1994 to June 1994 and from October
                                                                             1992 to September 1993, Managing Director of
                                                                             O'Donnell Associates, a consulting firm; from
                                                                             October 1993 to February 1994, Chief
                                                                             Executive Officer of Savin Corporation, an
                                                                             office products distributor; from June 1990
                                                                             to September 1992, President and Chief
                                                                             Executive Officer of Go/Dan Industries, a
                                                                             manufacturer of automotive parts; director of
                                                                             Boca Research, Inc., a manufacturer of data
                                                                             communications, multimedia and networking
                                                                             products; and director of V-Band Corporation,
                                                                             a manufacturer of computer systems.

Bert Sager (1)(2)(3).........................          72           1968     Since 1949, a practicing attorney; director
                                                                             of Acorn Venture Capital Corporation, a
                                                                             registered business development company; and
                                                                             director of Windmere-Durable Holdings, Inc.,
                                                                             a manufacturer of personal care products.

Edward S. Croft, III (1)(3)..................          54           1980     Since August 1996, managing director of Croft
                                                                             & Bender LLC, an investment banking and
                                                                             strategic financial advisory firm; from April
                                                                             1996 to August 1996, President of Croft &
                                                                             Co., a financial advisory firm; for more than
                                                                             five years prior to April 1996, Managing
                                                                             Director of The Robinson-Humphrey Company,
                                                                             Inc., an investment banking firm; director of
                                                                             Acorn Venture Capital Corporation; and
                                                                             director of Just for Feet, Inc., an athletic
                                                                             footwear retailer.

                                                   AGE       YEAR OF FIRST               PRINCIPAL OCCUPATIONS
                                                 (AS OF       ELECTION AS               DURING PAST FIVE YEARS;
NAME                                             9/2/97)      A DIRECTOR                  OTHER DIRECTORSHIPS
---------------------------------------------  -----------  ---------------  ---------------------------------------------
Stephen A. Ollendorff (1)(3).................          58           1984     Practicing attorney for more than the past
                                                                             five years; since December 1990, Of Counsel
                                                                             to Hertzog, Calamari & Gleason; from 1983 to
                                                                             present, Vice President, then President and
                                                                             then Chairman and Chief Executive Officer and
                                                                             director of Acorn Venture Capital
                                                                             Corporation.

Phillip A. O'Reilly (1)(2)(3)................          70           1988     Since January 1, 1989, retired executive;
                                                                             from 1979 to December 31, 1988, President
                                                                             (then Chairman) and Chief Executive Officer
                                                                             of Houdaille Industries, Inc., a manufacturer
                                                                             of industrial products.

Lewis Solomon (1)(2)(3)......................          63           1995     Since August 1990, Chairman of Liverpool
                                                                             Industries, a tool and machine parts
                                                                             manufacturer; director of Anadigics, Inc., a
                                                                             manufacturer of gallium arsenide
                                                                             semiconductors; director of Microelectronic
                                                                             Packaging, Inc., a semiconductor packaging
                                                                             company; and director of Anacomp, Inc., a
                                                                             manufacturer of magnetic products.

A. Eugene Sapp...............................          61           1997     Since prior to 1990, President and Chief
                                                                             Operating Officer of SCI Systems, Inc., an
                                                                             electronics contract manufacturer; director
                                                                             of SCI Systems, Inc.; and director of V-Band
                                                                             Corporation, a manufacturer of computer
                                                                             systems.

------------------------

(1) Member of the Audit Committee.

(2) Member of the Compensation and Stock Option Committee.

(3) Member of the Nominating Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation and Stock Option Committee of the CPI Board of Directors consists of Bert Sager, Lewis Solomon and Phillip A. O'Reilly. None of the Compensation and Stock Option Committee members are executive officers or employees of CPI. None of the executive officers of CPI has served on the board of directors or on the compensation committee of any other entity, any of whose officers served on the Board of Directors of CPI.

ZYTEC PERSONNEL TO BE INCLUDED ON CPI BOARD OF DIRECTORS

    Pursuant to the Merger Agreement, the following individuals are to serve on the Board of Directors of CPI after the Effective Time:

NAME                                         POSITION(S) WITH ZYTEC                 POSITION(S) WITH CPI
------------------------------------  ------------------------------------  ------------------------------------
Ronald D. Schmidt...................  Chairman of the Board of Directors    Co-Chairman of the Board of
                                      and Chief Executive Officer           Directors
John M. Steel.......................  Vice President-Marketing and Sales    Director
                                      and Director
Dr. Fred C. Lee.....................  Director                              Director
Lawrence J. Matthews................  Director                              Director

INFORMATION REGARDING ZYTEC EXECUTIVE OFFICERS AND DIRECTORS TO BE INCLUDED ON
  CPI BOARD OF DIRECTORS

    The following discussion sets forth certain information regarding the above-named individuals who are to be members of the Board of Directors of CPI after the Effective Time.

    Ronald D. Schmidt, who is 61 years old, is a co-founder of Zytec and has served as an executive officer and a Director of Zytec since Zytec commenced operations in January 1984. Until January 1984, he was employed by Control Data Corporation ("CDC") in many areas of general and product management, including Vice President and General Manager, Computer Peripherals, Inc., a joint venture of CDC, and Managing Director for Control Data Portugal. Mr. Schmidt also was involved with CDC in connection with its divestiture of the Centronics printer business and the merger of the Sperry disk operations into Magnetic Peripherals, Inc. Mr. Schmidt is also a director of U-Ship, Inc.

    John M. Steel, who is 52 years old, is a co-founder of Zytec and has been an executive officer and a Director of Zytec since January 1984. Until January 1984, he was employed by CDC in numerous positions in marketing and general management, with his latest position with CDC being General Manager-OEM Technical Support.

    Dr. Fred C. Lee, who is 50 years old, has been a Director of Zytec since February 1986. He has been a Professor at Virginia Polytechnic Institute and State University ("VPI") in Blacksburg, Virginia, and director of the Virginia Power Electronics Center at VPI since 1977.

    Lawrence J. Matthews, who is 69 years old, is a co-founder of Zytec, has been a Director of Zytec since January 1984, and was Vice President-Engineering of Zytec from January 1984 until his retirement in May 1993. Until January 1984, he was employed by CDC in engineering design and management and operations management.

                              COMPENSATION OF CPI

COMPENSATION OF DIRECTORS

    Directors who are not employees of CPI ("Outside Directors") are compensated for their services by payment of an annual fee of $12,000 plus $1,000 per day for each Board of Directors meeting attended and $750 per day for each committee meeting attended (and an additional $250 per day for each committee meeting at which such person acted as chairman) with a maximum payment of $2,000 per day for attendance at all meetings of the Board of Directors and attendance as chairman at a meeting of a committees of the Board of Directors.

    During fiscal year 1996, options to purchase 10,000 shares of CPI Common Stock, at an exercise price of $16.00 per share, were granted by CPI to each of the Outside Directors pursuant to the CPI Outside Directors' Plan. Under such plan, each Outside Director is granted an option, exercisable over 10 years, to purchase 10,000 shares of Common Stock at the then fair market value for such Common Stock each time that such person is elected or re-elected by the shareholders to serve as a director of CPI provided that such Outside Director owns certain amounts of CPI Common Stock.

    Outside Directors who have served for five or more years are entitled to receive certain annual benefits under the CPI Outside Directors' Retirement Plan. The annual benefits are based upon the number of years served and the annual retainer at the time of retirement. Such benefits shall be available only to present and former Outside Directors who served as such prior to 1997.

SUMMARY EXECUTIVE COMPENSATION TABLE

    The following table sets forth certain information for the fiscal years ended January 3, 1997, December 29, 1995, and December 30, 1994, in respect of compensation earned by Joseph M. O'Donnell, Chief Executive Officer of CPI, and by the other four most highly compensated executive officers (whose salary and bonus earned in fiscal year 1996 exceeded $100,000) of CPI serving at the end of fiscal year 1996 (the "Named CPI Executives").

                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                   ANNUAL COMPENSATION                   -------------
                                  -----------------------------------------------------   SECURITIES
NAME AND                                                                OTHER ANNUAL      UNDERLYING        ALL OTHER
PRINCIPAL POSITION                  YEAR     SALARY($)  BONUS($)(1)  COMPENSATION($)(2)  OPTIONS(#)(3)  COMPENSATION ($)
--------------------------------  ---------  ---------  -----------  ------------------  -------------  -----------------

Joseph M. O'Donnell.............       1996    344,615     238,427                0           54,965           27,751(4)
Chairman, Chief Executive              1995    270,770     231,615          268,375(5)       106,900           28,333(4)
  Officer and President                1994    105,770      65,693           14,517(6)       450,000           18,822

Richard J. Thompson.............       1996    170,449      99,305                0           73,312            9,371(7)
Vice President-Finance, Chief          1995    156,966     107,823                0           50,000           10,626(7)
  Financial Officer, Secretary         1994    150,850      76,435                0           20,000            6,347
  and Treasurer

Louis R. DeBartelo..............       1996    194,739      61,736                0           51,066           12,619(8)
President, North American Power        1995    176,000      73,441                0           50,000           11,907(8)
  Conversion Division                  1994    157,226      55,090           69,352(9)        15,000            5,353

Robert J. Aebli.................       1996    156,073      36,741                0           27,500           13,583(10)
President-Heurikon Corporation         1995    146,940      36,180                0           21,750           12,644(10)
  (a subsidiary of CPI)                1994    140,000      43,701           37,798(11)            0            7,933

Salvatore R. Provanzano.........       1996    147,297           0                0            5,880            9,862(12)
President of RTP Corp.                 1995    143,604           0                0           16,750           11,352(12)
                                       1994    132,723      70,750            5,129(13)            0            6,145

                                                 (FOOTNOTES APPEAR ON NEXT PAGE)

------------------------

(1) Includes amounts awarded under CPI's annual Executive Incentive Plan to each of the Named CPI Executives and, for Mr. Provanzano, a starting bonus of $10,000 for fiscal year 1994.

(2) Includes only those perquisites which are, in the aggregate, greater than or equal to the lesser of $50,000 or 10% of annual salary and bonus.

(3) Represents options awarded under various stock option plans. See "--Stock Option Grants in Last Fiscal Year."

(4) Includes insurance premiums paid by CPI in the amount of $20,001 and $19,179 with respect to two life insurance policies for the benefit of Mr. O'Donnell, including a whole-life policy and a hybrid policy in fiscal years 1996 and 1995, respectively. Also includes $3,000 and $4,534 in premiums paid by CPI with respect to health insurance for the benefit of Mr. O'Donnell and contributions of $4,750 and $4,620 to CPI's 401(k) plan for the benefit of Mr. O'Donnell in fiscal years 1996 and 1995, respectively.

(5) Includes reimbursement for expenses related to Mr. O'Donnell's relocation in the amount of $149,000, reimbursement for the payment of taxes in the amount of $115,975 and a car allowance of $3,400.

(6) Represents an additional payment by CPI to reimburse Mr. O'Donnell for expenses related to his relocation.

(7) Includes a contribution in the amount of $4,750 and $4,620 by CPI to CPI's 401(k) plan for the benefit of Mr. Thompson, and also includes insurance premiums in the amounts of $4,621 and $6,006 paid by CPI with respect to term life insurance and health insurance for the benefit of Mr. Thompson in fiscal years 1996 and 1995, respectively.

(8) Includes a contribution in the amount of $4,750 and $4,620 by CPI to CPI's 401(k) plan for the benefit of Mr. DeBartelo and insurance premiums in the amounts of $7,869 and $7,287 paid by CPI with respect to term life insurance and health insurance for the benefit of Mr. DeBartelo in fiscal years 1996 and 1995, respectively.

(9) Represents an additional payment by CPI to reimburse Mr. DeBartelo for expenses related to his relocation.

(10) Includes a contribution in the amount of $4,750 and $4,620 by CPI to CPI's 401(k) plan for the benefit of Mr. Aebli and insurance premiums in the amounts of $8,833 and $8,024 paid by CPI with respect to term life insurance and health insurance for the benefit of Mr. Aebli in fiscal years 1996 and 1995, respectively.

(11) Represents a payment by CPI to reimburse Mr. Aebli for expenses related to his relocation.

(12) Includes a contribution in the amount of $4,750 and $4,620 by CPI to CPI's 401(k) plan for the benefit of Mr. Provanzano and insurance premiums in the amounts of $5,112 and $6,732 paid by CPI with respect to term life insurance and health insurance for the benefit of Mr. Provanzano in fiscal years 1996 and 1995, respectively.

(13) Represents a payment by CPI to reimburse Mr. Provanzano for expenses related to his relocation.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information concerning stock options granted to the Named CPI Executives in fiscal year 1996.

                                    NUMBER OF         PERCENTAGE OF TOTAL
                                   SECURITIES         OPTIONS GRANTED TO      EXERCISE                     GRANT DATE
                                   UNDERLYING            EMPLOYEES IN         PRICE PER   EXPIRATION        PRESENT
NAME                           OPTIONS GRANTED(#)       FISCAL YEAR(%)        SHARE($)       DATE         VALUE($)(1)
-----------------------------  -------------------  -----------------------  -----------  -----------  ------------------

Joseph M. O'Donnell..........          75,000                    9.7              16.00      5/02/06          433,035
                                       75,000                    9.7              11.25      2/15/06          286,503
                                        4,965                    0.6             11.625      1/25/06           22,195

Richard J. Thompson..........          45,000                    5.8              16.00      5/02/06          259,821
                                       25,000                    3.2             11.625      1/25/06          100,350
                                        2,312                    0.3             11.625      1/25/06           10,335

Louis R. DeBartelo...........          37,500                    4.9              16.00      5/02/06          216,517
                                       12,500                    1.6              12.75      3/15/06           56,118
                                        1,066                    0.1             11.625      1/25/06            4,765

Robert J. Aebli..............          15,000                    1.9              16.00      5/02/06           86,607
                                       12,500                    1.6              12.81      7/15/06           46,931

Salvatore R. Provanzano......           8,550                    1.1              16.00      5/02/06           49,365

------------------------

(1) Based upon the Black-Scholes option pricing model adopted for use in valuing executive stock options. The actual value, if any, a Named CPI Executive may realize will depend upon the excess of the market price of the Common Stock over the exercise price on the date the option is exercised. There is, therefore, no assurance that the value realized by a Named CPI Executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based upon certain assumptions which CPI believes are reasonable, such as a risk-free rate of return of 5.95%, stock price volatility of .52, future dividend yield of 0% and time to exercise of 2.5 years. The values do not take into account certain features of the stock option plans which may affect such values, such as conditions to exercisability and nontransferability.

OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES TABLE

    The following table sets forth information with respect to stock options exercised by the Named CPI Executives in fiscal year 1996 and information with respect to exercisable and non-exercisable stock options held on January 3, 1997 by the Named CPI Executives. The table also includes the value of "in-the-money" stock options which represents the spread between the exercise price of the existing stock options and the year-end price of CPI Common Stock.

                                                                                                        VALUE OF
                                                                     NUMBER OF SECURITIES       UNEXERCISED IN-THE-MONEY
                                                                    UNDERLYING UNEXERCISED          OPTIONS HELD AT
                                                                       OPTIONS HELD AT           JANUARY 3, 1997(1) ($)
                                         SHARES        VALUE         JANUARY 3, 1997 (#)       --------------------------
                                      ACQUIRED ON    REALIZED    ----------------------------                   NOT
NAME                                  EXERCISE (#)      ($)      EXERCISABLE  NOT EXERCISABLE  EXERCISABLE  EXERCISABLE
------------------------------------  ------------  -----------  -----------  ---------------  ----------  --------------
Joseph M. O'Donnell.................      100,000    1,636,250      531,900         79,965      7,566,418       231,630
Richard J. Thompson.................       50,000      878,750      198,334         53,978      2,819,177       242,631
Louis R. DeBartelo..................       70,000      854,678       32,500         43,566        348,437       187,149
Robert J. Aebli.....................       36,750      499,175       20,000         22,500        194,493       161,212
Salvatore R. Provanzano.............            0            0       39,250         16,050        595,825       144,281

------------------------

(1) Based upon the closing price of CPI Common Stock on January 3, 1997
    ($18.625).

EMPLOYMENT AND TERMINATION ARRANGEMENTS

    On June 29, 1994, CPI and Joseph M. O'Donnell, Chairman, Chief Executive Officer and President of CPI, entered into an employment agreement which provides that Mr. O'Donnell was to receive a base salary at the rate of $250,000 per year for the first year of his employment and $300,000 per year thereafter. The base salary is to be reviewed by CPI's Board of Directors periodically. In addition, the agreement provided that Mr. O'Donnell is eligible to receive an incentive payment each year, determined by the Compensation and Stock Option Committee of the CPI Board of Directors in an amount equal to up to 50% of his base salary for such year, payable 50% in cash and 50% in stock. Such incentive payment was subsequently increased to up to 60% of his base salary by the Compensation and Stock Option Committee of the CPI Board of Directors. Mr. O'Donnell is also eligible for additional payments in the discretion of the Compensation and Stock Option Committee, awarded in accordance with the terms of CPI's annual Executive Incentive Plan ("EIP"). The agreement also provided for the grant to Mr. O'Donnell of stock options to purchase 400,000 shares of CPI Common Stock as well as additional options, the grant and terms of which are contingent upon Mr. O'Donnell's purchase of certain amounts of CPI Common Stock in the open market. Under the terms of the agreement, Mr. O'Donnell was also entitled to reimbursement of expenses, including reimbursement of relocation expenses, reimbursement for the payment of certain taxes and a bridge loan for the purchase of a new home pending the sale of his prior home, of up to $250,000 (which amount has been repaid), and health, disability and life insurance benefits. CPI also has agreed to cause Mr. O'Donnell to be nominated as a director throughout the term of his employment. The initial term of the employment agreement expired on July 26, 1997, but is renewable each year for an additional one-year term unless either party provides notice of termination. No such notice of termination has been given.

    Upon any event of earlier termination of the agreement, Mr. O'Donnell is entitled to receive his base salary through the date of termination. In the event of Mr. O'Donnell's death or "disability" (as defined in the agreement), he is entitled to receive his base salary for an additional year from the date of termination, except that payments for the additional year will be offset by certain CPI sponsored insurance benefits payable during such period, plus any pro rated incentive payment under the EIP to which he may be entitled. In the event that Mr. O'Donnell's employment is terminated by CPI without "cause" (as defined in the agreement) or by Mr. O'Donnell due to CPI's "substantial breach" (as defined in the agreement), Mr. O'Donnell is entitled to receive his base salary for the number of months he was employed by CPI plus six months, but for no more than 18 months total, except that if CPI terminates the agreement for "cause" in writing, and makes a lump-sum payment of $50,000 to Mr. O'Donnell, then the total number of months is 12 unless the termination occurs prior to the date six months from the date of written notice and payment, in which event the number of months is set at 18. Mr. O'Donnell is also entitled to receive any pro rated incentive payment to which he may be entitled and reimbursement of expenses of outplacement-related services up to $45,000. In the event of CPI's termination of the agreement without "cause", or termination of the agreement by Mr. O'Donnell due to CPI's "substantial breach" following a "change of control" (as defined in the agreement), Mr. O'Donnell is entitled to receive a lump-sum payment equal to the lesser of (a) the product of the sum of his base salary and the amount of his last incentive payment multiplied by two and (b) the maximum amount that would be permitted without the imposition of certain taxes, or the loss of certain tax deductions, under the Code within 10 days from the date of termination.

    Richard J. Thompson, Vice President-Finance, Secretary, Treasurer and Chief Financial Officer of CPI, entered into a letter agreement with CPI on April 28, 1994, which provides that if Mr. Thompson's employment is terminated without "cause" (as defined in the agreement), or if he resigns within 30 days after a substantial reduction in his responsibilities, duties or compensation, Mr. Thompson shall be entitled to receive an amount equal to his annual base salary plus any incentive payment he may have earned, as well as insurance and other employee benefits, for a period of 12 months from termination. Such payments are payable to Mr. Thompson as they would have been paid if his employment had continued without termination. The agreement further provides that upon such termination all stock options previously granted to Mr. Thompson shall remain outstanding until the 90th day following the 12-month period during which he is entitled to receive post-termination compensation, except that options granted under the CPI 1981 Stock Option Plan shall be reissued under the CPI Performance Plan (as described below) at an exercise price equal to the closing price of the Common Stock as of the date of the agreement, and CPI will compensate Mr. Thompson for any loss caused by such repricing. The agreement further provides that Mr. Thompson is eligible for the compensation described therein following his execution of a release of CPI from all claims he may have against CPI, its officers and directors.

    Certain options granted to the Named CPI Executives become immediately exercisable in the event of a "change of control" or if a Named CPI Executive's employment is terminated within six months after a "change of control" of CPI pursuant to the terms of the option plan under which the options were granted.

COMPENSATION OF OTHER EXECUTIVE OFFICERS

    CPI's executive compensation program includes two principal elements: annual cash compensation and long-term awards. CPI uses competitive survey data of companies in the high-technology industry with comparable revenue levels in assessing cash compensation and long-term awards.

    Annual cash compensation includes both base salaries and annual incentive awards pursuant to the EIP. Executives' base salaries are evaluated each year based upon an assessment of competitive market data of comparable companies, as discussed above. Executives are eligible for adjustments in base salary based upon an assessment of individual performance and changes in principal job duties and responsibilities.

    Executives are eligible to receive annual incentive awards under the EIP. Each executive participating in the plan has a targeted annual incentive award, based upon competitive practice which represents a stated percentage of the executive's base salary. The performance of executives with corporate-wide responsibilities is evaluated based upon the achievement of corporate financial targets measured by CPI's net income and revenue growth. The performance of executives with divisional and/or subsidiary responsibility is evaluated based upon the achievement of divisional or subsidiary financial targets measured by net income, revenue growth and cash flow. The financial targets for fiscal year 1996 were developed from CPI's annual planning process. The Committee reviews and approves the targets each year based upon fairness, degree of difficulty and reasonableness. Further, CPI had to achieve a minimum pre-tax net income performance threshold before corporate executives could receive a financial target payout under the EIP. For division/subsidiary participants, the division had to achieve a minimum management net income performance threshold before division/subsidiary executives could receive a financial target payout under the EIP. There may be no incentive payout if CPI is not profitable.

    The maximum individual annual incentive award is two (2) times the targeted annual incentive award. In addition, annual incentive awards are limited to no more than 10% of CPI's net income, excluding extraordinary items, before total after-tax cost of the executive annual incentive payout, unless otherwise approved by the Committee and Board of Directors.

    Long-term incentive compensation included the 1990 Performance Equity Plan (the "Performance Plan"). The Performance Plan permits CPI to grant non-qualified stock options to selected executives at a price no less than the fair market value of the Common Stock on the date of grant.

    Each year the Committee reviews and approves annual salaries, annual incentive awards, grants of long-term incentives and the performance targets and criteria established for both the annual and long-term incentive plans. In addition, the Committee reviews the performance of CPI and its divisions and subsidiaries and exercises the final authority in approving the payout of executive incentive awards. The Committee has engaged executive compensation consultants and used competitive compensation data.

    In the beginning of 1996, the Committee reviewed and approved the financial targets to be included in the 1996 EIP for the Chief Executive Officer and the Named CPI Executives. Based upon the Committee's review of CPI's performance by the Chief Executive Officer and the Named CPI Executives following conclusion of the 1996 fiscal year, CPI granted awards to the Chief Executive Officer and the Named CPI Executives under the 1996 EIP based on the attainment of Company and divisional objectives.

    Based upon assessments of individual performance, CPI awarded an increase in base salary in 1996 to Messrs. Thompson, DeBartelo and Aebli.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Mr. O'Donnell's base salary during fiscal year 1996 was increased to $350,000. The base salary of Mr. O'Donnell was based upon an assessment of competitive market data of comparable companies, as described above. Mr. O'Donnell received an annual incentive award of $238,427 under the EIP based on attainment of Company's financial results during fiscal year 1996. On January 25, 1996, CPI, pursuant to the EIP, granted Mr. O'Donnell a non-qualified stock option to purchase 4,965 shares of Common Stock at an exercise price of $11.625 per share, exercisable after January 25, 1998, provided that Mr. O'Donnell (i) is still employed by CPI on such date and (ii) owns a number of shares equal to the number of shares granted to him pursuant to the EIP. On February 15, 1996, CPI, pursuant to CPI's 1996 Executive Stock Ownership Program, granted Mr. O'Donnell an incentive stock option to purchase 75,000 shares of Common Stock, at an exercise price of $11.25 per share, exercisable as follows: (i) 50% vesting upon the closing price of a share of Common Stock being equal to $14.0125 for 20 of 30 consecutive trading days, (ii) 50% vesting upon the closing price of a share of Common Stock being equal to $16.875 per share for 20 of 30 consecutive trading days, and (iii) to the extent not previously exercisable, 100% on February 15, 2003. All of such options are currently exercisable. On May 2, 1996, CPI, pursuant to the Performance Plan, granted Mr. O'Donnell an incentive stock option to purchase 75,000 shares of Common Stock, at an exercise price of $16.00 per share, exercisable as follows: (i) 50% vesting upon the closing price of a share of Common Stock being equal to $20.00 for 20 of 30 consecutive trading days, (ii) 50% vesting upon the closing price of a share of Common Stock being equal to $24.00 per share for 20 of 30 consecutive trading days, and (iii) to the extent not previously exercisable, 100% on May 2, 2003. All of such options are currently exercisable.

                           SECURITY OWNERSHIP OF CPI

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth, as of the close of business on September 2, 1997, information as to an institutional shareholder which is known by CPI to beneficially own more than 5% of CPI Common Stock (based solely upon filings by said holder with the Commission on Schedule 13D or Schedule 13G pursuant to the Exchange Act).

                                                                                NUMBER OF SHARES
NAME AND ADDRESS                                                                  BENEFICIALLY        PERCENT OF
OF BENEFICIAL OWNER                                                                 OWNED(1)         COMMON STOCK
----------------------------------------------------------------------------  --------------------  ---------------
Dresdner Bank AG
RCM Capital Management L.L.C.
RCM Limited L.P.(2)
RCM General Corporation(2)
RCM Capital Funds, Inc.(2)
  Four Embarcadero Center
  Suite 2900
  San Francisco, California.................................................         3,502,000             14.42%

------------------------

(1) Beneficial ownership, as reported in the above table, has been determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated, beneficial ownership includes both sole voting and sole dispositive power.

(2) Dresdner Bank AG ("Dresdner") is the parent holding company of RCM Capital Management L.L.C. ("RCM") and may, therefore, be deemed to beneficially own 3,502,000 shares owned by RCM with respect to which Dresdner has neither dispositive nor voting power. RCM is a registered investment advisor which directly and beneficially owns 3,502,000 shares of Common Stock, with sole dispositive power with respect to 3,334,600 of such shares, shared dispositive power with respect to 167,400 shares and sole voting power with respect to 3,076,300 of such shares. In its capacity as investment adviser, RCM may have discretionary authority to dispose of or to vote securities that are under its management, and as a result may be deemed to beneficially own such securities. However, RCM does not have any economic interest in such securities; clients are the actual owners of the 3,502,000 shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities. RCM Limited L.P. ("RCM Limited") is the managing agent of RCM and RCM General Corporation ("RCM General") is the general partner of RCM Limited. RCM Limited and RCM General may be deemed to have beneficial ownership of the securities beneficially owned by RCM.

OWNERSHIP BY MANAGEMENT

    The following table sets forth, as of the close of business on September 2, 1997, information concerning beneficial ownership of CPI Common Stock of CPI by each director of CPI, the Named CPI Executives who are currently serving as executive officers, and all directors and current executive officers as a group (based solely upon information furnished by such persons):

                                                                              NUMBER OF SHARES
                                                                             BENEFICIALLY OWNED        PERCENT OF
NAME AND ADDRESS(4)                                                                (1)(2)             COMMON STOCK
-------------------------------------------------------------------------  -----------------------  -----------------
Joseph M. O'Donnell......................................................            621,926                 2.50%
Bert Sager...............................................................            341,269(3)              1.40%
Richard J. Thompson......................................................            234,868                    *
Phillip A. O'Reilly......................................................            141,721                    *
Stephen A. Ollendorff....................................................             40,000                    *
Edward S. Croft, III.....................................................             46,081                    *
Louis R. DeBartelo.......................................................             51,876                    *
Robert J. Aebli..........................................................             48,176                    *
Lewis Solomon............................................................             20,000                    *
A. Eugene Sapp...........................................................              2,000                    *
Directors and executive officers as a group (12 persons).................          1,701,476                 6.67%

------------------------

*   Represents less than 1%.

(1) Beneficial ownership, as reported in the above table, has been determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated, beneficial ownership includes both sole voting and sole dispositive power.

(2) Includes the following shares subject to currently exercisable options and/or that may be acquired upon the exercise of options within 60 days of September 2, 1997: Mr. Sager--93,014; Mr. O'Donnell--546,900; Mr.
    Ollendorff--36,900; Mr. O'Reilly--91,721; Mr. Croft--40,000; Mr.
    Thompson--209,000; Mr. DeBartelo--37,500; Mr. Aebli--35,000; Mr.
    Solomon--15,000; and all directors and executive officers as a group (12 persons)--1,216,035.

(3) Includes 53,428 shares which are owned of record by Mr. Sager's wife, with respect to which Mr. Sager disclaims beneficial ownership.

(4) For purposes hereof, the address of each person is c/o Computer Products, Inc. 7900 Glades Road, Suite 500, Boca Raton, Florida 33434-4105.

                              CERTAIN TRANSACTIONS

    Stephen A. Ollendorff, a director of CPI, is Of Counsel to the law firm of Hertzog, Calamari & Gleason which acts as counsel for CPI and which received fees and expenses in fiscal years 1996 and 1997 for various legal services rendered to CPI. Hertzog, Calamari & Gleason was CPI's counsel in the preparation and negotiation of the Merger Agreement and this Joint Proxy Statement/Prospectus.

    Edward S. Croft, III, a director of CPI, is currently a Managing Director of Croft & Bender LLC which provided certain financial advisory services to CPI in fiscal years 1996 and 1997 and which will be receiving an advisory fee in connection with the Merger.

    Bert Sager, a director of CPI, provided limited legal services to CPI in fiscal years 1996 and 1997.

                             COMPENSATION OF ZYTEC

    The following table sets forth certain information for the fiscal years ended December 31, 1996, 1995 and 1994, in respect of compensation earned by Ronald D. Schmidt, Chief Executive Officer of Zytec, and John M. Steel, Vice President-Marketing and Sales of Zytec.

SUMMARY EXECUTIVE COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                             ANNUAL COMPENSATION   -------------------
                                                                                        NUMBER OF
NAME AND                                                     --------------------     STOCK OPTIONS           ALL OTHER
PRINCIPAL POSITION                                             YEAR     SALARY($)        GRANTED         COMPENSATION ($)(1)
-----------------------------------------------------------  ---------  ---------  -------------------  ---------------------
Ronald D. Schmidt..........................................       1996    272,154               0                 4,750
  Chairman, President and                                         1995    241,130               0                 4,620
  Chief Executive Officer                                         1994    229,664               0                 4,620

John M. Steel..............................................       1996    191,120               0                 3,640
                                                                  1995    182,330               0                 3,110
  Vice President-Marketing and Sales                              1994    173,664               0                 3,096

------------------------

(1) Consists of contributions made by Zytec on behalf of the named executive officer under Zytec's Section 401(k) defined contribution plan.

    The above table sets forth the cash and non-cash compensation for 1996, 1995 and 1994 awarded to or earned by Ronald D. Schmidt, Zytec's Chief Executive Officer, and John M. Steel, Zytec's Vice President-Marketing and Sales, who are the only two individuals that are to serve on CPI's Board of Directors and who were among the Zytec executive officers for whom compensation would otherwise be required to be disclosed.

STOCK OPTIONS

    Zytec currently maintains six Employee Incentive Stock Option Plans (the "ISOPs"). The six ISOPs now in existence were approved by Zytec's Board of Directors on December 16, 1983, September 24, 1984, October 25, 1985, February 6, 1987, January 29, 1993, and February 16, 1996. All of the existing ISOPs were approved by Zytec shareholders within one year after their adoption by the Board of Directors. The ISOPs are intended to assist Zytec in hiring and retaining well-qualified employees by allowing them to participate in the ownership and growth of Zytec through the grant of options to purchase Zytec Common Stock. Options granted under the ISOPs may be options that qualify as "incentive stock options" within the meaning of Section 422 of the Code, or options that do not so qualify under the Code. Management feels that the granting of options will serve as partial consideration for, and give employees an additional inducement to, remain in the service of Zytec and provide them with an increased incentive to work for Zytec's success.

    The ISOPs are administered by Zytec's Board of Directors or, in certain circumstances, by the Compensation Committee of the Board of Directors. The Compensation Committee has authority to select Zytec's executive officers who will receive options and to determine the number and exercise price of such options. In all other cases, the Board of Directors determines the employees who will be granted options under the ISOPs and, subject to the provisions of the ISOPs, determines the number of shares subject to each option and the exercise price of the option. In addition, and subject to the authority of the Compensation Committee as discussed above, the Board of Directors makes any other determinations necessary or advisable for the administration of the ISOPs consistent with their terms. Determinations by the Board of Directors or the Compensation Committee, as the case may be, are final and conclusive.

Grants of options and other decisions of the Board of Directors or the Compensation Committee are not required to be made on a uniform basis.

    At August 29, 1997, an aggregate of 2,964,083 shares were subject to outstanding options and 288,804 shares were available for future grants under the ISOPs. The shares to be issued upon the exercise of options granted under the ISOPs are currently authorized but unissued shares. The number of shares of Zytec Common Stock available under the ISOPs and purchasable upon the exercise of options issued under the Plans will be adjusted to prevent dilution in the event of a stock split, combination of shares, stock dividend or certain other similar events. During fiscal 1996, neither of the executive officers of Zytec included in the Zytec Summary Executive Compensation Table exercised any options or, as of December 31, 1996, held any options to acquire Zytec Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Zytec's Compensation Committee makes recommendations to the Board of Directors regarding compensation paid to Zytec's executive officers. The Compensation Committee for fiscal year 1996 consisted of Lawrence J. Matthews, Sherman Winthrop, and James S. Womack, each of whom served for the entire year; John V. Titsworth, who served through the date of his retirement from the Board of Directors on August 23, 1996; and Ervin F. Kamm, Jr., who was appointed to the Compensation Committee effective as of December 20, 1996. All members of the Compensation Committee, during the period in which they served, were non-employee directors of Zytec. All executive officers who serve on the Board of Directors abstain from voting on executive officers' compensation affecting those executive officers who are members of the Board of Directors.

COMPENSATION OF DIRECTORS

    Zytec's Board of Directors has authorized payment to all non-employee directors of a retainer of $7,500 per year, a $500 per meeting fee, and the reimbursement of all out-of-pocket expenses incurred by them in attending meetings of the Board of Directors. In 1996, Dr. Fred C. Lee served as a non-employee director of Zytec for the entire year, and directors' fees of $10,500 were paid to Dr. Lee.

    Zytec's Board of Directors has also authorized the grant to each non-employee director, as additional compensation for each year of service as a director commencing with fiscal year 1996, of the sum of $14,500, payable in shares of Zytec Common Stock. If a non-employee director serves for a period less than a full calendar year, such additional compensation is payable on a pro rata basis. The number of shares issuable pursuant to such grants is determined based on the average of the closing price of said stock as quoted on the NNM for each of the last five business days of the calendar year (or, if a director's service is terminated during the year, for each of the last five business days prior to the date such director's service is completed). In January 1997, 1,312 shares were issued to Dr. Lee for director services rendered in fiscal year 1996.

    In April 1990, Dr. Lee, as a non-employee director of Zytec, was granted a non-qualified option to purchase 20,000 shares of Zytec Common Stock at an exercise price of $0.50 per share. The option became exercisable to the extent of 20% of the number of shares underlying each option (or 4,000 shares) on each anniversary date of the option, beginning April 27, 1991. Dr. Lee exercised his option in full prior to April 26, 1996, its scheduled termination date.

    Sherman Winthrop, a director of Zytec, is a senior member of Winthrop and Weinstine, P.A., which acts as counsel for Zytec and which received fees and expenses in fiscal years 1996 and 1997 for various legal services rendered to Zytec. Winthrop & Weinstine, P.A. was Zytec's counsel in the negotiation of the Merger Agreement and the preparation of this Joint Proxy Statement/Prospectus.

                          SECURITY OWNERSHIP OF ZYTEC

    The following table sets forth certain information with respect to the beneficial ownership of Zytec Common Stock as of August 29, 1997 by (i) each shareholder who is known by Zytec to own beneficially more than 5% of the outstanding Common Stock, (ii) each director (including all four nominees to the CPI Board of Directors), (iii) each executive officer who would be ordinarily included in the Summary Executive Compensation Table, and (iv) all executive officers and directors as a group.

                                                                                 AMOUNT AND NATURE OF
                                                                                 BENEFICIAL OWNERSHIP    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                                  (1)              CLASS(2)
------------------------------------------------------------------------------  ----------------------  -------------
BMO Nesbitt Burns Capital (U.S.), Inc.
  790 North Milwaukee Street
  Milwaukee, WI 53202.........................................................            877,193(3)            8.4%
Navellier & Associates
  1 East Liberty Street, 3rd Floor
  Reno, NV 89501..............................................................            744,215(4)            7.8
DIRECTORS AND EXECUTIVE OFFICERS:
Ronald D. Schmidt.............................................................            890,854(5)(6)         9.3
Lawrence J. Matthews
  7601 Fifth Avenue
  Richfield, MN...............................................................            800,932               8.4
John M. Steel.................................................................            757,606(6)            7.9
Gary C. Flack.................................................................            252,562(5)(6)         2.6
Josef J. Matz.................................................................            150,000(7)            1.6
John B. Rogers................................................................             87,260(6)              *
Sherman Winthrop..............................................................             61,312                 *
James S. Womack...............................................................             40.812                 *
Max Davis.....................................................................             39,222(7)              *
Dr. Fred C. Lee...............................................................             30,312                 *
Thomas J. Kent................................................................              4,000(7)              *
Ervin F. Kamm, Jr.............................................................                 43                 *
All executive officers and directors as a group (14 persons)..................          3,198,756(8)           33.1%

------------------------

*   Less than 1%.

(1) Unless otherwise indicated, each person or group has sole voting and investment power with respect to all outstanding shares. The table includes shares not outstanding but which may be acquired within 60 days of August 29, 1997 pursuant to the exercise of options to purchase Common Stock. The business address of each person except as otherwise noted is c/o Zytec Corporation, 7575 Market Place Drive, Eden Prairie, Minnesota 55344.

(2) The percentage calculation is based upon 9,546,154 shares outstanding at August 29, 1997. For purposes of computing the percent of class owned by each person, the number of shares which may be acquired by such person within 60 days of August 29, 1997 pursuant to the exercise of options referred to in note (7) or (8), or pursuant to the conversion of the Convertible Note or exercise of the Stock Purchase Warrant referred to in note (3), is deemed outstanding.

(3) Reflects information as of December 23, 1996 set forth in a Schedule 13D dated January 2, 1997 filed with the Commission. The Schedule 13D was jointly filed by a group (the "BMO Group") which consists of (according to such Schedule 13D) BMO Nesbitt Burns Capital (U.S.), Inc. ("BMO Cap"), which directly beneficially owns the securities described in the above Table; BMO Nesbitt Burns Equity Group (U.S.), Inc. ("BMO-Equity"), which owns all of the outstanding common stock of BMO-Cap; Bankmont Financial Corp. U.S. ("BFC"), which owns all of the outstanding common stock of BMO-Equity; and Bank of Montreal, which owns all of the outstanding common stock of BFC. The shares shown in the above Table as beneficially owned by the BMO Group are not presently outstanding but may be acquired upon conversion of the Convertible Note. The BMO Group also beneficially owns a warrant (the "BMO Warrant") to acquire the same 877,193 shares of Zytec Common Stock underlying the Convertible Note; provided, however, the BMO Warrant is exercisable only upon prepayment of the Convertible Note.

(4) Reflects information as of December 31, 1996, based on a Schedule 13G, dated February 15, 1997, filed by such company with the Commission, which indicates that the shareholder has shared voting power and shared dispositive power with respect to said shares.

(5) Includes shares held by a partnership consisting of the individual and members of his family, as follows: Mr. Schmidt (400,000 shares) and Mr. Flack (25,650).

(6) Includes shares held by the individual's spouse and children, as follows:
    Mr. Schmidt (2,200 shares), Mr. Steel (200,000), Mr. Flack (95,600) and Mr. Rogers (44,902).

(7) Includes, for each individual named, the following number of shares subject to non-qualified options or options granted under the ISOPs: Mr. Davis (35,000) and Mr. Kent (4,000).

(8) Includes 112,900 shares subject to non-qualified options or options granted under the ISOPs.

                        DESCRIPTION OF CPI CAPITAL STOCK

    The authorized capital stock of CPI consists of 81,000,000 shares, of which 80,000,000 shares are designated Common Stock, par value $0.01 per share, and 1,000,000 shares are designated Preferred Stock, par value $0.01 per share. The following summary description of the capital stock of CPI is qualified in its entirety by reference to the CPI Articles and the CPI Bylaws.

COMMON STOCK

    As of the CPI Record Date, there were       shares of CPI Common Stock
outstanding. Holders of CPI Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders and to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor, subject to preferences that may be applicable to any outstanding Preferred Stock. In the event of a liquidation, dissolution or winding up of CPI, holders of CPI Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding shares of Preferred Stock. Holders of CPI Common Stock have no preemptive, subscription, redemption or conversion rights. All of the outstanding shares of CPI Common Stock are, and the shares of CPI Common Stock to be issued by CPI in connection with the Merger will be, fully paid and nonassessable. The rights, privileges and preferences of CPI Common Stock are subject to, and could be adversely affected by, the issuance of Preferred Stock.

PREFERRED STOCK

    Pursuant to the CPI Articles, the Board of Directors has the authority to issue 1,000,000 shares of Preferred Stock. Within the limitations established by law, the Board of Directors is authorized to fix or alter the dividend rights, dividend rates, rights and terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preference, conversion rights, voting rights and other rights of any unissued shares of Preferred Stock, and to fix and amend the number of shares constituting any issued or unissued series and the designation thereof, or any of the foregoing. The issuance of Preferred Stock in certain circumstances may have the effect of delaying, deterring or preventing a change in control of CPI, may discourage bids for CPI Common Stock at a premium over the market price of CPI Common Stock and may adversely affect the market price of, and the voting and other rights of the holders of, the CPI Common Stock. CPI has no shares of Preferred Stock outstanding and at present CPI has no plans to issue any shares of Preferred Stock.

RIGHTS AGREEMENT

    CPI has adopted a Rights Agreement which could also have the effect of delaying, deterring or preventing a change in control of CPI. Pursuant to the Rights Agreement, shareholders of CPI are entitled to purchase shares of CPI Common Stock at a reduced price if any person or group attains certain threshold beneficial ownership levels.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for CPI Common Stock is The Bank of New
York.

                      COMPARISON OF RIGHTS OF SHAREHOLDERS
                                OF CPI AND ZYTEC

    Until the Merger, the rights of Zytec's shareholders will continue to be governed by the Zytec Articles and the Zytec Bylaws and also by the laws of the State of Minnesota, including the MBCA. If the Merger is consummated, holders of Zytec Common Stock will become holders of CPI Common Stock. Upon consummation of the Merger, the rights of former Zytec shareholders will be governed by the laws of the State of Florida, including the FBCA, and by the CPI Articles and the CPI Bylaws. The following is a summary of certain of the material differences between the rights of holders of CPI Common Stock under the CPI Articles and the CPI Bylaws and the FBCA and the rights of holders of Zytec Common Stock under the Zytec Articles and Zytec Bylaws and the MBCA. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate statutes of the States of Florida and Minnesota, and the Articles and Bylaws, respectively, of CPI and Zytec.

SPECIAL MEETINGS OF SHAREHOLDERS

    Under the FBCA, a special meeting of shareholders may be called by the board of directors, any person authorized to do so in the articles of incorporation or bylaws, or by shareholders when requested in writing by the holders of not less than 10% of all votes entitled to be cast on any issue proposed to be considered at the meeting, unless a greater percentage, which may not exceed 50%, is required by the articles of incorporation. The CPI Bylaws provide that special meetings of shareholders may be called by the Chairman of the Board of Directors, the President or the Board of Directors, or any officer instructed by the Board of Directors or the President to call the meeting, and by the President or Vice President upon the written request of shareholders pursuant to the FBCA.

    The MBCA provides that special meetings of shareholders may be called by the chief executive officer, the chief financial officer, two or more directors, a person authorized by the articles of incorporation or bylaws, or by shareholders holding 10% or more of the voting power of the shares entitled to vote, except that 25% or more of the voting power is required to call a special meeting to consider any action to, directly or indirectly, facilitate or effect a business combination. The Zytec Bylaws provide that special meetings may be called by the President, Treasurer, any two directors or by shareholders holding 10% or more of the shares entitled to vote.

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

    Under the FBCA, directors are elected by a plurality of the votes cast by the shareholders entitled to vote at a shareholders' meeting at which a quorum is present, unless otherwise provided in the articles of incorporation. With respect to matters other than the election of directors, unless a greater number of affirmative votes is required by the FBCA or the articles of incorporation, if a quorum exists, action on any matter is generally approved by the shareholders if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the matter favoring the action exceed the votes cast opposing the action. The CPI Articles do not include a provision requiring a greater vote on any other matter than that required by the FBCA.

    Under the MBCA, election of directors by cumulative voting is mandatory unless the articles of incorporation provide that there shall be no cumulative voting. The Zytec Articles contain a provision that eliminates cumulative voting. Except as specifically required otherwise under the MBCA, all matters submitted to the shareholders are decided by a majority vote of the shares entitled to vote and represented at a meeting at which there is a quorum. The approval of the Merger Proposal requires the affirmative vote of a majority of the outstanding shares of Zytec Common Stock.

ACTIONS BY SHAREHOLDERS WITHOUT A MEETING

    Under the FBCA and in accordance with the CPI Bylaws, any action required or permitted to be taken by shareholders at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if one or more written consents, setting forth the action so taken, are dated and signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Within ten (10) days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing to such action which was the subject of such written consent.

    Under the MBCA, unless the articles of incorporation provide otherwise, any action that may be taken by shareholders at any annual or special meeting of shareholders may be taken without a meeting by written consent signed by all of the shareholders entitled to vote on that action.

BUSINESS CONDUCTED AT SHAREHOLDER MEETINGS

    The CPI Bylaws provide that at a meeting of shareholders, subject to any other applicable requirements, only such business may be conducted as has been
(i) specified in the notice of meeting, (ii) proposed at the time of the meeting at the direction of the CPI Board of Directors or the chairman of the meeting, or (iii) specified in a timely prior written notice to the Secretary of CPI by or on behalf of any shareholder of CPI. In all cases, to be timely, notice must be received by CPI not less than 50 days nor more than 75 days prior to the meeting (or if fewer than 65 days' notice or prior public disclosure of the meeting date is given or made to shareholders, not later than the 10th day following the day on which the notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs). The notice must contain certain information about the business and the shareholder who proposes to bring the business before the meeting, including a brief description of the business the shareholder proposes to bring before the meeting, the name and address of the shareholder proposing such business, the class and number of shares of stock of CPI beneficially owned by such shareholder, and all other information which would be required to be included in a proxy statement filed with the Commission if, with respect to any item of business, such shareholder were a participant in a solicitation subject to Section 14 of the Exchange Act. If the Chairman of a meeting of CPI shareholders determines that business was not properly brought before the meeting in accordance with the foregoing procedures, such business will not be conducted at the meeting. Nothing in the CPI Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the above-mentioned procedures.

    The Zytec Bylaws provide that a regular meeting of shareholders is to be held in order to (i) designate the number of directors to constitute the Board of Directors, (ii) elect qualified successors for directors, and (iii) transact such other business as may properly come before the meeting. In addition, the Zytec Bylaws provide that a special meeting of the shareholders may be called for any purpose or purposes, unless otherwise prescribed by statute or the Zytec Articles. The Zytec Bylaws do not contain procedures for conduct of shareholders meetings.

INSPECTION RIGHTS

    Under both the FBCA and the MBCA, a shareholder is entitled to inspect and copy the articles of incorporation, bylaws, certain board of director and shareholder resolutions, certain written communication to shareholders, a list of the names and business addresses of the corporation's directors and officers, and the corporation's most recent annual report, during regular business hours if the shareholder gives prior written notice to the corporation. In addition, under both the FBCA and the MBCA, a shareholder is entitled to inspect and copy other books and records of the corporation during regular business hours if the shareholder gives prior written notice to the corporation and the shareholder's demand is made in good faith and for a proper purpose.

AMENDMENT OF BYLAWS

    Under both the FBCA and the MBCA, unless reserved to the shareholders by the articles of incorporation, the power to adopt, amend or repeal bylaws is generally vested in the board of directors, subject to the power of the shareholders to adopt, amend or repeal bylaws adopted by the board of directors. The MBCA also contains provisions permitting shareholders holding 3% or more of the voting power of the shares entitled to vote to propose a resolution for action by the shareholders to adopt, amend or repeal bylaws.

AMENDMENT OF ARTICLES OF INCORPORATION

    An amendment to a Florida corporation's articles of incorporation must be approved by the corporation's shareholders, except for certain immaterial amendments specified in the FBCA which may be made by the board of directors. Unless a specific section of the FBCA or a Florida corporation's articles of incorporation require a greater vote, an amendment to a Florida corporation's articles of incorporation must be approved by a majority of the votes entitled to be cast on the amendment. The CPI Articles do not include any provision requiring greater than a majority of votes to amend the CPI Articles.

    Under the MBCA, an amendment to the articles of incorporation generally requires the affirmative vote of the holders of a majority of the shares present and entitled to vote unless a larger affirmative vote is required by the corporation's articles of incorporation. The Zytec Articles do not include any provision requiring greater than a majority of votes to amend the Zytec Articles.

VOLUNTARY DISSOLUTION

    Under the FBCA, a corporation may be voluntarily dissolved if (i) the board of directors adopts, and a majority of shares outstanding approve, a proposal for dissolution, or (ii) shareholders approve dissolution by written consent without a meeting.

    Under the MBCA, subject to certain exceptions, the approval of not less than a majority of the outstanding shares representing the total voting power of the corporation is required for the voluntary dissolution of the corporation.

NUMBER OF DIRECTORS

    The CPI Bylaws provide that the affairs of CPI are to be conducted by a board of directors of not fewer than three (3) nor more than twelve (12) members, the number to be fixed from time to time by the board of directors. In no case will a decrease in the number of directors reduce the term of any incumbent director.

    The Zytec Bylaws provide that the number of directors that constitute the Board of Directors is to be not fewer than three (3) nor more than nine (9), the number to be established by resolution of the shareholders.

BOARD VACANCIES

    The FBCA provides that a vacancy on the board of directors generally may be filled by the affirmative vote of a majority of the remaining directors or by the shareholders, unless the articles of incorporation provide otherwise. The CPI Articles do not alter this provision.

    The Zytec Bylaws provide, and the MBCA permits, that a vacancy on the Board of Directors shall be filled by a majority of the remaining directors.

ACTION BY WRITTEN CONSENT OF DIRECTORS

    Under both the FBCA and the MBCA, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action is signed by all of the directors.

REMOVAL OF DIRECTORS

    The FBCA provides that shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. The CPI Articles do not include such a provision. Under the FBCA, a director generally may be removed only if the number of votes cast to remove him exceed the number of votes cast not to remove him. Under the FBCA, a director may not be removed by the remaining directors.

    Under the MBCA, any director or the entire board of directors of a Minnesota corporation may be removed, with or without cause, by the holders of the proportion or number of the voting power of the shares of the classes or series the director represents sufficient to elect them. In addition, a director elected to fill a vacancy may be removed, with or without cause, by the affirmative vote of a majority of the remaining directors, if the shareholders have not elected directors since the appointment to fill the vacancy.

CONFLICT OF INTEREST TRANSACTIONS

    Under both the FBCA and the MBCA, a transaction between a corporation and one or more of its directors or between a corporation and an entity in which one or more of its directors has a financial interest is not void or voidable merely because of the directors' interest in the transaction or because such director was present at the directors' or shareholders' meeting where such transaction was approved, if certain conditions are met. Under both the FBCA and the MBCA, if the material facts of the transaction and the directors' interest are fully disclosed and a vote is taken in good faith, such transactions may be approved by the majority of disinterested directors or by the requisite vote of disinterested shareholders, which under the FBCA is a majority and under the MBCA is two-thirds of the outstanding shares. If the transaction is shown to be fair and reasonable as to the corporation at the time such transaction is authorized, approved or ratified by the board, separate disinterested shareholder or director approval is not required.

LIABILITY OF DIRECTORS

    The FBCA provides that a director is not personally liable for monetary damages to the corporation or any other person for any act or omission as a director unless the director breached or failed to perform his statutory duties as a director and such breach or failure (i) constitutes a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) constitutes a transaction from which the director derived an improper personal benefit,
(iii) results in an unlawful distribution, (iv) in a derivative action or an action by a shareholder, constitutes conscious disregard for the best interest of the corporation or willful misconduct, or (v) in a proceeding other than a derivative action or an action by a shareholder, constitutes recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

    Under the MBCA, a corporation may include in its articles of incorporation a provision, which is included in the Zytec Articles, which would, subject to the limitations described below, eliminate or limit director's liability to the corporation or its shareholders for monetary damages for breach of a director's fiduciary duty. Under the MBCA, a director's liability cannot be eliminated or limited for (i) any breach of the directors duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) the making of an unlawful distribution under the MBCA, (iv) certain violations of Minnesota securities laws, (v) any transaction from which the director derived an improper personal benefit, or (vi) any act or omission occurring before the date the provision in the corporation's articles eliminating or limiting liability became effective.

INDEMNIFICATION

    Under the FBCA, a corporation may generally indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of any proceedings (other than derivative actions), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in derivative actions, except that indemnification may be made only for (i) expenses (including attorneys' fees) and certain amounts paid in settlement, and (ii) in the event the person seeking indemnification has been adjudicated liable, amounts deemed proper, fair and reasonable by the appropriate court upon application thereto. The FBCA provides that to the extent that such persons have been successful in the defense of any proceeding, they must be indemnified by the corporation against expenses actually and reasonably incurred in connection therewith. The FBCA also provides that, unless a corporation's articles of incorporation provide otherwise, if a corporation does not indemnify such persons, they may seek, and a court may order, indemnification under certain circumstances even if the board of directors or shareholders of the corporation have determined that the persons are not entitled to indemnification. The CPI Bylaws provide that CPI shall indemnify directors or officers to the fullest extent that is permitted by the FBCA.

    Under the MBCA, Minnesota corporations are required to indemnify directors, officers, employees and agents in their official capacity against certain liabilities if such person (i) has not been indemnified by another organization or employee benefit plan for the same liabilities, (ii) has acted in good faith,
(iii) has received no improper personal benefit (and if the section relating to director conflicts is applicable, its conditions have been satisfied), (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful and (v) reasonably believed his conduct was in (or not opposed to) the best interests of the corporation. The Zytec Articles provide that Zytec is to indemnify such persons to the fullest extent permitted by the MBCA. The MBCA also provides that, unless prohibited by its articles of incorporation or bylaws, a corporation must make advance payment of expenses upon request of a person who is eligible for indemnification, if that person supplies the corporation with an affidavit stating that the person honestly believes that he or she has met the criteria for mandatory indemnification and promises to repay the corporation if it is ultimately found that the criteria were not met. Pursuant to the Merger Agreement, CPI has agreed to provide indemnification to former directors of Zytec to the fullest extent permitted by law.

DUTIES OF DIRECTORS

    The FBCA provides that directors of a Florida corporation, in discharging their duties to the corporation and in determining what they believe to be in the best interests of the corporation, may, in addition to considering the effects of any corporate action on the shareholders and the corporation, consider the effects of the corporate action on employees, suppliers and customers of the corporation or its subsidiaries and the communities in which the corporation and its subsidiaries operate.

    The MBCA provides that directors of a Minnesota corporation, in discharging their duties to the corporation, may consider factors in addition to the interests of the corporation's shareholders, such as the interests of the corporation's employees, suppliers, creditors and customers; the economy of the state and the nation; community and societal considerations; the long-term and short-term interests of the corporation and its shareholders; and the possibility that these interests may be best served by the continued independence of the corporation.

AFFILIATED BUSINESS COMBINATIONS

    The FBCA contains an affiliated transactions statute which provides that certain transactions involving a corporation and a shareholder owning 10% or more of the corporation's outstanding voting shares (an "Affiliated Shareholder") must generally be approved by the affirmative vote of the holders of 66 2/3% of the voting shares other than those owned by the Affiliated Shareholder. The transactions covered by the statute include, with certain exceptions, (i) mergers and consolidations to which the corporation and the Affiliated Shareholder are parties, (ii) sales or other dispositions of substantial amounts of the corporation's assets to the Affiliated Shareholder,
(iii) issuances by the corporation of substantial amounts of its securities to the Affiliated Shareholder, (iv) the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the Affiliated Shareholder, (v) any reclassification of the corporation's securities which has the effect of substantially increasing the percentage of the outstanding voting shares of the corporation beneficially owned by the Affiliated Shareholder, and (vi) the receipt by the Affiliated Shareholder of certain loans or other financial assistance of the corporation. These special voting requirements do not apply in any of the following circumstances: (i) if the transaction was approved by a majority of the corporation's disinterested directors; (ii) if the corporation did not have more than 300 shareholders of record at any time during the preceding three years; (iii) if the Affiliated Shareholder has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for five years; (iv) if the Affiliated Shareholder is the beneficial owner of at least 90% of the corporation's outstanding voting shares, exclusive of those acquired in a transaction not approved by a majority of disinterested directors; or (v) if the consideration received by each shareholder in connection with the transaction satisfies the "fair price" provisions of the statute. This statute applies to any Florida corporation unless the original articles of incorporation, an amendment to the articles of incorporation or bylaws contain a provision expressly electing not to be governed by this statute. If a corporation elects not to be governed by this statute by an amendment to the articles of incorporation, or bylaws, such amendment must be approved by the affirmative vote of a majority of disinterested shareholders and is not effective until 18 months after approval. The CPI Articles and Bylaws do not contain a provision electing not to be governed by the statute.

    The MBCA prohibits a public Minnesota corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of the transaction in which the person became an interested shareholder ("share acquisition date"), unless the business combination is approved by a committee of disinterested directors prior to the share acquisition date. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An interested shareholder is a person who is the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock. In connection with such provisions, the non-employee directors of Zytec separately approved the Merger Agreement and the Voting Agreement.

CONTROL SHARE ACQUISITIONS

    The FBCA contains a control share acquisition statute which provides that a person who acquires shares in an issuing public corporation in excess of certain specified thresholds will generally not have any voting rights with respect to such shares unless the voting rights are approved by a majority of the shares entitled to vote, excluding interested shares. This statute does not apply to acquisitions of shares of a corporation if, prior to such acquisition of shares, the corporations's articles of incorporation of bylaws provide that the corporation shall not be governed by the statute. This statute also permits a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption by the corporation of such acquired shares in certain circumstances. Unless otherwise provided in the corporation's articles of incorporation or bylaws prior to such acquisition of shares, in the event that such shares are accorded full voting rights by the shareholders of the corporation and the acquiring shareholder acquires a majority of the voting power of the corporation, all shareholders who did not vote in favor of according voting rights to such acquired shares are entitled to dissenters' rights. The CPI Articles and Bylaws do not contain provisions electing not to be governed by this statute. This statutory provision may have the effect of delaying, deterring or preventing a change of control of CPI, may discourage bids for CPI Common Stock at a premium over the market price of CPI Common Stock and may adversely affect the market price of CPI Common Stock.

    Unless otherwise expressly provided in the articles of incorporation or in bylaws approved by the shareholders of an issuing public corporation, the MBCA reduces the voting rights of any person acquiring, directly or indirectly, beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors, absent shareholder approval of such acquisition. The acquiring person whose voting rights are reduced may demand a shareholders meeting at which the shareholders shall vote on resolutions to restore full voting rights to such person's shares. If the shareholders vote against restoring full voting rights, the MBCA permits the corporation to redeem a portion of such person's shares at market value. The Zytec Articles and Bylaws do not contain provisions electing not to be governed by this statute.

DIVIDENDS AND OTHER DISTRIBUTIONS

    A Florida corporation may make distributions to shareholders as long as, after giving effect to such distribution (i) the corporation would be able to pay its debts as they become due in the usual course of business, and (ii) the corporation's total assets would not be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise, which the CPI Articles do not) the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Under the FBCA, a corporation's redemption of its own capital stock is deemed to be a distribution.

    Under the MBCA, a corporation may pay dividends and purchase its own shares, provided the board of directors reasonably determines that such payments would not render the corporation unable to pay its debts in the ordinary course of business and would not result in the corporation's total assets being less than the sum of its total liabilities, plus the amount that would be needed if the corporation were to be dissolved, to satisfy the rights of preferred shareholders. The MBCA also restricts a Minnesota corporation's ability to repurchase shares from certain shareholders. Specifically, a Minnesota corporation may not purchase or agree to purchase any voting shares from a person who owns more than 5% of the corporation's voting power for more than the fair market value of such shares if the shares have been owned for less than two years, unless the purchase is approved by shareholders who hold a majority of the voting power of all shares entitled to vote. The corporation may also make such a purchase if it makes an offer to purchase shares from all of its shareholders for at least equal value per share.

RIGHTS OF DISSENTING SHAREHOLDERS

    Both the FBCA and the MBCA, with certain exceptions, entitle shareholders of a corporation to dissent from, and obtain payment of the fair value for their shares, in the event of: (i) a merger or consolidation to which the corporation is a party; (ii) a sale or exchange of all or substantially all of the corporation's property other than in the usual and regular course of business;
(iii) the approval of a control
share acquisition; (iv) a statutory share exchange to which the corporation is a party as the corporation whose shares will be acquired; (v) an amendment to the articles of incorporation if the shareholder is entitled to vote on the amendment and the amendment would adversely affect the shareholder; and (vi) any corporate action taken to the extent that the articles of incorporation provide for dissenters' rights with respect to such act. However, the FBCA provides that unless a corporation's articles of incorporation provide otherwise, a shareholder does not have dissenters' rights with respect to a plan of merger, share exchange or proposed sale or exchange of property if the shares held by the shareholder are either registered on a national securities exchange or designated as a national market system security on or an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by 2,000 or more shareholders. The CPI Articles do not alter this statutory provision.

PREEMPTIVE RIGHTS

    Under the FBCA, the shareholders of a corporation do not have a preemptive right to acquire the corporation's unissued shares except to the extent the articles of incorporation provide otherwise. The CPI Articles provide that no shareholder of the corporation shall have a preemptive right to purchase, subscribe for, or take any part of any securities of the corporation issued, optioned or sold by it after its incorporation.

    Under the MBCA, the shareholders have preemptive rights unless denied or limited in the Articles of Incorporation. The Zytec Articles provide that shareholders of Zytec shall not have preemptive rights to subscribe for or acquire securities of Zytec.

SHAREHOLDER RIGHTS PLANS

    The FBCA has a provision which explicitly authorizes corporations to adopt "poison pill" or "shareholder rights" plans. These plans may be adopted in a number of forms, but generally involve the distribution by the corporation to its shareholders of rights or options which are triggered by a hostile takeover attempt or by a party acquiring a specified percentage of the corporation's securities. These plans can make change of controls excessively or prohibitively expensive unless the board of directors terminates the plan. The MBCA also contains a provision allowing corporations to issue such shareholder rights plans, including plans which include terms that prevent the holder of a specified percentage of the outstanding shares of the corporation from exercising those rights to purchase additional shares in such corporation. CPI has adopted a shareholder rights plan. See "Description of CPI Capital Stock--Rights Agreement." Zytec has not adopted any such plan.

             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

    The following unaudited pro forma condensed combined financial data is presented to reflect the estimated impact on the historical consolidated financial statements of CPI of the Merger including the issuance of approximately 13,863,000 shares of CPI Common Stock pursuant to the Merger.

    The following tables set forth selected unaudited pro forma condensed combined financial data for CPI for each of the three 52- or 53- week fiscal years ending on the Friday nearest December 31 for the period ended January 3, 1997 and for the 26-week period ended July 4, 1997 after giving effect to the Merger, as if it had been consummated, with respect to the statement of operations data, at the beginning of the periods presented, or, with respect to balance sheet data, as of the date presented. The following tables present such information as if the Merger had been accounted for as a pooling-of-interests. The unaudited pro forma condensed combined financial data do not reflect any cost savings or synergies anticipated by CPI's management as a result of the Merger and are not necessarily indicative of the results of operations or the financial position which would have occurred had the Merger actually been consummated at the beginning of the earliest period presented, or as of the date presented, nor are they necessarily indicative of CPI's future results of operations or financial position. The following pro forma financial data have been derived from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of CPI and Zytec, incorporated by reference herein.

    In connection with the Merger, CPI anticipates a one-time pre-tax charge estimated to be in the range of $12,000,000 to $15,000,000 ($8,000,000 to
$10,000,000 after tax) which will include: (i) the costs of plant rationalizations and employee terminations to eliminate duplicate facilities and excess capacity; (ii) certain costs of integrating operations of the two companies; (iii) the direct costs of the Merger (approximately $3,000,000), including the fees of financial advisors, legal counsel and independent accountants and mailing, printing and solicitation costs; and (iv) other unusual and nonrecurring items. The estimated charge and the nature of the costs included therein are subject to change as CPI's integration plan is developed and more accurate estimates become possible. The one-time charge directly attributable to the transaction has not been considered in the pro forma condensed combined financial data.

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

    1996 ACQUISITION. Effective August 23, 1996, CPI acquired the remaining 90% of the outstanding capital stock of Jeta for approximately $11,250,000 in cash. Jeta designs, manufactures and markets medium to high power systems in the 400 watt to 4 kilowatt range for applications in telecommunications, networking, computing and instrumentation markets. CPI had purchased an initial 10% of Jeta's capital stock during 1984 for approximately $433,000. CPI used cash on hand to pay for the acquisition. The transaction was recorded using the purchase method of accounting. Jeta's financial position and results of operations were not significant to CPI; therefore the pro forma effects of such acquisition have not been presented.

    1997 DIVESTITURE. Effective July 5, 1997, CPI sold substantially all the assets of its industrial automation division, RTP Corp., to RT Acquisition Florida Corp. The sale price, which is subject to adjustment, included $2,000,000 cash, a subordinated unsecured five-year note in the aggregate principal amount of approximately $2,480,000 bearing interest at the prime rate, and the assumption of certain of RTP's liabilities. An estimated after-tax loss on the sale of $1,700,000 was recorded in the first quarter of 1997. All periods presented in the following pro forma tables have been restated to give effect to such discontinued operations. RTP's financial position and results of operations were not significant to CPI; therefore, the pro forma effects of such disposition have not been presented.

    1997 ACQUISITION. Effective July 22, 1997, CPI acquired the capital stock of the Elba Group, privately-held European designers, manufacturers and marketers of both AC-to-DC and DC-to-DC power conversion products. CPI purchased the capital stock of the Elba Group for approximately $28,500,000 in cash provided by two seven-year term loans from a financial institution bearing interest at 5.58%. The acquisition was recorded using the purchase method of accounting. Pro forma effects of the acquisition are included in certain of the following tables.

                            COMPUTER PRODUCTS, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                  (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

                                                                                                                        COMBINED
                                                                                                                        PRO FORMA
                                              CPI       ELBA       PRO FORMA     TOTAL CPI     ZYTEC      PRO FORMA      BALANCE
                                            7/4/97     6/30/97    ADJUSTMENTS     7/4/97      6/29/97    ADJUSTMENTS     7/4/97
                                           ---------  ---------  -------------  -----------  ---------  -------------  -----------
ASSETS
CURRENT ASSETS
  Cash and equivalents...................  $  32,639  $   4,220    $  (1,600)(A)  $  35,259  $   8,806    $  --         $  44,065
  Accounts receivable, net...............     38,881      3,624                     42,505      35,602                     78,107
  Inventories............................     34,255      2,286                     36,541      24,731                     61,272
  Prepaid expenses and other.............      3,626        124                      3,750       3,290                      7,040
  Deferred income taxes, net.............      1,304                                 1,304         957                      2,261
  Current assets of discontinued
    operations...........................      5,681                                 5,681                                  5,681
                                           ---------  ---------  -------------  -----------  ---------  -------------  -----------
    Total current assets.................    116,386     10,254       (1,600)      125,040      73,386                    198,426
                                           ---------  ---------  -------------  -----------  ---------  -------------  -----------
Property, Plant & Equipment, Net.........     30,052      2,208          933(A)     33,193      23,324                     56,517
                                           ---------  ---------  -------------  -----------  ---------  -------------  -----------
OTHER ASSETS
  Goodwill, net..........................     19,328                  21,815(A)     41,143                                 41,143
  Deferred income taxes, net.............      1,241                                 1,241       2,764                      4,005
  Other assets, net......................      1,211        393          100(A)      1,704       1,568                      3,272
  Long-term assets of discontinued
    operations...........................      1,356                                 1,356                                  1,356
                                           ---------  ---------  -------------  -----------  ---------  -------------  -----------
    Total other assets...................     23,136        393       21,915        45,444       4,332                     49,776
                                           ---------  ---------  -------------  -----------  ---------  -------------  -----------
    Total assets.........................  $ 169,574  $  12,855    $  21,248     $ 203,677   $ 101,042    $  --         $ 304,719
                                           ---------  ---------  -------------  -----------  ---------                 -----------
                                           ---------  ---------  -------------  -----------  ---------  -------------  -----------
                                                                                                        -------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Current maturities of long-term debt...  $   4,861  $     395    $  --         $   5,256   $   8,243    $  --         $  13,499
  Accounts payable and accrued
    liabilities..........................     42,928      5,207                     48,135      30,747                     78,882
  Current liabilities of discontinued
    operations...........................      1,244     --                          1,244      --                          1,244
                                           ---------  ---------  -------------  -----------  ---------  -------------  -----------
    Total current liabilities............     49,033      5,602                     54,635      38,990                     93,625
                                           ---------  ---------  -------------  -----------  ---------  -------------  -----------
Long-Term liabilities
  Long-term debt.........................     21,161                  28,501(A)     49,662       2,422                     52,084
  Convertible note.......................                                                       12,000      (12,000)(B)
  Lease liabilities......................      5,889                                 5,889       5,525                     11,414
  Other liabilities......................                                                        1,976                      1,976
                                           ---------  ---------  -------------  -----------  ---------  -------------  -----------
    Total long-term liabilities..........     27,050                  28,501        55,551      21,923      (12,000)       65,474
                                           ---------  ---------  -------------  -----------  ---------  -------------  -----------
    Total liabilities....................     76,083      5,602       28,501       110,186      60,913      (12,000)      159,099
                                           ---------  ---------  -------------  -----------  ---------  -------------  -----------
SHAREHOLDERS' EQUITY
  Common stock...........................        240        478         (478)(A)        240                     127(C)
                                                                                                                 12(B)        379
  Additional paid-in capital.............     47,743         55          (55)(A)     47,743     13,982         (127)(C)
                                                                                                             11,988(B)     73,586
  Retained earnings......................     46,922      6,663       (6,663)(A)     46,922     27,478                     74,400
  Foreign currency translation
    adjustment...........................     (1,414)        57          (57)(A)     (1,414)    (1,331)                    (2,745)
                                           ---------  ---------  -------------  -----------  ---------  -------------  -----------
    Total shareholders' equity...........     93,491      7,253       (7,253)       93,491      40,129       12,000       145,620
                                           ---------  ---------  -------------  -----------  ---------  -------------  -----------
    Total liabilities and shareholders'
      equity.............................  $ 169,574  $  12,855    $  21,248     $ 203,677   $ 101,042    $  --         $ 304,719
                                           ---------  ---------  -------------  -----------  ---------                 -----------
                                           ---------  ---------  -------------  -----------  ---------  -------------  -----------
                                                                                                        -------------
Outstanding shares of common stock.......     24,036                                24,036                   13,863(C)     37,899
                                           ---------                            -----------                            -----------
                                           ---------                            -----------                            -----------
Book value per common share..............  $    3.89                             $    3.89                              $    3.84
                                           ---------                            -----------                            -----------
                                           ---------                            -----------                            -----------

   See accompanying notes to unaudited pro forma condensed combined financial statements

                            COMPUTER PRODUCTS, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                  FOR THE TWENTY-SIX WEEKS ENDED JULY 4, 1997

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                 PRO FORMA
                                         CPI          ELBA                          CPI          ZYTEC
                                     TWENTY-SIX    SIX MONTHS                   TWENTY-SIX    SIX MONTHS
                                     WEEKS ENDED      ENDED       PRO FORMA     WEEKS ENDED      ENDED       PRO FORMA
                                       7/4/97        6/30/97     ADJUSTMENTS      7/4/97        6/29/97     ADJUSTMENTS
                                    -------------  -----------  -------------  -------------  -----------  -------------
Sales.............................    $ 116,409     $  12,174     $  --          $ 128,583     $ 128,932     $  --
Cost of Sales.....................       74,760         7,933                       82,693       105,228
                                    -------------  -----------       ------    -------------  -----------  -------------
Gross Profit......................       41,649         4,241                       45,890        23,704
                                    -------------  -----------       ------    -------------  -----------  -------------
Other Revenue.....................                                                                 1,145
                                    -------------  -----------       ------    -------------  -----------  -------------
Expenses
  Selling, general and
    administrative................       17,572         1,974           545(D)      20,091         6,348
  Research and development........        9,694           349                       10,043         5,338
                                    -------------  -----------       ------    -------------  -----------  -------------
                                         27,266         2,323           545         30,134        11,686
                                    -------------  -----------       ------    -------------  -----------  -------------
Operating Income (Loss)...........       14,383         1,918          (545)        15,756        13,163
Other Income (Expense)
  Interest expense................       (1,160)         (101)         (795)(E)      (2,056)        (947)
  Interest income.................          674            77                          751           179
  Foreign exchange gain (loss)....           77                                         77          (648)
  Other income....................    $  --               185                          185            95
                                    -------------  -----------       ------    -------------  -----------  -------------
                                           (409)          161          (795)        (1,043)       (1,321)
                                    -------------  -----------       ------    -------------  -----------  -------------
Income (Loss) before Income
  Taxes...........................       13,974         2,079        (1,340)        14,713        11,842
Provision (Benefit) for Income
  Taxes...........................        3,773           936          (603)(F)       4,106        4,530
                                    -------------  -----------       ------    -------------  -----------  -------------
Income (Loss) from Continuing
  Operations......................       10,201         1,143          (737)        10,607         7,312
Discontinued Operations
  Loss from operations of RTP, net
    of income taxes benefit.......         (333)                                      (333)
Estimated loss on disposal of
  RTP.............................       (1,729)                                    (1,729)
                                    -------------  -----------       ------    -------------  -----------  -------------
Net income........................    $   8,139     $   1,143     $    (737)     $   8,545     $   7,312     $  --
                                    -------------  -----------       ------    -------------  -----------  -------------
                                    -------------  -----------       ------    -------------  -----------  -------------
Earnings Per Common and Equivalent
  Share
  Primary
    Income from continuing
      operations..................    $    0.41                                  $    0.43
    Loss from discontinued
      operations..................        (0.01)                                     (0.01)
    Estimated loss on disposal of
      RTP.........................        (0.07)                                     (0.07)
                                    -------------                              -------------
    Net income....................    $    0.33                                  $    0.35
                                    -------------                              -------------
                                    -------------                              -------------
  Assuming Full Dilution
    Income from continuing
      operations..................    $    0.40                                  $    0.42
    Loss from discontinued
      operations..................        (0.01)                                     (0.01)
    Estimated loss on disposal of
      RTP.........................        (0.07)                                     (0.07)
                                    -------------                              -------------
    Net income....................    $    0.32                                  $    0.34
                                    -------------                              -------------
                                    -------------                              -------------
Common and equivalent shares
  outstanding
  Primary.........................       24,776                                     24,776                      15,948(G)
  Fully diluted...................       25,146                                     25,146                      15,948(G)


                                     COMBINED
                                     PRO FORMA
                                      BALANCE
                                      7/4/97
                                    -----------
Sales.............................   $ 257,515
Cost of Sales.....................     187,921
                                    -----------
Gross Profit......................      69,594
                                    -----------
Other Revenue.....................       1,145
                                    -----------
Expenses
  Selling, general and
    administrative................      26,439
  Research and development........      15,381
                                    -----------
                                        41,820
                                    -----------
Operating Income (Loss)...........      28,919
Other Income (Expense)
  Interest expense................      (3,003)
  Interest income.................         930
  Foreign exchange gain (loss)....        (571)
  Other income....................         280
                                    -----------
                                        (2,364)
                                    -----------
Income (Loss) before Income
  Taxes...........................      26,555
Provision (Benefit) for Income
  Taxes...........................       8,636
                                    -----------
Income (Loss) from Continuing
  Operations......................      17,919
Discontinued Operations
  Loss from operations of RTP, net
    of income taxes benefit.......        (333)
Estimated loss on disposal of
  RTP.............................      (1,729)
                                    -----------
Net income........................   $  15,857
                                    -----------
                                    -----------
Earnings Per Common and Equivalent
  Share
  Primary
    Income from continuing
      operations..................   $    0.44
    Loss from discontinued
      operations..................       (0.01)
    Estimated loss on disposal of
      RTP.........................       (0.04)
                                    -----------
    Net income....................   $    0.39
                                    -----------
                                    -----------
  Assuming Full Dilution
    Income from continuing
      operations..................   $    0.44
    Loss from discontinued
      operations..................       (0.01)
    Estimated loss on disposal of
      RTP.........................       (0.04)
                                    -----------
    Net income....................   $    0.39
                                    -----------
                                    -----------
Common and equivalent shares
  outstanding
  Primary.........................      40,724
  Fully diluted...................      41,094

   See accompanying notes to unaudited pro forma condensed combined financial statements

                            COMPUTER PRODUCTS, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                   FOR THE FISCAL YEAR ENDED JANUARY 3, 1997

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                        PRO FORMA                                COMBINED
                                  CPI         ELBA                         CPI         ZYTEC                     PRO FORMA
                              YEAR ENDED   YEAR ENDED     PRO FORMA    YEAR ENDED   YEAR ENDED     PRO FORMA      BALANCE
                                1/3/97      12/31/96     ADJUSTMENTS     1/3/97      12/31/96     ADJUSTMENTS     1/3/97
                              -----------  -----------  -------------  -----------  -----------  -------------  -----------
Sales.......................   $ 207,563    $  26,635     $  --         $ 234,198    $ 228,168     $  --         $ 462,366
Cost of Sales...............     132,689       16,478                     149,167      196,121                     345,288
                              -----------  -----------  -------------  -----------  -----------  -------------  -----------
Gross Profit................      74,874       10,157                      85,031       32,047                     117,078
                              -----------  -----------  -------------  -----------  -----------  -------------  -----------
Other Revenue...............                                                             1,582                       1,582
                              -----------  -----------  -------------  -----------  -----------  -------------  -----------
Expenses
  Selling, general and
    administrative..........      30,877        4,334         1,091(D)     36,302       10,526                      46,828
  Research and development..      15,741          415                      16,156        9,453                      25,609
                              -----------  -----------  -------------  -----------  -----------  -------------  -----------
                                  46,618        4,749         1,091        52,458       19,979                      72,437
                              -----------  -----------  -------------  -----------  -----------  -------------  -----------
Operating Income (Loss).....      28,256        5,408        (1,091)       32,573       13,650                      46,223
Other Income (Expense)
  Interest expense..........      (2,734)        (214)       (1,590)(E)     (4,538)     (1,842)                     (6,380)
  Interest income...........       1,079           81                       1,160            8                       1,168
  Foreign exchange loss.....        (825)                                    (825)        (134)                       (959)
  Other income..............           0          488                         488          130                         618
                              -----------  -----------  -------------  -----------  -----------  -------------  -----------
                                  (2,480)         355        (1,590)       (3,715)      (1,838)                     (5,553)
                              -----------  -----------  -------------  -----------  -----------  -------------  -----------
Income (Loss) before Income
  Taxes.....................      25,776        5,763        (2,681)       28,858       11,812                      40,670
Provision (Benefit) for
  Income Taxes..............       6,702        2,531        (1,206)(F)      8,027       1,331                       9,358
                              -----------  -----------  -------------  -----------  -----------  -------------  -----------
Income (Loss) from
  Continuing Operations.....      19,074        3,232        (1,475)       20,831       10,481                      31,312
Discontinued Operations
  Income from operations of
    RTP, net of income
    taxes...................         504       --                             504                                      504
                              -----------  -----------  -------------  -----------  -----------  -------------  -----------
Net Income..................   $  19,578    $   3,232     $  (1,475)    $  21,335    $  10,481     $  --         $  31,816
                              -----------  -----------  -------------  -----------  -----------  -------------  -----------
                              -----------  -----------  -------------  -----------  -----------  -------------  -----------
Earnings Per Common and
  Equivalent Share
  Primary
    Income from continuing
      operations............   $    0.78                                $    0.85                                $    0.78
    Income from discontinued
      operations............        0.02                                     0.02                                     0.01
                              -----------                              -----------                              -----------
    Net income..............   $    0.80                                $    0.87                                $    0.79
                              -----------                              -----------                              -----------
                              -----------                              -----------                              -----------
  Assuming Full Dilution
    Income from continuing
      operations............   $    0.76                                $    0.83                                $    0.77
    Income from discontinued
      operations............        0.02                                     0.02                                     0.01
                              -----------                              -----------                              -----------
    Net income..............   $    0.78                                $    0.85                                $    0.78
                              -----------                              -----------                              -----------
                              -----------                              -----------                              -----------
  Common and equivalent
    shares outstanding
    Primary.................      24,517                                   24,517                     15,948(G)     40,465
    Fully diluted...........      25,026                                   25,026                     15,948(G)     40,974

   See accompanying notes to unaudited pro forma condensed combined financial statements

                            COMPUTER PRODUCTS, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                  FOR THE FISCAL YEAR ENDED DECEMBER 29, 1995

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                                      COMBINED
                                                                  CPI         ZYTEC                   PRO FORMA
                                                              YEAR ENDED   YEAR ENDED    PRO FORMA     BALANCE
                                                               12/29/95     12/31/95    ADJUSTMENT    12/29/95
                                                              -----------  -----------  -----------  -----------
Sales.......................................................   $ 174,451    $ 170,518    $  --        $ 344,969
Cost of Sales...............................................     110,833      149,922                   260,755
                                                              -----------  -----------  -----------  -----------
Gross Profit................................................      63,618       20,596                    84,214
                                                              -----------  -----------  -----------  -----------
Other Revenue...............................................                    1,559                     1,559
                                                              -----------  -----------  -----------  -----------
Expenses
  Selling, general and administrative.......................      29,904        7,139                    37,043
  Research and development..................................      14,057        8,587                    22,644
                                                              -----------  -----------  -----------  -----------
                                                                  43,961       15,726                    59,687
                                                              -----------  -----------  -----------  -----------
Operating Income............................................      19,657        6,429                    26,086
Other Income (Expense)
  Interest expense..........................................      (3,253)      (1,053)                   (4,306)
  Interest income...........................................       1,116            0                     1,116
  Foreign exchange gain (loss)..............................         (13)         202                       189
  Other income..............................................           0          501                       501
                                                              -----------  -----------  -----------  -----------
                                                                  (2,150)        (350)                   (2,500)
                                                              -----------  -----------  -----------  -----------
Income before Income Taxes..................................      17,507        6,079                    23,586
Provision for Income Taxes..................................       4,902        2,201                     7,103
                                                              -----------  -----------  -----------  -----------
Income from Continuing Operations...........................      12,605        3,878                    16,483
Discontinued Operations
  Income from operations of RTP
    net of income taxes.....................................       1,512                                  1,512
Extraordinary Item, net of tax benefit......................        (397)                                  (397)
                                                              -----------  -----------  -----------  -----------
Net Income..................................................   $  13,720    $   3,878    $  --        $  17,598
                                                              -----------  -----------  -----------  -----------
                                                              -----------  -----------  -----------  -----------
Earnings Per Common and Equivalent Share
  Income from continuing operations.........................   $    0.55                              $    0.42
  Income from discontinued operations.......................        0.06                                   0.04
  Extraordinary item........................................       (0.02)                                 (0.01)
                                                              -----------                            -----------
  Net income................................................   $    0.59                              $    0.45
                                                              -----------                            -----------
                                                              -----------                            -----------
Common and equivalent shares outstanding....................      23,078                    15,948(G)     39,026

   See accompanying notes to unaudited pro forma condensed combined financial statements

                            COMPUTER PRODUCTS, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                  FOR THE FISCAL YEAR ENDED DECEMBER 30, 1994

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                                     COMBINED
                                                                 CPI         ZYTEC                   PRO FORMA
                                                             YEAR ENDED   YEAR ENDED    PRO FORMA     BALANCE
                                                              12/30/94     12/31/94    ADJUSTMENTS   12/30/94
                                                             -----------  -----------  -----------  -----------
Sales......................................................   $ 136,193    $ 128,141    $  --        $ 264,334
Cost of Sales..............................................      88,187      109,847                   198,034
                                                             -----------  -----------  -----------  -----------
Gross Profit...............................................      48,006       18,294                    66,300
                                                             -----------  -----------  -----------  -----------
Other Revenue..............................................                    2,462                     2,462
                                                             -----------  -----------  -----------  -----------
Expenses
  Selling, general and administrative......................      28,997        6,390                    35,387
  Research and development.................................       9,268        8,144                    17,412
                                                             -----------  -----------  -----------  -----------
                                                                 38,265       14,534                    52,799
                                                             -----------  -----------  -----------  -----------
Operating Income...........................................       9,741        6,222                    15,963
Other Income (Expense)
  Interest expense.........................................      (3,709)        (806)                   (4,515)
  Interest income..........................................         522           40                       562
Foreign exchange loss......................................         (60)        (229)                     (289)
  Other income.............................................           0          191                       191
                                                             -----------  -----------  -----------  -----------
                                                                 (3,247)        (804)                   (4,051)
                                                             -----------  -----------  -----------  -----------
Income before Income Taxes.................................       6,494        5,418                    11,912
Provision for Income Taxes.................................       2,200        2,054                     4,254
                                                             -----------  -----------  -----------  -----------
Income from Continuing Operations..........................       4,294        3,364                     7,658
Discontinued Operations
  Income from operations of RTP net of income tax
    benefit................................................       1,765                                  1,765
                                                             -----------  -----------  -----------  -----------
Net Income.................................................   $   6,059    $   3,364    $  --        $   9,423
                                                             -----------  -----------  -----------  -----------
                                                             -----------  -----------  -----------  -----------
Earnings Per Common and Equivalent Share (H)...............
  Income from continuing operations........................   $    0.21                              $    0.21
  Income from discontinued operations......................        0.08                                   0.05
                                                             -----------                            -----------
  Net income...............................................   $    0.29                              $    0.26
                                                             -----------                            -----------
                                                             -----------                            -----------
Common and equivalent shares outstanding...................      20,929                    15,948(G)     36,877

   See accompanying notes to unaudited pro forma condensed combined financial statements

                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

    The pro forma adjustments with respect to the Elba Group acquisition have been applied to the pro forma condensed combined balance sheet as if the acquisition had taken place on July 4, 1997, or as of the beginning of the periods presented in the case of the pro forma condensed combined statements of operations for the fiscal year ended January 3, 1997 and the twenty-six week period ended July 4, 1997. The adjustments are based upon currently available information and certain estimates and assumptions described below.

    The following adjustments have been made in the unaudited pro forma condensed combined statements to give effect to the Merger and the acquisition of the Elba Group:

    (A) The purchase price of the capital stock of the Elba Group was approximately $28,500,000 in cash. Such purchase price is subject to reduction based upon a post-closing audit. Direct transaction costs of $1,600,000 were also incurred. The estimated amounts recorded for assets and liabilities may differ from the final assigned values as determined by the post-closing audit of the Elba Group.

    The purchase price was funded by proceeds from two seven-year term loans from First Union National Bank, London Branch in the aggregate principal amount of 52 million Deutsche Marks, or approximately $28,500,000. The loans bear interest at Libor plus .75%, or approximately 5.58%. Debt issue costs incurred in connection with securing the loans were capitalized at approximately $100,000 and are being amortized over the life of the loans. Amortization of such costs was not reflected in the pro forma statements due to immateriality.

    The land and buildings acquired were recorded at their estimated fair market values based on the result of an independent appraisal. Pro forma adjustment for depreciation expense was not presented due to immateriality. The excess of the purchase price versus the net assets acquired, after giving effect to the fair market value for land and buildings, was recorded as goodwill to be amortized over 20 years.

    (B) To reflect conversion of Zytec's $12,000,000 Convertible Note into 1,166,666 shares of CPI Common Stock.

    (C) To reflect the Merger using the pooling-of-interests accounting method and the CPI Common Stock to be issued in connection with the Merger.

    (D) To record amortization of goodwill based on a 20-year life in connection with the acquisition of the Elba Group.

    (E) To record interest expense on the debt incurred to finance the acquisition of the Elba Group.

    (F) To recognize the income tax effect of pro forma adjustments related to the acquisition of the Elba Group.

    (G) To reflect the effect of Zytec stock options outstanding and the shares of CPI Common Stock to be issued in connection with the Merger.

    (H) In 1994, the fully diluted earnings per share calculation produced anti-dilutive results; therefore, amounts shown are the same as those included under primary.

    The pro forma results have been prepared for comparative purposes only and do not purport to indicate what necessarily would have occurred had the entities actually been acquired at the beginning of the periods presented or what results may be in the future.

                                    EXPERTS

    The audited consolidated financial statements of CPI incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

    The consolidated financial statements of Zytec incorporated in this Joint Proxy Statement/Prospectus by reference from Zytec's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

    The validity of the CPI Shares to be issued in connection with the Merger will be passed upon for CPI by Hertzog, Calamari & Gleason, New York, New York (in reliance upon an opinion of Florida counsel).

                   REPRESENTATIVES OF INDEPENDENT ACCOUNTANTS

    Representatives of Arthur Andersen LLP and Coopers & Lybrand L.L.P. expect to be present at the CPI Special Meeting and the Zytec Special Meeting, respectively, and, while such representatives have stated that they do not plan to make a statement at such Special Meetings, they will be available to respond to appropriate questions from shareholders in attendance.

                             SHAREHOLDER PROPOSALS

    CPI shareholders who wish to submit proposals for presentation to CPI's 1998 Annual Meeting of Shareholders must have submitted the proposal to Computer Products, Inc., 7900 Glades Road, Suite 500, Boca Raton, Florida 33434,
Attention: Secretary in advance of November 20, 1997 for inclusion, if appropriate, in CPI's proxy statement and form of proxy relating to its 1998 Annual Meeting of Shareholders.

    Any Zytec shareholder who wishes to submit a proposal for presentation to Zytec's 1998 Annual Meeting of Shareholders (if the Merger has not been consummated prior to the date the meeting is to be held) must submit the proposal to Zytec Corporation, 7575 Market Place Drive, Eden Prairie, Minnesota 55344, Attention: Secretary in advance of November 25, 1997, for inclusion, if appropriate, in Zytec's proxy statement and form of proxy relating to its 1998 Annual Meeting of Shareholders.

                                                                         ANNEX A

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
                               ZYTEC CORPORATION,
                            COMPUTER PRODUCTS, INC.
                                      AND
                             CPI ACQUISITION CORP.
                         DATED AS OF SEPTEMBER 2, 1997

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
ARTICLE 1 The Merger.......................................................................................           2

                 Section 1.1.      The Merger..............................................................           2
                 Section 1.2.      Effects of the Merger...................................................           2
                 Section 1.3.      Effective Time of the Merger............................................           2
                 Section 1.4.      Directors...............................................................           3
                 Section 1.5.      Officers................................................................           3
                 Section 1.6.      Tax and Accounting Consequences.........................................           3
                 Section 1.7.      Taking of Necessary Action; Further Action..............................           3

ARTICLE 2 Treatment of Shares..............................................................................           3
                 Section 2.1.      Effect of the Merger on Capital Stock...................................           3
                 Section 2.2.      Dissenting Shares.......................................................           4
                 Section 2.3.      Issuance of New Certificates............................................           5

ARTICLE 3 The Closing......................................................................................           8
                 Section 3.1.      Closing.................................................................           8

ARTICLE 4 Representations and Warranties of Zytec..........................................................           9
                 Section 4.1.      Organization and Qualification..........................................           9
                 Section 4.2.      Subsidiaries; Interests in Other Persons................................           9
                 Section 4.3.      Capitalization..........................................................          10
                 Section 4.4.      Authority; Non-Contravention; Statutory Approvals; Compliance...........          10
                 Section 4.5.      Reports and Financial Statements........................................          13
                 Section 4.6.      Absence of Certain Changes or Events....................................          13
                 Section 4.7.      Litigation..............................................................          14
                 Section 4.8.      Registration Statement and Proxy Statement..............................          15
                 Section 4.9.      Tax Matters.............................................................          15
                 Section 4.10.     Employee Matters; ERISA.................................................          17
                 Section 4.11.     Environmental Protection................................................          20
                 Section 4.12.     Vote Required...........................................................          22
                 Section 4.13.     Accounting Matters......................................................          22
                 Section 4.14.     Applicability of Certain Minnesota Law..................................          22
                 Section 4.15.     Opinion of Financial Advisor............................................          23
                 Section 4.16.     Insurance...............................................................          23
                 Section 4.17.     Ownership of CPI Common Stock...........................................          23
                 Section 4.18.     Contracts...............................................................          23
                 Section 4.19.     Intellectual Property...................................................          24
                 Section 4.20.     Brokers.................................................................          24
                 Section 4.21.     Certain Customers.......................................................          24
                 Section 4.22.     Interested Party Transactions...........................................          24
                 Section 4.23.     No Discussions Pending..................................................          24

ARTICLE 5 Representations and Warranties of CPI............................................................          25
                 Section 5.1.      Organization and Qualification..........................................          25
                 Section 5.2.      Subsidiaries; Interests in Other Persons................................          25
                 Section 5.3.      Capitalization..........................................................          26
                 Section 5.4.      Authority; Non-Contravention; Statutory Approvals; Compliance...........          26
                 Section 5.5.      Reports and Financial Statements........................................          28
                 Section 5.6.      Absence of Certain Changes or Events....................................          29
                 Section 5.7.      Litigation..............................................................          29
                 Section 5.8.      Registration Statement and Proxy Statement..............................          30
                 Section 5.9.      Tax Matters.............................................................          30
                 Section 5.10.     Employee Matters; ERISA.................................................          31
                 Section 5.11.     Environmental Protection................................................          34
                 Section 5.12.     Vote Required...........................................................          35
                 Section 5.13.     Accounting Matters......................................................          35
                 Section 5.14.     Opinion of Financial Advisor............................................          35

                                                                                                                PAGE
                                                                                                                -----
                 Section 5.15.     Insurance...............................................................          35
                 Section 5.16.     Ownership of Zytec Common Stock.........................................          36
                 Section 5.17.     Contracts...............................................................          36
                 Section 5.18.     Intellectual Property...................................................          36
                 Section 5.19.     Brokers.................................................................          37
                 Section 5.20.     Interested Party Transactions...........................................          37
                 Section 5.21.     Certain Customers.......................................................          37
                 Section 5.22.     No Discussions Pending..................................................          37

ARTICLE 6 Conduct of Business Pending the Merger...........................................................          37
                 Section 6.1.      Covenants of the Parties................................................          37

ARTICLE 7 Additional Agreements............................................................................          42
                 Section 7.1.      Access to Information...................................................          42
                 Section 7.2.      Joint Proxy Statement and Registration Statement........................          43
                 Section 7.3.      Regulatory Matters......................................................          44
                 Section 7.4.      Shareholder Approvals...................................................          44
                 Section 7.5.      Directors' and Officers' Indemnification................................          45
                 Section 7.6.      Public Announcements....................................................          47
                 Section 7.7.      Rule 145 Affiliates.....................................................          47
                 Section 7.8.      Credit for Prior Service................................................          48
                 Section 7.9.      Stock Option and Other Stock Plans......................................          48
                 Section 7.10.     No Solicitations........................................................          50
                 Section 7.11.     CPI Board of Directors..................................................          51
                 Section 7.12.     Expenses................................................................          53
                 Section 7.13.     Best Efforts............................................................          53

ARTICLE 8 Conditions.......................................................................................          54
                 Section 8.1.      Conditions to Each Party's Obligation to Effect The Merger..............          54
                 Section 8.2.      Conditions to Obligation of CPI to Effect the Merger....................          55
                 Section 8.3.      Conditions to Obligation of Zytec to Effect the Merger..................          57

ARTICLE 9 Termination, Amendment and Waiver................................................................          58
                 Section 9.1.      Termination.............................................................          58
                 Section 9.2.      Effect of Termination...................................................          61
                 Section 9.3.      Termination Fee; Expenses...............................................          61
                 Section 9.4.      Amendment...............................................................          63
                 Section 9.5.      Waiver..................................................................          63

ARTICLE 10 General Provisions..............................................................................          64
                 Section 10.1.     Non-Survival............................................................          64
                 Section 10.2.     Brokers.................................................................          64
                 Section 10.3.     Notices.................................................................          64
                 Section 10.4.     Miscellaneous...........................................................          65
                 Section 10.5.     Interpretation; Definitions.............................................          65
                 Section 10.6.     Counterparts; Effect....................................................          66
                 Section 10.7.     Enforcement.............................................................          66
                 Section 10.8.     No Third Party Beneficiaries............................................          66
                 Section 10.9.     Assignment..............................................................          67

                             INDEX OF DEFINED TERMS

                                                                                                                PAGE
                                                                                                                -----
Acquisition Agreement......................................................................................          50
affiliate..................................................................................................          56
Affiliate..................................................................................................          66
Affiliate Agreement........................................................................................          47
affiliates.................................................................................................          47
Agreement..................................................................................................           1
Articles of Merger.........................................................................................           2
Associate..................................................................................................          66
Blue Sky Laws..............................................................................................          12
Breach Payment.............................................................................................          61
Business Combination Proposal..............................................................................          50
Cancelled Zytec Shares.....................................................................................           5
Certificates...............................................................................................           5
Closing....................................................................................................           8
Closing Date...............................................................................................           8
COBRA......................................................................................................          17
Code.......................................................................................................           3
Confidentiality Agreement..................................................................................          42
Contracts..................................................................................................          11
Convertible Note...........................................................................................          40
CPI........................................................................................................           1
CPI Board..................................................................................................          51
CPI Common Stock...........................................................................................           4
CPI Employee Plans.........................................................................................          31
CPI Intellectual Property Rights...........................................................................          36
CPI Material Adverse Effect................................................................................          25
CPI Preferred Stock........................................................................................          25
CPI Required Consents......................................................................................          27
CPI SEC Reports............................................................................................          28
CPI Shareholders' Approval.................................................................................          35
CPI Shares.................................................................................................           5
CPI Special Meeting........................................................................................          45
CPI Statutory Approvals....................................................................................          27
CPI Stock Option Plans.....................................................................................          26
CPI Stock Options..........................................................................................          34
CPI Sub....................................................................................................           1
CPI Subsidiary.............................................................................................          66
Dissenting Shares..........................................................................................           4
Effective Time.............................................................................................           3
Employee Benefit Plan......................................................................................          17
Employee Pension Benefit Plan..............................................................................          18
Environmental Claim........................................................................................          21
Environmental Laws.........................................................................................          21
Environmental Permits......................................................................................          20
Equity Commitments.........................................................................................          10
ERISA......................................................................................................          17
ERISA Affiliate............................................................................................          31
ERISA Affiliate............................................................................................          17

                                                                                                                PAGE
                                                                                                                -----
Exchange Act...............................................................................................          12
Exchange Agent.............................................................................................           5
Expenses...................................................................................................          61
Final Zytec Purchase Date..................................................................................          49
GAAP.......................................................................................................          13
Governmental Authority.....................................................................................          12
Governmental Filings and Approvals.........................................................................          12
Hazardous Materials........................................................................................          22
HSR Act....................................................................................................          12
Indemnified Liabilities....................................................................................          45
Indemnified Parties........................................................................................          45
Indemnified Party..........................................................................................          45
IRS........................................................................................................          17
Joint Proxy/Registration Statement.........................................................................          43
Legal Proceedings..........................................................................................          14
Legal Requirements.........................................................................................          11
Liens......................................................................................................           9
MBCA.......................................................................................................           2
Merger.....................................................................................................           1
Merger Consideration.......................................................................................           6
Non-Competition Agreement..................................................................................           1
Non-Solicitation Agreements................................................................................           1
PBGC.......................................................................................................          18
PCBs.......................................................................................................          22
Permits....................................................................................................          12
Person.....................................................................................................          65
Phase......................................................................................................          49
Principal Shareholders.....................................................................................          51
Proxy Statement............................................................................................          15
Ratio......................................................................................................           4
Registration Statement.....................................................................................          15
Release....................................................................................................          22
Representatives............................................................................................          42
SEC........................................................................................................          13
Securities Act.............................................................................................          12
Stock Plans................................................................................................          48
Subsidiary.................................................................................................          65
Superior Business Combination Proposal.....................................................................          59
Surviving Corporation......................................................................................           2
Tax Return.................................................................................................          16
Taxes......................................................................................................          15
Termination Fee............................................................................................          62
Total Amount...............................................................................................          51
Total Shares Received......................................................................................          51
Treasury Regulations.......................................................................................           3
Violation..................................................................................................          11
Voting Agreement...........................................................................................           1
Zytec......................................................................................................           1
Zytec Common Stock.........................................................................................           4
Zytec Corporation..........................................................................................           2

                                                                                                                PAGE
                                                                                                                -----
Zytec Employee Plans.......................................................................................          17
Zytec Intellectual Property Rights.........................................................................          24
Zytec Material Adverse Effect..............................................................................           9
Zytec Option...............................................................................................          48
Zytec Required Consents....................................................................................          11
Zytec SEC Reports..........................................................................................          13
Zytec Shareholders' Approval...............................................................................          22
Zytec Special Meeting......................................................................................          44
Zytec Statutory Approvals..................................................................................          12
Zytec Stock Awards.........................................................................................          48
Zytec Stock Option Plans...................................................................................          10
Zytec Stock Options........................................................................................          20
Zytec Subsidiary...........................................................................................          66

    AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 2, 1997, by and between Zytec Corporation, a Minnesota corporation ("Zytec"), Computer Products, Inc., a Florida corporation ("CPI"), and CPI Acquisition Corp., a Minnesota corporation and wholly-owned subsidiary of CPI ("CPI Sub").

    WHEREAS, CPI and Zytec have determined to engage in a business combination;

    WHEREAS, in furtherance thereof, the respective Boards of Directors of Zytec, CPI and CPI Sub, and CPI acting as the sole shareholder of CPI Sub, have approved the merger of CPI Sub with and into Zytec (the "Merger"), upon the terms and conditions set forth in this Agreement;

    WHEREAS, the respective Boards of Directors of Zytec and CPI have each determined that the Merger and the other transactions contemplated hereby are in the best interests of their respective corporations and their respective shareholders and have adopted resolutions approving the Merger and recommending to their respective shareholders to vote in favor of the Merger (and related transactions) and the adoption of this Agreement in order to advance the long-term business interests of CPI and Zytec;

    WHEREAS, concurrently with the execution and delivery of this Agreement and as an inducement to CPI to enter into this Agreement, certain principal shareholders of Zytec are entering into a voting agreement (the "Voting Agreement") providing for, among other things, such shareholders to vote in favor of the Merger;

    WHEREAS, concurrently with the execution and delivery of this Agreement and as an inducement to CPI to enter into this Agreement, certain principal shareholders of Zytec who are employed by Zytec are entering into non-solicitation agreements (the "Non-Solicitation Agreements") and one of such principal shareholders is entering into a non-competition agreement (the "Non-Competition Agreement");

    WHEREAS, it is intended that the parties hereto and their respective shareholders recognize no gain or loss for United States Federal income tax purposes as a result of the consummation of the Merger; and

    WHEREAS, for financial reporting purposes it is intended that the Merger will be accounted for as a pooling-of-interests transaction.

    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE 1
                                   THE MERGER

    Section 1.1. THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3 hereof), CPI Sub shall be merged with and into Zytec in accordance with the provisions of the Minnesota Business Corporation Act (the "MBCA"). Following the Effective Time, the separate existence of CPI Sub shall cease and Zytec shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Minnesota. Notwithstanding the foregoing, CPI may elect at any time prior to the Merger, instead of merging CPI Sub into Zytec as provided above, to merge Zytec with and into CPI Sub. In such event, the parties hereto agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing and, where appropriate, to provide that the CPI Sub shall be the Surviving Corporation and will continue under the name "Zytec Corporation." At the written election of CPI, any direct or indirect wholly-owned CPI Subsidiary (as defined in Section 10.5 hereof) may be substituted for CPI Sub as a constituent corporation in the Merger. In such event, the parties hereto agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

    Section 1.2. EFFECTS OF THE MERGER. At the Effective Time, (i) the articles of incorporation of CPI Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation unless and until thereafter amended as provided by applicable law or such articles of incorporation, and (ii) the by-laws of CPI Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation unless and until thereafter amended as provided by applicable law, the articles of incorporation of the Surviving Corporation or such by-laws. Subject to the foregoing, additional effects of the Merger shall be as provided by the applicable provisions (including Section 302A.641) of the MBCA.

    Section 1.3. EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, on or as soon as practicable after the Closing Date (as defined in Section 3.1 hereof), articles of merger (the "Articles of Merger") complying with the requirements of the MBCA shall be executed by Zytec and CPI Sub and shall be filed with the Secretary of State of the State of Minnesota. The parties hereto shall make all such other filings or recordings in connection with the Merger when and as required under the MBCA and other applicable law. The Merger shall become effective at the time the Articles of Merger are duly filed with the Secretary of State of the State of Minnesota, or at such later time or date specified in the Articles of Merger as CPI and Zytec shall agree (the time and date that the Merger becomes effective being hereinafter referred to as the "Effective Time").

    Section 1.4. DIRECTORS. The directors of CPI Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    Section 1.5. OFFICERS. The individuals set forth on Schedule 1.5 hereto shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    Section 1.6. TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) qualify for accounting treatment as a pooling-of-interests. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations ("Treasury Regulations") promulgated under the Code.

    Section 1.7. TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of CPI, CPI Sub and Zytec will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession of all assets, property, rights, privileges, powers and franchises of Zytec, the officers and directors of Zytec, CPI and CPI Sub immediately prior to the Effective Time are hereby fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE 2
                              TREATMENT OF SHARES

    Section 2.1. EFFECT OF THE MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of the capital stock of Zytec or CPI Sub:

    (i) CANCELLATION OF CERTAIN SHARES OF ZYTEC STOCK AND CPI OWNED STOCK. Each share of Common Stock, no par value, of Zytec, ("Zytec Common Stock") that is owned by Zytec Subsidiaries or by CPI, CPI Sub or any other CPI Subsidiaries (as defined in Section 10.5 hereof) shall be cancelled and retired and cease to exist, and no consideration shall be delivered in exchange therefor.

    (ii) CONVERSION OF ZYTEC COMMON STOCK. Each issued and outstanding share of Zytec Common Stock (other than shares to be cancelled pursuant to Section 2.1(i) hereof and Dissenting Shares as defined in Section 2.2 hereof) shall, subject to
Section 2.3(d) hereof, be converted into the right to receive 1.33 (the "Ratio") (which amount will be proportionately adjusted for any stock split or stock dividend effected between the date of this Agreement and the Effective Time) fully paid and non-assessable shares of common stock, par value $.01 per share, of CPI ("CPI Common Stock"). All such shares of Zytec Common Stock, when so converted, shall no longer be outstanding and shall be cancelled and retired and cease to exist, and each holder of a certificate formerly representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of CPI Common Stock to be issued in accordance with the Ratio and any cash in lieu of fractional shares of CPI Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.3(d) hereof, without interest, in consideration therefor upon the surrender of such certificate in accordance with Section 2.3 hereof. Outstanding options to purchase Zytec Common Stock shall be converted into options to acquire CPI Common Stock as provided in Section 7.9 hereof. If not previously converted, at the Effective Time the Convertible Note (as defined in Section 6.1(n) hereof) will be automatically modified, in accordance with the terms of such Note, to be convertible into CPI Common Stock as provided in
Section 7.9 hereof.

    (iii) TREATMENT OF CPI SUB STOCK. Each issued and outstanding share of common stock, par value $.001, of CPI Sub shall be converted into and become one fully paid and non-assessable share of Common Stock, par value $.001, of the Surviving Corporation.

    Section 2.2. DISSENTING SHARES. Shares of Zytec Common Stock held by any holder entitled to relief as a dissenting shareholder under Sections 302A.471 and 302A.473 of the MBCA and who complies with all of the applicable provisions thereof ("Dissenting Shares") shall not be converted, at the Effective Time, into the right to receive CPI Common Stock pursuant to Section 2.1(ii) hereof, but shall instead be cancelled and become the right only to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the applicable provisions of the MBCA. If any holder of Zytec Common Stock attempts to exercise the rights provided by but does not comply with all of the provisions of Sections 302A.471 and 302A.473 of the MBCA or otherwise loses his rights under such Sections, then the Dissenting Shares held by such holder shall be deemed to have been converted, as of the later of the Effective Time or the occurrence of such event, into the right only to receive the consideration set forth in Section 2.1(ii) hereof. Zytec shall give CPI prompt notice of any demands made by holders of Dissenting Shares under the MBCA and shall grant CPI the opportunity to participate in and direct all negotiations and proceedings with respect to such demands. Zytec shall not, without the prior written consent of CPI or as required by the MBCA, (i) voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands or (ii) take any action prescribed under
Section 302A.473 of the MBCA in respect of such demands other than the action set forth under Subdivision 2 of such Section.

    Section 2.3. ISSUANCE OF NEW CERTIFICATES.

    (a) DEPOSIT WITH EXCHANGE AGENT. As soon as practicable after the Effective Time, CPI shall deposit with The Bank of New York, or such other recognized financial institution as to which the parties hereto shall agree (the "Exchange Agent"), for the benefit of the holders of Zytec Common Stock, certificates representing the number of shares of CPI Common Stock required to effect the issuances referred to in Section 2.1 hereof, together with cash payable in respect of fractional shares pursuant to Section 2.3(d) hereof.

    (b) ISSUANCE PROCEDURES. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates ("Certificates") which immediately prior to the Effective Time represented outstanding shares of Zytec Common Stock ("Cancelled Zytec Shares") that were cancelled and became instead the right to receive shares of CPI Common Stock pursuant to Section 2.1(ii) hereof ("CPI Shares") (i) a letter of transmittal (which shall specify that delivery of the Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as CPI and Zytec may reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates representing Cancelled Zytec Shares in exchange for certificates representing CPI Shares. Upon surrender of a Certificate to the Exchange Agent for cancellation (or to such other agent or agents as may be appointed by the agreement of CPI and Zytec), together with a duly executed letter of transmittal and such other customary documents as may be required by the aforesaid instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, and the Exchange Agent shall issue pursuant to instructions given by CPI, (A) certificates evidencing that number of whole CPI Shares which such holder has the right to receive in accordance with the Ratio in respect of the Cancelled Zytec Shares formerly represented by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 2.3(c) hereof, and (C) cash in respect of fractional shares as provided in Section 2.3(d) hereof (the CPI Shares, dividends, distributions and cash being, collectively, the "Merger Consideration"), and the Certificates so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Cancelled Zytec Shares which is not registered in the transfer records of Zytec, a certificate representing the appropriate number of CPI Shares may be issued to a transferee if the Certificate representing such Cancelled Zytec Shares is presented to the Exchange Agent, accompanied by all documents required properly to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent (and
CPI) that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time on and after the Effective Time to represent, subject to Section 2.3(c) hereof, only the right to receive upon such surrender the number of CPI Shares into which the Cancelled Zytec Shares represented by such Certificate shall have been converted pursuant to Section 2.1(ii) hereof and any cash amount (in lieu of any fractional shares of CPI Common Stock) provided by Section 2.3(d) hereof.

    (c) DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to CPI Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the CPI Shares represented thereby pursuant to Section 2.1(ii) hereof and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3(d) hereof unless and until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of whole CPI Shares issued in consideration therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of CPI Common Stock to which such holder is entitled pursuant to Section 2.3(d) hereof and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole CPI Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole CPI Shares.

    (d) NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of CPI Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of CPI Common Stock. Notwithstanding any other provision of this Agreement, each holder of Zytec Common Stock who would otherwise have been entitled to receive a fractional share of CPI Common Stock (after taking into account all Certificates surrendered by such holder) shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the average closing price per share of CPI Common Stock as reported on The Nasdaq National Market on each of the ten trading days immediately prior to the date on which the Effective Time occurs. No interest will be paid or will accrue on the cash payable hereunder upon the surrender of any Certificate.

    (e) BOOK ENTRY. Notwithstanding any other provision of this Agreement, the letter of transmittal referred to in Section 2.3(b) hereof may, at the written election thereof of CPI, provide for the ability of a holder of one or more Certificates to elect that the CPI Shares to be received in exchange for the Cancelled Zytec Shares formerly represented by such surrendered Certificates be issued in uncertificated form.

    (f) CLOSING OF TRANSFER BOOKS. From and after the Effective Time, the stock transfer books of Zytec shall be irrevocably closed, and there shall be no further registration of transfers of Zytec Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to CPI, they shall, subject to Section 2.2 hereof, be cancelled and exchanged for certificates representing the appropriate number of CPI Shares, as provided in Section 2.1 hereof and this Section 2.3.

    (g) NO LIABILITY. At any time following one year after the Effective Time, CPI shall be entitled to require the Exchange Agent to deliver to CPI any Merger Consideration which had been made available to the Exchange Agent by or on behalf of CPI and which has not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to CPI only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates. Notwithstanding the foregoing, neither CPI, CPI Sub nor the Surviving Corporation shall be liable to any holder of Cancelled Zytec Shares for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (h) WITHHOLDING RIGHTS. CPI or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Cancelled Zytec Shares such amounts as CPI or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by CPI or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Cancelled Zytec Shares in respect of which such deduction and withholding was made by CPI or the Exchange Agent.

    (i) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such CPI Shares as may be required pursuant to Section 2.1(ii) hereof; PROVIDED, HOWEVER, that CPI may, in its discretion, require the owner of such lost, stolen or destroyed Certificates to deliver a bond as indemnity against any claim that may be made against CPI or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                                   ARTICLE 3
                                  THE CLOSING

    Section 3.1. CLOSING. The closing of the Merger (the "Closing") shall take place at the offices of Winthrop & Weinstine, P.A., 3000 Dain Bosworth Plaza, 60 South Sixth Street, Minneapolis, Minnesota 55402 at 10:00 A.M., local time, on the second business day immediately following the date on which the last of the conditions set forth in ARTICLE 8 hereof is fulfilled or duly waived, or at such other time, date and place as Zytec and CPI shall mutually agree (the "Closing Date").

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF ZYTEC

    Zytec represents and warrants to CPI and CPI Sub as follows:

    Section 4.1. ORGANIZATION AND QUALIFICATION. Except as set forth on Schedule
4.1 hereto, each of Zytec and each of the Zytec Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted. Each of Zytec and the Zytec Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of Zytec and the Zytec Subsidiaries, taken as a whole (a "Zytec Material Adverse Effect") or prevent or materially delay the consummation of the Merger. True and complete copies of the articles of incorporation and by-laws of Zytec, as in full effect on the date hereof, have been furnished to CPI.

    Section 4.2. SUBSIDIARIES; INTERESTS IN OTHER PERSONS. Schedule 4.2 hereto sets forth a true and complete list of all Zytec Subsidiaries and other Persons (as defined in Section 10.5 hereof) in which Zytec has a significant equity or other ownership interest, including the name, state or country of organization of each such Subsidiary or other Person and Zytec's interest therein. Except as set forth on Schedule 4.2, all of the issued and outstanding shares of capital stock of each Zytec Subsidiary are validly issued, fully paid, non-assessable and free of preemptive rights, and are owned by Zytec free and clear of any liens, claims, encumbrances, security interests, equities, charges (collectively, "Liens") or limitations on Zytec's voting rights, voting trusts or proxies. Except as set forth on Schedule 4.2, there are no outstanding subscriptions, options, calls, contracts or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Zytec Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment (collectively, "Equity Commitments"). With respect to any Person in which Zytec has an interest that is not a Zytec Subsidiary (i) except as set forth on
Schedule 4.2, neither Zytec nor any Zytec Subsidiary is liable, directly or indirectly, for any obligations or liabilities of any such Person; and (ii) neither Zytec nor any Zytec Subsidiary is obligated to redeem or otherwise acquire any shares of such Person or to provide funds to or make any investments in such Person in the form of loans, capital contributions or guarantees.

    Section 4.3. CAPITALIZATION. The authorized capital stock of Zytec consists solely of 25,000,000 shares of common stock, no par value. As of the close of business on August 29, 1997, (i) there were issued and outstanding 9,539,377 shares of Zytec Common Stock and (ii) no shares of Zytec Common Stock were held by Zytec Subsidiaries. Except as set forth on Schedule 4.3 hereto, there are no outstanding Equity Commitments in respect of any of the capital stock or other voting securities of Zytec. All of the issued and outstanding shares of capital stock of Zytec are, and any shares of Zytec Common Stock issued pursuant to Zytec Equity Commitments, including Zytec employee stock option plans (the "Zytec Stock Option Plans"), will be, duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. There are no outstanding stock appreciation rights of Zytec or other rights of Zytec redeemable for cash. Except as set forth on Schedule 4.3, there are no bonds, debentures, notes or other indebtedness of Zytec having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Zytec may vote. Except as set forth above, since August 29, 1997, no shares of capital stock or other voting securities of Zytec were issued, reserved for issuance, issuable or outstanding.

    Section 4.4. AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

    (a) AUTHORITY. Zytec has all requisite power and authority to execute and deliver this Agreement, and, subject to the Zytec Shareholders' Approval (as defined in Section 4.12 hereof) and the Zytec Statutory Approvals (as defined in
Section 4.4(c) hereof), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Zytec of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Zytec, subject only to obtaining the Zytec Shareholders' Approval. This Agreement has been duly and validly executed and delivered by Zytec and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of Zytec enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. The Board of Directors of Zytec has determined that it is advisable and in the best interest of Zytec's shareholders and Zytec for Zytec to effect the Merger upon the terms and conditions of this Agreement and has unanimously approved and recommended that Zytec's shareholders approve and adopt this Agreement and the Merger. A committee of disinterested directors of Zytec constituted in accordance with MBCA Section 302A.673(1)(d) separately, has unanimously approved the transactions contemplated hereby and by the Voting Agreement.

    (b) NON-CONTRAVENTION. Except as set forth on Schedule 4.4(b) hereto, the execution and delivery of this Agreement by Zytec does not, and the consummation of the transactions contemplated hereby will not violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Zytec or any of the Zytec Subsidiaries (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, a "Violation" with respect to Zytec, and such term when used in ARTICLE 5 hereof having a correlative meaning with respect to CPI) pursuant to or under (i) except as provided in Section 1.2 hereof, the articles of incorporation, by-laws or similar constituent documents of Zytec or any of the Zytec Subsidiaries, (ii) subject to obtaining the Zytec Statutory Approvals and the receipt of the Zytec Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license (collectively, "Legal Requirements") of any Governmental Authority (as defined in Section 4.4(c) hereof) applicable to Zytec or any of the Zytec Subsidiaries or (iii) subject to obtaining the third-party consents set forth on Schedule 4.4(b) hereto (the "Zytec Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, contract, lease or other instrument or agreement (collectively, "Contracts") to which Zytec or any of the Zytec Subsidiaries is a party or by which it or any of its properties or assets may be bound or affected, except for Violations that could not, individually or in the aggregate, reasonably be expected to result in a Zytec Material Adverse Effect or prevent or materially delay the consummation of the Merger.

    (c) STATUTORY APPROVALS. Other than for applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws and the applicable securities laws of any foreign country ("Blue Sky Laws"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing and recordation of appropriate merger or other documents as required by the MBCA and as set forth on Schedule 4.4(c) hereto, no declaration, filing or registration with, or notice to or authorization, consent or approval (collectively, "Governmental Filings and Approvals") of any court, Federal, state, local, foreign or transnational governmental or regulatory agency, body

(including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by Zytec or the consummation by Zytec of the transactions contemplated hereby, except where the failure to make or obtain such Governmental Filings and Approvals could not, individually or in the aggregate, reasonably be expected to result in a Zytec Material Adverse Effect or prevent or materially delay the consummation of the Merger (the "Zytec Statutory Approvals").

    (d) COMPLIANCE. Except as disclosed in the Zytec SEC Reports (as defined in
Section 4.5 hereof), Zytec and the Zytec Subsidiaries are in compliance with all Legal Requirements of any Governmental Authority applicable to its business and operations, except for instances of noncompliance that could not, individually or in the aggregate, reasonably be expected to result in a Zytec Material Adverse Effect or prevent or materially delay the consummation of the Merger. Except as set forth on Schedule 4.4(d) hereto, Zytec and the Zytec Subsidiaries have in effect all permits, licenses, franchises and other similar governmental authorizations, consents and approvals (collectively, "Permits") necessary to conduct their businesses as presently conducted, except for the failure to have such Permits that could not, individually or in the aggregate, reasonably be expected to result in a Zytec Material Adverse Effect. There has occurred no default under any Permit, except for defaults under Permits that could not, individually or in the aggregate, reasonably be expected to result in a Zytec Material Adverse Effect. No investigation or review by any Governmental Authority with respect to Zytec is pending or, to the best knowledge of Zytec, threatened, nor has any Governmental Authority indicated an intention to conduct any investigation or review, other than, in each case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to result in a Zytec Material Adverse Effect or prevent or materially delay the consummation of the Merger.

    Section 4.5. REPORTS AND FINANCIAL STATEMENTS. All filings required to be made, or otherwise made, by Zytec since January 1, 1995 through the date hereof under the Securities Act and the Exchange Act have been filed with the Securities and Exchange Commission (the "SEC"), including all forms, statements, reports, and other documents (as such documents may have since the time of their filing been amended or supplemented through the date hereof, the "Zytec SEC Reports"). As of their respective filing dates, the Zytec SEC Reports (i) complied in all material respects with the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the extent so required by applicable law, such Zytec SEC Reports have been subsequently updated and/or amended. Zytec "meets the requirements for use of Form S-3" as such phrase is used in Instruction C of Form S-3 under the Securities Act. The audited consolidated financial statements and unaudited interim financial statements of Zytec included in the Zytec SEC Reports complied as to form in all material respects with applicable accounting rules and regulations of the SEC in respect thereto then in effect, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") then in effect (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) applied on a consistent basis and fairly present in all material respects the consolidated financial positions of Zytec and its Subsidiaries as of the dates thereof and the consolidated results of its operations, cash flows and shareholders' equity for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments which were not material in amount. Except as set forth in the Zytec SEC Reports and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Zytec SEC Reports and that could not, individually or in the aggregate, reasonably be expected to result in a Zytec Material Adverse Effect, Zytec does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of Zytec or in the notes thereto.

    Section 4.6. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Zytec SEC Reports or as set forth on Schedule 4.6 hereto, since December 31, 1996, Zytec and each of the Zytec Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and there has not been, insofar as reasonably can be foreseen, (i) a Zytec Material Adverse Effect; (ii) any damage to, destruction or loss of any asset of Zytec or of a Zytec Subsidiary (whether or not covered by insurance) that could reasonably be expected to result in a Zytec Material Adverse Effect; (iii) any material change by Zytec in its accounting methods, principles or practices;
(iv) any revaluation by Zytec of any of its or of a Zytec Subsidiary's assets having a Zytec Material Adverse Effect; (v) any other action or event that would have required the consent of CPI pursuant to ARTICLE 6 hereof had such action or event occurred after the date of this Agreement and that could, individually or in the aggregate, reasonably be expected to have a Zytec Material Adverse Effect; (vi) any sale of a material amount of property or capital stock of Zytec or any of its Subsidiaries taken as a whole, except in the ordinary course of business; (vii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Zytec's capital stock; (viii) any repurchase, redemption, split, combination or reclassification of any of Zytec's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (ix) (A) any granting by Zytec to any officer of Zytec of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Zytec SEC Reports, (B) any granting by Zytec to any officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Zytec SEC Reports or (C) any entry by Zytec into any employment, severance or termination agreement with any officer.

    Section 4.7. LITIGATION. Except as disclosed in the Zytec SEC Reports or as set forth on Schedule 4.7 hereto, there is no claim, suit, action or proceeding (collectively, "Legal Proceedings") pending or, to the best knowledge of Zytec, threatened against, relating to or affecting Zytec or any of the Zytec Subsidiaries, except those that could not, individually or in the aggregate, reasonably be expected to result in a Zytec Material Adverse Effect or prevent or materially delay the consummation of the Merger, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against, relating to or affecting Zytec or any of the Zytec Subsidiaries having, or which could reasonably be expected to have, any such effects.

    Section 4.8. REGISTRATION STATEMENT AND PROXY STATEMENT. Subject in all respects to the accuracy of the representations of CPI set forth in Section 5.8 hereof, none of the information supplied or to be supplied by or on behalf of Zytec for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by CPI in connection with the issuance of shares of CPI Common Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the joint proxy statement, in definitive form, relating to the meetings of Zytec and CPI shareholders to be held in connection with the Merger and the related transactions (the "Proxy Statement") will not, at the dates mailed to such shareholders and at the times of the meetings of shareholders to be held in connection with the Merger and the related transactions, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the meetings of Zytec's and CPI's shareholders which has become false or misleading. If, at any time prior to the Effective Time, any event relating to Zytec or any of its Subsidiaries, Affiliates (as defined in Section 10.5 hereof), Associates (as defined in
Section 10.5 hereof), officers or directors is discovered by Zytec which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Zytec shall promptly inform CPI. Notwithstanding the foregoing, Zytec makes no representation or warranty with respect to any information supplied by or on behalf of CPI which is contained in or furnished in connection with the preparation of the Registration Statement or the Proxy Statement. The Registration Statement and the Proxy Statement will comply as to form in all material respects with the respective provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

    Section 4.9. TAX MATTERS.

    (a) "Taxes", as used in this Agreement, means any United States Federal, state, county, local, transnational or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Authority and includes any interest and penalties (civil or criminal) on or additions to any such taxes. "Tax Return", as used in this Agreement, means report, return or other information required to be supplied to a Governmental Authority with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of Persons that includes Zytec or any of its Subsidiaries, or CPI or any of its Subsidiaries, as the case may be.

    (b) Except as set forth in the Zytec SEC Reports or as set forth on Schedule
4.9 hereto: (i) Zytec and each of the Zytec Subsidiaries have filed (or there has been filed on its behalf) all material Tax Returns required to be filed by each of them under applicable law and all such Tax Returns were and are in all material respects complete and correct and were filed on a timely basis, (ii) Zytec and each of the Zytec Subsidiaries have, within the time and in the manner prescribed by applicable law, paid all Taxes that were due and payable except for those contested in good faith and for which adequate reserves have been taken, and except where any failure to make such payment would not be reasonably likely to have a Zytec Material Adverse Effect, (iii) Zytec and the Zytec Subsidiaries have established on their books and records reserves adequate to pay all unpaid Taxes in accordance with GAAP, (iv) Zytec and each of the Zytec Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, customer, creditor or other Person, except where any failure to make such withholding would not be reasonably likely to have a Zytec Material Adverse Effect, (v) neither Zytec nor any of the Zytec Subsidiaries has executed any outstanding waivers, extensions or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns except with respect to the 1989-1992 tax years with respect to which Zytec filed a Federal Form 1120X solely for the purpose of attaching a protective claim regarding research and experimentation tax credits for such years, (vi) no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Zytec or any of the Zytec Subsidiaries, and there is (A) no deficiency for any Taxes proposed, asserted or assessed against Zytec or any of the Zytec Subsidiaries that has not been resolved and paid in full and (B) no dispute or claim concerning any Tax liability of Zytec or any Zytec Subsidiary either (x) claimed or raised in writing by any Governmental Authority or (y) as to which any officer, director or employee of Zytec or any Zytec Subsidiary who is responsible for Tax matters has knowledge, (vii) Zytec has made available to CPI complete and accurate copies of all audit reports, tax rulings and closing agreements received from any Governmental Authority in any jurisdiction relating to any Tax Return filed by Zytec or any of the Zytec Subsidiaries as well as all material Tax Returns and 1996 tax provision work papers and (viii) neither Zytec nor any of the Zytec Subsidiaries has any liability for Taxes of any Person other than Zytec and the Zytec Subsidiaries under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

    Section 4.10. EMPLOYEE MATTERS; ERISA.

    (a) BENEFIT PLANS. For purposes of this Agreement, "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, "Employee Benefit Plan" shall mean any employee benefit plan as defined in Section 3(3) of ERISA (including comparable plans subject to the laws of foreign jurisdictions) or other material fringe benefit, retirement, bonus, option, stock purchase, or incentive plan or program and for purposes of this Section 4.10, "ERISA Affiliate" shall mean any entity which is or, at any time within the preceding six years has been treated as a single employer with Zytec or any Zytec Subsidiaries for purposes of Code Section 414. Zytec has made or will make available to CPI true and complete copies of the plan document and summary plan description, the most recent determination letter received from the Internal Revenue Service (the "IRS"), the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each Employee Benefit Plan currently maintained, contributed to, or required to be contributed to by Zytec, any of the Zytec Subsidiaries, or any ERISA Affiliate thereof (collectively, the "Zytec Employee Plans"). Each of the Zytec Employee Plans (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, securities, and other applicable Federal, state and foreign laws. All required reports (including Form 5500 Annual Reports, summary annual reports, PBGC-1s and summary plan descriptions) have been, to Zytec's best knowledge, timely filed and distributed appropriately with respect to each Zytec Employee Plan. The material requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), have been met with respect to each Zytec Employee Plan which is an employee welfare benefit plan within the meaning of Section 3(1) of ERISA.

    (b) NO MULTIEMPLOYER PLANS, ETC. To the best knowledge of Zytec, there have been no "prohibited transactions" (within the meaning of ERISA Section 406 and Code Section 4975) with respect to any Zytec Employee Plan which is an Employee Pension Benefit Plan within the meaning of Section 3(2) of ERISA (an "Employee Pension Benefit Plan") that has been maintained or contributed to within the past five years. No fiduciary of any such Employee Benefit Plan has, to Zytec's best knowledge, any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Plan. Neither Zytec nor any of its ERISA Affiliates contributes to, ever has contributed to, or has been required to contribute to any Multiemployer Plan (within the meaning of Section 3(37) of ERISA) or has any liability under any such Multiemployer Plan. No Zytec Employee Plan that has been maintained or contributed to within the past five years which is an Employee Pension Benefit Plan has been completely or partially terminated or been the subject of a "reportable event" within the meaning of ERISA Section 4043 as to which notices would be required to be filed with the Pension Benefit Guarantee Corporation (the "PBGC"). No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan has been instituted.

    (c) STATUS. Each Employee Pension Benefit Plan of Zytec or its Subsidiaries meets the requirements of a "qualified plan" under Code Section 401(a), and has received an applicable favorable determination letter from the IRS that it is a "qualified plan" which letter has not been subsequently modified or withdrawn. No Zytec Employee Plan is currently under investigation, audit or review by the IRS, nor is such action contemplated, and the IRS has not asserted that any Employee Pension Benefit Plan of Zytec or its Subsidiaries is not qualified under Section 401(a) of the Code or that any trust established under any Employee Pension Benefit Plan of Zytec or its Subsidiaries is not exempt under
Section 501(a) of the Code.

    (d) NO LIABILITIES. With respect to each Employee Pension Benefit Plan of Zytec or its Subsidiaries which is a defined benefit plan under Section 414(j) of the Code and each defined contribution plan under Section 414(i) of the Code:
(i) no material liability to the PBGC under Sections 4061-4064 of ERISA has been incurred by Zytec or the Zytec Subsidiaries and all premiums due and owing to the PBGC have been timely paid, (ii) no event has occurred or, to Zytec's best knowledge, is threatened or is about to occur which would constitute a reportable event within the meaning of Section 4043(c) of ERISA for which reporting has not been made and (iii) no Employee Pension Benefit Plan of Zytec or its Subsidiaries has any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code) for which a waiver has not been obtained. Zytec and its ERISA Affiliates have made all required contributions to the Zytec Employee Plans as of the last day of each such Plan's most recent fiscal year, and all accrued benefits, under any unfunded Zytec Employee Plan have been paid, accrued or otherwise adequately reserved for in accordance with GAAP.

    (e) OTHER ARRANGEMENTS. Except as disclosed in the Zytec SEC Reports or as set forth on Schedule 4.10(e) hereto, there are no material employee benefit, welfare or compensation plans or arrangements (written or oral) covering current or former directors, officers of employees of Zytec which are not Zytec Employee Plans. Each Zytec Employee Plan (or comparable arrangement) maintained with respect to Zytec's facilities and operations outside the United States has been operated, in all material respects, with applicable local law, and no such plan or arrangement has any material unfunded liability.

    (f) PAYMENTS RESULTING FROM MERGER. (i) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay, "change of control payment" (including any gross-up payments) or otherwise) becoming due from Zytec or any of the Zytec Subsidiaries or any successor thereof to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (B) benefit under any Zytec Employee Plan or Zytec Benefit Arrangement being established or becoming accelerated, vested or payable and
(ii) neither Zytec nor any of the Zytec Subsidiaries is a party to (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee, (B) any consulting contract with any Person who prior to entering into such contract was a director or officer of Zytec, or (C) any plan, agreement, arrangement or understanding similar to any of the foregoing which would result in any payments as a result of the Merger or the other transactions contemplated by this Agreement.

    (g) LABOR AGREEMENTS. Neither Zytec nor any of the Zytec Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the best knowledge of Zytec, there is no current union representation question involving employees of Zytec or any of the Zytec Subsidiaries, nor does Zytec know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the Zytec SEC Reports or as set forth on
Schedule 4.10(g) hereto, (i) there is no unfair labor practice, employment discrimination or other material complaint against Zytec or any of the Zytec Subsidiaries pending, or to the best knowledge of Zytec, threatened, (ii) there is no strike or lockout or material dispute, slowdown or work stoppage pending, or to the best knowledge of Zytec, threatened, against or involving Zytec, and
(iii) there is no Legal Proceeding pending or, to the best knowledge of Zytec, threatened, in respect of which any director, officer, employee or agent of Zytec or any of the Zytec Subsidiaries is or may be entitled to claim indemnification from Zytec or such Zytec Subsidiary pursuant to their respective articles of incorporation or by-laws or other similar constituent documents or as provided in any indemnification agreements.

    (h) STOCK OPTIONS. Schedule 4.10(h) hereto sets forth the number of all outstanding stock options granted pursuant to the Zytec Stock Option Plans (the "Zytec Stock Options"), as of August 29, 1997. None of the outstanding Zytec stock options as of the date of this Agreement contain, and no outstanding stock options of Zytec immediately prior to the Effective Time will contain, any provision providing for acceleration of, waiver of any conditions to, or vesting of any options or other awards as a result of the transactions contemplated hereby.

    Section 4.11. ENVIRONMENTAL PROTECTION. Except as disclosed in the Zytec SEC Reports or as set forth on Schedule 4.11 hereto:

    (a) COMPLIANCE; PERMITS. Zytec and each of the Zytec Subsidiaries is in compliance with all applicable Environmental Laws (as defined in Section 4.11(e)(ii) hereof), except for noncompliance which could not, individually or in the aggregate, reasonably be expected to result in a Zytec Material Adverse

Effect. Zytec and each of the Zytec Subsidiaries has obtained or has applied for all material environmental, health and safety Permits (collectively, the "Environmental Permits") necessary for the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency or other governmental approval, and Zytec and the Zytec Subsidiaries are in compliance with all terms and conditions of the Environmental Permits, except for noncompliance which could not, individually or in the aggregate, reasonably be expected to result in a Zytec Material Adverse Effect.

    (b) ENVIRONMENTAL CLAIMS. To the best knowledge of Zytec, there is no Environmental Claim (as defined in Section 4.11(e)(i) hereof) pending (i) against Zytec or any of the Zytec Subsidiaries, (ii) against any Person whose liability for any Environmental Claim has been retained or assumed by Zytec or any of the Zytec Subsidiaries either contractually or by operation of law, or
(iii) against any real or personal property or operations which Zytec or any of the Zytec Subsidiaries owns, leases or manages, in whole or in part, except for any such Claims which could not, individually or in the aggregate, reasonably be expected to result in a Zytec Material Adverse Effect.

    (c) RELEASES. There has been no Release (as defined in Section 4.11(e)(iv) hereof) of any Hazardous Material (as defined in Section 4.11(e)(iii) hereof) that could be reasonably likely to form the basis of any Environmental Claim against Zytec or any of the Zytec Subsidiaries, or against any Person whose liability for any Environmental Claim has been retained or assumed by Zytec or any of the Zytec Subsidiaries either contractually or by operation of law, except for any Releases which could not, individually or in the aggregate, reasonably be expected to result in a Zytec Material Adverse Effect.

    (d) PREDECESSORS. Zytec has no knowledge, with respect to any predecessor of Zytec or any of the Zytec Subsidiaries, of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that could be reasonably likely to form the basis of any Environmental Claim, except for those which could not, individually or in the aggregate, reasonably be expected to result in a Zytec Material Adverse Effect.

    (e) As used in this Agreement:

        (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person (or any Governmental Authority) alleging potential liability (including liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by Zytec or any of the Zytec Subsidiaries (for purposes of this Section 4.11), or by CPI or any of the CPI Subsidiaries (for purposes of Section
    5.11 hereof); or (B) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

        (ii) "Environmental Laws" means all Federal, state, transnational, foreign, or local Legal Requirements relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, Legal Requirements relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

       (iii) "Hazardous Materials" means any pollutant, contaminant, hazardous, radioactive or toxic substance, material, constituent or waste, or any other waste, substance, chemical or material regulated under any Environmental Law, including (1) petroleum, crude oil and any fractions thereof,

    (2) natural gas, synthetic gas and any mixtures thereof, (3) asbestos and/or asbestos-containing material, (4) radon and (5) polychlorinated biphenyls ("PCBs"), or materials or fluids containing PCBs.

        (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

    Section 4.12. VOTE REQUIRED. The approval of this Agreement by the holders of a majority of the outstanding shares of Zytec Common Stock (the "Zytec Shareholders' Approval") is the only vote of the holders of any of the capital stock of Zytec required to approve this Agreement, the Merger and the other transactions contemplated hereby.

    Section 4.13. ACCOUNTING MATTERS. Neither Zytec nor, to Zytec's best knowledge, any of its Affiliates has taken or agreed to take any action that would prevent CPI from accounting for the transactions to be effected pursuant to this Agreement as a pooling-of-interests in accordance with GAAP and applicable SEC regulations.

    Section 4.14. APPLICABILITY OF CERTAIN MINNESOTA LAW. Assuming the representation and warranty of CPI made in Section 5.16 hereof is correct, none of the control share acquisition provisions of Section 302A.671 of the MBCA, the business combination and fair price provisions of Sections 302A.673 and 302A.675 of the MBCA or any similar provisions of the MBCA (or, to the best knowledge of Zytec, any other similar statute) are applicable to the transactions contemplated by this Agreement, including execution and performance by certain Zytec shareholders of the Voting Agreement.

    Section 4.15. OPINION OF FINANCIAL ADVISOR. Zytec's Board of Directors has received the oral opinion of Needham & Company, Inc., dated the date of this Agreement, an executed copy of which opinion will be delivered to CPI promptly after receipt thereof by Zytec, to the effect that, as of such date, the Ratio was fair from a financial point of view to the holders of Zytec Common Stock.

    Section 4.16. INSURANCE. Except as set forth on Schedule 4.16 hereto, Zytec and each of the Zytec Subsidiaries is, and has been continuously since January 1, 1992, insured with financially responsible insurers in such amounts and against such risks and losses as are reasonable and customary for companies conducting the business as conducted by Zytec and the Zytec Subsidiaries during such time period. Except as set forth on Schedule 4.16, neither Zytec nor any of the Zytec Subsidiaries has received any notice of cancellation or termination with respect to any insurance policy of Zytec or any of the Zytec Subsidiaries which could reasonably be expected to result in a Zytec Material Adverse Effect. The material insurance policies of Zytec and each of the Zytec Subsidiaries are valid and enforceable policies in all material respects and will not terminate due to, or upon, the consummation of the Merger.

    Section 4.17. OWNERSHIP OF CPI COMMON STOCK. Zytec does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of CPI Common Stock.

    Section 4.18. CONTRACTS. Except as disclosed in the Zytec SEC Reports or as set forth on Schedule 4.18 hereto and copies of which were delivered or made (or will be made) available to CPI, there are no Contracts that are material to the business, financial condition or results of operations of Zytec. Neither Zytec nor any of the Zytec Subsidiaries is in violation of or default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that could not, individually or in the aggregate, reasonably be expected to result in a Zytec Material Adverse Effect.

    Section 4.19. INTELLECTUAL PROPERTY. Except as disclosed in the Zytec SEC Reports, Zytec or a Zytec Subsidiary owns or is validly licensed or otherwise has the right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other intellectual property rights and computer programs that are material to the conduct of the business of Zytec and the Zytec Subsidiaries as now operated, taken as a whole (collectively, "Zytec Intellectual Property Rights"). Except as disclosed in the Zytec SEC Reports or as set forth on Schedule 4.19 hereto, (i) no claims are pending or, to the best knowledge of Zytec, threatened that Zytec or a Zytec Subsidiary is infringing or otherwise adversely affecting the material rights of any Person and (ii) to the best knowledge of Zytec, no Person is infringing the rights of Zytec or any Zytec Subsidiary with respect to any material item of Zytec Intellectual Property Rights.

    Section 4.20. BROKERS. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, other than with respect to the opinion delivered pursuant to Section 4.15 hereof, in connection with the transactions contemplated by this Agreement.

    Section 4.21. CERTAIN CUSTOMERS. Zytec has received no notice that any of Zytec's five largest customers (by dollar volume) expects to materially reduce or terminate its business with Zytec by reason of the transactions contemplated by this Agreement or for any other reason whatsoever. No such customer is currently in default under any material obligations or liabilities owed to Zytec.

    Section 4.22. INTERESTED PARTY TRANSACTIONS. Except for transactions described in the Zytec SEC Reports, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

    Section 4.23. NO DISCUSSIONS PENDING. Zytec is not engaged, directly or indirectly, in any discussions or negotiations with any Person other than CPI with respect to a Business Combination Proposal (as defined in Section 7.10(a) hereof).

                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF CPI

    CPI represents and warrants to Zytec as follows:

    Section 5.1. ORGANIZATION AND QUALIFICATION. Except as set forth on Schedule
5.1 hereto, each of CPI and each of the CPI Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted. Each of CPI and the CPI Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of CPI and the CPI Subsidiaries, taken as a whole (a "CPI Material Adverse Effect") or prevent or materially delay the consummation of the Merger. True and complete copies of the articles of incorporation and by-laws of CPI, as in full effect on the date hereof, have been furnished to Zytec.

    Section 5.2. SUBSIDIARIES; INTERESTS IN OTHER PERSONS. Schedule 5.2 hereto sets forth a true and complete list of all CPI Subsidiaries and other Persons in which CPI has a significant equity or other ownership interest, including the name, state or country of organization of each such Subsidiary or other Person and CPI's interest therein. Except as set forth on Schedule 5.2, all of the issued and outstanding shares of capital stock of each CPI Subsidiary are validly issued, fully paid, non-assessable and free of preemptive rights, and are owned by CPI free and clear of any Liens or limitations on CPI's voting rights, voting trusts or proxies and there are no Equity Commitments in respect of such Subsidiaries' capital stock. With respect to any Person in which CPI has an interest that is not a CPI Subsidiary (i) except as set forth on Schedule 5.2, neither CPI nor any CPI Subsidiary is liable, directly or indirectly, for any obligations or liabilities of any such Person; and (ii) neither CPI nor any CPI Subsidiary is obligated to redeem or otherwise acquire any shares of such Person or to provide funds to or make any investments in such Person in the form of loans, capital contributions or guarantees.

    Section 5.3. CAPITALIZATION. The authorized capital stock of CPI consists solely of 80,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share (the "CPI Preferred Stock"). As of the close of business on August 29, 1997, (i) there were issued and outstanding 24,292,059 shares of CPI Common Stock and no shares of CPI Preferred Stock, and (ii) no shares of CPI Common Stock were held in treasury or by CPI Subsidiaries. Except as set forth on Schedule 5.3 hereto, there are no outstanding Equity Commitments in respect of any of the capital stock or other voting securities of CPI. All of the issued and outstanding shares of capital stock of CPI are, and any shares of CPI Common Stock issued pursuant to CPI Equity Commitments, including CPI employee stock option plans (the "CPI Stock Option Plans"), will be, duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. There are no outstanding stock appreciation rights of CPI or other rights of CPI redeemable for cash. Except as set forth on Schedule 5.3, there are no bonds, debentures, notes or other indebtedness of CPI having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of CPI may vote. Except as set forth above, since August 29, 1997, no shares of capital stock or other voting securities of CPI were issued, reserved for issuance, issuable or outstanding.

    Section 5.4. AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

    (a) AUTHORITY. CPI has all requisite power and authority to execute and deliver this Agreement, and, subject to the CPI Shareholders' Approval (as defined in Section 5.12 hereof) and the CPI Statutory Approvals (as defined in
Section 5.4(c) hereof), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by CPI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CPI, subject only to obtaining the CPI Shareholders' Approval. This Agreement has been duly and validly executed and delivered by CPI and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of CPI enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. The Board of Directors of CPI has determined that it is advisable and in the best interest of CPI's shareholders and CPI for CPI to effect the Merger upon the terms and conditions of this Agreement and has unanimously approved and recommended that CPI's shareholders approve the issuance of CPI Common Stock in connection with the Merger.

    (b) NON-CONTRAVENTION. Except as set forth on Schedule 5.4(b) hereto, the execution and delivery of this Agreement by CPI does not, and the consummation of the transactions contemplated hereby will not result in a Violation pursuant to or default under (i) the articles of incorporation, by-laws or similar constituent documents of CPI or any of the CPI Subsidiaries, (ii) subject to obtaining the CPI Statutory Approvals and the receipt of the CPI Shareholders' Approval, any Legal Requirement of any Governmental Authority applicable to CPI or any of the CPI Subsidiaries or (iii) subject to obtaining the third-party consents set forth on Schedule 5.4(b) hereto (the "CPI Required Consents"), any Contract to which CPI or any of the CPI Subsidiaries is a party or by which it or any of its properties or assets may be bound or affected, except for Violations that could not, individually or in the aggregate, reasonably be expected to result in a CPI Material Adverse Effect or prevent or materially delay the consummation of the Merger.

    (c) STATUTORY APPROVALS. Other than for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, The Nasdaq Stock Market, and the filing and recordation of appropriate merger or other documents as required by the MBCA and as set forth on Schedule 5.4(c) hereto, no Governmental Filings and Approvals of any Governmental Authority is necessary for the execution and delivery of this Agreement by CPI or the consummation by CPI of the transactions contemplated hereby, except where the failure to make or obtain such Governmental Filings and Approvals could not, individually or in the aggregate, reasonably be expected to result in a CPI

Material Adverse Effect or prevent or materially delay the consummation of the Merger (the "CPI Statutory Approvals").

    (d) COMPLIANCE. Except as disclosed in the CPI SEC Reports (as defined in
Section 5.5 hereof), CPI and the CPI Subsidiaries are in compliance with all Legal Requirements of any Governmental Authority applicable to its business and operations, except for instances of noncompliance that could not, individually or in the aggregate, reasonably be expected to result in a CPI Material Adverse Effect or prevent or materially delay the consummation of the Merger. Except as set forth on Schedule 5.4(d) hereto, CPI and the CPI Subsidiaries have in effect all Permits necessary to conduct their businesses as presently conducted, except for the failure to have such Permits that could not, individually or in the aggregate, reasonably be expected to result in a CPI Material Adverse Effect. There has occurred no default under any Permit, except for defaults under Permits that could not, individually or in the aggregate, reasonably be expected to result in a CPI Material Adverse Effect. No investigation or review by any Governmental Authority with respect to CPI is pending or, to the best knowledge of CPI, threatened, nor has any Governmental Authority indicated an intention to conduct any investigation or review, other than, in each case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to result in a CPI Material Adverse Effect or prevent or materially delay the consummation of the Merger.

    Section 5.5. REPORTS AND FINANCIAL STATEMENTS. All filings required to be made, or otherwise made, by CPI since January 1, 1995 through the date hereof under the Securities Act and the Exchange Act, have been filed with the SEC, including all forms, statements, reports and other documents (as such documents may have since the time of their filing been amended or supplemented through the date hereof, the "CPI SEC Reports"). As of their respective filing dates, the CPI SEC Reports (i) complied in all material respects with the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the extent so required by applicable law, such CPI SEC Reports have been subsequently updated and/or amended. CPI "meets the requirements for use of Form S-3" as such phrase is used in Instruction C of Form S-3 under the Securities Act. The audited consolidated financial statements and unaudited interim financial statements of CPI included in the CPI SEC Reports complied as to form in all material respects with applicable accounting rules and regulations of the SEC in respect thereto then in effect, have been prepared in accordance with GAAP then in effect (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) applied on a consistent basis and fairly present in all material respects the consolidated financial positions of CPI and its Subsidiaries as of the dates thereof and the consolidated results of its operations, cash flows and shareholders' equity for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments which were not material in amount. Except as set forth in the CPI SEC Reports and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the CPI SEC Reports and that could not, individually or in the aggregate, reasonably be expected to result in a CPI Material Adverse Effect, CPI does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of CPI or in the notes thereto.

    Section 5.6. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the CPI SEC Reports or as set forth on Schedule 5.6 hereto, since January 3, 1997, CPI and each of the CPI Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and there has not been, insofar as reasonably can be foreseen, (i) a CPI Material Adverse Effect;
(ii) any damage to, destruction or loss of any asset of CPI or of a CPI Subsidiary (whether or not covered by insurance) that could reasonably be expected to result in a CPI Material Adverse Effect; (iii) any material change by CPI in its accounting methods, principles or practices; (iv) any revaluation by CPI of any of its or of a CPI Subsidiary's assets having a CPI Material Adverse Effect;
(v) any other action or event that would have required the consent of Zytec pursuant to ARTICLE 6 hereof had such action or event occurred after the date of this Agreement and that could, individually or in the aggregate, reasonably be expected to result in a CPI Material Adverse Effect; (vi) any sale of a material amount of property or capital stock of CPI or any of its Subsidiaries taken as a whole, except in the ordinary course of business; (vii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of CPI's capital stock; (viii) any repurchase, redemption, split, combination or reclassification of any of CPI's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or
(ix) (A) any granting by CPI to any officer of CPI of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the CPI SEC Reports,
(B) any granting by CPI to any officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the CPI SEC Reports or (C) any entry by CPI into any employment, severance or termination agreement with any officer.

    Section 5.7. LITIGATION. Except as disclosed in the CPI SEC Reports or as set forth on Schedule 5.7 hereto, there is no Legal Proceeding pending or, to the best knowledge of CPI, threatened against, relating to or affecting CPI or any of the CPI Subsidiaries, except those that could not, individually or in the aggregate, reasonably be expected to result in a CPI Material Adverse Effect or prevent or materially delay the consummation of the Merger, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against, relating to or affecting CPI or any of the CPI Subsidiaries having, or which could reasonably be expected to have, any such effects.

    Section 5.8. REGISTRATION STATEMENT AND PROXY STATEMENT. Subject in all respects to the accuracy of the representations of Zytec in Section 4.8 hereof, none of the information supplied or to be supplied by or on behalf of CPI for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will not, at the dates mailed to the CPI and Zytec shareholders entitled to vote at the times of the meetings of shareholders to be held in connection with the Merger and the related transactions and at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the meetings of Zytec's and CPI's shareholders which has become false or misleading. If, at any time prior to the Effective Time, any event relating to CPI or any of its Subsidiaries, Affiliates, Associates, officers or directors is discovered by CPI which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, CPI shall promptly inform Zytec. Notwithstanding the foregoing, CPI makes no representation or warranty with respect to any information supplied by or on behalf of Zytec which is contained in or furnished in connection with the preparation of the Registration Statement or the Proxy Statement. The Registration Statement and the Proxy Statement will comply as to form in all material respects with the respective provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

    Section 5.9. TAX MATTERS. Except as set forth in the CPI SEC Reports or as set forth on Schedule 5.9 hereto: (i) CPI and each of the CPI Subsidiaries have filed (or there has been filed on its behalf) all material Tax Returns required to be filed by each of them under applicable law and all such Tax Returns were and are in all material respects complete and correct and were filed on a timely basis, (ii) CPI and each of the CPI Subsidiaries have, within the time and in the manner prescribed by applicable law, paid all

Taxes that were due and payable except for those contested in good faith and for which adequate reserves have been taken, and except where any failure to make such payment would not be reasonably likely to have a CPI Material Adverse Effect, (iii) CPI and the CPI Subsidiaries have established on their books and records reserves adequate to pay all unpaid Taxes in accordance with GAAP, (iv) CPI and each of the CPI Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, customer, creditor or other Person, except where any failure to make such withholding would not be reasonably likely to have a CPI Material Adverse Effect, (v) neither CPI nor any of the CPI Subsidiaries has executed any outstanding waivers, extensions or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns, (vi) no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of CPI or any of the CPI Subsidiaries, and there is (A) no deficiency for any Taxes proposed, asserted or assessed against CPI or any of the CPI Subsidiaries that has not been resolved and paid in full and (B) no dispute or claim concerning any Tax liability of CPI or any CPI Subsidiary either (x) claimed or raised in writing by any Governmental Authority or (y) as to which any officer, director or employee of CPI or any CPI Subsidiary who is responsible for Tax matters has knowledge, (vii) CPI has made available to Zytec complete and accurate copies of all audit reports received from any Governmental Authority in any jurisdiction relating to any Tax Return filed by CPI or any of the CPI Subsidiaries as well as all material Tax Returns and 1996 tax provision work papers and (viii) neither CPI nor any of the CPI Subsidiaries has any liability for Taxes of any Person other than CPI and the CPI Subsidiaries under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

    Section 5.10. EMPLOYEE MATTERS; ERISA.

    (a) BENEFIT PLANS. For purposes of this Section 5.10, "ERISA Affiliate" shall mean any entity which is or at any time within the preceding six years has been treated as a single employer with CPI or any CPI Subsidiary for purposes of Code Section 414. CPI has made or will make available to Zytec true and correct and complete copies of the plan document and summary plan description, the most recent determination letter received from the IRS, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each Employee Benefit Plan currently maintained, contributed to, or required to be contributed to by CPI, any of the CPI Subsidiaries, or any ERISA Affiliate thereof (collectively, the "CPI Employee Plans"). Each of the CPI Employee Plans (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, securities, and other applicable Federal, state and foreign laws. All required reports (including Form 5500 Annual Reports, summary annual reports, PBGC-1's and summary plan descriptions) have been, to CPI's best knowledge, timely filed and distributed appropriately with respect to each CPI Employee Plan. The material requirements of COBRA have been met with respect to each CPI Employee Plan which is an employee welfare benefit plan within the meaning of Section 3(1) of ERISA.

    (b) NO MULTIEMPLOYER PLANS, ETC. To the best knowledge of CPI, There have been no "prohibited transactions" (within the meaning of ERISA Section 406 and Code Section 4975) with respect to any CPI Employee Plan which is an Employee Pension Benefit Plan that has been maintained or contributed to within the past five years. No fiduciary of any such Employee Benefit Plan has, to CPI's best knowledge, any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Plan. Neither CPI nor any of its ERISA Affiliates contributes to, ever has contributed to, or has been required to contribute to any Multiemployer Plan (within the meaning of Section 3(37) of ERISA) or has any liability under any such Multiemployer Plan. No CPI Employee Plan that has been maintained or contributed to within the past five years which is an Employee Pension Benefit Plan has been completely or partially terminated or been the subject of a "reportable event" within the meaning of ERISA Section 4043 as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan has been instituted.

    (c) STATUS. Each CPI Employee Benefit Plan of CPI or its Subsidiaries which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Section 401(a), and has received an applicable favorable determination letter from the IRS that it is a "qualified plan" which letter has not been subsequently modified or withdrawn. No CPI Employee Plan is currently under investigation, audit or review by the IRS, nor is such action contemplated, and the IRS has not asserted that any Employee Pension Benefit Plan of CPI or its Subsidiaries is not qualified under Section 401(a) of the Code or that any trust established under any Employee Pension Benefit Plan of CPI or its Subsidiaries is not exempt under Section 501(a) of the Code.

    (d) NO LIABILITIES. With respect to each Employee Pension Benefit Plan of CPI or its Subsidiaries which is a defined benefit plan under Section 414(j) of the Code and each defined contribution plan under Section 414(i) of the Code:
(i) no material liability to the PBGC under Sections 4061-4064 of ERISA has been incurred by CPI or the CPI Subsidiaries and all premiums due and owing to the PBGC have been timely paid; (ii) no event has occurred or, to CPI's best knowledge, is threatened or is about to occur which would constitute a reportable event within the meaning of Section 4043(c) of ERISA for which reporting has not been made and (iii) no Employee Pension Benefit Plan of CPI or its Subsidiaries has any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code) for which a waiver has not been obtained.

    (e) OTHER ARRANGEMENTS. Except as disclosed in the CPI SEC Reports or as set forth on Schedule 5.10(e) hereto, there are no material employee benefit, welfare or compensation plans or arrangements (written or oral) which are not CPI Employee Plans.

    (f) PAYMENTS RESULTING FROM MERGER. (i) Other than as expressly contemplated by this Agreement, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay, "change of control payment" (including any gross-up payments) or otherwise) becoming due from CPI or any of the CPI Subsidiaries or any successor thereto to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (B) benefit under any CPI Employee Plan or CPI Benefit Arrangement being established or becoming accelerated, vested or payable and (ii) neither CPI nor any of the CPI Subsidiaries is a party to (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee, (B) any consulting contract with any Person who prior to entering into such contract was a director or officer of CPI, or (C) any plan, agreement, arrangement or understanding similar to any of the foregoing which would result in any payments as a result of the Merger or the other transactions contemplated by this Agreement.

    (g) LABOR AGREEMENTS. Except as set forth on Schedule 5.10(g) hereto, neither CPI nor any of the CPI Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the best knowledge of CPI, there is no current union representation question involving employees of CPI or any of the CPI Subsidiaries, nor does CPI know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the CPI SEC Reports or as set forth on
Schedule 5.10(g), (i) there is no unfair labor practice, employment discrimination or other material complaint against CPI or any of the CPI Subsidiaries pending, or to the best knowledge of CPI, threatened, (ii) there is no strike or lockout or material dispute, slowdown or work stoppage pending, or to the best knowledge of CPI, threatened, against or involving CPI, and (iii) there is no Legal Proceeding pending or, to the best knowledge of CPI, threatened, in respect of which any director, officer, employee or agent of CPI or any of the CPI Subsidiaries is or may be entitled to claim indemnification from CPI or such CPI Subsidiary pursuant to their respective articles of incorporation or by-laws or other similar constituent documents or as provided in any indemnification agreements.

    (h) STOCK OPTIONS. Schedule 5.10(h) hereto sets forth the number all outstanding stock options granted pursuant to the CPI Stock Option Plans (the "CPI Stock Options"), or otherwise, as of August 29, 1997.

    Section 5.11. ENVIRONMENTAL PROTECTION. Except as disclosed in the CPI SEC Reports or as set forth on Schedule 5.11 hereto:

    (a) COMPLIANCE; PERMITS. CPI and each of the CPI Subsidiaries is in compliance with all applicable Environmental Laws, except for noncompliance which could not, individually or in the aggregate, reasonably be expected to result in a CPI Material Adverse Effect. CPI and each of the CPI Subsidiaries has obtained or has applied for all material Environmental Permits necessary for the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency or other governmental approval, and CPI and the CPI Subsidiaries are in compliance with all terms and conditions of the Environmental Permits, except for noncompliance which could not, individually or in the aggregate, reasonably be expected to result in a CPI Material Adverse Effect.

    (b) ENVIRONMENTAL CLAIMS. To the best knowledge of CPI, there is no Environmental Claim pending (i) against CPI or any of the CPI Subsidiaries, (ii) against any Person whose liability for any Environmental Claim has been retained or assumed by CPI or any of the CPI Subsidiaries either contractually or by operation of law, or (iii) against any real or personal property or operations which CPI or any of the CPI Subsidiaries owns, leases or manages, in whole or in part, except for any such Claims which could not, individually or in the aggregate, reasonably be expected to result in a CPI Material Adverse Effect.

    (c) RELEASES. There has been no Releases of any Hazardous Material that could be reasonably likely to form the basis of any Environmental Claim against CPI or any of the CPI Subsidiaries, or against any Person whose liability for any Environmental Claim has been retained or assumed by CPI or any of the CPI Subsidiaries either contractually or by operation of law, except for any Releases which could not, individually or in the aggregate, reasonably be expected to result in a CPI Material Adverse Effect.

    (d) PREDECESSORS. CPI has no knowledge, with respect to any predecessor of CPI or any of the CPI Subsidiaries, of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that could be reasonably likely to form the basis of any Environmental Claim, except for those which could not, individually or in the aggregate, reasonably be expected to result in a CPI Material Adverse Effect.

    Section 5.12. VOTE REQUIRED. The approval of the issuance of CPI Common Stock and the related transactions in connection with the Merger by the vote of a majority of all votes entitled to be cast by the holders of the shares of CPI Common Stock represented at a special meeting (the "CPI Shareholders' Approval") is the only vote of the holders of any of the capital stock of CPI required to approve such issuance and such transactions.

    Section 5.13. ACCOUNTING MATTERS. Neither CPI nor, to CPI's best knowledge, any of its Affiliates has taken or agreed to take any action that would prevent CPI from accounting for the transactions to be effected pursuant to this Agreement as a pooling-of-interests in accordance with GAAP and applicable SEC regulations.

    Section 5.14. OPINION OF FINANCIAL ADVISOR. CPI's Board of Directors has received the oral opinion of BT Alex. Brown Incorporated, dated the date of this Agreement, an executed copy of which opinion will be delivered to Zytec promptly after receipt thereof by CPI, to the effect that, as of such date, the Ratio was fair from a financial point of view to CPI.

    Section 5.15. INSURANCE. Except as set forth on Schedule 5.15 hereto, CPI and each of the CPI Subsidiaries is, and has been continuously since January 1, 1992, insured with financially responsible insurers in such amounts and against such risks and losses as are reasonable and customary for companies conducting the business as conducted by CPI and the CPI Subsidiaries during such time period. Except as set forth on Schedule 5.15 hereto, neither CPI nor any of the CPI Subsidiaries has received any notice of cancellation or termination with respect to any insurance policy of CPI or any of the CPI Subsidiaries which could reasonably be expected to result in a CPI Material Adverse Effect. The material insurance policies of CPI and each of the CPI Subsidiaries are valid and enforceable policies in all material respects and will not terminate due to, or upon, the consummation of the Merger.

    Section 5.16. OWNERSHIP OF ZYTEC COMMON STOCK. CPI does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Zytec Common Stock.

    Section 5.17. CONTRACTS. Except as disclosed in the CPI SEC Reports or as set forth on Schedule 5.17 hereto and copies of which were delivered or made (or to be made) available to Zytec, there are no Contracts that are material to the business, financial condition or results of operations of CPI. Neither CPI nor any of the CPI Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that could not, individually or in the aggregate, reasonably be expected to result in a CPI Material Adverse Effect.

    Section 5.18. INTELLECTUAL PROPERTY. Except as disclosed in the CPI SEC Reports, CPI or a CPI Subsidiary owns or is validly licensed or otherwise has the right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other intellectual property rights and computer programs that are material to the conduct of the business of CPI and the CPI Subsidiaries as now operated, taken as a whole (collectively, "CPI Intellectual Property Rights"). Except as disclosed in the CPI SEC Reports or as set forth on Schedule 5.18 hereto, (i) no claims are pending or, to the best knowledge of CPI, threatened that CPI or a CPI Subsidiary is infringing or otherwise adversely affecting the material rights of any Person and (ii) to the best knowledge of CPI, no Person is infringing the rights of CPI or any CPI Subsidiary with respect to any material item of CPI Intellectual Property Rights.

    Section 5.19. BROKERS. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, other than with respect to the opinion delivered pursuant to Section 5.14 hereof, in connection with the transactions contemplated by this Agreement.

    Section 5.20. INTERESTED PARTY TRANSACTIONS. Except for transactions described in the CPI SEC Reports, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

    Section 5.21. CERTAIN CUSTOMERS. CPI has received no notice that any of CPI's five largest customers (by dollar volume) expects to materially reduce or terminate its business with CPI by reason of the transactions contemplated by this Agreement or for any other reason whatsoever. No such customer is currently in default under any material obligations or liabilities owed to CPI.

    Section 5.22. NO DISCUSSIONS PENDING. CPI is not engaged, directly or indirectly, in any discussions or negotiations with any Person other than Zytec with respect to a Business Combination Proposal.

                                   ARTICLE 6
                     CONDUCT OF BUSINESS PENDING THE MERGER

    Section 6.1. COVENANTS OF THE PARTIES. From the date hereof and through the Effective Time or the earlier termination of this Agreement in accordance with
ARTICLE 9 hereof, Zytec and CPI each agree, each as to itself and as to each of the Zytec Subsidiaries and the CPI Subsidiaries, as the case may be, as follows, except as expressly permitted by this Agreement, or to the extent the other parties hereto shall otherwise consent in writing:

    (a) ORDINARY COURSE OF BUSINESS. Each party hereto shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual and ordinary course, consistent with past practice, and use all commercially reasonable efforts to preserve intact their present business organizations, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees. No party shall, nor shall any party permit any of its Subsidiaries to, enter into a new line of business or, subject to Section 6.1(o) hereof, make any change in the line of business it engages in as of the date hereof involving any material investment of assets or resources or any material exposure to liability or loss, in the case of Zytec, to Zytec and the Zytec Subsidiaries taken as a whole, and in the case of CPI, to CPI and the CPI Subsidiaries taken as a whole.

    (b) CHARTER DOCUMENTS. No party shall amend or propose to amend its respective articles of incorporation, or by-laws except as contemplated in this Agreement.

    (c) NO ACQUISITIONS. No party shall, nor shall any party permit any of its Subsidiaries to, acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, a substantial equity interest in or a substantial portion of the assets of, any business or any Person, nor shall any party acquire or agree to acquire a material amount of assets of any other Person other than in the ordinary course of business consistent with past practice, other than in the case of CPI, potential acquisitions of assets and/or equity interests disclosed in writing to Zytec prior to the date hereof.

    (d) ACCOUNTING. No party shall, nor shall any party permit any of its Subsidiaries to, make any changes in their accounting methods or practices, except as required by law, rule, regulation or GAAP.

    (e) POOLING. No party shall, nor shall any party permit any of its Subsidiaries to, take any action which would, or would be reasonably likely to, prevent CPI from accounting for the transactions to be effected pursuant to this Agreement as a pooling-of-interests in accordance with GAAP and applicable SEC regulations, and each party hereto shall use all reasonable efforts to achieve such result (including taking such actions as may be necessary to cure any facts or circumstances that could prevent such transactions from qualifying for pooling-of-interests accounting treatment).

    (f) TAX-FREE STATUS. No party shall, nor shall any party permit any of its Subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Merger as a tax-free transaction (except as to Dissenters' Shares and cash payments in lieu of fractional shares) under
Section 368(a) of the Code, and each party hereto shall use all reasonable efforts to achieve such result.

    (g) AFFILIATE TRANSACTIONS. Except as set forth on Schedule 6.1(g) hereto, no party shall, nor shall any party permit any of its Subsidiaries to, enter into any material agreement or arrangement with any of their respective officers, directors, Affiliates or Associates (other than wholly-owned Subsidiaries) on terms materially less favorable to such party than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis.

    (h) COOPERATION, NOTIFICATION. Each party shall, and shall cause its Subsidiaries to, (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations;
(ii) promptly notify the other party of any significant changes in its business, properties, assets, condition

(financial or otherwise), results of operations or prospects; (iii) advise the other party of any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in, in the case of Zytec, a Zytec Material Adverse Effect or, in the case of CPI, a CPI Material Adverse Effect; and (iv) promptly provide the other party with copies of all filings made by such party or any of its Subsidiaries with any court or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

    (i) THIRD-PARTY CONSENTS. Zytec shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts to obtain all Zytec Required Consents. Zytec shall promptly notify CPI of any failure or prospective failure to obtain any such consents and, if requested by CPI, shall provide copies of all Zytec Required Consents obtained by Zytec to CPI. CPI shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts to obtain all CPI Required Consents. CPI shall promptly notify Zytec of any failure or prospective failure to obtain any such consents and, if requested by Zytec, shall provide copies of all CPI Required Consents obtained by CPI to Zytec.

    (j) NO BREACH, ETC. No party shall, nor shall any party permit any of its Subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement, or in any of its representations and warranties set forth in this Agreement, being untrue on and as of the Closing Date.

    (k) INSURANCE. Each party shall, and shall cause its Subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the respective businesses of the parties.

    (l) PERMITS. Each party shall, and shall cause its Subsidiaries to, use reasonable efforts to maintain in effect all existing Permits pursuant to which such party or its Subsidiaries operate.

    (m) DIVIDENDS. No party shall (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or (iii) redeem, repurchase or otherwise acquire any shares of its capital stock.

    (n) ISSUANCE OF SECURITIES. No party shall issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than issuances (i) by Zytec in connection with the conversion of that certain 7 1/2% convertible subordinated promissory in the principal amount of $12,000,000 due 2001 issued to BMO Nesbit Burns Capital U.S. (the "Convertible Note"); and up to 600,000 shares (of which approximately 470,000 shares are subject to presently outstanding stock options) of Zytec Common Stock to be issued pursuant to employee benefit plans, stock option and other incentive compensation plans and pursuant to an annual retainer paid in Zytec Common Stock to Zytec's non-employee directors as adopted by Zytec's Board of Directors in 1995 and (ii) in the case of CPI, up to 1,000,000 shares of CPI Common Stock to be issued for general corporate purposes and pursuant to employee benefit plans, stock option and other incentive compensation plans. Each party shall promptly furnish to the other party such information as may be reasonably requested, including financial information, and take such action as may be reasonably necessary and otherwise fully cooperate with the other party in the preparation of any registration statement on Form S-8 under the Securities Act and other documents necessary in connection with issuance of securities as contemplated by this Section 6.1(n), subject to obtaining customary indemnities.

    (o) CAPITAL EXPENDITURES. Zytec shall not, nor shall Zytec permit any of its Subsidiaries to, make capital expenditures in an amount in excess of $500,000 other than as set forth on Schedule 6.1(o)(A) hereto. CPI shall not, nor shall CPI permit any of its Subsidiaries to, make capital expenditures in an amount in excess of $2,000,000 other than as set forth on Schedule 6.1(o)(B) hereto.

    (p) INDEBTEDNESS. No party shall, nor shall any party permit any of its Subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing other than (i) short-term indebtedness in the ordinary course of business consistent with past practice (such as the issuance of commercial paper or the use of existing credit facilities); (ii) long-term indebtedness not aggregating more than $3,500,000 in respect of Zytec and $5,000,000 in respect of CPI; (iii) arrangements between either party and its Subsidiaries or between its Subsidiaries; or (iv) in connection with the refunding of existing indebtedness at a lower cost of funds.

    (q) COMPENSATION, BENEFITS. Except as set forth on Schedule 6.1(q)(A) and
(B) hereto, respectively, or as may be required by applicable law, no party shall, nor shall any party permit any of its Subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by a party hereto or any of its Subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of a party hereto or any of its Subsidiaries, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party or any of its Subsidiaries or (ii) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than in the ordinary course of business consistent with past practice.

    (r) NO DISPOSITIONS. No party shall, nor shall any party permit any of its Subsidiaries to, sell, lease, license, encumber or otherwise dispose of any of its assets, other than encumbrances or dispositions in the ordinary course of its business consistent with past practice.

    (s) TAX MATTERS. No party shall make or rescind any material express or deemed election relating to Taxes, settle or compromise any material Legal Proceeding, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for Tax purposes from those employed in the preparation of its last Tax Returns, except as may be required by applicable law.

    (t) DISCHARGE OF LIABILITIES. No party shall pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in the such party's SEC Reports, or incurred in the ordinary course of business consistent with past practice.

    (u) CONTRACTS. No party shall, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material Contract to which such party or any of its Subsidiaries is a party or waive, release or assign any material rights or claims.

                                   ARTICLE 7
                             ADDITIONAL AGREEMENTS

    Section 7.1. ACCESS TO INFORMATION. Upon reasonable notice, each party shall, and shall cause its Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other (collectively, "Representatives") reasonable access, during normal business hours throughout the period from the date hereof through the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns), to make such investigation as each party shall reasonably request (including the ability to have discussions with suppliers and customers of each party) and, during such period, each party shall, and shall cause its Subsidiaries to, furnish promptly to the other (i) access to each report, schedule and other document filed or received by it or any of its Subsidiaries pursuant to the requirements of Federal or state securities laws or filed with or sent to the SEC, the Department of Justice, the Federal Trade Commission, or any other Federal, state or foreign regulatory agency or commission, and (ii) access to all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement. Each party shall, and shall cause its Subsidiaries and Representatives to, hold in strict confidence all documents and information concerning the other furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated August 12, 1997, between Zytec and CPI, as it may be amended from time to time (the "Confidentiality Agreement").

    Section 7.2. JOINT PROXY STATEMENT AND REGISTRATION STATEMENT.

    (a) PREPARATION AND FILING. The parties will prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement and the Proxy Statement (together, the "Joint Proxy/Registration Statement"). The parties hereto shall each use all commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may be reasonably required to cause the shares of CPI Common Stock issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; PROVIDED, HOWEVER, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where it will not be, following the Merger, so subject. Subject to Sections 4.8 and 5.8 hereof, each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Joint Proxy/Registration Statement. The parties shall use reasonable efforts to cause the shares of CPI Common Stock issuable in the Merger to be approved for quotation on The Nasdaq National Market upon official notice of issuance. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Joint Proxy Statement/Registration Statement.

    (b) LETTER FROM ZYTEC'S ACCOUNTANTS. Zytec shall use its best efforts to cause to be delivered to CPI letters of Coopers & Lybrand LLP, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to CPI, in form and substance reasonably satisfactory to CPI and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

    (c) LETTER FROM CPI'S ACCOUNTANTS. CPI shall use its best efforts to cause to be delivered to Zytec letters of Arthur Andersen LLP, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to Zytec, in form and substance reasonably satisfactory to Zytec and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

    (d) FAIRNESS OPINIONS. It shall be a condition to the mailing of the Joint Proxy/Registration Statement to the shareholders of Zytec and CPI that (i) Zytec shall have received an opinion from Needham & Company, Inc., dated the date of the Joint Proxy/Registration Statement, to the effect that, as of the date thereof, the Merger Consideration was fair, from a financial point of view, to the holders of Zytec Common Stock and (ii) CPI shall have received an opinion from BT Alex. Brown Incorporated, dated the date of the Joint Proxy/Registration Statement, to the effect that, as of the date thereof, the Merger Consideration to be paid to the holders of Zytec Common Stock pursuant to the Merger was fair, from a financial point of view, to the holders of CPI Common Stock.

    Section 7.3. REGULATORY MATTERS.

    (a) HSR FILINGS. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings promptly and to respond promptly to any requests for additional information made by either of such agencies.

    (b) OTHER REGULATORY APPROVALS. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to file and obtain all Governmental Filings and Approvals of all Governmental Authorities necessary to consummate the transactions contemplated by this Agreement, including, without limitation, the Zytec Statutory Approvals and the CPI Statutory Approvals.

    Section 7.4. SHAREHOLDER APPROVALS.

    (a) APPROVAL OF ZYTEC SHAREHOLDERS. Zytec shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its shareholders (the "Zytec Special Meeting") for the purpose of securing the Zytec Shareholders' Approval, (ii) distribute to its shareholders the Proxy Statement in accordance with applicable Federal and state law and with its articles of incorporation and by-laws, (iii) recommend (in the Proxy Statement and otherwise) to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with CPI with respect to each of the foregoing matters.

    (b) APPROVAL OF CPI SHAREHOLDERS. CPI shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its shareholders (the "CPI Special Meeting") for the purpose of securing the CPI Shareholders' Approval,
(ii) distribute to its shareholders the Proxy Statement in accordance with applicable Federal and state law and with its articles of incorporation and by-laws, (iii) recommend (in the Proxy Statement and otherwise) to its shareholders the approval of the issuance of CPI Common Stock pursuant to this Agreement and (iv) cooperate and consult with Zytec with respect to each of the foregoing matters.

    (c) MEETING DATE. The Zytec Special Meeting for the purpose of securing the Zytec Shareholders' Approval and the CPI Special Meeting for the purpose of securing the CPI Shareholders' Approval shall be held on such date(s) as CPI and Zytec shall mutually determine.

    Section 7.5. DIRECTORS' AND OFFICERS' INDEMNIFICATION.

    (a) INDEMNIFICATION. The Surviving Corporation and CPI shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of Zytec or any Zytec Subsidiary (each an "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, costs, judgments or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of Zytec or a Zytec Subsidiary (the "Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage, costs, judgments or liability (whether or not arising before the Effective Time), (x) the Surviving Corporation and CPI shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to CPI, promptly after statements therefor are received and otherwise advance to such Indemnified Party (subject to such Party's undertaking to repay such advances if ultimately determined that such Parties are not entitled to such indemnification as a matter of law), upon request, reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the MBCA, (y) the Surviving Corporation and CPI will cooperate in the defense of any such matter and (z) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Minnesota law and the articles of incorporation or by-laws of the Surviving Corporation shall be made by independent counsel mutually acceptable to CPI and the Indemnified Party; PROVIDED, HOWEVER, that neither the Surviving Corporation nor CPI shall be liable for any settlement effected without CPI's written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between the positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

    (b) INSURANCE. For a period of six years after the Effective Time, the Surviving Corporation and CPI shall cause to be maintained in effect policies of directors' and officers' liability insurance maintained by Zytec for the benefit of those persons who are currently covered by such policies on terms no less favorable than the terms of such current insurance coverage; PROVIDED, HOWEVER, that the Surviving Corporation and CPI shall not be required to expend in any year an amount in excess of 200% of the annual aggregate premiums currently paid by Zytec for such insurance; and PROVIDED, FURTHER, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation and CPI shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of CPI, for a cost not exceeding such amount.

    (c) SUCCESSORS; NON-PERFORMANCE. In the event that, after the Effective Time, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or Person of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.5.

    (d) SURVIVAL OF INDEMNIFICATION. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification to be provided hereby in favor of the employees, agents, directors and officers of Zytec and its Subsidiaries with respect to their activities as such prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time. Zytec hereby represents that, other than through its by-laws or except as set forth on
Schedule 7.5(d) hereto, there are no agreements with any current or former officer, director or employee of Zytec or any Zytec Subsidiary providing for indemnification of such person.

    (e) BENEFIT. The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her legal representatives and beneficiaries.

    Section 7.6. PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law and securities association listing applications, Zytec and CPI will consult and cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other party (which consent shall not be unreasonably withheld).

    Section 7.7. RULE 145 AFFILIATES. Within 20 days after the date of this Agreement, Zytec shall identify in a letter to CPI all Persons who are, in Zytec's reasonable judgment, and to such party's best knowledge who will be at the date of the Zytec Special Meeting, "affiliates" of Zytec and/or CPI, respectively, as such term is used in Rule 145 under the Securities Act (or otherwise under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment). Zytec shall use reasonable best efforts to cause its Affiliates (including any Person who may be deemed to have become an Affiliate of CPI after the date of the letter referred to in the prior sentence) to deliver to CPI on or prior to the Closing Date a written agreement substantially in the form attached as Schedule 7.7 hereto (each, an "Affiliate Agreement").

    Section 7.8. CREDIT FOR PRIOR SERVICE. For purposes of all employee benefit plans of CPI or its Subsidiaries in which Zytec employees participate from and after the Effective Time (including all policies and employee fringe benefit programs, including vacation policies, of CPI or its Subsidiaries) and under which an employee's benefit depends, in whole or in part, on length of service, credit will be given to Zytec employees for service previously credited with Zytec or its Subsidiaries prior to the Effective Time to the extent permitted under such benefit plans and to the extent that such crediting of service does not result in duplication of benefits. Nothing contained in this Agreement shall be construed to confer upon any Zytec employee any right to continued employment.

    Section 7.9. STOCK OPTION AND OTHER STOCK PLANS.

    (a) ZYTEC STOCK PLANS AND AGREEMENTS. At the Effective Time (i) each outstanding option to purchase shares of Zytec Common Stock (each, a "Zytec Option") shall constitute an option to acquire shares of CPI Common Stock, on the same terms and conditions as were applicable under such Zytec Option, based on the same number of shares of CPI Common Stock as the holder of such Zytec Option would have been entitled to receive pursuant to the Merger in accordance with ARTICLE 2 hereof had such holder exercised such Zytec Option in full immediately prior to the Effective Time; PROVIDED, that in the case of any Zytec Option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 or 423 of the Code, the option price, the number of shares purchasable pursuant to such Zytec Option and the terms and conditions of exercise of such Zytec Option shall be determined in order to comply with
Section 424(a) of the Code; and (ii) each other outstanding award under the Zytec Stock Option Plans ("Zytec Stock Awards") shall constitute an award based upon the same number of shares of CPI Common Stock as the holder of such Zytec Stock Award would have been entitled to receive pursuant to the Merger in accordance with ARTICLE 2 hereof had such holder been the absolute owner, immediately before the Effective Time, of the shares of Zytec Common Stock on which such Zytec Stock Award is based, and otherwise on the same terms and conditions as governed such Zytec Stock Award immediately before the Effective Time. At the Effective Time, CPI shall assume each award agreement relating to the Zytec Stock Option Plans, as previously provided. As soon as practicable after the Effective Time, CPI shall deliver to the holders of Zytec Options and Zytec Stock Awards appropriate notices setting forth such holders' rights pursuant to the Zytec Options and the underlying stock award agreement, each as assumed by CPI. Zytec hereby represents and warrants to CPI that no action or amendment to the Zytec Stock Option Plans is necessary to effectuate the foregoing provisions.

    (b) CPI ACTION. With respect to each of the Zytec Stock Option Plans, the Convertible Note and any other plans under which the delivery of Zytec Common Stock would otherwise be required upon payment of benefits, grant of awards, exercise of options or conversion of the Convertible Note (collectively, the "Stock Plans"), CPI shall take all corporate action necessary to (i) obtain shareholder approval with respect to such Stock Plan to the extent such approval is required for purposes of the Code or other applicable law, (ii) reserve for issuance under such Stock Plan or otherwise provide a sufficient number of shares of CPI Common Stock for delivery upon payment of benefits, grant of awards or exercise of options under such Stock Plan and (iii) ensure, to the extent required by, and subject to the provisions of such Stock Plan, that Zytec Options which qualified as incentive stock options under Section 422 of the Code prior to the Effective Time will continue to qualify as incentive stock options after the Effective Time, and (iv) as soon as practicable after the Effective Time (but in no event later than 20 business days after the Effective Time), file registration statements on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of CPI Common Stock subject to such Stock Plan, to the extent such registration statement is required under applicable law, and CPI shall use its commercially reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under
Schedule 16(a) of the Exchange Act, CPI shall administer the Stock Plans, where applicable, in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

    (c) EMPLOYEE STOCK PURCHASE PLAN OF ZYTEC. Zytec shall take such action as is necessary to cause the ending date of the then current "Phase" of the Zytec Employee Stock Purchase Plan (as such term is defined therein) to be the last trading day on which the Zytec Common Stock is traded on The Nasdaq National Market immediately prior to the Effective Time (the "Final Zytec Purchase Date"); PROVIDED, that, such change in the Phase shall be conditioned upon the consummation of the Merger. On the Final Zytec Purchase Date, Zytec shall apply the funds credited as of such date under the Zytec Employee Stock Purchase Plan within each participants' payroll withholding account to the purchase of whole shares of Zytec Common Stock in accordance with the terms of the Zytec Purchase Plan.

    (d) PARTICIPATION IN EMPLOYEE STOCK PURCHASE PLAN OF CPI. Employees of Zytec as of the Effective Time shall be permitted to participate in the CPI Employee Stock Purchase Plan commencing as soon as they are permitted thereunder to participate therein after the Effective Time.

    Section 7.10. NO SOLICITATIONS.

    (a) CPI and Zytec shall not, and each shall not authorize or permit any of its Representatives, directly or indirectly, (i) to initiate, solicit or encourage (including by way of furnishing information), or take any action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, a Business Combination Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding, or provide any non-public information to any Person relating to, any Business Combination Proposal (iii) agree to, approve or recommend any Business Combination Proposal; PROVIDED, HOWEVER, that to the extent that the Board of Directors of CPI or Zytec, as the case may be, reasonably determines that it is required by its fiduciary duties to such corporation's shareholders under applicable law, as so advised in a written opinion of such corporation's outside counsel, such corporation may, in response to a Business Combination Proposal that was unsolicited and which did not otherwise result from a breach of this
Section 7.10(a) and subject to compliance with the obligations contained in Sections 7.10(b) and (c) hereof, (x) furnish information with respect to itself to any Person pursuant to a customary and reasonable confidentiality agreement and (y) participate in discussions and negotiations regarding such Business Combination Proposal. Without limiting the foregoing, it is understood that any violation of the restriction set forth in the preceding sentence by any Representative of CPI or Zytec, as the case may be, shall be deemed to be a breach of this Section 7.10(a). For purposes of this Agreement, "Business Combination Proposal" means any proposal or offer from any Person (other than a party hereto) relating to any direct or indirect acquisition or purchase of 20% or more of the assets or 20% or more of any class of outstanding equity securities of CPI or Zytec, as the case may be, any tender offer or exchange offer which, if consummated, would result in any person beneficially owning 20% or more of any class of equity securities of CPI or Zytec, as the case may be, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving CPI or Zytec, as the case may be, other than the transactions contemplated by this Agreement.

    (b) Neither the Board of Directors of Zytec or CPI nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify in a manner adverse to the other party, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose to approve or recommend, any Business Combination Proposal, or (iii) cause Zytec or CPI, as the case may be, to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (an "Acquisition Agreement") with respect to any Business Combination Proposal, unless the Board of Directors of Zytec or CPI, as the case may be, shall have terminated this Agreement in strict accordance with Section 9.1(e) or 9.1(f) hereof, as the case may be. It is hereby acknowledged by the parties hereto that the taking of a position by a party pursuant to Rule 14e-2(a)(2) or
(3) of the Exchange Act in respect of an unsolicited Business Combination Proposal in the form of a tender or exchange offer shall not be deemed to be a withdrawal, a modification or a proposal to do either, of such party's position with respect to this Agreement or the Merger.

    (c) In addition to the obligations of CPI and Zytec set forth in paragraphs
(a) and (b) of this Section 7.10, CPI or Zytec, as the case may be, shall immediately advise the other party hereto orally and in writing (within 24 hours after the receipt thereof) of any request for confidential information or of any Business Combination Proposal or any inquiry regarding the making of a Business Combination Proposal and the material terms and the conditions of such request, Business Combination Proposal or inquiry. CPI or Zytec, as the case may be, will, to the extent reasonably practicable, keep the other party hereto fully informed of the status and details (including amendments or proposed amendments) of any such request, Business Combination Proposal, or inquiry.

    Section 7.11. CPI BOARD OF DIRECTORS. CPI's Board of Directors will take such action as may be necessary to increase the number of directors comprising the Board of Directors of CPI (the "CPI Board") at the Effective Time to 11 persons, four of whom shall be designated by the three principal Zytec shareholders set forth on Schedule 7.11 hereto (the "Principal Shareholders") prior to the Effective Time. So long as the aggregate percentage of shares of CPI Common Stock received by the Principal Shareholders pursuant to the Merger (the "Total Shares Received") and held by them is at least 70% of the total amount of shares of CPI Common Stock being issued to such Principal Shareholders pursuant to the Merger (the "Total Amount"), such Principal Shareholders shall be entitled to designate four persons to serve on the CPI Board; PROVIDED, THAT, if at any subsequent record date for the annual election of directors of CPI the percentage of Total Shares Received and held by the Principal Shareholders is less than 70% of the Total Amount but at least 50% of the Total Amount, then such Principal Shareholders shall be entitled to designate only three persons to serve on the CPI Board; PROVIDED, FURTHER, that if at any subsequent record date for the annual election of directors of CPI the percentage of Total Shares Received and held by the Principal Shareholders is less than 50% of the Total Amount but at least 25% of the Total Amount then such Principal Shareholders shall be entitled to designate only two directors to serve on the CPI Board; and PROVIDED, FURTHER, that if at any subsequent record date for the annual election of directors of CPI the percentage of Total Shares Received and held by the Principal Shareholders is less than 25% of the Total Amount, then such Principal Shareholders shall be entitled to designate only Ronald D. Schmidt to serve on the CPI Board. Notwithstanding the foregoing, if the Principal Shareholders may no longer, as provided herein, designate up to four directors, CPI may, in its discretion, request that previous designees of the Principal Shareholders who are then serving on the CPI Board to continue to serve as directors. CPI shall use its best efforts to cause any person(s) reasonably designated by the Principal Shareholders as provided hereunder, if any, to be elected to the CPI Board; PROVIDED, THAT, if in the reasonable determination of CPI any such designee is unqualified or unfit to serve as a director of CPI, such designee shall be replaced by the Principal Shareholders. The parties hereby acknowledge that the initial designees shall consist of Ronald D. Schmidt, John M. Steel, Dr. Fred C. Lee and Lawrence J. Matthews. The number of outstanding shares of CPI Common Stock on the record date set for the determination of holders of CPI

Common Stock entitled to vote for the election of directors shall be used in calculating the percentage of CPI Common Stock held by the Principal Shareholders. In any year that the Principal Shareholders shall be entitled to designate directors of CPI, CPI shall provide each of the Principal Shareholders with the initial draft of CPI's proxy statement for the annual election of CPI's directors at least 30 days prior to the mailing date of such proxy statement. Prior to the Closing Date and, in any subsequent year that the Principal Shareholders shall be entitled to designate directors, at least 20 days prior to the mailing date of CPI's proxy statement for the annual election of CPI's directors, the Principal Shareholders shall jointly submit a single written list of its designees with sufficient biographical and other information for inclusion in CPI's annual proxy statement. If the Principal Shareholders (i) cannot agree on a slate of designees or on a particular designee or (ii) fail to submit a written list of designees to CPI in a timely fashion, then the Principal Shareholders shall forfeit their right to designate such directors or director for that particular annual election, unless such failure was due to the failure of CPI to provide the Principal Shareholders with the initial draft of a proxy statement as provided herein, in which case CPI shall supplement the proxy statement or take such other reasonable measures as are necessary to allow the Principal Shareholders to designate directors. If any director of CPI who was a director designated by the Principal Shareholders shall either resign, be removed, die or otherwise become unable or unwilling to serve as a director of CPI during such director's term, CPI shall give notice thereof to the remaining directors designated by the Principal Shareholder, within five days of such occurrence. Any such director who shall not or cannot continue to serve shall be replaced by the remaining members of the CPI Board of Directors with a candidate designated by the Principal Shareholders and reasonably acceptable to CPI; PROVIDED, that if the Principal Shareholders do not designate a replacement candidate within 20 days of such director's last day as a member of the CPI Board, then the remaining members of the CPI Board shall be entitled to appoint any person to replace such director. If, during the two year period commencing from the Effective Time, the Principal Shareholders are entitled to designate directors pursuant to this Section 7.11 and such Principal Shareholders designate Ronald D. Schmidt who shall ultimately be elected as a director of CPI by the shareholders of CPI, then Ronald D. Schmidt shall serve for such two year period as the co-chairman of the CPI Board with Joseph M. O'Donnell or his successor. After such two year period, if Ronald D. Schmidt is elected to the CPI Board pursuant to this Section 7.11 or otherwise, the CPI Board shall review and consider appointing Ronald D. Schmidt as co-chairman of the CPI Board.

    Section 7.12. EXPENSES. Subject to Sections 9.2 and 9.3 hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those filing fees incurred in connection with filing notification under the HSR Act and printing and mailing expenses incurred in connection with the preparation, filing and mailing of the Joint Proxy/Registration Statement and registration fees relating thereto shall be shared equally by Zytec and CPI.

    Section 7.13. BEST EFFORTS. (a) Subject to the terms and conditions of this Agreement, each of the parties agrees to use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable law to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (ii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

    (b) In connection with and without limiting Section 7.13(a) hereof, Zytec and CPI shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement, use reasonable best efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE 8
                                   CONDITIONS

    Section 8.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that any of such conditions may be waived in writing pursuant to Section 9.5 hereof by the joint action of the parties hereto:

    (a) SHAREHOLDER APPROVALS. The CPI Shareholders' Approval and the Zytec Shareholders' Approval shall have been obtained.

    (b) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction or other order by any Federal, state or foreign court or other legal or regulatory restraint or prohibition preventing consummation of the Merger shall have been issued and be continuing in effect, nor shall any proceeding brought by a Governmental Authority seeking any of the foregoing be pending, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable Federal or state law or regulation.

    (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceedings for such a stop order shall have been initiated.

    (d) STATUTORY APPROVALS. The Zytec Statutory Approvals and the CPI Statutory Approvals shall have been obtained at or prior to the Effective Time.

    (e) POOLING. Each of Zytec and CPI shall have received a letter of its respective independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory, as the case may be, to Zytec and CPI, stating that it qualifies for a pooling-of-interests accounting treatment under GAAP and applicable SEC regulations. In addition, Arthur Andersen LLP shall have delivered a letter to CPI, dated the Closing Date, in form and substance reasonably satisfactory to CPI, stating that the transactions effected pursuant to this Agreement will qualify as a pooling-of-interests transaction under GAAP and applicable SEC regulations.

    (f) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

    (g) The shares of CPI Common Stock to be issued pursuant to the Merger shall have been approved for quotation on The Nasdaq National Market.

    Section 8.2. CONDITIONS TO OBLIGATION OF CPI TO EFFECT THE MERGER. The obligation of CPI to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following additional conditions, except as any of such conditions may be waived by CPI in writing pursuant to Section 9.5 hereof:

    (a) PERFORMANCE OF OBLIGATIONS OF ZYTEC. Zytec (and/or the appropriate Zytec Subsidiary) shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

    (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Zytec set forth in this Agreement (without giving effect to any materiality or similar qualifications contained therein) shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for (x) changes expressly contemplated by this Agreement, and (y) such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which could not, individually or in the aggregate, reasonably be expected to result in a Zytec Material Adverse Effect.

    (c) ZYTEC MATERIAL ADVERSE EFFECT. No Zytec Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which is reasonably likely to result in a Zytec Material Adverse Effect.

    (d) TAX OPINION. CPI shall have received an opinion of Hertzog, Calamari & Gleason reasonably satisfactory in form and substance to CPI, dated as of the Closing Date, to the effect that the Merger should be treated as a tax-free reorganization under Schedule 368(a) of the Code.

    (e) ZYTEC REQUIRED CONSENTS. The Zytec Required Consents shall have been obtained.

    (f) AFFILIATE AGREEMENTS. CPI shall have received Affiliate Agreements, duly executed by each "affiliate" of Zytec, substantially in the form of Exhibit 7.7, as provided in Section 7.7 hereof.

    (g) BOARD RESIGNATIONS. CPI shall have received resignations effective as of the Effective Time from each of the members of the Board of Directors of Zytec.

    (h) OPINION OF COUNSEL. CPI shall have received the legal opinion of Winthrop & Weinstine, P.A., counsel to Zytec, reasonably satisfactory in form and substance to CPI.

    (i) NON-SOLICITATION AGREEMENTS AND NON-COMPETITION AGREEMENT. CPI shall have received the Non-Solicitation Agreements and the Non-Competition Agreement, duly executed by each person set forth on Schedule 8.2(i) hereto.

    (j) VOTING AGREEMENT. CPI shall have received the Voting Agreement, duly executed by each of the shareholders of Zytec who is a party thereto.

    (k) DISSENTERS' RIGHTS. The number of Zytec Dissenting Shares shall not constitute more than seven and one-half (7 1/2%) percent of the number of issued and outstanding shares of Zytec Common Stock.

    (l) OPINION OF FINANCIAL ADVISOR. Neither the fairness opinion of BT Alex. Brown Incorporated referred to in Section 5.14 hereof, nor the opinion of Needham & Company, Inc. referred to in Section 4.15 hereof shall have been withdrawn.

    Section 8.3. CONDITIONS TO OBLIGATION OF ZYTEC TO EFFECT THE MERGER. The obligation of Zytec to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following additional conditions, except as any of such conditions may be waived by Zytec in writing pursuant to Section 9.5 hereof:

    (a) PERFORMANCE OF OBLIGATIONS OF CPI. CPI (and/or the appropriate CPI Subsidiary) shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed at or prior to the Effective Time.

    (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CPI set forth in this Agreement (without giving effect to any materiality or similar qualifications contained therein) shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for (x) changes expressly contemplated by this Agreement and (y) such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which could not, individually or in the aggregate, reasonably be expected to result in a CPI Material Adverse Effect.

    (c) CPI MATERIAL ADVERSE EFFECT. No CPI Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which is reasonably likely to result in a CPI Material Adverse Effect.

    (d) TAX OPINION. Zytec shall have received an opinion of Winthrop & Weinstine, P.A. reasonably satisfactory in form and substance to Zytec, dated as of the Closing Date, to the effect that the Merger should be treated as a tax-free reorganization under Schedule 368(a) of the Code.

    (e) CPI REQUIRED CONSENTS. The CPI Required Consents, the failure of which to obtain would have a CPI Material Adverse Effect, shall have been obtained.

    (f) OPINION OF COUNSEL. Zytec shall have received the legal opinion of Hertzog, Calamari & Gleason, counsel to CPI (which may rely on Florida counsel in respect of matters of Florida law), reasonably satisfactory in form and substance to Zytec.

    (g) OPINION OF FINANCIAL ADVISOR. The fairness opinion of Needham & Company, Inc. referred to in Section 4.15 hereof shall not have been withdrawn.

                                   ARTICLE 9
                       TERMINATION, AMENDMENT AND WAIVER

    Section 9.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement, only:

    (a) by mutual written consent of the Boards of Directors of Zytec and CPI;

    (b) by any party hereto, by written notice to the other parties, if the Effective Time shall not have occurred on or before January 31, 1998 ; PROVIDED, HOWEVER, that the right to terminate the Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation or condition under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

    (c) by any party hereto, by written notice to the other parties, if (i) the CPI Shareholders' Approval shall not have been obtained at a duly held CPI Special Meeting, including any adjournments thereof, or (ii) the Zytec Shareholders' Approval shall not have been obtained at a duly held Zytec Special Meeting, including any adjournments thereof;

    (d) by any party hereto, if any foreign, state or Federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by any party hereto if any court of competent jurisdiction or any Governmental Authority in the United States or any State shall have issued an order, judgment, decree or ruling or taken any action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment, decree or ruling shall have become final and nonappealable;

    (e) by Zytec, if an unsolicited Business Combination Proposal is made in respect of Zytec, the Board of Directors of Zytec reasonably determines that such Proposal constitutes a Superior Business Combination Proposal (as defined below) and the Board of Directors of Zytec reasonably determines that it is required by its fiduciary duties to Zytec's shareholders under applicable law (as so advised in a written opinion of Zytec's outside counsel) to pursue the Superior Business Combination Proposal notwithstanding the binding nature of this Agreement and notwithstanding all concessions or modifications which may be offered by CPI in negotiations referred to in the immediately succeeding proviso; PROVIDED, HOWEVER, that Zytec may not terminate this Agreement pursuant to this Section 9.1(e) unless and until five business days have elapsed following delivery to CPI of a written notice of such determination by the Board of Directors of Zytec (accompanied by a copy of the aforesaid legal opinion) and during such five business day period Zytec (i) shall inform CPI of the terms and conditions of the Superior Business Combination Proposal and (ii) shall, and shall cause its Representatives to, negotiate in good faith with CPI to make such mutually agreeable modifications to the terms and conditions of this Agreement as would enable the parties to proceed with the transactions contemplated hereby on such modified terms and conditions; PROVIDED, FURTHER, that Zytec may not terminate this Agreement pursuant to this Section 9.1(e) unless at the end of such five business day period the Board of Directors of Zytec continues to believe that such unsolicited Business Combination Proposal constitutes a Superior Business Combination Proposal and, as a condition subsequent, no later than two business days following termination pursuant to this Section 9.1(e), Zytec pays to CPI the amount set forth in Section 9.3(b) hereof. For the purposes of this Section 9.1(e) and Section 9.1(f) hereof, a "Superior Business Combination Proposal" means a BONA FIDE proposal made by any Person (other than a party hereto) to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the outstanding securities of, or all or substantially all of the assets of, Zytec or CPI, as the case may be, that is (i) on terms and conditions which the Board of Directors of Zytec or CPI, as the case may be, determines in its good faith judgment (based on the written advice of a financial adviser of nationally recognized reputation) to be more favorable to Zytec's or CPI's shareholders, as the case may be, than the terms of this Agreement, (ii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Zytec or CPI, as the case may be, is reasonably capable of being obtained by such third party and (iii) for which, in the good faith judgment of the Board of Directors of Zytec or CPI, as the case may be, no regulatory approvals would be required, including antitrust approvals, that could not reasonably be expected to be obtained;

    (f) by CPI, if an unsolicited Business Combination Proposal is made in respect of CPI, the Board of Directors of CPI reasonably determines that such Proposal constitutes a Superior Business Combination Proposal and the Board of Directors of CPI reasonably determines that it is required by its fiduciary duties to CPI's shareholders under applicable law (as so advised in a written opinion of CPI's outside counsel) to pursue the Superior Business Combination Proposal notwithstanding the binding nature of this Agreement and notwithstanding all concessions or modifications which may be offered by Zytec in negotiations referred to in the immediately succeeding proviso; PROVIDED, HOWEVER, that CPI may not terminate this Agreement pursuant to this Section 9.1(f) unless and until five business days have elapsed following delivery to Zytec of a written notice of such determination by the Board of Directors of CPI (accompanied by a copy of the aforesaid legal opinion) and during such five business day period CPI (i) shall inform Zytec of the terms and conditions of the Superior Business Combination Proposal and (ii) shall, and shall cause its Representatives to, negotiate in good faith with Zytec to make such mutually agreeable modifications to the terms and conditions of this Agreement as would enable the parties to proceed with the transactions contemplated hereby on such modified terms and conditions; PROVIDED, FURTHER, that CPI may not terminate this Agreement pursuant to this Section 9.1(f) unless at the end of such five business day period the Board of Directors of CPI continues to believe that such unsolicited Business Combination Proposal constitutes a Superior Business Combination Proposal and, as a condition subsequent, no later than two business days following termination pursuant to this Section 9.1(f), CPI pays to Zytec the amount set forth in Section 9.3(b);

    (g) by Zytec, by written notice to CPI, if (i) there exist breaches of the representations and warranties of CPI made herein as of the date hereof such that the condition set forth in Section 8.3(b) would not be satisfied, and which breaches shall not have been remedied within 20 days after receipt by CPI of notice in writing from Zytec, specifying the nature of such breaches and requesting that they be remedied,

    (ii) any representations or warranties of CPI shall have become untrue such that the condition set forth in Section 8.3(b) hereof would not be satisfied and any such representation or warranty remains untrue 10 days after receipt of notice in writing from Zytec, or (iii) CPI (and/or its Subsidiaries) shall not have performed and complied with its agreements and covenants contained in Sections 6.1(e), 6.1(f), 7.10(a), (b) and (c) hereof or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder and such failure to perform or comply shall not have been remedied within 20 days after receipt by CPI of notice in writing from Zytec, specifying the nature of such failure and requesting that it be remedied; or

    (h) by CPI, by written notice to Zytec, if (i) there exist breaches of the representations and warranties of Zytec made herein as of the date hereof such that the condition set forth in Section 8.2(b) would not be satisfied, and which breaches shall not have been remedied within 20 days after receipt by Zytec of notice in writing from CPI, specifying the nature of such breaches and requesting that they be remedied, (ii) any representations or warranties of Zytec shall have become untrue such that the condition set forth in Section 8.2(b) hereof would not be satisfied and any such representation or warranty remains untrue 10 days after receipt of notice in writing from CPI, or (iii) Zytec (and/or its Subsidiaries) shall not have performed and complied with its agreements and covenants contained in Sections 6.1(e), 6.1(f), 6.1(m), 6.1(n), 7.10(a), (b) and (c) hereof or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder and such failure to perform or comply shall not have been remedied within 10 days after receipt by Zytec of notice in writing from CPI, specifying the nature of such failure and requesting that it be remedied.

    Section 9.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either Zytec or CPI pursuant to Section 9.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of either Zytec, CPI or CPI Sub or their respective officers or directors hereunder, except that the agreement contained in the last sentence of Section
7.1 hereof, Sections 7.6, 7.12, 9.1, this Section 9.2 and Section 9.3 hereof, and ARTICLE 10 hereof shall survive the termination; PROVIDED, HOWEVER, nothing herein shall relieve any party of liability for any breach of the provisions of this Agreement.

    Section 9.3. TERMINATION FEE; EXPENSES.

    (a) TERMINATION FEE UPON BREACH. If this Agreement is terminated pursuant to
(x) Section 9.1(g) hereof or (y) Section 9.1(h) hereof, then: (i) the breaching party shall promptly (but not later than five business days after receipt of notice from the non-breaching party) pay to the non-breaching party in cash an amount equal to all reasonable out-of-pocket expenses and fees incurred by the non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) (collectively, "Expenses") and an amount equal to $10,000,000 (the "Breach Payment"); and (ii) if (x) there shall have been a Business Combination Proposal in respect of the breaching party (or any of its Affiliates) either made to or known by the breaching party (or any of its Affiliates) as of the termination date, and (y) prior to September 28, 1998, the breaching party or an Affiliate thereof accepts an offer to consummate or consummates a transaction involving a Business Combination Proposal with any Person, then such breaching party (jointly and severally with its Affiliates), upon the execution of an Acquisition Agreement relating to such a Business Combination Proposal, or, if no such Agreement is executed, then at the closing (and as an express condition to the closing) of the transaction in respect of such Business Combination Proposal, will pay to the non-breaching party an additional amount equal to $20,000,000 in cash (the "Termination Fee"). The Breach Payment, to the extent paid, shall be applied to payment of the Termination Fee.

    (b) TERMINATION FEE UPON SUPERIOR PROPOSAL OR CONSUMMATION OF BUSINESS COMBINATION PROPOSAL. The Termination Fee and Expenses shall also be payable (x) by Zytec to CPI upon a termination of this Agreement pursuant to (i) Section 9.1(e) hereof or (ii) Section 9.1(b) or Section 9.1(c)(ii) hereof if (A) there shall have been a Business Combination Proposal in respect of Zytec (or any of its Affiliates) either made to or known by Zytec (or any of its Affiliates) as of the termination date and (B) prior to September 28, 1998, Zytec or an Affiliate thereof accepts an offer to consummate or consummates a transaction involving a Business Combination Proposal with any Person and (y) by CPI to Zytec upon a termination of this Agreement pursuant to (i) Section 9.1(f) hereof or (ii) Section 9.1(b) or Section 9.1(c)(i) hereof if (A) there shall have been a Business Combination Proposal in respect of CPI (or any of its Affiliates) either made to or known by CPI (or any of its Affiliates) as of the termination date and (B) prior to September 28, 1998, CPI or an Affiliate thereof accepts an offer to consummate or consummates a transaction involving a Business Combination Proposal with any Person. The Termination Fee and Expenses shall be paid, in cash (i) immediately upon (but in no event later than two business days after) termination pursuant to Section 9.1(e) or Section 9.1(f) hereof and (ii) in the case of termination pursuant to Section 9.1(b) or Section 9.1(c) hereof, upon the execution of an Acquisition Agreement relating to such a Business Combination Proposal, or, if no such Agreement is executed, then at the closing (and as an express condition to the closing) of the transaction in respect of such Business Combination Proposal.

    (c) EXPENSES. The parties agree that the agreements contained in this
Section 9.3 are an integral part of the transactions contemplated by the Agreement and constitute, in respect of Section 9.3(a) hereof, liquidated damages and not a penalty and constitute, in respect of Section 9.3(b) hereof, an alternative performance provision. If one party fails to timely pay to the other any amount due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid amount at the publicly announced prime rate of Citibank N.A. from the date such amount was required to be paid.

    Section 9.4. AMENDMENT. This Agreement may be amended by the parties hereto (by action taken or authorized by their respective Boards of Directors), at any time before or after approval hereof by the shareholders of Zytec and CPI and prior to the Effective Time, but after such approvals, no such amendment shall
(i) alter or change the Ratio, nature or amount of the Merger Consideration,
(ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of Zytec Common Stock or CPI Common Stock, or (iii) alter or change any term of the articles of incorporation of Zytec as approved by the shareholders of Zytec, except for alterations or changes that could otherwise, by law, be adopted by the Board of Directors of Zytec, without the further approval of such shareholders, as applicable. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 9.5. WAIVER. At any time prior to the Effective Time, by action taken or authorized by their respective Boards of Directors, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (c) subject to Section 9.4 hereof, waive compliance with any of the agreements or conditions contained herein for its benefit alone, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 10
                               GENERAL PROVISIONS

    Section 10.1. NON-SURVIVAL. None of the representations, warranties or covenants (subject to the succeeding sentence) in this Agreement shall survive the Effective Time. This Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    Section 10.2. BROKERS. Zytec represents and warrants that, except for Needham & Company, Inc. whose fees have been disclosed to CPI prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Zytec. CPI represents and warrants that, except for BT Alex. Brown Incorporated and Croft & Bender LLC, whose fees have been disclosed to Zytec prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CPI.

    Section 10.3. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) when delivered, if delivered personally, (ii) one day after being given if sent by reputable overnight courier service, (iii) upon being telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) If to Zytec, to:
       Zytec Corporation
       7575 Market Place Drive
       Eden Prairie, MN 55344
       Attn.: Ronald D. Schmidt

        Facsimile No.: (612) 903-9688

        with a copy to:

        Winthrop & Weinstine, P.A.

        3200 World Trade Center

        30 East 7th Street

        St. Paul, MN 55101

        Attn.: Sherman Winthrop, Esq.

        Facsimile No.: (612) 292-9347

    (b) If to CPI or CPI Sub, to:
       Computer Products, Inc.
       7900 Glades Road, Suite 500
       Boca Raton, FL 33434
       Attn.: Joseph M. O'Donnell
            Richard J. Thompson

        Facsimile No.: (561) 451-1050

        with a copy to:

        Hertzog, Calamari & Gleason

        100 Park Avenue, 23rd Floor

        New York, New York 10017-5582

        Attn.: Stephen Ollendorff, Esq.

        Facsimile No.: (212) 213-1199

    Section 10.4. MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement; (ii) shall not be assigned by operation of law or otherwise; and (iii) shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law, rules or principles and except to the extent the provisions of this Agreement (including the documents or instruments referred to herein) are expressly governed by or derive their authority from the MBCA.

    Section 10.5. INTERPRETATION; DEFINITIONS. When a reference is made in this Agreement to Articles, Sections or Schedules, such reference shall be to an Article or a Section or Schedule of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, firm, partnership, or other Person. The term "Subsidiary" of a Person shall mean any corporation or other Person (including partnerships and other business associations) of which at least a majority of the outstanding capital stock or other voting securities having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or other entity shall at the time be held, directly or indirectly, by such Person. The term "Zytec Subsidiary" shall mean the Subsidiaries of Zytec. The term "CPI Subsidiary" shall mean the Subsidiaries of CPI. The terms "Affiliate" and "Associate" shall have the respective meanings set forth in Rule 405 of the Securities Act (except as otherwise specifically defined herein).

    Section 10.6. COUNTERPARTS; EFFECT. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    Section 10.7. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Delaware.

    Section 10.8. NO THIRD PARTY BENEFICIARIES. Subject to Section 7.5(e) hereof, nothing contained herein is intended to or shall confer on any Person which is not a party to this Agreement any rights under this Agreement.

    Section 10.9. ASSIGNMENT. Except as expressly set forth herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Notwithstanding the foregoing, CPI may assign the rights and obligations of CPI Sub to another, direct or indirect, wholly-owned subsidiary of CPI.

    IN WITNESS WHEREOF, Zytec, CPI and CPI Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                                  ZYTEC CORPORATION

                                                    By:  /s/ Ronald D. Schmidt
                                                         ----------------------------------------
                                                         Name:
Attest:   /s/ Sherman Winthrop                           Title:
-------------------------------------------
  Secretary
                                                         COMPUTER PRODUCTS, INC.
                                                    By:  /s/ Joseph M. O'Donnell
                                                         ----------------------------------------

                                                         Name:
Attest:   /s/ Richard J. Thompson                        Title:
-------------------------------------------
  Secretary
                                                         CPI ACQUISITION CORP.
                                                    By:  /s/ Joseph M. O'Donnell
                                                         ----------------------------------------

                                                         Name:
Attest:   /s/ Richard J. Thompson                        Title:
-------------------------------------------
  Secretary

                    [BT Alex. Brown Incorporated Letterhead]

                                                                         ANNEX B

                                              September 2, 1997

Board of Directors
Computer Products, Inc.
7900 Glades Road
Boca Raton, Florida 33434

Members of the Board:

    Computer Products, Inc. ("Computer Products"), Zytec corporation ("Zytec") and CPI Acquisition Corp., a Minnesota corporation and wholly-owned subsidiary of Computer Products ("Sub"), have proposed to enter into an Agreement and Plan of Merger dated as of September 2, 1997 (the "Merger Agreement"). Pursuant to the Merger Agreement, Sub will be merged with and into Zytec (the "Merger") pursuant to which each outstanding share of the common stock, no par value, of Zytec (the "Zytec Common Stock") will be converted into the right to receive
1.33 (the "Exchange Ratio") shares of the common stock, par value $0.01 per share, of Computer Products (the "Computer Products Common Stock"). We have assumed, with your consent, that the Merger will qualify for pooling-of-interests accounting treatment and as a tax-free transaction. You have requested our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to Computer Products.

    BT Alex. Brown Incorporated ("BT Alex. Brown"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board of Directors of Computer Products in connection with this opinion and will receive a fee for our services upon the delivery of this opinion. In the ordinary course of business, BT Alex. Brown may actively trade the securities of both Computer Products and Zytec for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in securities of Computer Products and Zytec.

    In connection with this opinion, we have reviewed certain publicly available financial information and other information concerning Computer Products and Zytec and certain internal analyses and other information furnished to us by Computer Products and Zytec. We have also held discussions with the members of the senior managements of Computer Products and Zytec regarding the businesses and prospects of Computer Products and Zytec and the joint prospects of a combined company. In addition, we have (i) reviewed the reported prices and trading activity for Computer Products Common Stock and Zytec Common Stock, (ii) compared certain financial and stock market information for Computer Products and Zytec with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which we deemed comparable in whole or in part, (iv) reviewed the terms of the Merger Agreement, and (v) performed such other studies and analyses and considered such other factors as we deemed appropriate.

    We have not independently verified the information described above and for purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to the information relating to the prospects of Computer Products and Zytec, we have assumed that such information reflects the best currently avaialbe judgments and estimates of the managements of Computer Products and Zytec as to the expected future financial performance of their respective companies and of the combined company. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities of Computer

Products and Zytec, nor have we been furnished with any such evaluations or appraisals. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

    We have been retained by the Board of Directors of Computer Products as financial advisor solely for the purposes of rendering this opinion and, accordingly, we have not been requested to and have not provided any other services in connection with the Merger.

    Our advisory services and the opinion expressed herein were prepared for the use of the Board of Directors of Computer Products and do not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to matters relating to the proposed Merger. We hereby consent, however, to the inclusion of this opinioin in its entirety as an exhibit to the registration/proxy statement of Computer Products and Zytec relating to the proposed Merger.

    Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Exchange Ratio is fair, from a financial point of view, to Computer Products.

                                          Very truly yours,
                                          BT ALEX. BROWN INCORPORATED

                                          By: /s/ BT ALEX. BROWN INCORPORATED
                                          --------------------------------------

                      [Needham & Company, Inc. Letterhead]

                                                                         ANNEX C

                                                 September 2, 1997

Board of Directors
Zytec Corporation
7575 Market Place Drive
Eden Prairie, MN 55344

Gentlemen:

    We understand that Zytec Corporation ("Zytec"), Computer Products, Inc. ("CPI"), and CPI Acquisition Corp., a wholly-owned subsidiary of CPI ("Computer Products, Inc. Sub"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement") whereby Computer Products, Inc. Sub will be merged with and into Zytec and Zytec will become a wholly-owned subsidiary of CPI (the "Merger"). The terms of the Merger will be set forth more fully in the Merger Agreement.

    Pursuant to the proposed Merger Agreement, we understand that at the Effective Time (as defined in the Merger Agreement), each issued and outstanding share of common stock, no par value, of Zytec will be converted into the right to receive 1.33 shares (the "Ratio") of common stock, par value $.01 per share, of CPI (the "CPI Common Stock").

    You have asked us to advise you as to the fairness, from a financial point of view, of the Ratio to the stockholders of Zytec. Needham & Company, Inc., as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations. We have acted as financial advisor to Zytec in connection with the Merger and will receive a fee for our services, none of which is contingent on the consummation of the Merger. In addition, Zytec has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion.

    For purposes of this opinion we have, among other things: (a) reviewed a draft of the Merger Agreement dated August 29, 1997; (b) reviewed certain other documents relating to the Merger; (c) reviewed certain publicly available information concerning CPI and Zytec and certain other relevant financial and operating data of CPI and Zytec made available from the internal records of CPI and Zytec; (d) reviewed the historical stock prices and trading volumes of CPI's and Zytec's common stock; (e) held discussions with members of senior management of CPI and Zytec concerning their current and future business prospects; (f) reviewed certain financial forecasts and projections prepared by the respective managements of CPI and Zytec; (g) compared certain publicly available financial data of companies whose securities are traded in the public markets, which we deemed generally comparable to the business of Zytec, to similar data for Zytec;
(h) reviewed the financial terms of certain other business combinations that we deemed generally relevant; and (i) performed and/or considered such other studies, analyses, inquiries and investigations as we deemed appropriate.

    In connection with our review and arriving at our opinion, we have not assumed any responsibility to independently verify any of the foregoing information, have relied on such information, and have assumed that all such information is complete and accurate in all material respects. In addition, we have assumed, with your consent, that (i) the Merger will be accounted for under the pooling-of-interests method of accounting, (ii) the Merger will constitute a tax-free reorganization, (iii) any material liabilities (contingent or otherwise, known or unknown) of CPI and Zytec are as set forth in the consolidated financial statements of CPI and Zytec, respectively, and (iv) the terms set forth in the executed Merger Agreement will not differ materially from the proposed terms provided to us in the draft Merger Agreement dated August 29, 1997. With respect to CPI's and Zytec's financial forecasts provided to us by their respective managements, we have assumed for purposes of our opinion that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements, at the time of preparation, of the future operating and financial performance of CPI and Zytec. We have not assumed any responsibility for or made or obtained any independent evaluation, appraisal or physical inspection of the assets or liabilities of CPI or Zytec. Further, our opinion is based on economic, monetary and market conditions existing as of the date hereof, and in rendering this opinion, we have relied without independent verification on the accuracy, completeness and fairness of all historical financial and other information which was either publicly available or furnished to us by CPI and Zytec. Our opinion as expressed herein is limited to the fairness, from a financial point of view, of the Ratio to the stockholders of Zytec and does not address Zytec's underlying business decision to engage in the Merger. Our opinion does not constitute a recommendation to any stockholder of Zytec as to how such stockholder should vote on the proposed Merger.

    We are not expressing any opinion as to what the value of CPI Common Stock will be when issued to the stockholders of Zytec pursuant to the Merger or the prices at which CPI Common Stock will actually trade at any time.

    In the ordinary course of our business, we may actively trade the equity securities of Zytec or CPI for our own account or for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    This letter and the opinion expressed herein are provided at the request and for the information of the Board of Directors of Zytec and may not be quoted or referred to or used for any purpose without our prior written consent, except that this letter may be disclosed in connection with any registration statement or proxy statement used in connection with the Merger so long as this letter is quoted in full in such registration statement or proxy statement.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Ratio is fair to the stockholders of Zytec from a financial point of view.

                                          Very truly yours,
                                          /s/ Needham & Company, Inc.
                                          Needham & Company, Inc.

                                                                         ANNEX D

                       SECTIONS 302A.471 AND 302A.473 OF
                     THE MINNESOTA BUSINESS CORPORATION ACT

302A.471. RIGHTS OF DISSENTING SHAREHOLDERS.--Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

    (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

        (1) alters or abolishes a preferential right of the shares;

        (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

        (3) alters or abolishes a preemptive right of the holders of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

        (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

    (b) A sale, lease transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

    (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

    (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

    (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

    Subd. 2. Beneficial owners. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of a shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

    (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

    Subd. 3. Rights not to apply. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

    (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

    Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473. PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS.--Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

    (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

    (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

    (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.

    Subd. 2. Notice of an Action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

    Subd. 3. Notice of dissent. If the proposed action must be approved by the shareholders, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

    Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

        (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

        (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

        (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

        (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

    (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

    Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimated to be the fair value of the shares, plus interest, accompanied by:

        (1) the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

        (2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

        (3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

    (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction.

    The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

    (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

    Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

    Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

    Subd. 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

    (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

    (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Under Article IX of the CPI Bylaws, CPI has agreed to indemnify each director and officer of CPI who it is empowered to indemnify to the fullest extent permitted by the provisions of the FBCA. Section 607.0850 of the FBCA generally provides that a corporation has the power to indemnify its officers and directors against liability incurred in connection with any proceeding (other than an action by, or in the right of, the corporation) to which he or she was a party by reason of the fact that he or she is or was a director or officer of the corporation, if he acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. Section
607.0850 additionally provides that a corporation shall have the power to indemnify any person who is a party to any proceeding by or in the right of the corporation by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement not exceeding, in the judgment of such corporation's board of directors, the estimated expenses of litigating the proceeding to conclusion. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation, except that no indemnification shall be permitted if such person shall have been adjudged to be liable unless, and only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem appropriate. Section 607.0850 further provides that any indemnification, unless pursuant to a court determination, shall be made by the corporation only upon a determination that indemnification of the director or officer was proper in the circumstances because he or she met the applicable standards of conduct, as described above. Such determination shall be made by the corporation's board of directors or a committee thereof, by independent legal counsel or by the shareholders of the corporation.

    The CPI Bylaws also provide that the indemnification rights provided thereby shall not be deemed to be exclusive of any other rights to which CPI's directors and officers may be entitled, including, without limitation, any rights of indemnification to which they may be entitled pursuant to any agreement, insurance policy, or otherwise. CPI maintains a directors' and officers' liability insurance policy which, subject to the limitations and exclusions stated therein, covers the officers and directors of CPI for certain actions or inactions that they may take or omit to take in their capacities as officers and directors of CPI.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors under any of the foregoing provisions, CPI has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21. EXHIBITS.

  EXHIBIT
    NO.                          DESCRIPTION                                 INCORPORATION BY REFERENCE TO
-----------  ---------------------------------------------------  ---------------------------------------------------

    2.1      Agreement and Plan of Merger, dated as of September  Annex A to the Joint Proxy Statement/ Prospectus
             2, 1997, between Zytec, CPI and Merger Sub.          which forms a part of the Registration Statement.

    5.1      Form of Opinion of Hertzog, Calamari & Gleason as    To be filed by amendment.
             to validity of issued shares of CPI Common Stock.

    8.1      Form of Opinion of Hertzog, Calamari & Gleason with  To be filed by amendment.
             respect to certain Federal income tax aspects of
             the Merger.

  EXHIBIT
    NO.                          DESCRIPTION                                 INCORPORATION BY REFERENCE TO
-----------  ---------------------------------------------------  ---------------------------------------------------
    8.2      Form of Opinion of Winthrop & Weinstine, P.A., with  To be filed by amendment.
             respect to certain Federal income tax aspects of
             the Merger.
   23.1      Consent of Arthur Andersen LLP.

   23.2      Consent of Coopers & Lybrand L.L.P.

   23.3      Consent of Hertzog, Calamari & Gleason.              Included in Exhibits 5.1. and 8.1.

   23.4      Consent of Winthrop & Weinstine, P.A.                Included in Exhibit 8.2.

   99.1      Form of Proxy to be used by CPI.                     To be filed by amendment.
   99.2      Form of Proxy to be used by Zytec.

   99.3      Opinion of BT Alex. Brown Incorporated.              Annex B to the Joint Proxy Statement/ Prospectus
                                                                  which forms a part of the Registration Statement.

   99.4      Opinion of Needham & Company, Inc.                   Annex C to the Joint Proxy Statement/ Prospectus
                                                                  which forms a part of the Registration Statement.

   99.5      Non-Solicitation Agreement, between CPI and
             Lawrence J. Matthews, dated September 2, 1997.

   99.6      Non-Solicitation Agreement, between CPI and Ronald
             D. Schmidt, dated September 2, 1997.

   99.7      Non-Competition, Non-Solicitation and
             Confidentiality Agreement, between CPI and John M.
             Steel, dated September 2, 1997.

   99.8      Voting Agreement, dated September 2, 1997, between
             CPI and Ronald D. Schmidt, Lawrence J. Matthews and
             John M. Steel.

   99.9      Consent of BT Alex. Brown Incorporated.              To be filed by amendment.

   99.10     Consent of Needham & Company, Inc.                   To be filed by amendment.

ITEM 22. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes as follows:

        (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 of the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein; and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boca Raton, State of Florida on this 25th day of September, 1997.

                                COMPUTER PRODUCTS, INC.
                                (Registrant)

                                By:           /s/ JOSEPH M. O'DONNELL
                                     -----------------------------------------
                                           Joseph M. O'Donnell, CHAIRMAN,
                                       CHIEF EXECUTIVE OFFICER AND PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chairman, Chief Executive
   /s/ JOSEPH M. O'DONNELL        Officer and President
------------------------------    (principal executive       September 25, 1997
     Joseph M. O'Donnell          officer)

                                Vice President of Finance,
                                  Secretary, Treasurer and
   /s/ RICHARD J. THOMPSON        Chief Financial Officer
------------------------------    (principal financial       September 25, 1997
     Richard J. Thompson          officer and principal
                                  accounting officer)

                                Director
------------------------------
          Bert Sager

   /s/ EDWARD S. CROFT, III     Director
------------------------------                               September 25, 1997
     Edward S. Croft, III

  /s/ STEPHEN A. OLLENDORFF     Director
------------------------------                               September 25, 1997
    Stephen A. Ollendorff

   /s/ PHILLIP A. O'REILLY      Director
------------------------------                               September 25, 1997
     Phillip A. O'Reilly

      /s/ LEWIS SOLOMON         Director
------------------------------                               September 25, 1997
        Lewis Solomon

                                Director
------------------------------
        A. Eugene Sapp

                                 EXHIBIT INDEX

  EXHIBIT
    NO.                          DESCRIPTION                                 INCORPORATION BY REFERENCE TO
-----------  ---------------------------------------------------  ---------------------------------------------------

    2.1      Agreement and Plan of Merger, dated as of September  Annex A to the Joint Proxy Statement/ Prospectus
             2, 1997, between Zytec, CPI and Merger Sub.          which forms a part of the Registration Statement.

    5.1      Form of Opinion of Hertzog, Calamari & Gleason as    To be filed by amendment.
             to validity of issued shares of CPI Common Stock.

    8.1      Form of Opinion of Hertzog, Calamari & Gleason with  To be filed by amendment.
             respect to certain Federal income tax aspects of
             the Merger.

    8.2      Form of Opinion of Winthrop & Weinstine, P.A., with  To be filed by amendment.
             respect to certain Federal income tax aspects of
             the Merger.
   23.1      Consent of Arthur Andersen LLP.

   23.2      Consent of Coopers & Lybrand L.L.P.

   23.3      Consent of Hertzog, Calamari & Gleason.              Included in Exhibits 5.1. and 8.1.

   23.4      Consent of Winthrop & Weinstine, P.A.                Included in Exhibit 8.2.

   99.1      Form of Proxy to be used by CPI.                     To be filed by amendment.
   99.2      Form of Proxy to be used by Zytec.

   99.3      Opinion of BT Alex. Brown Incorporated.              Annex B to the Joint Proxy Statement/ Prospectus
                                                                  which forms a part of the Registration Statement.

   99.4      Opinion of Needham & Company, Inc.                   Annex C to the Joint Proxy Statement/ Prospectus
                                                                  which forms a part of the Registration Statement.

   99.5      Non-Solicitation Agreement, between CPI and
             Lawrence J. Matthews, dated September 2, 1997.

   99.6      Non-Solicitation Agreement, between CPI and Ronald
             D. Schmidt, dated September 2, 1997.

   99.7      Non-Competition, Non-Solicitation and
             Confidentiality Agreement, between CPI and John M.
             Steel, dated September 2, 1997.

   99.8      Voting Agreement, dated September 2, 1997, between
             CPI and Ronald D. Schmidt, Lawrence J. Matthews and
             John M. Steel.

   99.9      Consent of BT Alex. Brown Incorporated.              To be filed by amendment.

   99.10     Consent of Needham & Company, Inc.                   To be filed by amendment.